                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-111598

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 17, 2004


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 17, 2004)

           UBS
[UBS LOGO] INVESTMENT                                            LEHMAN BROTHERS
           BANK

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C4
                   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F
     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,116,518,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated May 17, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in June 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each such class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C4 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-46 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK                                            LEHMAN BROTHERS

                The date of this prospectus supplement is , 2004.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4
          Commercial Mortgage Pass-Through Certificates, Series 2004-C4

                 [MAP OF THE UNITED STATES AND LEGEND OMITTED]

NEBRASKA             1 property         $  2,350,000            0.2% of total
MISSOURI             1 property         $  6,400,000            0.5% of total
MINNESOTA            3 properties       $ 12,766,122            0.9% of total
ILLINOIS             4 properties       $ 48,058,983            3.4% of total
INDIANA              2 properties       $  3,571,556            0.3% of total
MICHIGAN             1 property         $  3,196,511            0.2% of total
NEW YORK             6 properties       $349,100,000           24.6% of total
NEW HAMPSHIRE        1 property         $  4,495,672            0.3% of total
PENNSYLVANIA         2 properties       $ 16,686,095            1.2% of total
MASSACHUSETTS        2 properties       $  9,396,495            0.7% of total
OREGON               1 property         $  3,216,470            0.2% of total
OHIO                 1 property         $  3,504,378            0.2% of total
CONNECTICUT          1 property         $  7,725,463            0.5% of total
NEW JERSEY           1 property         $260,000,000           18.3% of total
CALIFORNIA          22 properties       $194,395,518           13.7% of total
MARYLAND             3 properties       $ 23,700,265            1.7% of total
VIRGINIA             4 properties       $ 11,104,849            0.8% of total
NORTH CAROLINA       2 properties       $  3,605,000            0.3% of total
SOUTH CAROLINA       3 properties       $  5,976,857            0.4% of total
ARIZONA              2 properties       $ 15,588,214            1.1% of total
OKLAHOMA             3 properties       $  3,473,640            0.2% of total
GEORGIA              5 properties       $ 22,105,070            1.6% of total
TEXAS               22 properties       $194,235,334           13.7% of total
LOUISIANA            2 properties       $  4,256,467            0.3% of total
TENNESSEE            2 properties       $ 11,785,380            0.8% of total
ALABAMA              1 property         $  2,075,971            0.1% of total
FLORIDA             13 properties       $198,082,278           13.9% of total

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                      Retail                      42.8%
                      Office                      34.7%
                      Multifamily                 13.9%
                      Hotel                        5.5%
                      Industrial/Warehouse         2.2%
                      Self Storage                 0.7%
                      Mobile Home Park             0.2%


[GRAPHIC OMITTED] (greater than) 20.0% of Initial Pool Balance

[GRAPHIC OMITTED] (greater than) 10.0% - 20.0% of Initial Pool Balance

[GRAPHIC OMITTED] (greater than) 1.0% - 10.0% of Initial Pool Balance

[GRAPHIC OMITTED] (less than or equal to) 1.0% of Initial Pool Balance

  [7 PHOTOS OF WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA, PARAMUS, NJ OMITTED]






              [2 PHOTOS OF 666 FIFTH AVENUE, NEW YORK, NY OMITTED]

               [2 PHOTOS OF TWO PENN PLAZA, NEW YORK, NY OMITTED]






               [8 PHOTOS OF TOWN EAST MALL, MESQUITE, TX OMITTED]

                                TABLE OF CONTENTS

                                                               PAGE
                                                              ------
                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying Prospectus....     S-3
Notice to Residents of the United Kingdom .................     S-4
Summary of Prospectus Supplement ..........................     S-5
Risk Factors ..............................................    S-46
Capitalized Terms Used in this Prospectus Supplement ......    S-62
Forward-Looking Statements ................................    S-62
Description of the Mortgage Pool ..........................    S-63
Servicing of the Underlying Mortgage Loans ................    S-119
Description of the Offered Certificates ...................    S-151
Yield and Maturity Considerations .........................    S-173
Use of Proceeds ...........................................    S-177
Federal Income Tax Consequences ...........................    S-177
ERISA Considerations ......................................    S-180
Legal Investment ..........................................    S-183
Method of Distribution ....................................    S-183
Legal Matters .............................................    S-184
Ratings ...................................................    S-184
Glossary ..................................................    S-186
ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ...............................     A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ...     A-2
ANNEX A-3--Certain Characteristics of Loan Group No. 1 ....     A-3
ANNEX A-4--Certain Characteristics of Loan Group No. 2 ....     A-4
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ..........................................     A-5
ANNEX A-6--Certain Information Regarding Reserves .........     A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties ..............................................      B

                                                               PAGE
                                                              ------
ANNEX C-1--Price/Yield Tables .............................     C-1
ANNEX C-2--Decrement Tables ...............................     C-2
ANNEX D--Form of Payment Date Statement ...................      D
ANNEX E--Global Clearance and Tax Documentation
  Procedures ..............................................     E-1

                       PROSPECTUS

Important Notice About the Information Presented in this
  Prospectus ..............................................       3
Available Information; Incorporation by Reference .........       3
Summary of Prospectus .....................................       4
Risk Factors ..............................................      13
Capitalized Terms Used in this Prospectus .................      29
Description of the Trust Assets ...........................      30
Yield and Maturity Considerations .........................      52
Structured Asset Securities Corporation II ................      57
Description of the Certificates ...........................      57
Description of the Governing Documents ....................      65
Description of Credit Support .............................      74
Legal Aspects of Mortgage Loans ...........................      76
Federal Income Tax Consequences ...........................      88
State and Other Tax Consequences ..........................     124
ERISA Considerations ......................................     125
Legal Investment ..........................................     128
Use of Proceeds ...........................................     130
Method of Distribution ....................................     130
Legal Matters .............................................     131
Financial Information .....................................     131
Rating ....................................................     131
Glossary ..................................................     133

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                       SUMMARY OF PROSPECTUS SUPPLEMENT
     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-C4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2004-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    APPROX. %
                  TOTAL              APPROX. %    TOTAL CREDIT                    INITIAL      WEIGHTED
            PRINCIPAL BALANCE       OF INITIAL     SUPPORT AT    PASS-THROUGH      PASS-       AVERAGE
            OR NOTIONAL AMOUNT       MORTGAGE        INITIAL         RATE         THROUGH        LIFE     PRINCIPAL      RATINGS
 CLASS     AT INITIAL ISSUANCE     POOL BALANCE     ISSUANCE      DESCRIPTION       RATE       (YEARS)      WINDOW     S&P/MOODY'S
-------  -----------------------  -------------- -------------- -------------- -------------  --------- ------------- ------------
Offered Certificates
A-1      $  125,000,000                 8.8%          12.625%        Fixed             %          3.81  06/04-01/09      AAA/Aaa
A-2      $  318,000,000                22.4%          12.625%      Fixed(3)            %          4.74  01/09-04/09      AAA/Aaa
A-3      $  218,000,000                15.3%          12.625%       WAC(4)             %(6)       7.01  04/09-12/13      AAA/Aaa
A-4      $  380,923,000                26.8%          12.625%       WAC(4)             %(6)       9.90  12/13-06/14      AAA/Aaa
B        $   14,209,000                 1.0%          11.625%       WAC(4)             %(6)      10.02  06/14-06/14      AA+/Aa1
C        $   15,985,000                 1.1%          10.500%       WAC(4)             %(6)      10.02  06/14-06/14      AA/Aa2
D        $   12,432,000                 0.9%           9.625%       WAC(4)             %(6)      10.02  06/14-06/14      AA-/Aa3
E        $   19,537,000                 1.4%           8.250%       WAC(4)             %(6)      10.02  06/14-06/14       A+/A1
F        $   12,432,000                 0.9%           7.375%       WAC(4)             %(6)      10.02  06/14-06/14       A/A2
Non-Offered Certificates
A-1b     $  199,546,000                14.0%          N/A           WAC(4)             %(6)       N/A       N/A           N/A
X(1)     $1,420,852,586(2)              N/A           N/A         Variable IO          %(6)       N/A       N/A           N/A
G        $   26,641,000                 1.9%          N/A           WAC(4)             %(6)       N/A       N/A           N/A
H        $   12,433,000                 0.9%          N/A           WAC(4)             %(6)       N/A       N/A           N/A
J        $   15,984,000                 1.1%          N/A           WAC(4)             %(6)       N/A       N/A           N/A
K        $   15,985,000                 1.1%          N/A           WAC(4)             %(6)       N/A       N/A           N/A
L        $    3,552,000                 0.2%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
M        $    3,552,000                 0.2%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
N        $    3,552,000                 0.2%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
P        $    3,552,000                 0.2%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
Q        $    3,552,000                 0.2%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
S        $    3,553,000                 0.3%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
T        $   12,432,586                 0.9%          N/A         WAC Cap(5)           %(6)       N/A       N/A           N/A
R-I               N/A                   N/A           N/A             N/A            N/A          N/A       N/A           N/A
R-II              N/A                   N/A           N/A             N/A            N/A          N/A       N/A           N/A
R-III             N/A                   N/A           N/A             N/A            N/A          N/A       N/A           N/A
R-LR              N/A                   N/A           N/A             N/A            N/A          N/A       N/A           N/A
V                 N/A                   N/A           N/A             N/A            N/A          N/A       N/A           N/A

--------
(1) The class X certificates may be issued in the form of two or more classes that entitle the holders to the same aggregate payments and other rights as are described herein as belonging to the holders of the class X certificates.

(2)   Notional amount.

(3) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-2 certificates, then the pass-through rate for the class A-2 certificates for that interest accrual period will be that weighted average rate.

(4) The pass-through rates for the class A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates are, in the case of each of those classes, a specified number of basis points (which may be zero), which may be different for each of those classes, below the weighted average of certain net interest rates on the underlying mortgage loans.

(5)   The pass-through rates for the class L, M, N, P, Q, S and T certificates
      are, in the case of each of those classes, the lesser of (a)   % per
      annum and (b) the weighted average of certain net interest rates on the underlying mortgage loans.

(6)   Approximate.

     The series 2004-C4 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2004-C4. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2004-C4 certificates and forming the trust will be a pooling and servicing agreement to be dated as of May 11, 2004. The series 2004-C4 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with one material exception) and other assets that back the series 2004-C4 certificates.

     The parties to the series 2004-C4 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2004-C4 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F,
                            G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2004-C4 certificates with principal balances and are sometimes referred to as the series 2004-C4 principal balance certificates. The table on page S-5 of this prospectus supplement identifies for each class of series 2004-C4 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2004-C4 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-5 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                            The class X certificates will not have principal balances. However, for purposes of calculating the amount of accrued interest payable thereon, the class X certificates will have notional amounts. The total notional amount of the class X certificates will equal the total principal balance of the series 2004-C4 principal balance certificates outstanding from time to time. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-5 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance.

                            The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

                            The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates.


B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE......   The respective classes of the series 2004-C4
                            certificates, other than the class R-I, R-II, R-III, R-LR and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                            o receiving payments of interest and, if and when applicable, payments of principal, and

                            o bearing the effects of losses on the underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                            In that regard:

                            o the class A-1, A-2, A-3, A-4, A-1b and X certificates will be the most senior of the series 2004-C4 certificates; and

                            o the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

                            The class R-I, R-II, R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2004-C4 certificates. The class V certificates will be neither senior nor subordinate to any other series 2004-C4 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loans with anticipated repayment dates.

                            The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2004-C4 principal balance certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2004-C4 principal balance certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.....   Each class of the series 2004-C4 certificates,
                            other than the class R-I, R-II, R-III, R-LR and V certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                            2004-C4 certificates will accrue interest.

                            The pass-through rate for the class A-1
                            certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                            The pass-through rate for the class A-2
                            certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the fixed pass-through rate for the class A-2 certificates, then the pass-through rate that will be in effect for the class A-2 certificates during that interest accrual period will be that weighted average rate.

                            The pass-through rates for the class A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of certain net interest rates on the underlying mortgage loans, minus a specified class margin (which may be zero). That specified class margin referred to in the preceding sentence is, as to each such class, set forth below:

                                                                      CLASS
                                              CLASS                   MARGIN
                            --------------------------------------   -------
                            A-3 ..................................      %
                            A-4 ..................................      %
                            A-1b .................................      %
                            B ....................................      %
                            C ....................................      %
                            D ....................................      %
                            E ....................................      %
                            F ....................................      %
                            G ....................................      %
                            H ....................................      %
                            J ....................................      %
                            K ....................................      %

                            The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, with respect to any interest accrual
                            period, equal the lesser of (a)   % per annum and
                            (b) a weighted average of certain net interest rates on the underlying mortgage loans.

                            The pass-through rate for the class X certificates, for each interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. In connection with the foregoing, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each such component for each interest accrual period will equal the excess, if any, of (a) a weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2004-C4 principal balance certificates whose total principal balance makes up such component.

                            The respective initial pass-through rates listed in the table on page S-5 for the class X certificates and for those classes of series 2004-C4 principal balance certificates identified as having a WAC or a WAC Cap pass-through rate, are each approximate.

                            The references to "certain net interest rates on the underlying mortgage loans" above in this "--Pass-Through Rate" subsection, in connection with the description of the respective pass-through rates for the class A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and X certificates, mean, as to any particular mortgage loan in the trust (other than the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza), an interest rate that is generally equal to (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus (b) the sum of:

                            o the annual rate at which the trustee fee is calculated;

                            o the annual rate at which the related master servicing fee (which, except in the case of the 666 Fifth Avenue underlying mortgage loan, includes any related primary servicing fee payable by the master servicer to any related sub-servicer) is calculated; and

                            o in the case of the 666 Fifth Avenue underlying mortgage loan, the annual rate at which the applicable servicing fee payable under the series 2004-C2 pooling and servicing agreement (which is the document governing the servicing of that underlying mortgage loan) is calculated;

                            provided that, if the subject underlying mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage interest rate" referred to above in clause (a) of this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued during the same one-month interest accrual period on the basis of an assumed 360-day year consisting of twelve 30-day months, prior to subtracting any of the rates referred to in clause (b) of this sentence. The Two Penn Plaza underlying mortgage loan consists of two components, each of which accrues interest, on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, at a separate component interest rate. Accordingly, those references to "certain net interest rates on the underlying mortgage loans" mean, as to the Two Penn Plaza underlying mortgage loan, an interest rate generally equal to (a) the weighted average of the two applicable component interest rates in effect as of the date of initial issuance of the offered certificates, weighted on the basis of the relative sizes of the respective loan components outstanding from time to time, minus (b) the sum of
                            (i) the annual rate at which the trustee fee is calculated and (ii) the annual rate at which the related master servicing fee (which includes any related primary servicing fee payable by the master servicer to any related sub-servicer) is calculated; provided that the weighted average rate described in clause (a) of this sentence will, in some months, be converted to an annual rate that would generally produce an equivalent amount of interest on the basis of an assumed 360-day year consisting of twelve 30-day months, prior to subtracting the rates referred to in clause (b) of this sentence.


D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW.... The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                            o the related borrower timely makes all payments on the mortgage loan,

                            o   if the mortgage loan has an anticipated
                                repayment date, as described under "--The
                                Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                            o that mortgage loan will not otherwise be prepaid prior to stated maturity.

                            The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of the offered certificates address the timely receipt by holders of interest and the ultimate receipt by holders of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                            A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                            For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   Wells Fargo Bank, N.A., a national banking
                            association, will act as the initial trustee on behalf of the series 2004-C4 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "Description of the Offered Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under "--666 Fifth
                            Avenue Mortgagee of Record, Master Servicer and
                            Special Servicer" below.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, except as discussed under "--666 Fifth Avenue Mortgagee of Record, Master Servicer and Special Servicer" below. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER.................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the underlying mortgage loans, except as discussed under "--666 Fifth Avenue Mortgagee of Record, Master Servicer and Special Servicer" below. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

NON-TRUST MORTGAGE
 LOAN NOTEHOLDERS.........  Four (4) underlying mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans, only one of which will be included in the trust fund. The remaining mortgage loans in a subject loan combination will not be included in the trust fund, provided that all of the mortgage loans in each such subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. The four (4) underlying mortgage loans that are each part of a loan combination are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza, 666 Fifth Avenue, Two Penn Plaza and Tower Square, respectively. Set forth below is a discussion of the four (4) subject loan combinations:

                            o The Westfield Shoppingtown Garden State Plaza underlying mortgage loan, which has an unpaid principal balance of $260,000,000 and represents 18.3% of the initial mortgage pool balance, is part of a loan combination comprised of three
                                (3) mortgage loans that are all secured by the Westfield Shoppingtown Garden State Plaza mortgaged real property. All of the mortgage loans comprising the Westfield Shoppingtown Garden State Plaza loan combination are pari passu in right of payment with each other. The Westfield Shoppingtown Garden State Plaza non-trust mortgage loans have, in each case, an unpaid principal balance of $130,000,000. The Westfield Shoppingtown Garden State Plaza non-trust mortgage loans are currently held by two third-party institutional investors and are each expected to be included in a separate commercial mortgage securitization. The Westfield Shoppingtown Garden State Plaza underlying mortgage loan is collectively evidenced by two promissory notes with identical terms, each in the amount of $130,000,000, but is treated as a single mortgage loan in this prospectus supplement. See "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan" in this prospectus supplement.

                            o The 666 Fifth Avenue underlying mortgage loan, which has an unpaid principal balance of $187,500,000 and represents 13.2% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the 666 Fifth Avenue mortgaged real property. The 666 Fifth Avenue underlying mortgage loan is pari passu in right of payment with the 666 Fifth Avenue non-trust mortgage loan, which non-trust mortgage loan has an aggregate unpaid principal balance of $187,500,000 and is included in the LB-UBS Commercial Mortgage Trust 2004-C2 commercial mortgage securitization. See "--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan" in this prospectus supplement.

                            o The Two Penn Plaza underlying mortgage loan, which has an unpaid principal balance of $122,500,000 and represents 8.6% of the initial mortgage pool balance, is part of a loan combination comprised of three (3) mortgage loans that are all secured by the Two Penn Plaza mortgaged real property. The underlying mortgage loan secured by the Two Penn Plaza is: (a) pari passu in right of payment with one (1) of the Two Penn Plaza non-trust mortgage loans, which non-trust mortgage loan has an unpaid principal balance of $122,500,000, is currently held by one of our affiliates, and is expected to be included in a separate commercial mortgage securitization; and (b) generally senior in right of payment to the other Two Penn Plaza non-trust mortgage loan, which other non-trust mortgage loan has an unpaid principal balance of

                                $55,000,000 and is expected to be held by a third-party institutional noteholder. See "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan" in this prospectus supplement.

                            o The Tower Square underlying mortgage loan, which has a cut-off date principal balance of $10,700,791 and represents 0.8% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Tower Square mortgaged real property. The Tower Square underlying mortgage loan is generally senior in right of payment to the Tower Square non-trust mortgage loan, which non-trust mortgage loan has an unpaid principal balance of $412,808 and is held by one of our affiliates.

                            Except as provided below under "--666 Fifth Avenue Mortgagee of Record, Master Servicer and Special Servicer," all of the mortgage loans comprising a loan combination described in the preceding paragraph, including the related non-trust mortgage loan(s) in that loan combination, will be serviced under the series 2004-C4 pooling and servicing agreement by the master servicer and the special servicer thereunder, and each of those non-trust mortgage loans will be serviced in the same manner as the related underlying mortgage loan in the trust.

                            Pursuant to one or more co-lender or similar agreements, the holder of a particular non-trust mortgage loan in a subject loan combination may be granted various rights and powers, including (a) cure rights and/or a purchase option with respect to the underlying mortgage loan in that loan combination and (b) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination. In some cases, those rights and powers may be assignable or may be exercisable through a representative or designee. See "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination. Also, see "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain of the forgoing rights of the respective non-trust mortgage loan noteholders.


666 FIFTH AVENUE MORTGAGEE OF
  RECORD, MASTER SERVICER AND
  SPECIAL SERVICER......... The two (2) mortgage loans secured by the 666
                            Fifth Avenue mortgaged real property (including the subject underlying mortgage loan) are being -- and, upon issuance of the series 2004-C4 certificates, will continue to be -- serviced and administered pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, which provides for servicing arrangements that are similar but not identical to those under the series 2004-C4 pooling and servicing agreement and, in that regard--

                            o Wells Fargo Bank, N.A., which is also the trustee under the series 2004-C2 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to both of the above-described mortgage loans secured by the 666 Fifth Avenue mortgaged real property;

                            o Midland Loan Services, Inc., which is the master servicer under the series 2004-C2 pooling and servicing agreement, will, in that capacity, be the initial master servicer for the entire 666 Fifth Avenue loan pair, subject to replacement pursuant to the terms of the series 2004-C2 pooling and servicing agreement; and

                            o Midland Loan Services, Inc., which is the special servicer under the series 2004-C2 pooling and servicing agreement, will, in that capacity, be the initial special servicer for the entire 666 Fifth Avenue loan pair, subject to replacement pursuant to the terms of the series 2004-C2 pooling and servicing agreement, including, without cause, by the holders of a majority interest in a designated controlling class of series 2004-C2 certificates.

                            Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2004-C4 pooling and servicing agreement unless the context clearly indicates otherwise.

CONTROLLING CLASS
 OF CERTIFICATEHOLDERS....  The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2004-C4 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" and "--Replacement of the Special Servicer by the Series 2004-C4 Controlling Class" in this prospectus supplement, to--

                            o replace the existing special servicer, with or without cause, or any special servicer that has resigned, been terminated or otherwise ceased to serve as special servicer, and

                            o select a representative that may direct and advise the master servicer and/or the special servicer, as applicable, on various servicing matters with respect to the underlying mortgage loans (exclusive of the 666 Fifth Avenue underlying mortgage loan) under the series 2004-C4 pooling and servicing agreement, except to the extent that a related non-trust mortgage loan noteholder or its representative may otherwise do so.

                            Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2004-C4 certificateholders will be the holders of a non-offered class of series 2004-C4 certificates. The series 2004-C4 controlling class certificateholders will not have any rights to replace -- or select a representative that may direct -- the special servicer under the series 2004-C2 pooling and servicing agreement or any other applicable servicing agreement with respect to the 666 Fifth Avenue underlying mortgage loan.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to this offering--

                            o Lehman Brothers Inc. is acting as lead manager and sole bookrunner, and

                            o   UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   All payments and collections received on the
                            underlying mortgage loans after the applicable cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

                            Nine (9) mortgage loans that we intend to include in the trust, representing 21.4% of the initial mortgage pool balance, were originated after May 11, 2004. Accordingly, references to "cut-off date" in this prospectus supplement mean, individually and collectively,

                            o May 11, 2004, in the case of each underlying mortgage loan originated on or before that date; and

                            o the related date of origination, in the case of each underlying mortgage loan originated after May 11, 2004.

                            With respect to the nine (9) underlying mortgage loans, representing 21.4% of the initial mortgage pool balance, that were originated after May 11, 2004, the related mortgage loan seller will supplement any amounts payable by the related borrowers in June 2004, such that the trust will receive, in June 2004, a full month's interest with respect to each of those mortgage loans. For purposes of determining distributions on the series 2004-C4 certificates, each of those supplemental interest and/or principal payments should be considered a payment by the related borrower.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about June 7, 2004.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in June 2004. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of the prior calendar month, except that the record date for the first payment date will be the date of initial issuance of the offered certificates. The registered holders of the series 2004-C4 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period--

                            o   will relate to a particular payment date,

                            o   will be approximately one month long,

                            o   will begin immediately after the prior
                                collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

                            o will end on the 11th day of the same calendar month as the related payment date or, if that 11th day is not a business day, the following business day.

                            However, because the collection period for any payment date for the Westfield Shoppingtown Garden State Plaza underlying mortgage loan may differ from the collection period with respect to the rest of the mortgage pool for that payment date, there may be two collection periods with respect to each payment date--

                            o   a collection period with respect to the
                                Westfield Shoppingtown Garden State Plaza underlying mortgage loan, and

                            o a collection period with respect to the rest of the mortgage pool,

                            which two collection periods will not necessarily coincide with each other. Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to "collection period" will mean, individually and collectively, as applicable, the foregoing two collection periods, for the subject payment date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                            o   for the class A-1, A-2 and A-3 certificates, the
                                payment date in            ; and

                            o   for the class A-4, B, C, D, E and F
                                certificates, the payment date in            .

                            As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                            o timely receipt by the holders of all interest to which they are entitled on each payment date, and

                            o the ultimate receipt by the holders of all principal to which they are entitled by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE.............  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                            o the assumption that each borrower timely makes all payments on its underlying mortgage loan;

                            o the assumption that each underlying mortgage loan with an anticipated repayment date is paid in full on that date;

                            o the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

                            o the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                            Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                             MONTH AND YEAR OF
                                                               ASSUMED FINAL
                                          CLASS                PAYMENT DATE
                            ------------------------------- ------------------
                            A-1 ...........................
                            A-2 ...........................
                            A-3 ...........................
                            A-4 ...........................
                            B .............................
                            C .............................
                            D .............................
                            E .............................
                            F .............................

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                            You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered
                            Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A. GENERAL...............   For purposes of allocating payments on certain
                            classes of the series 2004-C4 certificates, the mortgage pool will be divided into:

                            o a loan group no. 1 consisting of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park properties; and

                            o a loan group no. 2 consisting of all of the underlying mortgage loans that are secured by multifamily and mobile home park properties.

                            The trustee will make payments of interest and, except in the case of the class X certificates, principal to the following classes of series 2004-C4 certificateholders, sequentially as follows:

                            PAYMENT ORDER            CLASS
                            --------------   --------------------
                                              A-1, A-2, A-3, A-4,
                            1st ..........        A-1b and X
                            2nd ..........             B
                            3rd ..........             C
                            4th ..........             D
                            5th ..........             E
                            6th ..........             F
                            7th ..........             G
                            8th ..........             H
                            9th ..........             J
                            10th .........             K
                            11th .........             L
                            12th .........             M
                            13th .........             N
                            14th .........             P
                            15th .........             Q
                            16th .........             S
                            17th .........             T

                            Interest payments with respect to the class A-1, A-2, A-3, A-4, A-1b and X certificates are to be made concurrently:

                            o in the case of the class A-1, A-2, A-3 and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2004-C4 certificates, from available funds attributable to loan group no. 1;

                            o in the case of the class A-1b certificates, from available funds attributable to loan group no. 2; and

                            o in the case of the class X certificates, from available funds attributable to loan group no. 1 and loan group no. 2;

                            provided that, if the foregoing would result in a shortfall in the interest payment on any of the class A-1, A-2, A-3, A-4, A-1b and/or X certificates, then payments of interest will be made on those classes of series 2004-C4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool.

                            Allocation of principal payments among the A-1, A-2, A-3, A-4 and A-1b classes is described under "--Payments of Principal" below. The class X, R-I, R-II, R-III, R-LR and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                            See "Description of the Offered Certificates-- Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST...  Each class of series 2004-C4 certificates, other than the class R-I, R-II, R-III, R-LR and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                            o the pass-through rate applicable for the particular class for that interest accrual period,

                            o the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                            o the assumption that each year consists of twelve 30-day months.

                            The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                            o the amount of the master servicing fee that would have been payable from that uncollected interest, and

                            o in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2004-C4 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                            On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS
   OF PRINCIPAL...........  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                            The total payments of principal to be made on the series 2004-C4 certificates on any payment date will, in general, be a function of--

                            o the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

                            o   the amount of any prepayments and other
                                unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                            However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

                            The trustee must make payments of principal in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                            o no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates and the class A-1b certificates is reduced to zero;

                            o no payments of principal will be made to the holders of the class B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates and the class A-1b certificates is reduced to zero;

                            o except as described in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1b certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

                            o except as described in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of the class A-1b certificates is reduced to zero; and

                            o except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                            Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3, A-4 and/or A-1b certificates will be made on a pro rata basis in accordance with their respective total principal balances.

                            The class X, R-I, R-II, R-III, R-LR and V certificates do not have principal balances and do not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable therefrom, in the proportions described under "Description of the Offered Certificates--Payments--Payments of Prepayment
                            Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                            o   the holders of the class X certificates, and/or

                            o the holders of any of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES
   ON THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...............  Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement) and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2004-C4 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2004-C4 certificates on any payment date, the total principal balances of the following classes of series 2004-C4 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                            REDUCTION ORDER         CLASS
                            ----------------   ---------------
                            1st ...........          T
                            2nd ...........          S
                            3rd ...........          Q
                            4th ...........          P
                            5th ...........          N
                            6th ...........          M
                            7th ...........          L
                            8th ...........          K
                            9th ...........          J
                            10th ..........          H
                            11th ..........          G
                            12th ..........          F
                            13th ..........          E
                            14th ..........          D
                            15th ..........          C
                            16th ..........          B
                            17th ..........    A-1, A-2, A-3,
                                                A-4 and A-1b

                            Any reduction to the respective total principal balances of the A-1, A-2, A-3, A-4 and A-1b classes will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                            See "Description of the Offered
                            Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS.... Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                            Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines (or, with respect to specially serviced mortgage loans, that the special servicer determines) will not be recoverable from proceeds of the related underlying mortgage loan.

                            Subject to the discussion below regarding the 666 Fifth Avenue underlying mortgage loan, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal (or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                            o the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

                            o   an amount equal to--

                                1. 90% of the new appraised or estimated value of that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

                                2. the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

                                3. certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

                            then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances of interest will, in general, reduce the funds available to pay interest on the most subordinate interest-bearing class or classes of series 2004-C4 certificates then outstanding that evidences an interest in the subject underlying mortgage loan.

                            The 666 Fifth Avenue underlying mortgage loan is not being serviced under the series 2004-C4 pooling and servicing agreement. Accordingly, the amount of any P&I advances by the master servicer or the trustee with respect to the 666 Fifth Avenue underlying mortgage loan may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2004-C2 pooling and servicing agreement, which reduction will be calculated with respect to the 666 Fifth Avenue underlying mortgage loan in a manner that is similar but not identical to the calculation described in the preceding paragraph. Further, the trigger events for when an appraisal of the related mortgaged real property is required will be similar but not identical to the appraisal trigger events under the series 2004-C4 pooling and servicing agreement.

                            The calculation of any appraisal reduction amount, as described in the two preceding paragraphs, in respect of the Westfield Shoppingtown Garden State Plaza underlying mortgage loan, the 666 Fifth Avenue underlying mortgage loan, the Two Penn Plaza underlying mortgage loan and the Tower Square underlying mortgage loan will, in each case, take into account all of the mortgage loans comprising the related loan combination. The special servicer (or, in the case of the 666 Fifth Avenue underlying mortgage loan, the series 2004-C2 special servicer) will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount with respect to each of the Westfield Shoppingtown Garden State Plaza loan group and the 666 Fifth Avenue loan pair will be allocated, on a pro rata basis by balance, among the subject underlying mortgage loan and the related non-trust mortgage loan(s). Any resulting appraisal reduction amount with respect to the Two Penn Plaza loan group will be allocated, first, to the Two Penn Plaza subordinate non-trust mortgage loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that mortgage loan), and then, on a pro rata basis by balance, to the Two Penn Plaza underlying mortgage loan and the Two Penn Plaza non-trust mortgage loan that is pari passu in right of payment therewith. Any resulting appraisal reduction amount with respect to the Tower Square loan pair will be allocated, first, to the related subordinate non-trust mortgage loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that mortgage loan), and then to the subject underlying mortgage loan. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.......  On each payment date, the trustee will provide or make available to the registered holders of the series 2004-C4 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2004-C4 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial mortgage pool balance.

                            See "Description of the Offered
                            Certificates--Termination" in this prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                            o   "Description of the Mortgage Pool;"

                            o "Risk Factors--Risks Related to the Underlying Mortgage Loans;"

                            o Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans;

                            o Annex A-2--Certain Characteristics of the Mortgage Pool;

                            o Annex A-3--Certain Characteristics of Loan Group No. 1;

                            o Annex A-4--Certain Characteristics of Loan Group No. 2;

                            o   Annex A-5--Certain Monetary Terms of the
                                Underlying Mortgage Loans;

                            o   Annex A-6--Certain Information Regarding
                                Reserves; and

                            o   Annex B--Certain Information Regarding
                                Multifamily Properties.

                            For purposes of calculating distributions on certain classes of the series 2004-C4 certificates, the pool of mortgage loans backing the offered certificates will be divided into a loan group no. 1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the mortgage loans backing the series 2004-C4 certificates that are secured by property types other than multifamily and mobile home park properties. Loan group no. 1 will consist of 73 mortgage loans, with an initial loan group no. 1 balance of $1,221,306,199, representing approximately 86.0% of the initial mortgage pool balance.

                            Loan group no. 2 will consist of all of the mortgage loans backing the series 2004-C4 certificates that are secured by the mortgaged real properties that constitute multifamily and mobile home park properties. Loan group no. 2 will consist of 26 mortgage loans, with an initial loan group no. 2 balance of $199,546,388, representing approximately 14.0% of the initial mortgage pool balance.

                            When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                            o All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

                            o References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 and references to the loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

                            o All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

                            o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

                            o Certain statistical information (in particular, information relating to debt service coverage and loan-to-value ratios) in this prospectus supplement regarding the Westfield Shoppingtown Garden State Plaza underlying mortgage loan, the 666 Fifth Avenue underlying mortgage loan and the Two Penn Plaza underlying mortgage loan, takes into account the corresponding pari passu non-trust mortgage loan(s). However, in the case of the Two Penn Plaza underlying mortgage loan and the Tower Square underlying mortgage loan, such statistical information does not take into account the corresponding subordinate non-trust mortgage loan (even though that corresponding subordinate non-trust mortgage loan is cross-defaulted with the subject underlying mortgage loan).

                                For more information regarding these loans, see "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" and "--Loan Combinations" in this prospectus supplement.

                            o If any of the mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

                            o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no.
                                2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

                            o Whenever we refer to a particular mortgaged real property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

                            o Nine (9) mortgage loans that we intend to include in the trust, representing 21.4% of the initial mortgage pool balance, had not closed as of the cut-off date and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including, with respect to four (4) of such mortgage loans, representing 2.1% of the initial mortgage pool balance, the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.


                            It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 51.4% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Four (4) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS.........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We will acquire those mortgage loans, directly or indirectly, from two or more parties. Except in four
                            (4) cases, representing 1.2% of the initial mortgage pool balance, each of those mortgage loans was originated by--

                            o the related mortgage loan seller from whom we acquired the mortgage loan,

                            o an affiliate of the related mortgage loan seller, or

                            o a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except with respect to mortgage loans that have anticipated repayment dates, as described below, and subject to the discussion regarding the Two Penn Plaza underlying mortgage loan in the next sentence, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan. The Two Penn Plaza underlying mortgage loan consists of two separate loan components that accrue interest at two separate component interest rates. Accordingly the mortgage interest rate for the Two Penn Plaza underlying mortgage loan is the weighted average of those two component interest rates.

                            Subject, in some cases, to a next business day
                              convention--

                            o one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month,

                            o one (1) of the mortgage loans that we intend to include in the trust fund, representing 18.3% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the sixth day of each month,

                            o three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.7% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

                            o ninety-four (94) of the mortgage loans that we intend to include in the trust fund, representing 80.9% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                            Ninety-four (94) of the mortgage loans that we intend to include in the trust, representing 90.5% of the initial mortgage pool balance, of which 68 mortgage loans are in loan group no. 1, representing 88.9% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, provide for:

                            o amortization schedules that are significantly longer than their respective remaining terms to stated maturity or for no amortization prior to stated maturity; and

                            o a substantial balloon payment of principal on each of their respective maturity dates.

                            Nine (9) of the 94 balloon mortgage loans identified in the prior paragraph, representing 41.2% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 44.4% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 21.3% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another five (5) of the 94 balloon mortgage loans identified in the prior paragraph, representing 3.3% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 2.4% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 8.7% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

                            One (1) of the mortgage loans that we intend to include in the trust, representing 8.6% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 10.0% of the initial loan group no. 1 balance, provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the subject mortgage loan. There can be no assurance, however, that these incentives will result in the subject mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                            o The calculation of interest at a rate per annum in excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                            o The application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                            The mortgage loan identified in the prior paragraph as having an anticipated repayment date is secured by the mortgaged real property identified on Annex

                            A-1 as Two Penn Plaza and requires payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" and "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

                            Four (4) of the mortgage loans that we intend to include in the trust, representing 0.9% of the initial mortgage pool balance, which four (4) mortgage loans are all in loan group no. 1 and represent 1.0% of the initial loan group no. 1 balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. Those mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS............   Ninety-two (92) of the mortgage loans that we
                            intend to include in the trust, representing 97.9% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged real properties into a lockbox account
                            (either currently or upon the occurrence of a triggering event).

                            The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                    % OF INITIAL
                                                    NUMBER OF         MORTGAGE
                            TYPE OF LOCKBOX      MORTGAGE LOANS     POOL BALANCE
                            -----------------   ----------------   -------------
                              Hard ..........        17                 50.1%
                              Springing .....        75                 47.8%

                            With respect to two (2) underlying mortgage loans, representing 1.8% of the initial mortgage pool balance, subsidized rents paid pursuant to a United States Department of Housing and Urban Development Housing Assistance Program are deposited directly into a lockbox account controlled by the mortgagee. The rents actually paid by the tenants are not paid directly into the lockbox. Those underlying mortgage loans are reflected in the foregoing table as having a hard lockbox.

                            A description of "springing" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT, DEFEASANCE,
  PREPAYMENT PREMIUM AND YIELD
  MAINTENANCE PERIODS....   Ninety-eight (98) of the mortgage loans that
                            we intend to include in the trust, representing
                            99.8% of the initial mortgage pool balance, of which 72 mortgage loans are in loan group no. 1, representing 99.8% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no.
                            2, representing 100% of the
                            initial loan group no. 2 balance, respectively, are currently in an initial prepayment lock-out period.
                            A prepayment lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. In most cases, as described in the following two paragraphs, the initial prepayment lock-out period is followed by a defeasance period.

                            Ninety-two (92) of the mortgage loans that we intend to include in the trust, representing 97.1% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 97.2% of the initial loan group no. 1 balance, and 25 mortgage loans are in loan group no. 2, representing 96.4% of the initial loan group no. 2 balance, respectively, provide for a defeasance period, following the initial prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of non-callable U.S. Treasury securities or other non-callable government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. Except in three (3) cases, as described in the following paragraph, none of the mortgage loans referred to in the preceding sentence permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                            Three (3) of the 92 mortgage loans referred to in the prior paragraph, which three (3) mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid -- Westlake, Rite Aid -- Hermiston and Rite Aid -- Monroe, respectively, and all of which are in loan group no. 1 (representing 0.2%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance and 0.3%, 0.3% and 0.2%, respectively, of the initial loan group no. 1 balance), are currently prepayable, in whole or in part, with the payment of a yield maintenance premium, upon a permitted transfer of the related mortgaged real property and can each be defeased on or after August 1, 2004. Any defeasance, prior to the second anniversary of the date of initial issuance of the series 2004-C4 certificates, of any of those underlying mortgage loans would trigger a repurchase obligation on the part of the related mortgage loan seller. See Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                            Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the 98 mortgage loans that we intend to include in the trust that are currently in a prepayment lock-out period:

                                         MORTGAGE    LOAN GROUP   LOAN GROUP
                                           POOL         NO. 1       NO. 2
                                       ------------ ------------ -----------
  Maximum remaining prepayment
    lock-out/defeasance period ....... 207 months   207 months   120 months
  Minimum remaining prepayment
    lock-out/defeasance period .......  23 months    23 months    33 months
  Weighted average remaining
    prepayment lock-out/defeasance
    period ...........................  90 months    89 months    93 months

                            Six (6) other mortgage loans that we intend to include in the trust, representing 2.7% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 2.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.6% of the initial loan group no. 2 balance, respectively, each provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but does not provide for defeasance.

                            In addition, one (1) other mortgage loan that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 0.2% of the initial loan group no. 1 balance, does not provide for a prepayment lock-out period as of the cut-off date, but is currently prepayable with the payment of a prepayment consideration in an amount equal to the greater of (a) 1% of the unpaid principal amount of such underlying mortgage loan and (b) a yield maintenance charge.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS........  The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general characteristics as of the cut-off date:

                                                 MORTGAGE           LOAN GROUP         LOAN GROUP
                                                   POOL               NO. 1              NO. 2
                                           ------------------- ------------------- -----------------
  Initial mortgage pool balance .......... $1,420,852,587      $1,221,306,199      $199,546,388
  Number of mortgage loans ...............            99                  73                26
  Number of mortgaged real
    properties ...........................           111                  81                30
  Maximum cut-off date principal
    balance .............................. $ 260,000,000       $ 260,000,000       $24,500,000
  Minimum cut-off date principal
    balance .............................. $     998,109       $   1,243,176       $   998,109
  Average cut-off date principal
    balance .............................. $  14,352,046       $  16,730,222       $ 7,674,861
  Maximum mortgage interest rate .........         8.595%              8.595%            6.500%
  Minimum mortgage interest rate .........         3.463%              3.463%            4.770%
  Weighted average mortgage
    interest rate ........................         5.207%              5.157%            5.517%
  Maximum original term to
  maturity or anticipated
    repayment date .......................    264 months          264 months        121 months
  Minimum original term to
    maturity or anticipated
    repayment date .......................     60 months           60 months         60 months
  Weighted average original term to
    maturity or anticipated
    repayment date .......................     98 months           98 months         96 months
  Maximum remaining term to
    maturity or anticipated
    repayment date .......................    207 months          207 months        121 months
  Minimum remaining term to
    maturity or anticipated
    repayment date .......................     56 months           56 months         57 months
  Weighted average remaining term
    to maturity or anticipated
    repayment date .......................     96 months           96 months         96 months
  Weighted average underwritten
    debt service coverage ratio ..........          1.95x               2.05x             1.37x
  Weighted average cut-off date
    loan-to-value ratio ..................          62.8%               60.8%             74.9%

                            In reviewing the foregoing table, please note that:

                            o The initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%.

                            o   Except as described below in the second
                                succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

                            o Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

                            o The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

                            (1) with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Airport Corporate Center, Lembi Portfolio -- Civic Properties DE, Lembi Portfolio -- Bay Citi Properties II DE, Lembi Portfolio -- LRL Citigroup Properties II DE, Lembi Portfolio -- 621 Stockton, Walgreens -- Humble, and Lembi Portfolio -- 2395 29th Avenue, respectively, each of which provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio in each such case is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

                            (2) with respect to the Westfield Shoppingtown Garden State Plaza underlying mortgage loan and the 666 Fifth Avenue underlying mortgage loan, each of which is part of a loan combination comprised of two or more pari passu mortgage loans and no subordinate mortgage loan (see "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement), and each of which provides for payments of interest only until the related stated maturity date, the underwritten debt service coverage ratio for each such underlying mortgage loan is calculated based on the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject underlying mortgage loan and the related non-trust mortgage loan(s) during the 12-month period following the cut-off date, and the cut-off date loan-to-value ratio is calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the related non-trust mortgage loan(s);

                            (3) with respect to the Two Penn Plaza underlying mortgage loan, which is part of a loan combination (see "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement) that provides for payments of interest only through and including the due date in February 2006, the underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the Two Penn Plaza underlying mortgage loan and the related pari passu non-trust mortgage loan secured by the Two Penn Plaza mortgaged real property, on all due dates commencing with the due date in March 2006 through and including the related anticipated repayment date, and the cut-off date loan-to-value ratio is calculated based on the total cut-off date principal balance of the Two Penn Plaza underlying mortgage loan and the related pari passu non-trust mortgage loan secured by the Two Penn Plaza mortgaged real property; and neither the underwritten debt service coverage ratio calculation nor the cut-off date loan-to-value calculation takes into account the subordinate non-trust mortgage loan secured by the Two Penn Plaza mortgaged real property; and

                            (4) with respect to the Tower Square underlying mortgage loan, which is part of a loan combination (see "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are calculated based solely on the subject underlying mortgage loan and without regard to the subordinate non-trust mortgage loan secured by the Tower Square mortgaged real property.

                            o The maximum mortgage interest rate, minimum mortgage interest rate and weighted average mortgage interest rate in the foregoing table is based on anticipated interest rate information for four (4) mortgage loans that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, that have not closed as of the cut-off date and therefore those statistics may change if those mortgage loans bear a different interest rate than anticipated.

B. GEOGRAPHIC
   CONCENTRATION..........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdiction:

                                                                   % OF INITIAL
                                                     NUMBER OF       MORTGAGE
                                   STATE            PROPERTIES     POOL BALANCE
                            --------------------   ------------   -------------
                            New York ...........         6             24.6%
                            New Jersey .........         1             18.3%
                            Florida ............        13             13.9%
                            California .........        22             13.7%
                            Texas ..............        22             13.7%
                            Illinois ...........         4              3.4%
                            Maryland ...........         3              1.7%
                            Georgia ............         5              1.6%

                            The remaining mortgaged real properties with respect to the mortgage pool are located throughout 19 other states. No more than 1.2% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

                                                                  % OF INITIAL
                                                      NUMBER OF     MORTGAGE
                                PROPERTY TYPE        PROPERTIES   POOL BALANCE
                            ----------------------  ------------ -------------
                            Retail ...............       49           42.8%
                              Regional Mall ......        2           26.5%
                              Anchored Retail ....       29            9.1%
                              Unanchored Retail ..       15            6.5%
                              Other Retail .......        3            0.7%
                            Office ...............       12           34.7%
                            Multifamily ..........       29           13.9%
                            Hotel ................        4            5.5%
                            Industrial/Warehouse .        7            2.2%
                            Self Storage .........        9            0.7%
                            Mobile Home Parks ....        1            0.2%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

                            ENCUMBERED INTEREST                   % OF INITIAL
                             IN THE MORTGAGED       NUMBER OF       MORTGAGE
                               REAL PROPERTY     MORTGAGE LOANS   POOL BALANCE
                            ------------------- ---------------- -------------
                            Fee Simple ........        97             98.9%
                            Leasehold .........         2              1.1%

                            It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS........   The mortgage pool will include four (4) mortgage
                            loans that have, in each such case, a cut-off date principal balance that is equal to or greater than 7.5% of the initial mortgage pool balance. See
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus supplement. The following contains summary information regarding those mortgage loans.

THE WESTFIELD SHOPPINGTOWN
   GARDEN STATE PLAZA
   MORTGAGE LOAN..........  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza.

  Cut-off date principal balance ......................                  $260,000,000
  Percentage of initial mortgage pool balance .........                         18.3%
  Cut-off date mortgage interest rate .................             4.9796% per annum
  Maturity date .......................................                  June 6, 2014
  Lock-out/defeasance expiration date .................              December 5, 2013
  Original amortization term ..........................                          None
  Cut-off date loan-to-value ratio ....................                         53.2%
  Underwritten debt service coverage ratio ............                         2.36x
  Lockbox .............................................                          Hard
  Sponsors ............................................       Westfield America, Inc.
                                                          and certain subsidiaries of
                                                                 Prudential Assurance
                                                                      Company Limited
                                                                (Aldwych, L.L.C.; Old
                                                                      Kingsway, L.P.)
  Anchors .............................................            Macy's; Nordstrom;
                                                              JCPenney; Neiman Marcus
                                                                    and Lord & Taylor
  National in-line tenants ............................          Abercrombie & Fitch;
                                                                Aeropostale; American
                                                        Eagle Outfitters; Ann Taylor;
                                                            Brooks Brothers; Bath and
                                                                 Body Works; Express;
                                                           Foot Locker; Gap; J. Crew;
                                                               Kenneth Cole New York;
                                                                 Limited/Limited Too;
                                                           Sephora; Victoria's Secret
  Property type .......................................                 Regional Mall
  Property size (approximate gross leasable area
  of entire mall) .....................................         1,986,941 square feet
  Property location ...................................           Paramus, New Jersey
  Appraised value .....................................                  $977,200,000

                            In reviewing the foregoing table, please note that:

                            o   The subject underlying mortgage loan is
                                evidenced by two (2) promissory notes and provides for interest-only payments on each such note up to but excluding the stated maturity date.

                            o The subject underlying mortgage loan is part of a loan combination that also involves two (2) other mortgage loans secured by the Westfield Shoppingtown Garden State Plaza mortgaged real property. Those two (2) other mortgage loans, which will not be part of the trust, are pari passu in right of payment with the subject underlying mortgage loan.

                            o   The cut-off date loan-to-value ratio is
                                calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the two (2) other non-trust mortgage loans that are collectively secured by the Westfield

                                Shoppingtown Garden State Plaza mortgaged real property.

                            o The underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan and the two (2) non-trust mortgage loans, on all due dates over the term of those mortgage loans commencing with the due date in June 2004 and ending with the maturity date.

                            o In addition, the underwritten debt service coverage ratio of 2.36x is based on projected 2004/2005 underwritten net cash flow described under "Description of the Mortgage Pool-Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Underwritten Debt Service Coverage Ratio" in this prospectus supplement.

                            o The portion of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza that secures the subject underlying mortgage loan is comprised of approximately 1,470,454 square feet, in addition to the Nordstrom, Neiman Marcus and Lord & Taylor pads. Each of Nordstrom, Neiman Marcus and Lord & Taylor owns its respective improvements and ground leases its respective pad from the borrowers; therefore, those pads, but not the improvements, are part of the collateral for the subject underlying mortgage loan.

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrowers are required to cause all rents from the related mortgaged real property to be deposited directly by the tenants into an account controlled by the mortgagee, with those funds to be swept on a daily basis to an account controlled by the borrowers. However, upon the occurrence and continuation of certain trigger events, those funds will be swept to a mortgagee-controlled account and the mortgagee will be authorized to disburse such funds in accordance with the related loan documents to satisfy the borrowers' obligation to pay, among other things, debt service payments, taxes, insurance premiums and reserve account deposits.

                            o The cut-off date loan-to-value ratio and the appraised value are based on the appraised value of the Westfield Shoppingtown Garden State Plaza mortgaged real property as of March 31, 2004.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated AA/A2 by S&P and Moody's, respectively.

                            The subject underlying mortgage loan is secured by the fee simple interest of the related borrowers in the Westfield Shoppingtown Garden State Plaza mortgaged real property.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan" in this prospectus supplement.

THE 666 FIFTH AVENUE
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue.

  Cut-off date principal balance ........................            $187,500,000
  Percentage of initial mortgage pool balance ...........                   13.2%
  Cut-off date mortgage interest rate ...................       4.5325% per annum
  Maturity date .........................................        January 11, 2009
  Lock-out/defeasance expiration date ...................        October 10, 2008
  Original amortization term ............................                    None
  Cut-off date loan-to-value ratio ......................                   51.4%
  Underwritten debt service coverage ratio ..............                   3.03x
  Lockbox ...............................................                    Hard
  Sponsors ..............................................          Tishman Speyer
                                                              Properties/TMW Real
                                                                Estate Group, LLC
  Major tenants .........................................  Citibank N.A.; Orrick,
                                                          Herrington & Sutcliffe;
                                                            Fulbright & Jaworski;
                                                                 Vinson & Elkins;
                                                                   Phillips Nizer
  Property type .........................................                  Office
  Property size (approximate net rentable area) .........   1,408,539 square feet
  Property location .....................................      New York, New York
  Appraised value .......................................            $730,000,000

                            In reviewing the foregoing table, please note that:

                            o The subject underlying mortgage loan provides for interest-only payments up to the maturity date.

                            o The subject underlying mortgage loan is part of a loan combination that also includes one (1) other mortgage loan secured by the 666 Fifth Avenue mortgaged real property. That other mortgage loan, which will not be part of the trust, is pari passu in right of payment with the subject underlying mortgage loan.

                            o   The cut-off date loan-to-value ratio is
                                calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the related non-trust mortgage loan.

                            o The underwritten debt service coverage ratio is calculated based on the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject underlying mortgage loan and the related non-trust mortgage loan during the 12-month period following the cut-off date.

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited by the tenants into an account controlled by the mortgagee, with such funds to be applied on a daily basis in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                            o Citibank, N.A. is presently under lease as to 233,951 square feet and has negotiated, but not yet executed, a lease for an additional 38,778 square feet. If such lease is executed, Citibank N.A. will then have under lease 272,729 square feet in the aggregate. The underwritten net cash flow of the 666 Fifth Avenue mortgaged real property has been calculated assuming that a full 272,729 square feet are under lease to Citibank N.A.

                            o The cut-off date loan-to-value ratio and the appraised value are based on the appraised value of the 666 Fifth Avenue mortgaged real property as of November 10, 2003.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/A2 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan" and "--Loan Combinations--The 666 Fifth Avenue Mortgage Loan" in this prospectus supplement.

THE TWO PENN PLAZA
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza.

  Cut-off date principal balance ....................          $122,500,000
  Percentage of initial mortgage pool balance .......                  8.6%
  Weighted average cut-off date mortgage interest
    rate ............................................     4.9658% per annum
  Maturity date .....................................     February 11, 2034
  Anticipated repayment date ........................     February 11, 2011
  Lock-out/defeasance expiration date ...............       August 10, 2010
  Original amortization term ........................              30 years
  Cut-off date loan-to-value ratio ..................                 56.3%
  Underwritten debt service coverage ratio ..........                 1.99x
  Lockbox ...........................................             Springing
  Sponsor ...........................................  Vornado Realty Trust
  Major tenants .....................................       The McGraw-Hill
                                                           Companies, Inc.;
                                                      Information Builders,
                                                       Inc.; Madison Square
                                                               Garden, L.P.
  Property type .....................................                Office
  Property size (approximate net rentable area) ..... 1,529,325 square feet
  Property location .................................    New York, New York
  Appraised value ...................................          $435,000,000

                            In reviewing the foregoing table, please note that:

                            o The subject underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans secured by the Two Penn Plaza mortgaged real property. Those two (2) other mortgage loans, neither of which is part of the trust, consist of one mortgage loan that is pari passu in right of payment with the subject underlying mortgage loan and one mortgage loan that is generally subordinate in right of payment to the subject underlying mortgage loan.

                            o The Two Penn Plaza loan group provides for interest-only payments through and including the due date in February 2006, and thereafter, for constant monthly payments based on (a) a 30-year amortization schedule up to and including the anticipated repayment date, and (b) a 23-year amortization schedule from and after the anticipated repayment date. All scheduled amortization on the Two Penn Plaza loan group will be allocated equally between the Two Penn Plaza underlying mortgage loan and the related pari passu non-trust mortgage loan, until the total principal balance of those two (2) mortgage loans is reduced to zero.

                            o The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza consists of two components--

                            1. one that has a current principal balance of $ and, until the related anticipated repayment date, in the absence of default, accrues
                                interest at   % per annum; and

                            2.  another one that has a current principal balance
                                of $    and, until the related anticipated
                                repayment date, in the absence of default,
                                accrues interest at   % per annum.

                              The mortgage interest rate for the subject underlying mortgage loan is the weighted average of those component interest rates.

                              Until the related anticipated repayment date, in the absence of default, the weighted average mortgage interest rate for the Two Penn Plaza loan group will be 4.9658% per annum. Because the component interest rates described above have not yet been set, it is assumed for the purposes of this prospectus supplement that the Two Penn Plaza underlying mortgage loan has a weighted average cut-off date mortgage interest rate equal to that same 4.9658% per annum (although it may actually be less).

                            o   The cut-off date loan-to-value ratio is
                                calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the related pari passu non-trust mortgage loan.

                            o The underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the Two Penn Plaza underlying mortgage loan and the related pari passu non-trust mortgage loan secured by the Two Penn Plaza mortgaged real property on all due dates commencing with the due date in March 2006 through and including the anticipated repayment date.

                            o A springing lockbox means, with respect to the subject underlying mortgage loan, that income from the related mortgaged real property will be required to be deposited into a collection account established by the borrower and controlled by the mortgagee and prior to the occurrence of certain specified triggering events, the funds in that account will be swept on each business day to an account controlled by the borrower. However, upon the occurrence and continuation of specified triggering events, funds on deposit in the collection account will be swept to a holding account controlled by the mortgagee and will be disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums and reserve account deposits.

                            o The cut-off date loan-to-value ratio and the appraised value are based on the appraised value of the Two Penn Plaza mortgaged real property as of February 1, 2004, which excludes four tenant leases and related space aggregating 3,465 square feet subject to potential release from the Two Penn Plaza mortgaged real property.

                            The subordinate Two Penn Plaza non-trust mortgage loan may be broken into two or more mortgage loans with the same aggregate characteristics as are described in this prospectus supplement with respect to that subordinate Two Penn Plaza non-trust mortgage loan and whose holders have the same aggregate rights as are described in this prospectus supplement as belonging to the holder of the subordinate Two Penn Plaza non-trust mortgage loan.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A/Baa2 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan" and "--Loan Combinations--The Two Penn Plaza Mortgage Loan" in this prospectus supplement.

THE TOWN EAST MALL
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Town East Mall.

  Cut-off date principal balance .......................                 $116,814,658
  Percentage of initial mortgage pool balance ..........                         8.2%
  Cut-off date mortgage interest rate ..................            3.4625% per annum
  Maturity date ........................................               April 11, 2009
  Lock-out/defeasance expiration date ..................            December 10, 2008
  Original amortization term ...........................                     30 years
  Cut-off date loan-to-value ratio .....................                        64.2%
  Underwritten debt service coverage ratio .............                        2.16x
  Lockbox ..............................................                         Hard
  Sponsor ..............................................   General Growth Properties,
                                                                                 Inc.
  Anchors ..............................................    Sears; Foley's; Dillard's
                                                                             JCPenney
  National in-line tenants .............................          Footaction USA; The
                                                                 Limited/Limited Too;
                                                            Limited Express/Structure
                                                                 Abercrombie & Fitch;
                                                                         Foot Locker/
                                                                    Kids Foot Locker;
                                                                 Charlotte Russe; The
                                                         Children's Place; Victoria's
                                                                               Secret
  Property type ........................................                Regional Mall
  Property size (approximate gross leasable area
    of entire mall) ....................................        1,247,161 square feet
  Property location ....................................              Mesquite, Texas
  Appraised value ......................................                 $182,000,000

                            In reviewing the foregoing table, please note that:

                            o The underwritten debt service coverage ratio of 2.16x is based on projected 2004/2005 underwritten net cash flow described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Underwritten Debt Service Coverage Ratio" in this prospectus supplement.

                            o The portion of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Town East Mall that secures the subject underlying mortgage loan is comprised of approximately 437,775 square feet. Each of Sears, Foley's, Dillard's and JCPenney owns its respective pads and improvements; therefore, those pads are not part of the collateral for the subject underlying mortgage loan.

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited directly by the tenants into an account controlled by the mortgagee, with those funds to be swept on a daily or periodic basis to an account controlled by the borrower. However, upon the occurrence and continuation of certain trigger events, those funds will be swept to a mortgagee-controlled account and the mortgagee will be authorized to disburse such funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums and reserve account deposits, if applicable.

                            o The cut-off date loan-to-value ratio and the appraised value are based on the appraised value of the Town East Mall mortgaged real property as of March 23, 2004.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Town East Mall, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated BBB/Baa3 by S&P and Moody's, respectively.

                            The subject underlying mortgage loan is secured by the related borrower's fee interest in the mortgaged real property identified on Annex A-1 to this prospectus supplement as Town East Mall.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan" in this prospectus supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Three of those multiple REMICs are as follows:

                            o REMIC I, which will consist of, among other things, the underlying mortgage loans or, in three (3) cases, regular interests in a single loan REMIC that holds an underlying mortgage loan, but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan in REMIC I with an anticipated repayment date that remains outstanding past that date;

                            o REMIC II, which will hold the regular interests in REMIC I; and

                            o REMIC III, which will hold the regular interests in REMIC II.

                            In addition, each of the three (3) underlying mortgage loans that allows for defeasance prior to the second anniversary of the date of initial issuance of the series 2004-C4 certificates will be the primary asset of its own separate individual loan REMIC.

                            Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                            The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                            One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                            o the underlying mortgage loans with anticipated repayment dates will be paid in full on those dates,

                            o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                            o there will be no extension of maturity for any mortgage loan in the trust.

                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                            o Title I of the Employee Retirement Income Security Act of 1974, as amended, or

                            o section 4975 of the Internal Revenue Code of 1986, as amended,

                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........   Upon initial issuance, the class A-1, A-2, A-3,
                            A-4, B, C and D certificates will be, and the class
                            E and F certificates will not be, mortgage related securities within the meaning of the Secondary
                            Mortgage Market Enhancement Act of 1984, as amended.

                            All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                            Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2.

                            The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2004-C4 certificates, including the A-1, A-2, A-3, A-4, A-1b and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C4 certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2004-C4 certificates,

     o the order in which the principal balances of the respective classes of the series 2004-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1.

     See "Description of the Mortgage Pool," "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     One (1) of the Mortgage Loans That We Intend to Include in the Trust Is Being Serviced and Administered Pursuant to the Pooling and Servicing Agreement for the Securitization of a Pari Passu Non-Trust Mortgage Loan Secured by the Same Mortgage Instrument(s) Encumbering the Same Mortgaged Property That Secures the Subject Underlying Mortgage Loan; Therefore, the Series 2004-C4 Certificateholders Will Have Limited Ability To Control the Servicing of That Underlying Mortgage Loan and Parties with Control Over the Servicing of That Underlying Mortgage Loan May Have Interests that Conflict with Your
Interests. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue, which mortgage loan has an unpaid principal balance of $187,500,000 and represents 13.2% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans, each of which is secured by that mortgaged real property, and one of which is not included in the trust. The 666 Fifth Avenue non-trust mortgage loan is included in the LB-UBS Commercial Mortgage Trust 2004-C2 commercial mortgage securitization. The intercreditor agreement that governs the relationship between the holders of the 666 Fifth Avenue mortgage loans generally provides that such mortgage loans will be serviced and administered pursuant to the series 2004-C2 pooling and servicing agreement (the governing document for the LB-UBS Commercial Mortgage Trust 2004-C2 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2004-C4 pooling and servicing agreement. Consequently, the trustee as holder of the 666 Fifth Avenue underlying mortgage loan will not have the ability to control the servicing or administration of that underlying mortgage loan or to exercise any independent remedies in the event of a default on the underlying mortgage loan. In servicing the 666 Fifth Avenue loan pair, the series 2004-C2 master servicer and the series 2004-C2 special servicer must take into account the interests of the series 2004-C2 certificateholders, which interests may conflict with your interests. Further, none of the master servicer, special servicer or trustee under the series 2004-C4 pooling and servicing agreement will have any obligation or authority to supervise the series 2004-C2 master servicer or the 2004-C2 special servicer or to make servicing advances with respect to the 666 Fifth Avenue mortgaged real property. In addition, the legal and/or beneficial owners of the 666 Fifth Avenue non-trust mortgage loan have certain rights, directly or through representatives, under the series 2004-C2 pooling and servicing agreement, including with respect to arranging for and directing the servicing thereof and the appointment of a special servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests.

     The Interests of the Series 2004-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of certificates representing a majority interest in the controlling class of series 2004-C4 certificates will be entitled to:
(a) appoint a representative having the rights and powers described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer, subject to satisfaction of the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer by the Series 2004-C4 Controlling Class" in this prospectus supplement. Among other things, the series 2004-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the 666 Fifth Avenue underlying mortgage loan and the 666 Fifth Avenue mortgaged real property) that the series 2004-C4 controlling class representative may consider advisable, except to the extent that, in connection with an underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2004-C4 controlling class will be a non-offered class of series 2004-C4 certificates. The series 2004-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2004-C4 controlling class representative will exercise its rights and powers on behalf of the series 2004-C4 controlling class certificateholders, and it will not be liable to any other class of series 2004-C4 certificateholders for so doing.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005 (or on December 31, 2004 if not extended through December
2005). With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. See, for example, "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Terrorism Insurance" in this prospectus supplement. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C4 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    regional malls;

     o    multifamily rental;

     o    anchored retail;

     o    unanchored retail;

     o    other retail;

     o    hospitality;

     o    industrial/warehouse;

     o    self-storage; and

     o    mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. One mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as North Moore Retail and representing

0.7% of the initial mortgage pool balance, is secured by the related borrower's interest in certain residential and/or commercial condominium units and planned unit development units.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C4 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 46 mortgaged real properties, securing 27.0% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 19 of those properties, securing 4.3% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan

          Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail, Office and Multifamily. Forty-nine (49) of the mortgaged real properties, securing 42.8% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1.   the strength, stability, number and quality of the tenants;

     2.   tenants' sales;

     3.   tenant mix;

     4.   whether the subject property is in a desirable location;

     5. the physical condition and amenities of the subject building in relation to competing buildings;

     6. competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7. whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8.   the financial condition of the owner of the subject property.

     We consider 31 of the subject retail properties, securing 35.6% of the initial mortgage pool balance, to be anchored, including shadow anchored; 15 of the subject retail properties, securing 6.5% of the initial mortgage pool balance, to be unanchored; and three (3) of the subject retail properties, securing 0.7% of the initial mortgage pool balance, to be other retail. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Twelve (12) of the mortgaged real properties, securing 34.7% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1.   the strength, stability, number and quality of the tenants;

     2.   accessibility from surrounding highways/streets;

     3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4. whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5.   the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Twenty-nine (29) of the mortgaged real properties, securing 13.9% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1. the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2. the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3.   the subject property's reputation;

     4. applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5.   local factory or other large employer closings;

     6. the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7. compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     8.   distance from employment centers and shopping areas; and

     9.   the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--New York, New Jersey, Florida, California and Texas. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                     % OF INITIAL
                                       NUMBER OF       MORTGAGE
                 JURISDICTION         PROPERTIES     POOL BALANCE
            ----------------------   ------------   -------------
              New York ...........         6             24.6%
              New Jersey .........         1             18.3%
              Florida ............        13             13.9%
              California .........        22             13.7%
              Texas ..............        22             13.7%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. Ninety-four (94) mortgage loans, representing 90.5% of the initial mortgage pool balance, of which 68 mortgage loans are in loan group no. 1, representing 88.9% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. Nine (9) of those balloon mortgage loans, representing 41.2% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 44.4% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 21.3% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, one (1) mortgage loan, representing 8.6% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 10.0% of the initial loan group no. 1 balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 54.7% of the initial mortgage pool balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 66.8% of the initial mortgage pool balance. It has been confirmed to us by S&P and Moody's, however, that the four (4) largest mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Loans. Two (2) mortgage loans, representing 1.1% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the related mortgaged real property, but not by the corresponding fee interest in the portion of the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with All Local Building Codes or with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. For example, one mortgage loan that we intend to include in the trust, representing 0.5% of the initial mortgage pool, has a number of outstanding building code violations. There can be no assurance that other mortgage loans that we intend to include in the trust do not also have outstanding building code violations. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Ten (10) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five largest of these separate groups represent 3.0%, 1.8%, 1.3%, 1.0% and 0.8%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Four (4) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which represent 18.3%, 13.2%, 8.6% and 0.8%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. In that regard--

     (a) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza is encumbered by a mortgage instrument that secures:

          (i) the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of $260,000,000, representing 18.3% of the initial mortgage pool balance; and

          (ii) two (2) other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate unpaid principal balance as of the cut-off date of $260,000,000 and are pari passu in right of payment with the subject underlying mortgage loan;

     (b) the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue is encumbered by a mortgage instrument that secures:

          (i) the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of $187,500,000, representing 13.2% of the initial mortgage pool balance; and

          (ii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have a principal balance as of the cut-off date of $187,500,000 and is pari passu in right of payment with the subject underlying mortgage loan;

     (c) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza is encumbered by a mortgage instrument that secures:

          (i) the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of $122,500,000, representing 8.6% of the initial mortgage pool balance;

          (ii) one (1) mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an unpaid principal balance as of the cut-off date of approximately $122,500,000 and is pari passu in right of payment with the subject underlying mortgage loan; and

          (iii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an unpaid principal balance as of the cut-off date of approximately $55,000,000 and is generally subordinate in right of payment to the mortgage loans referred to in the preceding clauses (c)(i) and (c)(ii); and

     (d) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tower Square is encumbered by a single mortgage instrument that secures:

          (i) the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $10,700,791, representing 0.8% of the initial mortgage pool balance; and

          (ii) one(1) other mortgage loan that will not be part of the trust fund, which mortgage loan has a cut-off date principal balance of approximately $412,808 and is generally subordinate in right of payment to the subject underlying mortgage loan.

     The mortgage pool will also include two (2) other mortgage loans that are, in each case, secured by a mortgaged real property encumbered by subordinate debt:

     1. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Parthenia, which represents 1.7% of the initial mortgage pool balance, a mortgage loan in the original principal amount of $4,615,380 is secured by a second mortgage on the subject mortgaged real property in favor of the City of Los Angeles. Pursuant to a subordination agreement, the second mortgage in favor of the City of Los Angeles has been subordinated to the mortgage that secures the Park Parthenia underlying mortgage loan.. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     2. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Center & Driskill's, which represents 0.1% of the initial mortgage pool balance, a mortgage loan in the original principal amount of $200,000 is secured by a second mortgage on a portion of the subject mortgaged real property in favor of Hopkins Housing and Redevelopment Authority. That second mortgage has been subordinated to the lien of the related underlying mortgage loan. "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2. reduced cash flow could result in deferred maintenance at the particular real property;

     3. if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1. in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue, which mortgage loan represents 13.2% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $45,000,000, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement; and

     2. in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lembi Portfolio--Civic Properties DE, Lembi Portfolio--Bay Citi Properties II DE, Lembi Portfolio--LRL Citigroup Properties II DE, Lembi Portfolio--621 Stockton and Lembi Portfolio--2395 29th Avenue, respectively, which mortgage loans represent 3.0% of the initial mortgage pool balance, there exists related mezzanine loans in the aggregate original principal amount of $8,500,000.

     Further, with respect to the following five (5) mortgage loans that we intend to include in the trust, the equity holders of each related borrower have a right to obtain mezzanine financing from an approved lender, secured by a pledge of the direct or indirect ownership interests in that borrower, provided that certain requirements are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Airport Corporate Center, which mortgage loan represents 6.4% of the initial mortgage pool balance;

     2. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Long Reach Village Center, which mortgage loan represents 0.4% of the initial mortgage pool balance;

     3. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Byberry Road, which mortgage loan represents 0.7% of the initial mortgage pool balance;

     4. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Grayslake & Crystal Lake Outparcels, which mortgage loan represents 0.2% of the initial mortgage pool balance; and

     5. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Norwalk Center, which mortgage loan represents 0.2% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. While the mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Ritz-Carlton Chicago, A Four Seasons Hotel, the borrower is an Illinois general partnership with one or more general partners that are, in each case, not single purpose entities. Although the related borrower is itself limited by its organizational documents to owning and operating the related mortgaged real property, in the event that a general partner of the borrower were to file a bankruptcy proceeding, there is the risk of consolidation of the borrower's assets with those of the bankrupt general partner. Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Byberry Road, the related borrower previously owned other properties. Pursuant to the related loan documents, from and after the closing date of the 2200 Byberry Road underlying mortgage loan, the related borrower is required to be a special purpose entity, however there can be no assurance that the related borrower will not incur any liability with respect to its past ownership of such other properties. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Quittner Building, the related borrower is permitted to provide financing to affiliates from excess cash flow.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Summit Center at the Mall, Enterprise Technology Center, 101 Orchard Ridge Drive, Save Rite--Douglasville, Walgreens--Saginaw, Folly Road Self Storage, Walgreens--Indianapolis and Corporate Woods, respectively, which secure mortgage loans that collectively represent 3.8% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which have the shortest weighted average life of the offered certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of eight (8) mortgaged real properties, securing 1.3% of the initial mortgage pool balance, conducted a transaction screen. Other than as set forth in the next succeeding sentence, all of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. Three (3) of the transaction screens referred to in the first sentence of this paragraph, which were conducted with respect to mortgaged real properties securing 0.7% of the initial mortgage pool balance, were completed after the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o a responsible third party was identified as being responsible for the remediation; or

     o the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o the results of the environmental testing were accurately evaluated in all cases;

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected all of the mortgaged real properties (other than the mortgaged real properties securing three (3) of the mortgage loans that we intend to include in the trust and representing 0.6% of the initial mortgage pool balance), during the 12-month period preceding the cut-off date, in order to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover these costs.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and Property Information--Property, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is a also possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     With Respect to Four (4) Mortgage Loans (Including the Three (3) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Mortgage Loans That Comprise Each Such Loan Combination Are Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests. Four (4) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which represent 18.3%, 13.2%, 8.6% and 0.8%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights and/or a purchase option with respect to the underlying mortgage loan in that loan combination and (b) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination. In some cases, those rights and powers may be assignable or may be exercisable through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2004-C4 securitization and, consequently, may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its economic interests, and will not be liable to the series 2004-C4 certificateholders for so doing. See "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust noteholders.

     Conflict of Interest May Exist in Connection with the Servicing of One (1) Underlying Mortgage Loan as a Result of the Master Servicer Having an Ownership Interest in the Related Borrower. With respect to one (1) mortgage loan that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Superior Warehouse Apartments, an affiliate of the master servicer indirectly owns a controlling interest in a limited partner of the related borrower. Further, the related loan documents permit the removal of the borrower's existing general partner in accordance with the terms of the borrower's general partnership agreement, so long as Wachovia Affordable Housing Community Development Corporation (an affiliate of the master servicer) or its affiliate becomes the replacement general partner, and provided, further, that Wachovia Affordable Housing or that affiliate remains a wholly-owned subsidiary of Wachovia Bank, National Association (the master servicer).

     Also with respect to the Superior Warehouse Apartments underlying mortgage loan, pursuant to the terms of a subordination agreement, Wachovia Affordable Housing and the tenant under a master lease of the related mortgaged real property have the right to notice and an opportunity to cure monetary and non-monetary defaults with respect to that underlying mortgage loan. Wachovia Affordable Housing and the tenant have the option but not the obligation to cure all (a) monetary defaults, within five days after receipt of notice thereof and (b) non-monetary defaults, within 30 days after receipt of notice thereof, provided that if that non-monetary default cannot reasonably be cured within 30 days and Wachovia Affordable Housing or the tenant continues to diligently proceed to cure the same, the cure period will be extended for so long as is necessary for Wachovia Affordable Housing or the tenant to cure such default, except that no extension may exceed 90 days.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One (1) individual multi-property mortgage loan that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, is secured by mortgaged real properties located in two or more states. Upon a default under that mortgage loan, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure May Adversely Affect Distributions on the Series 2004-C4 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-C4 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C4 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are not aware of any mortgage loans that we intend to include in the trust where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of some borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Future Terrorist Attacks and Military Actions May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 99 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,420,852,587. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Loan group no. 1 will consist of all of the mortgage loans backing the series 2004-C4 certificates that are secured by property types other than multifamily and mobile home park properties. Loan group no. 1 will consist of 73 mortgage loans, with an initial loan group no. 1 balance of $1,221,306,199, representing approximately 86.0% of the initial mortgage pool balance.

     Loan group no. 2 will consist of all of the mortgage loans backing the series 2004-C4 certificates that are secured by multifamily and mobile home park properties. Loan group no. 2 will consist of 26 mortgage loans, with an initial loan group no. 2 balance of $199,546,388, representing approximately 14.0% of the initial mortgage pool balance. See Annex B--Certain Information Regarding Multifamily Properties.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $998,109 to $260,000,000, and the average of those cut-off date principal balances is $14,352,046.

     Except in the case of four (4) mortgage loans, representing 1.2% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we, directly or indirectly, acquired the mortgage loan, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Westfield Shoppingtown Garden State Plaza Loan Group was jointly originated by the UBS Mortgage Loan Seller, the Lehman Mortgage Loan Seller and two other institutional lenders. The Westfield Shoppingtown Garden State Plaza Mortgage Loan is collectively evidenced by two promissory notes, one in the amount of $130,000,000 held by the UBS Mortgage Loan Seller and one in the amount of $130,000,000 held by the Lehman Mortgage Loan Seller. The two applicable mortgage loan sellers will each transfer, directly or indirectly, one-half of the Westfield Shoppingtown Garden State Plaza Mortgage Loan to us for inclusion in the trust. We generally present the Westfield Shoppingtown Garden State Plaza Mortgage Loan as a single underlying mortgage loan in this prospectus supplement.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

     The Lehman Mortgage Loan Seller may transfer the Lehman Mortgage Loans to us through an independent third party, but that third party will not become liable in connection with that transfer, and the Lehman Mortgage Loan Seller will remain responsible.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Loan Combinations" below, that mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 51.4% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o Nine (9) mortgage loans that we intend to include in the trust, representing 21.4% of the initial mortgage pool balance, had not closed as of the cut-off date and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including, with respect to four (4) of such mortgage loans, representing 2.1% of the initial mortgage pool balance, the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 12 mortgage loans, representing 4.7% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the initial mortgage pool balance.

                                                                                                        % OF INITIAL
                                                                                          NUMBER OF       MORTGAGE
                               PROPERTY/PORTFOLIO NAMES                                  PROPERTIES     POOL BALANCE
-------------------------------------------------------------------------------------   ------------   -------------
Lembi Portfolio -- Civic Properties DE, Lembi Portfolio -- Bay Citi Properties II DE,
 Lembi Portfolio -- LRL Citigroup Properties II DE, Lembi Portfolio -- 621 Stockton
 and Lembi Portfolio -- 2395 29th Avenue ............................................   9                    3.0%

     The following table identifies three (3) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                               % OF INITIAL
                                                                               NUMBER OF         MORTGAGE
                             PROPERTY NAMES                                 MORTGAGE LOANS     POOL BALANCE
------------------------------------------------------------------------   ----------------   -------------
North Park Apartments and Brewster Mews Apartments .....................   2                        1.8%
Tower Square, Orchid Centre and Heritage Plaza Shopping Center .........   3                        1.3%
The Hub Apartments and Harvey's Racquet Club Apartments ................   2                        1.0%

     Except in four (4) cases, collectively representing 1.2% of the initial mortgage pool balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance and includes one of the following (subject to the satisfaction of specified additional conditions): (a) delivery of an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) delivery of an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Grayslake & Crystal Lake Outparcels, which represents 0.2% of the initial mortgage pool balance, the related loan documents permit the borrower to transfer one of those two mortgaged real properties to a third party not affiliated with the borrower and terminate the cross-collateralization provisions with respect thereto at any time provided that: (a) the borrower must prepay the underlying mortgage loan in an amount equal to the allocated loan amount of the property to be released, together with a prepayment premium in an amount equal to the greater of (i) 1% of the unpaid principal amount of such underlying mortgage loan and (ii) a specified yield maintenance payment calculated in accordance with the related loan documents, (b) the borrower must prepay any permitted mezzanine financing in an amount equal to 23.09% of the outstanding mezzanine debt, (c) following the date of prepayment, the outstanding principal amount of the underlying mortgage loan may not exceed 79% of the value of the remaining mortgaged real property, and (d) the debt service coverage ratio for the remaining mortgaged real property may not be less than 1.35x.

ADDITIONAL PARTIAL RELEASES

     The Two Penn Plaza Mortgage Loan, which represents 8.6% of the initial mortgage pool balance, permits the Two Penn Plaza Borrower to create one or more retail condominium units on the Two Penn Plaza Mortgaged Property and to obtain the release of one or more of such units (which are located adjacent to, but not in, the building located at Two Penn Plaza) upon satisfaction of the conditions described under "--Significant Underlying Mortgage Loans--Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" below.

     With respect to one (1) mortgage loan that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Byberry Road, after the expiration of the lockout period with respect to such mortgage loan, the related borrower has the right to release a certain vacant portion of the related mortgaged real property subject to certain conditions including, but not limited to: (a) the prepayment of the principal amount of the related mortgage loan in an amount equal to $600,000, with yield maintenance thereon calculated pursuant to the loan documents; (b) the receipt of all governmental approvals; (c) the receipt of an updated title report and survey; and (d) a loan-to-value ratio of no greater than 73% and a debt service coverage ratio of no less than 1.35x, after giving effect to the release.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month.

     o one (1) of the mortgage loans that we intend to include in the trust, representing 18.3% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the sixth day of each month,

     o three (3) of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the tenth day of each month, and

     o ninety-four (94) of the mortgage loans that we intend to include in the trust, representing 80.9% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full. In addition, the Two Penn Plaza Mortgage Loan consists of two separate loan components that each accrues interest at a different component interest rate. The mortgage interest rate for the Two Penn Plaza Mortgage Loan is the weighted average of those two component interest rates.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 3.463% per annum to 8.595% per annum, and the weighted average of those mortgage interest rates was 5.207% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Ninety-six (96) of the underlying mortgage loans, representing 99.3% of the initial mortgage pool balance, will accrue interest on an Actual/360 Basis, and three (3) of the underlying mortgage loans, representing 0.7% of the initial mortgage pool balance, will accrue interest on a 30/360 Basis.

     Balloon Loans. Ninety-four (94) of the mortgage loans that we intend to include in the trust, representing 90.5% of the initial mortgage pool balance, of which 68 mortgage loans are in loan group no. 1, representing 88.9% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are Balloon Loans and are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Nine (9) of the Balloon Loans identified in the prior paragraph, representing 41.2% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 44.4% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 21.3% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another five (5) of the Balloon Loans identified in the prior paragraph, representing 3.3% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 2.4% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 8.7% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. The Two Penn Plaza Mortgage Loan is the only ARD Loan that we intend to include in the trust and, as such, is characterized by the following features:

     o    A maturity date that is at least 30 years following origination.

     o The designation of an anticipated repayment date that is seven years following origination. The anticipated repayment date for the Two Penn Plaza Mortgage Loan is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the Two Penn Plaza Mortgage Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the the Two Penn Plaza Mortgage Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the Two Penn Plaza Mortgage Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the Two Penn Plaza Mortgage Loan.

     See "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" below.

     The ratings on the respective classes of offered certificates do not represent any assessment of whether the Two Penn Plaza Mortgage Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                BALLOON LOANS                ARD LOANS            FULLY AMORTIZING LOANS      ALL MORTGAGE LOANS
                          -------------------------- -------------------------- -------------------------- -------------------------
                                       LOAN    LOAN               LOAN    LOAN               LOAN    LOAN               LOAN   LOAN
                           MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                             POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                          ---------- ------- ------- ---------- ------- ------- ---------- ------- ------- ---------- ------- ------
ORIGINAL TERM TO MATURITY
 (MOS.)
Maximum .................     181      181     121        84       84   N/A     264        264     N/A         264      264    121
Minimum .................      60       60      60        84       84   N/A     180        180     N/A          60       60     60
Weighted Average ........      98       98      96        84       84   N/A     244        244     N/A          98       98     96
REMAINING TERM TO
 MATURITY (MOS.)
Maximum .................     181      181     121        81       81   N/A     207        207     N/A         207      207    121
Minimum .................      56       56      57        81       81   N/A     180        180     N/A          56       56     57
Weighted Average ........      96       97      96        81       81   N/A     200        200     N/A          96       96     96
ORIGINAL AMORTIZATION
 TERM (MOS.)
Maximum .................     360      360     360       360      360   N/A     264        264     N/A         360      360    360
Minimum .................     240      240     300       360      360   N/A     180        180     N/A         180      180    300
Weighted Average ........     345      344     350       360      360   N/A     244        244     N/A         346      345    350
REMAINING AMORTIZATION
 TERM (MOS.)
Maximum .................     360      360     360       360      360   N/A     207        207     N/A         360      360    360
Minimum .................     239      239     298       360      360   N/A     180        180     N/A         180      180    298
Weighted Average ........     344      343     349       360      360   N/A     200        200     N/A         345      344    349

     The calculation of original and remaining amortization terms in the foregoing table does not take into account nine (9) mortgage loans that we intend to include in the trust, collectively representing 41.2% of the initial mortgage pool balance, each of which provides for payments of interest only until the related stated maturity date. In addition, with respect to six (6) other mortgage loans that we intend to include in the trust, representing 11.9% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 12.4% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 8.7% of the initial loan group no. 2 balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All but one (1) of the mortgage loans that we intend to include in the trust generally provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     As described below under "--Defeasance Loans," most of the underlying mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. Except in three (3) cases, none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Three (3) mortgage loans that we intend to include in the trust, which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid -- Westlake, Rite Aid -- Hermiston and Rite Aid -- Monroe, respectively, and all of which are in loan group no. 1 (representing 0.2%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance and 0.3%, 0.3% and 0.2%, respectively, of the initial loan group no. 1 balance), can each be defeased on or after August 1, 2004. If any of those three (3) mortgage loans defease prior to the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller will be obligated to repurchase the defeased loan as described under "--Cures and Repurchases" below.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     The one exception referred to in the first paragraph of this "--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" subsection is a mortgage loan in loan group no. 1 that is currently in a prepayment consideration period.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, 98 of the mortgage loans that we intend to include in the trust, representing 99.8% of the initial mortgage pool balance, provide for prepayment lock-out. With respect to 92 of those underlying mortgage loans, representing 97.1% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 97.2% of the initial loan group no. 1 balance, and 25 mortgage loans are in loan group no. 2, representing 96.4% of the initial loan group no. 2 balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 98 mortgage loans that we intend to include in the trust that are currently in a prepayment lock-out period (and without regard to the one underlying mortgage loan that is currently in a prepayment consideration period)--

     o the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 207 months with respect to the entire mortgage pool, 207 months with respect to loan group no. 1 and 120 months with respect to loan group no. 2,

     o the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 23 months with respect to the entire mortgage pool, 23 months with respect to loan group no. 1 and 33 months with respect to loan group no. 2, and

     o the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 90 months with respect to the entire mortgage pool, 89 months with respect to loan group no. 1 and 93 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Six (6) of the mortgage loans that we intend to include in the trust, representing 2.7% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 2.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.6% of the initial loan group no. 2 balance, respectively, each provides for a period following the initial prepayment lock-out period, when the loan is voluntarily prepayable with the payment of an additional amount equal to the greater of (a) an amount calculated based on a yield maintenance formula, and (b) 1.0% of the amount prepaid. Those six (6) underlying mortgage loans do not provide for defeasance.

     In addition, one (1) other mortgage loan that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 0.2% of the initial loan group no. 1 balance, does not provide for a prepayment lock-out period as of the cut-off date, but is currently prepayable with the payment of an additional amount equal to the greater of (a) 1% of the unpaid principal amount of such underlying mortgage loan and (b) an amount calculated based on a yield maintenance charge.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Seventy-one (71) mortgage loans that we intend to include in the trust, representing 92.1% of the initial mortgage pool balance, of which 51 mortgage loans are in loan group no. 1, representing 92.2% of the initial loan group no. 1 balance, and 20 mortgage loans are in loan group no. 2, representing 90.9% of the initial loan group no. 2 balance, respectively, provide for an open prepayment period. That open prepayment period generally begins not more than 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the Two Penn Plaza Mortgage Loan, representing 8.6% of the initial mortgage pool balance, the Two Penn Plaza Borrower, in connection with certain redevelopment activities, is permitted to create one or more retail condominium units and the related loan documents permit the release of one or more of such units, subject to the conditions described under "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" below in this prospectus supplement. In order to obtain that release, the Two Penn Plaza Borrower may be required to prepay a portion of the Two Penn Plaza Mortgage Loan, without premium or penalty, in an amount equal to the release price of the unit being released (which release prices are set forth in the related loan agreement), up to a maximum prepayment for the Two Penn Plaza Mortgage Loan for all such releases of $1,575,000.

     With respect to three (3) mortgage loans that we intend to include in the trust, representing, in the aggregate, 0.7% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid-Westlake, Rite Aid-Hermiston and Rite Aid-Monroe, in connection with a permitted transfer of the related mortgaged property pursuant to the related mortgage loan documents, in lieu of defeasance, each related borrower has a one time right to prepay the related mortgage loan, in full or in part, with the payment of a yield maintenance premium.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Grayslake & Crystal Lake Outparcels, which represents 0.2% of the initial mortgage pool balance, the related loan documents permit the borrower to transfer one of those two mortgaged real properties to a third-party not affiliated with the borrower upon prepayment of (a) any permitted mezzanine financing in an amount equal to 23.09% of such mezzanine debt, and (b) the underlying mortgage loan in an amount equal to the allocated loan amount of the property to be released (together with a prepayment premium in an amount equal to the greater of (i) 1% of the unpaid principal amount of the related mortgage loan and (ii) a specified yield maintenance payment calculated in accordance with the related loan documents), subject to the conditions described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" above.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Byberry Road, which represents 0.7% of the initial mortgage pool balance, the related loan documents permit the borrower, after the expiration of the lockout period with respect to such mortgage loan, to release a certain vacant portion of the related mortgaged real property upon prepayment of the subject underlying mortgage loan in an amount equal to $600,000, with yield maintenance thereon calculated pursuant to the loan documents, and further subject to the conditions described under "--Additional Partial Releases" above.

     Defeasance Loans. Ninety-two (92) of the mortgage loans that we intend to include in the trust, representing 97.1% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 97.2% of the initial loan group no. 1 balance, and 25 mortgage loans are in loan group no. 2, representing 96.4% of the initial loan group no. 2 balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     Except for the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as SecurCare Self Storage, Crossroads Center & Driskill's, 1110 Nasa Road and 11211 Katy Freeway, respectively, which underlying mortgage loans collectively represent 1.2% of the initial mortgage pool balance, all of the cross-collateralized mortgage loan groups and individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during some portion of the related loan term. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust, provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of
(i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     Except in three (3) cases, none of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2004-C4 certificates. Three (3) mortgage loans that we intend to include in the trust, which mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid -- Westlake, Rite Aid -- Hermiston and Rite Aid -- Monroe, respectively, and all of which are in loan group no. 1 (representing 0.2%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance and 0.3%,

0.3% and 0.2%, respectively, of the initial loan group no. 1 balance) are currently prepayable, in whole or in part, with the payment of a yield maintenance premium, upon a permitted transfer of the related mortgaged real property and can each be defeased on or after August 1, 2004. See "--Cures and Repurchases" below. The defeasance, prior to the second anniversary of the date of initial issuance of the offered certificates, of any of these three (3) mortgage loans will trigger a repurchase obligation on the part of the related mortgage loan seller. Each of the three (3) mortgage loans that can be defeased prior to the second anniversary of the initial issuance of the offered certificates is the primary asset of a single loan REMIC.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include four (4) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 7.5% of the initial mortgage pool balance.

 THE WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA MORTGAGE LOAN

     General. The Westfield Shoppingtown Garden State Plaza Mortgage Loan has a cut-off date principal balance of $260,000,000, and represents 18.3% of the initial mortgage pool balance. The Westfield Shoppingtown Garden State Plaza Mortgage Loan is one (1) of three (3) mortgage loans collectively referred to in this prospectus supplement as the Westfield Shoppingtown Garden State Plaza Loan Group, that are all secured by a first priority mortgage lien on the fee simple interests of the Westfield Shoppingtown Garden State Plaza Borrowers in the Westfield Shoppingtown Garden State Plaza Mortgaged Property. The Westfield Shoppingtown Garden State Plaza Loan Group is comprised of the Westfield Shoppingtown Garden State Plaza Mortgage Loan and two (2) other pari passu mortgage loans in the aggregate principal amount of $260,000,000, which will not be included in the trust and which are identified in this prospectus supplement as the Westfield Shoppingtown Garden State Plaza Non-Trust Loans. The mortgage loans in the Westfield Shoppingtown Garden State Plaza Loan Group are all obligations of the Westfield Shoppingtown Garden State Plaza Borrowers.

     The Westfield Shoppingtown Garden State Plaza Mortgage Loan is collectively evidenced by two (2) promissory notes, each in the amount of $130,000,000, but we treat the Westfield Shoppingtown Garden State Plaza Mortgage Loan as a single underlying mortgage loan in this prospectus supplement.

     The respective rights of the holder(s) of the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the Westfield Shoppingtown Garden State Plaza Non-Trust Loan Noteholders will be governed by the Westfield Shoppingtown Garden State Plaza Co-Lender Agreement. For a description of the Westfield Shoppingtown Garden State Plaza Co-Lender Agreement, see "--Loan Combinations--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Co-Lender Agreement" below.

     The Westfield Shoppingtown Garden State Plaza Mortgaged Property, which comprises approximately 1,470,454 square feet, consists of the Westfield Shoppingtown Garden State Plaza Borrowers' fee simple interest in a portion of the Westfield Shoppingtown Garden State Plaza, an approximately 1,986,941 leasable square foot, regional mall located in Paramus, New Jersey. The Westfield Shoppingtown Garden State Plaza is anchored by five national anchors:
Macy's, Nordstrom, JCPenney, Neiman Marcus and Lord & Taylor. The Westfield Shoppingtown Garden State Plaza Mortgaged Property consists of 789,826 square feet of in-line mall space, including kiosks and automatic teller machines, the 439,632 square foot Macy's anchor space, the 176,713 square foot JCPenney anchor space, a 50,000 square foot Best Buy outparcel and a 14,283 square foot Chili's/On the Border outparcel. Nordstrom, Neiman Marcus and Lord & Taylor ground lease their pads. As a result, the improvements on the Nordstrom, Neiman Marcus and Lord & Taylor pads are not part of the Westfield Shoppingtown Garden State Plaza Mortgaged Property. See "--Westfield Shoppingtown Garden State Plaza" below.

     S&P and Moody's have each confirmed to us that the Westfield Shoppingtown Garden State Plaza Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA/A2 by S&P and Moody's, respectively.

     The Borrowers and Sponsors. The borrowers under the Westfield Shoppingtown Garden State Plaza Loan Group (the "Westfield Shoppingtown Garden State Plaza Borrowers") are Westfield Shoppingtown Garden State Plaza Limited Partnership and GSP Holdings LLC, each a single-purpose entity, sponsored and controlled by Westfield America, Inc. and certain affiliates of Prudential Assurance Company Limited (Aldwych, L.L.C. and Old Kingsway, L.P.) (collectively, the "Westfield Shoppingtown Garden State Plaza Sponsors"). Westfield America, Inc. owns a 41.95% indirect interest in the Westfield Shoppingtown Garden State Plaza Borrowers, Aldwych, L.L.C. and Old Kingsway, L.P. own a 50% indirect interest in the Westfield Shoppingtown Garden State Plaza Borrowers and other investors own in the aggregate a 8.05% indirect interest in the Westfield Shoppingtown Garden State Plaza Borrowers. Westfield America, Inc. is the U.S.-based affiliate of Westfield America Trust, the second largest publicly traded property trust in Australia. Westfield America Trust is listed on the Australian Stock Exchange under the symbol WFA. As of May 2, 2004, Westfield America Trust reported that it had interests in 66 shopping centers, comprised of super-regional and regional malls and power centers, located across the United States. The Westfield America, Inc. portfolio comprises approximately 68 million square feet of retail space with approximately 9,000 retailers.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Westfield Shoppingtown Garden State Plaza Mortgage Loan (as well as each Westfield Shoppingtown Garden State Plaza Non-Trust Loan) is a ten-year loan with a stated maturity date of June 6, 2014, and accrues interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Westfield Shoppingtown Garden State Plaza Mortgage Loan and each Westfield Shoppingtown Garden State Plaza Non-Trust Loan will accrue interest at the per annum rate of 4.9796% per annum.

     On the sixth day of each month, up to but excluding the stated maturity date, the Westfield Shoppingtown Garden State Plaza Borrowers are required to make monthly payments of interest-only calculated on the outstanding principal balance of the Westfield Shoppingtown Garden State Plaza Loan Group.

     Distributions of amounts received with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the Westfield Shoppingtown Garden State Plaza Non-Trust Loans will be distributed among the holders thereof as described in "--Loan Combinations--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Priority of Payments" below.

     The Westfield Shoppingtown Garden State Plaza Borrowers are prohibited from voluntarily prepaying any of the mortgage loans in the Westfield Shoppingtown Garden State Plaza Loan Group, in whole or in part, prior to December 6, 2013. On and after December 6, 2013, the Westfield Shoppingtown Garden State Plaza Borrowers may prepay all mortgage loans in the Westfield Shoppingtown Garden State Plaza Loan Group, in whole, without payment of any prepayment consideration.

     The Westfield Shoppingtown Garden State Plaza Borrowers may defease the Westfield Shoppingtown Garden State Plaza Loan Group, together and in whole only, on any due date after the earlier of (a) May 18, 2007 and (b) the expiration of two years following the last securitization of any mortgage loan in the Westfield Shoppingtown Garden State Plaza Loan Group, and by doing so obtain the release of the Westfield Shoppingtown Garden State Plaza Mortgaged Property. A defeasance will be effected by the Westfield Shoppingtown Garden State Plaza Borrowers' pledging substitute collateral that consists of obligations or securities which are "Government Securities" as defined in section 2(a)(16) of the Investment Company Act of 1940 and qualify under section 1.860G-2(a)8 of the U.S. Treasury regulations that produce payments which replicate the payment obligations of the Westfield Shoppingtown Garden State Plaza Borrowers under the Westfield Shoppingtown Garden State Plaza Loan Group and that is sufficient to pay off the Westfield Shoppingtown Garden State Plaza Loan Group in its entirety on its maturity date.

     The Westfield Shoppingtown Garden State Plaza Borrowers' right to defease the Westfield Shoppingtown Garden State Plaza Loan Group is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C4 certificates by such rating agency.

     The Westfield Shoppingtown Garden State Plaza Borrowers are also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Westfield Shoppingtown Garden State Plaza. Westfield Shoppingtown Garden State Plaza is an approximately 1,986,941 square foot, two-level enclosed regional mall located in Paramus, New Jersey. The Westfield Shoppingtown Garden State Plaza was originally developed in 1957 and was most recently renovated in 1997. The Westfield Shoppingtown Garden State Plaza is anchored by Macy's, Nordstrom, JCPenney, Neiman Marcus and Lord & Taylor, with an aggregate of 1,132,832 square feet of anchor space, comprising 57% of the total gross leasable area. Nordstrom, Neiman Marcus and Lord & Taylor ground lease their pads and, as a result, the improvements thereon are not part of the Westfield Shoppingtown Garden State Plaza Mortgaged Property. The Westfield Shoppingtown Garden State Plaza Mortgaged Property also includes 789,826 square feet of in-line mall space (including kiosks and automatic teller machines), offering approximately 269 in-line and specialty shops, including a 12-unit food court and comprising 39.8% of the total gross leasable area. Nationally recognized retail tenants include Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, Ann Taylor, Brooks Brothers, Bath and Body Works, Express, Foot Locker, Gap, J. Crew, Kenneth Cole New York, Limited/Limited Too, Sephora and Victoria's Secret. As reported by the Westfield Shoppingtown Garden State Plaza Borrowers, in-line sales for the year ending January 31, 2004 were $534 per square foot and occupancy costs for in-line tenants were 16.3% for the year ending December 31, 2003. As of April 26, 2004, based on square footage leased, overall mall occupancy at the Westfield Shoppingtown Garden State Plaza was 97.9%, with in-line occupancy of 94.7%. The projected 2004/2005 anticipated overall mall occupancy at the Westfield Shoppingtown Garden State Plaza is 98.1%, with in-line occupancy at 95.1% based on certain lease-up assumptions, as more particularly described in Annex A-1 and the footnotes thereto.

     The following tables provide the indicated information regarding tenants and leases of space at the Westfield Shoppingtown Garden State Plaza, based on the April 26, 2004 rent roll.

GROSS LEASABLE AREA (GLA) OVERVIEW OF WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA

                                APPROXIMATE       AS %       ANCHOR LEASE
STORE                           SQUARE FEET      OF GLA       EXPIRATION
----------------------------   -------------   ----------   -------------
ANCHORS
 Macy's ....................       439,632         22.1%      7/31/2021
 Nordstrom .................       245,348         12.3       7/31/2006
 JCPenney ..................       176,713          8.9      11/30/2021
 Neiman Marcus .............       141,139          7.1       8/31/2011
 Lord & Taylor .............       130,000          6.5       1/31/2017
                                   -------        -----
TOTAL ANCHOR SPACE .........     1,132,832         57.0%
In-Line Mall Space .........       789,826         39.8
Outparcels .................        64,283          3.2
                                 ---------        -----
TOTAL GLA ..................     1,986,941        100.0%

     The following should be noted with respect to the table above--

     o The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o Nordstrom, Neiman Marcus and Lord & Taylor ground lease their pads and, therefore, the improvements on the Nordstrom, Neiman Marcus and Lord & Taylor pads are not part of the loan collateral.

     o The expiration date with respect to Nordstrom, Neiman Marcus and Lord & Taylor reflects the expiration date of the ground lease.

     o    In-Line Mall Space includes kiosks and an automatic teller machine.

                    FIVE LARGEST IN-LINE AND MAJOR TENANTS AT
          WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA MORTGAGED PROPERTY

                                   APPROXIMATE       LEASE
TENANT                             SQUARE FEET     EXPIRATION
-------------------------------   -------------   -----------
Old Navy ......................       52,420       1/31/2007
Best Buy ......................       50,000      11/30/2015
Borders Books & Music .........       33,308       1/31/2008
Banana Republic ...............       22,447       1/31/2011
Victoria's Secret .............       20,032       1/31/2015
                                      ------
TOTAL .........................      178,207

     The following should be noted with respect to the table above--

     o    The Best Buy space is an outparcel.

     o Victoria's Secret is not currently in occupancy but has executed a lease and, according to information from the borrower, is expected to be in occupancy by August 1, 2004.

                LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT
                   WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA

                                     APPROXIMATE
                                       EXPIRING      AS % OF TOTAL
                                       IN-LINE          IN-LINE
YEAR                                 SQUARE FEET      SQUARE FEET     CUMULATIVE %
---------------------------------   -------------   --------------   -------------
2004 ............................       20,219             2.6%             2.6%
2005 ............................       29,245             3.7              6.3%
2006 ............................       21,676             2.7              9.0%
2007 ............................      153,566            19.4             28.5%
2008 ............................      123,626            15.7             44.1%
2009 ............................      108,808            13.8             57.9%
2010 ............................       63,805             8.1             66.0%
2011 ............................       88,498            11.2             77.2%
2012 ............................       54,038             6.8             84.0%
2013 and beyond .................       84,955            10.8             94.8%
Vacant ..........................       41,390             5.2           100.00%
                                       -------           -----
TOTAL ...........................      789,826           100.0%
5 year average rollover .........       69,666             8.8%
7 year average rollover .........       74,421             9.4%

     The following should be noted with respect to the table above--

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     o The in-line square feet excluded a 50,000 square foot Best Buy outparcel with a lease expiring in 2015 and a 14,283 square foot Chili's/On the Border outparcel with a lease expiring in 2013.

     Lockbox. The Westfield Shoppingtown Garden State Plaza Borrowers are required to cause the tenants to deposit all rents derived from the Westfield Shoppingtown Garden State Plaza Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee; provided that prior to the occurrence of and following the termination of a Westfield Shoppingtown Garden State Plaza Trigger Event (as defined below), funds on deposit in the lockbox account will be swept on a daily basis to an account controlled and maintained by the Westfield Shoppingtown Garden State Plaza Borrowers. Following the occurrence and during the continuance of any one or more of the following events (a "Westfield Shoppingtown Garden State Plaza Trigger Event"):

     o    an event of default; or

     o the debt service coverage ratio, calculated pursuant to the related loan documents, falling below 1.10x;

funds in the lockbox account will be allocated as set forth below until the Westfield Shoppingtown Garden State Plaza Trigger Event terminates in accordance with the related loan agreement. A Westfield Shoppingtown Garden State Plaza Trigger Event may be terminated no more than six (6) times during the term of the loan upon, among other things, achieving a debt service coverage ratio of 1.15x for one fiscal quarter (if such Westfield Shoppingtown Garden State Plaza Trigger Event was due to the debt service coverage ratio falling below 1.10x) or curing the event of default which caused such Westfield Shoppingtown Garden State Plaza Trigger Event.

     During the continuation of a Westfield Shoppingtown Garden State Plaza Trigger Event, provided that no event of default has occurred and is continuing, funds on deposit in the lockbox account will be allocated as follows: (1) monthly tax and insurance amounts to the tax and insurance account; (2) cash management fees to the fee agent; (3) monthly debt service payment amount to the debt service reserve account; (4) monthly operating expenses to the operating expense account; (5) monthly replacement and rollover expense deposit to the replacement and rollover reserve account; and (6) the remainder to the Westfield Shoppingtown Garden State Plaza Borrowers unless an event of default has occurred and is continuing.

     Reserves and Escrows. Except as discussed under "--Tax and Insurance Guaranty" below, The Westfield Shoppingtown Garden State Plaza Borrowers are required to deposit on each due date certain amounts for payment of taxes and insurance premiums relating to the Westfield Shoppingtown Garden State Plaza Mortgaged Property into a tax and insurance reserve account. Notwithstanding the foregoing, the Westfield Shoppingtown Garden State Plaza Borrowers will not be required to make reserve deposits for monthly insurance costs if insurance coverage is provided under blanket policies, until the occurrence and during the continuation of a Westfield Shoppingtown Garden State Plaza Trigger Event. See "--Tax and Insurance Guaranty" below.

     Except as discussed under "--Replacement and Rollover Reserve Guaranty" as described below, the Westfield Shoppingtown Garden State Plaza Borrowers are required to deposit on each due date certain amounts for costs relating to improvement replacements and tenant rollover into a replacement and rollover reserve account. The mortgagee will disburse funds deposited in the replacement and rollover reserve account from time to time upon the satisfaction by Westfield Shoppingtown Garden State Plaza Borrowers of certain conditions set forth in the loan documents. See "--Replacement and Rollover Reserve Guaranty" below.

     The mortgagee is granted a security interest in each of the reserve accounts but the Westfield Shoppingtown Garden State Plaza Borrowers are entitled to the interest which accrues thereon.

     Tax and Insurance Guaranty. In lieu of making deposits into the tax and insurance reserve account, the Westfield Shoppingtown Garden State Plaza Sponsors have executed a guaranty of real estate taxes and insurance premiums and deductibles in favor of the mortgagee. Under that tax and insurance guaranty, the Westfield Shoppingtown Garden State Plaza Sponsors guaranty the payment of all real estate taxes and insurance premiums in accordance with the terms and provisions of the related loan agreement and the payment of any deductibles under any liability policies required under the related loan agreement in the event of any claim thereunder. The Westfield Shoppingtown Garden State Plaza Sponsors are severally liable under the tax and insurance guaranty in proportion to their indirect beneficial interests in the Westfield Shoppingtown Garden State Plaza Borrower. Upon a Westfield Shoppingtown Garden State Plaza Trigger Event, the Westfield Shoppingtown Garden State Plaza Borrowers are required to deposit amounts in the tax and insurance reserve account as set forth above.

     Replacement and Rollover Reserve Guaranty. In lieu of making deposits into the replacement and rollover reserve account, the Westfield Shoppingtown Garden State Plaza Sponsors have executed a guaranty in favor of the mortgagee, under which the Westfield Shoppingtown Garden State Plaza Sponsors guaranty to the mortgagee the payment and performance of (a) certain leasing expenses, maintenance or repair expenses incurred by the Westfield Shoppingtown Garden State Plaza Borrowers which are approved by the mortgagee and the work associated with such expenses, in accordance with the related loan documents, and (b) the completion of certain specified improvements or other work to be performed by or on behalf of the Westfield Shoppingtown Garden State Plaza Borrowers under certain leases. The Westfield Shoppingtown Garden State Plaza Sponsors' liability under such replacement and rollover reserve guaranty is limited to the difference between (x) the amounts that the Westfield Shoppingtown Garden State Plaza Borrowers would have been required to deposit in the replacement and rollover reserve account had its monthly deposit been calculated based upon the underwritten $1.20 per square foot of in-line tenant space and had such replacement and rollover reserve guaranty not been in effect and (y) the amount actually deposited in the replacement and rollover reserve account by the Westfield Shoppingtown Garden State Plaza Borrowers, as described under "--Reserves and Escrows" above. The Westfield Shoppingtown Garden State Plaza Sponsors are severally liable under the replacement and rollover guaranty in proportion to their indirect beneficial interests in the Westfield Shoppingtown Garden State Plaza Borrower. Upon a Westfield Shoppingtown Garden State Plaza Trigger Event, the Westfield Shoppingtown Garden State Plaza Borrowers are required to deposit amounts in the replacement and rollover reserve account as set forth above.

     Property Management. The Westfield Shoppingtown Garden State Plaza Mortgaged Property is managed by Westfield Corporation, Inc., an affiliate of the Westfield America, Inc, one of the Westfield Shoppingtown Garden State Plaza Sponsors.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in March 2004 by a third-party appraiser, the appraised value of the Westfield Shoppingtown Garden State Plaza Mortgaged Property as of March 31, 2004 is $977,200,000. Based on that appraised value, the Westfield Shoppingtown Garden State Plaza Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 53.2% (taking into account the Westfield Shoppingtown Garden State Plaza Non-Trust Loans).

     Underwritten Debt Service Coverage Ratio. The current U/W Net Cash Flow for the Westfield Shoppingtown Garden State Plaza Mortgaged Property was calculated to be $61,846,104. Based on that current U/W Net Cash Flow, the Westfield Shoppingtown Garden State Plaza Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.36x (taking into account the Westfield Shoppingtown Garden State Plaza Non-Trust Loans). The projected 2004/2005 U/W Net Cash Flow for the Westfield Shoppingtown Garden State Plaza Mortgaged Property was calculated to be $62,006,522 based on the inclusion of anticipated rental income from certain executed leases in which tenants have not yet taken occupancy and a certain proposed lease which, according to the Westfield Shoppingtown Garden State Plaza Borrowers, is currently being negotiated, each as more particularly described in Annex A-1 and the footnotes thereto. Based on that projected U/W Net Cash Flow, the Westfield Shoppingtown Garden State Plaza Mortgage Loan would have an Underwritten Debt Service Coverage Ratio of 2.36x (taking into account the Westfield Shoppingtown Garden State Plaza Non-Trust Loans).

     Terrorism Guaranty. The Westfield Shoppingtown Garden State Plaza Sponsors have executed a guaranty in favor of the mortgagee, which provides that, if the Westfield Shoppingtown Garden State Plaza Borrowers fail to maintain terrorism insurance coverage from a qualified carrier in an amount (the "Westfield Shoppingtown Required Terrorism Insurance Amount") at least equal to the lesser of (i) the outstanding principal balance of the Westfield Shoppingtown Gardens State Plaza Loan Group and (ii) the insurable value of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, as determined pursuant to the related loan documents, together with business interruption coverage as required under the related loan documents, then the Westfield Shoppingtown Garden State Plaza Sponsors guaranty to the mortgagee the full and prompt payment (in accordance with the terms of such terrorism guaranty, and subject to the limitations on liability described below) of the amount of any loss or damage with respect to the Westfield Shoppingtown Garden State Plaza Mortgaged Property caused by an incident of terrorism or a terrorist act that is not covered by any policies maintained by the Westfield Shoppingtown Garden State Plaza Borrowers or the Westfield Shoppingtown Garden State Plaza Sponsors at the time of the occurrence, which loss or damage would have otherwise been insured if the Westfield Shoppingtown Garden State Plaza Borrowers had maintained all insurance policies required pursuant to the related loan documents without any terrorism exclusion, up to the Westfield Shoppingtown Required Terrorism Insurance Amount. The Westfield Shoppingtown Garden State Plaza Sponsors may on behalf of the Westfield Shoppingtown Garden State Plaza Borrowers obtain and maintain a policy insuring the Westfield Shoppingtown Garden State Plaza Mortgaged Property against terrorist acts that satisfies the requirements set forth above. The Westfield Shoppingtown Garden State Plaza Sponsors are jointly and severally liable for 100% of the guaranteed obligations under such terrorism guaranty, except that this liability may be reduced with respect to the Westfield Shoppingtown Garden State Plaza Sponsors to reflect any insurance policy for terrorist acts maintained by them in addition to insurance maintained by the Westfield Garden State Plaza Borrowers. In any event, and in addition to such terrorism guaranty, the Westfield Shoppingtown Garden State Plaza Borrowers are required to maintain insurance coverage for terrorist acts in an amount equal to the lesser of (a) the Westfield Shoppingtown Required Terrorism Insurance Amount and (b) the difference between the amount of insurance coverage that is available for terrorist acts for an annual premium of $300,000 and the amount of insurance maintained by the Westfield Shoppingtown Garden State Plaza Borrowers under existing policies for loss, damages or liabilities that do not contain an exclusion for acts of terrorism. In the event that the combined net worth of the Westfield Shoppingtown Garden State Plaza Sponsors (determined in accordance with the related loan documents) at any time falls below $2,000,000,000, the Westfield Shoppingtown Garden State Plaza Sponsors are required to provide a replacement guarantor or guarantors with a combined net worth equal to or greater than $2,000,000,000.

     Theater Expansion. Pursuant to the loan documents, upon the satisfaction of certain conditions including (a) the lender's approval of the plans and specifications, (b) the absence of an event of default with respect to the Westfield Shoppingtown Garden State Plaza Loan Group, (c) the delivery of an executed lease for the cinema complex, (d) the delivery of cash or a letter of credit equal to 125% of the amount by which the estimated costs of the proposed expansion exceed an amount equal to 5% of the original principal balance of the Westfield Shoppingtown Garden State Plaza Loan Group or, for so long as the Westfield Shoppingtown Garden State Plaza Sponsors meet certain financial requirements, the delivery of a completion guaranty by the Westfield Shoppingtown Garden State Plaza Sponsors, and (e) due to potential environmental conditions which may exist with respect to the site, compliance with certain environmental investigations and mitigants specified in the related loan documents, the Westfield Shoppingtown Garden State Plaza Borrowers may acquire an approximately five-acre existing theatre site adjacent to the Westfield Shoppingtown Garden State Plaza Mortgaged Property and construct thereon (i) an approximately 99,000 square-foot cinema complex, (ii) approximately 35,000 square feet of new in-line mall shop space, (iii) approximately 15,000 square feet of new restaurant space, (iv) an expansion to the existing food court and (v) a grade parking lot and/or a decked parking facility. Upon the acquisition of that parcel, it will become additional collateral for the Westfield Shoppingtown Garden State Plaza Loan Group.

     Environmental Matters. Certain environmental conditions have been identified at a property adjacent to the Westfield Shoppingtown Garden State Plaza Mortgaged Property. An affiliate of the Westfield Shoppingtown Garden State Plaza Borrowers has been designated the responsible party with respect to those environmental conditions and certain remedial work was performed with respect thereto. An environmental assessment prepared in connection with the Westfield Shoppingtown Garden State Plaza Mortgage Loan estimated ongoing monitoring costs to be approximately $30,000. As such, no escrow or guaranty was required with respect to this matter. However, there can be no assurance that additional remedial work or monitoring will not be required with respect thereto.

THE 666 FIFTH AVENUE MORTGAGE LOAN

     General. The 666 Fifth Avenue Mortgage Loan has a cut-off date principal balance of $187,500,000, and represents 13.2% of the initial mortgage pool balance. The 666 Fifth Avenue Mortgage Loan is one of two (2) mortgage loans secured by the same mortgage instrument on the 666 Fifth Avenue Mortgaged Property. The other such mortgage loan, which will not be included in the trust, is identified in this prospectus supplement as the 666 Fifth Avenue Non-Trust Loan. The 666 Fifth Avenue Non-Trust Loan has a principal balance as of the cut-off date of $187,500,000. The 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan, which together constitute the 666 Fifth Avenue Loan Pair, are both secured, pursuant to a single mortgage instrument, by a first priority mortgage lien on the fee interest of the 666 Fifth Avenue Borrower in the 666 Fifth Avenue Mortgaged Property. The mortgage loans in the 666 Fifth Avenue Loan Pair are both obligations of the 666 Fifth Avenue Borrower and are cross-defaulted.

     The respective rights of the holder of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan Noteholder will be governed by the 666 Fifth Avenue Co-Lender Agreement. For a description of the 666 Fifth Avenue Co-Lender Agreement, see "--Loan Combinations--The 666 Fifth Avenue Mortgage Loan--Co-Lender Agreement" below.

     The 666 Fifth Avenue Mortgaged Property consists of a class A office building aggregating approximately 1,408,539 square feet, which square footage includes approximately 84,626 square feet of retail space, 46,700 square feet of storage and a 17,478 square foot valet parking garage for approximately 90 cars. See "--The 666 Fifth Avenue Mortgaged Property" below.

     S&P and Moody's have each confirmed to us that the 666 Fifth Avenue Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/A2 by S&P and Moody's, respectively.

     The entire 666 Fifth Avenue Loan Pair, including the 666 Fifth Avenue Mortgage Loan, will be serviced and administered pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (or a substantially similar successor servicing agreement), which provides for servicing arrangements that are similar but not identical to those under the series 2004-C4 pooling and servicing agreement.

     The Borrower and Sponsor. The borrower under the 666 Fifth Avenue Loan Pair (the "666 Fifth Avenue Borrower") is TST/TMW 666 Fifth, L.P., a Delaware limited partnership. The 666 Fifth Avenue Borrower is ultimately controlled and sponsored by Tishman Speyer Properties and TMW Real Estate Group, LLC. Tishman Speyer Properties was founded in 1978 by Robert Tishman and Jerry Speyer and is an international real estate owner and builder. Tishman Speyer Properties operates from its headquarters in New York, as well as eight other offices in the United States and 17 offices outside the United States, including offices in Frankfurt, Berlin, London, Paris, Madrid, Krakow, Warsaw, Sao Paulo and Buenos Aires. Since its formation, Tishman Speyer Properties has developed or acquired a portfolio of over 48 million square feet of real estate valued at $14 billion. TMW Real Estate Group, LLC, established in 1982, offers a full range of real estate investment products, in addition to real estate asset management and development services, to investors in the United States and Europe. TMW Real Estate Group, LLC services several German institutional investors seeking diversified investment opportunities and professional investment management across Europe and the United States. On December 31, 2002, Prudential Real Estate Investors ("PREI") acquired TMW Immobilien AG in Munich, Germany, and the TMW Real Estate Group, LLC, in Atlanta, Georgia. As a combined company, PREI/TMW has $14.8 billion in net assets under management as of March 31, 2003.

     Interest Rate; Prepayments; Defeasance. The 666 Fifth Avenue Mortgage Loan (as well as the 666 Fifth Avenue Non-Trust Loan) is a five-year mortgage loan with a stated maturity date of January 11, 2009, and accrues interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the 666 Fifth Avenue Loan Pair will accrue interest at the per annum rate of 4.5325%.

     On the eleventh day of each month, up to but excluding the stated maturity date, the 666 Fifth Avenue Borrower is required to make monthly payments of interest only calculated on the outstanding principal balance of the 666 Fifth Avenue Loan Pair.

     Distributions of amounts received with respect to the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan will be distributed between the holders thereof as described under "--Loan Combinations--The 666 Fifth Avenue Mortgage Loan--Priority of Payments" below.

     The 666 Fifth Avenue Borrower is prohibited from voluntarily prepaying the 666 Fifth Avenue Mortgage Loan, in whole or in part, until October 10, 2008. From and after October 11, 2008, the 666 Fifth Avenue Borrower may prepay the 666 Fifth Avenue Loan Pair, in whole or in part, without payment of any prepayment consideration.

     The 666 Fifth Avenue Borrower may defease the 666 Fifth Avenue Loan Pair, in whole, on any due date after the expiration of the earlier of (a) three years from the closing date of the 666 Fifth Avenue Loan Pair and (b) two years following the initial issuance of the series 2004-C4 certificates, and prior to the stated maturity date, and by doing so obtain the release of the 666 Fifth Avenue Mortgaged Property. Such defeasance will be effected by the 666 Fifth Avenue Borrower's pledging substitute collateral that consists of direct, non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the 666 Fifth Avenue Borrower under the 666 Fifth Avenue Loan Pair and that are sufficient to pay off the 666 Fifth Avenue Loan Pair in its entirety on the stated maturity date.

     The 666 Fifth Avenue Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Mezzanine Financing. 666 Fifth, L.P., a Delaware limited partnership (the "666 Fifth Avenue Mezzanine Borrower") has incurred mezzanine financing (the "666 Fifth Avenue Mezzanine Loan") in the initial principal amount of $45,000,000, which accrues interest at a floating rate. The 666 Fifth Avenue Mezzanine Loan is secured by, among other things, a pledge of 100% of the 666 Fifth Avenue Mezzanine Borrower's limited partnership interest in the 666 Fifth Avenue Borrower and 100% of the 666 Fifth Avenue Mezzanine Borrower's membership interests in the 666 Fifth G.P., the sole general partner of the 666 Fifth Avenue Borrower (such limited partnership and membership interests, collectively, the "666 Fifth Avenue Mezzanine Collateral"). The 666 Fifth Avenue Mezzanine Loan matures on January 11, 2009. On the eleventh day of each month up to but excluding the maturity date, the 666 Fifth Avenue Mezzanine Borrower is required to make an interest-only payment in arrears on the 666 Fifth Avenue Mezzanine Loan.

     The lender under the 666 Fifth Avenue Loan Pair and Hypo Real Estate Capital Corporation, which is the lender with respect to the 666 Fifth Avenue Mezzanine Loan (the "666 Fifth Avenue Mezzanine Lender"), have entered into an intercreditor agreement (the "666 Fifth Avenue Intercreditor Agreement"), that sets forth the relative priorities between the 666 Fifth Avenue Loan Pair and the 666 Fifth Avenue Mezzanine Loan. The 666 Fifth Avenue Intercreditor Agreement provides that, among other things:

     o The 666 Fifth Avenue Mezzanine Lender may not foreclose on the 666 Fifth Avenue Mezzanine Collateral unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the rating agencies that, among other things, such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of certificates issued in respect of either the 666 Fifth Avenue Mortgage Loan or the 666 Fifth Avenue Non-Trust Loan.

     o Upon an "event of default" under the 666 Fifth Avenue Mezzanine Loan, the 666 Fifth Avenue Mezzanine Lender will have the right to select a replacement manager (including any asset manager) or leasing agent for the 666 Fifth Avenue Mortgaged Properties, subject to the 666 Fifth Avenue Loan Pair lender's receipt of, among other things, a ratings confirmation (with respect to the ratings on any class of certificates issued in respect of either the 666 Fifth Avenue Mortgage Loan or the 666 Fifth Avenue Non-Trust Loan), which replacement manager, asset manager and/or leasing agent must further be: (a) acceptable to 666 Fifth Avenue Loan Pair lender in such lender's reasonable discretion, and (b) a reputable and experienced manager of no fewer than two first class office buildings similar to the 666 Fifth Avenue Mortgaged Property and consisting, in the aggregate, of not less than a specified number of square feet.

     o The 666 Fifth Avenue Mezzanine Lender has the right pursuant to the 666 Fifth Avenue Intercreditor Agreement to receive notice of any event of default under the 666 Fifth Avenue Loan Pair and the right to cure any monetary default within a period ending seven business days after receipt of such notice; provided, however, that the 666 Fifth Avenue Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the 666 Fifth Avenue Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the 666 Fifth Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the 666 Fifth Avenue Mezzanine Lender will have the same period of time as the 666 Fifth Avenue Borrower under the 666 Fifth Avenue Mortgage Loan documents plus an additional ten business days to cure such non-monetary default; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 666 Fifth Avenue Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o If the 666 Fifth Avenue Loan Pair has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the 666 Fifth Avenue Loan Pair has been commenced, and is continuing, or the 666 Fifth Avenue Loan Pair is a "specially serviced mortgage loan" under the applicable pooling and servicing agreement, the 666 Fifth Avenue Mezzanine Lender has the right to purchase the 666 Fifth Avenue Loan Pair in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the 666 Fifth Avenue Loan Pair and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the 666 Fifth Avenue Loan Pair lender in enforcing the terms of the 666 Fifth Avenue Loan Pair documents. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 666 Fifth Avenue Loan Pair or the 666 Fifth Avenue Mortgaged Property or if the event giving rise to such purchase option shall cease to exist.

     o The 666 Fifth Avenue Mezzanine Loan documents generally may be modified without the 666 Fifth Avenue Loan Pair mortgagee's consent, although certain provisions of the 666 Fifth Avenue Mezzanine Loan documents may not be modified without the 666 Fifth Avenue Loan Pair lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the 666 Fifth Avenue Mezzanine Loan Borrower. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 666 Fifth Avenue Mezzanine Loan documents, the 666 Fifth Avenue Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the 666 Fifth Avenue Mezzanine Loan in a manner that increases the monetary obligations of 666 Fifth Avenue Mezzanine Borrower under the 666 Fifth Avenue Mezzanine Loan.

     666 Fifth Avenue Mortgaged Property. The 666 Fifth Avenue Mortgaged Property is improved by a 39-story class A office building (the "666 Fifth Avenue Building"), located at 666 Fifth Avenue in midtown Manhattan, in New York City, New York. The 666 Fifth Avenue Building (with a main entrance on West 52nd Street, an entrance on West 53rd Street and a Fifth Avenue address) is situated between Rockefeller Center and 57th Street. The 666 Fifth Avenue Building consists of approximately 1,408,539 square feet of net rentable area, which square footage includes approximately 84,626 square feet of retail space, 46,700 square feet of storage and a 17,478 square foot below-grade, valet parking garage for approximately 90 cars, all of which is part of the 666 Fifth Avenue Mortgaged Property. The 666 Fifth Avenue Building was constructed in 1957 and, prior to its acquisition by the 666 Fifth Avenue Borrower in March 2000, the predecessor owner invested approximately $39 million in capital improvements to the building's lobby and major operating systems. The 666 Fifth Avenue Borrower also invested approximately $14.8 million to enhance the retail configuration, including the creation of approximately 3,860 square feet of additional retail space on Fifth Avenue, lobby redesign and renovation, and an expansion of the main entrance on West 52nd Street. The lower level connects to a subway retail concourse and accesses several subway lines which stop at the Rockefeller Center/47-50th Streets station. The retail tenants at the 666 Fifth Avenue Mortgaged Property include the flagship stores for Brooks Brothers, Hickey Freeman and the NBA Store. Based on square footage leased as of November 1, 2003, as updated for subsequent leasing, the 666 Fifth Avenue Mortgaged Property was 96.4% occupied.

     The table below provides the indicated information with respect to the five largest tenants (based on leased space) at the 666 Fifth Avenue Mortgaged Property.

        FIVE LARGEST TENANTS AT THE 666 FIFTH AVENUE MORTGAGED PROPERTY

                                              APPROX.        % OF TOTAL       % OF TOTAL                         LEASE
TENANT                                      SQUARE FEET     SQUARE FEET     BASE REVENUES     RATINGS          EXPIRATION
----------------------------------------   -------------   -------------   ---------------   ---------   ---------------------
Citibank N.A. ..........................      272,729           19.4%            18.8%         AA/Aa1    8/31/2007, 8/31/2009
                                                                                                              & 8/31/2014
Orrick, Herrington & Sutcliffe .........      220,284           15.6             13.7            NR            3/31/2010
Fulbright & Jaworski ...................      100,604            7.1              6.4            NR           12/31/2006
Vinson & Elkins ........................       68,681            4.9              6.8            NR           12/31/2010
Phillips Nizer .........................       55,872            4.0              3.2            NR           12/31/2010
                                              -------           ----             ----
TOTAL ..................................      718,170           51.0%            48.8%

     The following should be noted with respect to the table above--

     o    The five largest tenants are ranked by approximate square feet.

     o The total square foot percentage and the total base revenues percentage presented above may not reflect the exact sum of the information in the related columns due to rounding.

     o As of the cut-off date, the Citibank N.A. total area of 272,729 square feet includes 142,077 square feet as of the November 1, 2003 rent roll, plus an additional 91,874 square feet subsequently leased and 38,778 square feet for which a lease has been negotiated but not yet executed.

     o Citibank N.A.'s lease expiration consists of 70,694 square feet expiring August 31, 2007, 71,383 square feet expiring August 31, 2009 and 130,652 square feet expiring August 31, 2014 (which includes the 38,778 square feet under the lease that has been negotiated but not yet executed). The U/W Net Cash Flow of the 666 Fifth Avenue Mortgaged Property was calculated as if such additional lease had been signed.

     o Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.

     o    NR means not rated.

     The table below shows the lease expiration schedule for the 666 Fifth Avenue Mortgaged Property.

     LEASE EXPIRATION SCHEDULE FOR THE 666 FIFTH AVENUE MORTGAGED PROPERTY

                                     APPROXIMATE
                                       EXPIRING      AS % OF TOTAL
YEAR                                 SQUARE FEET      SQUARE FEET     CUMULATIVE %
---------------------------------   -------------   --------------   -------------
2004 ............................        12,020            0.9%            0.9%
2005 ............................        79,471            5.6             6.5%
2006 ............................       162,435           11.5            18.0%
2007 ............................       255,360           18.1            36.2%
2008 ............................        56,386            4.0            40.2%
2009 ............................       146,970           10.4            50.6%
2010 ............................       367,765           26.1            76.7%
2011 ............................        41,587            3.0            79.7%
2012 ............................             0            0.0            79.7%
2013 ............................        41,957            3.0            82.6%
2014 and beyond .................       193,498           13.7            96.4%
Vacant ..........................        51,090            3.6           100.0%
                                        -------          -----
TOTAL ...........................     1,408,539          100.0%
5 year average rollover .........       113,134            8.0%
7 year average rollover .........       154,344           11.0%

     The following should be noted with respect to the table above--

     o    2004 includes month-to-month tenants.

     o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on the total square feet.

     666 Fifth Avenue Lease Issues. The prior owner of the 666 Fifth Avenue Mortgaged Property (the predecessor to the 666 Fifth Avenue Borrower, referred to herein as the "666 Fifth Avenue Prior Owner") is the named defendant in one or more lawsuits initiated by tenants at the 666 Fifth Avenue Mortgaged Property claiming that the 666 Fifth Avenue Prior Owner failed to perform its obligations under their leases at the 666 Fifth Avenue Mortgaged Property to timely provide tax statements and to adjust the rent in accordance with such leases. In connection with the 666 Fifth Avenue Borrower's acquisition of the 666 Fifth Avenue Mortgaged Property from the 666 Fifth Avenue Prior Owner and pursuant to the purchase agreement ("666 Fifth Avenue Purchase Agreement") between such parties, the 666 Fifth Avenue Borrower obtained an indemnity from the 666 Fifth Avenue Prior Owner against any claims, costs, losses, expenses or damages incurred by the 666 Fifth Avenue Borrower in connection with the claims of such tenants that their rent should be reduced by an amount equal to such tenants' pro rata share of the decrease in the real estate tax from the base taxes set forth in their respective leases. Pursuant to the 666 Fifth Avenue Purchase Agreement, the 666 Fifth Avenue Prior Owner delivered to the 666 Fifth Avenue Borrower an irrevocable letter of credit in the amount of $3,000,000 (the "666 Fifth Avenue LC") to secure the 666 Fifth Avenue Prior Owner's faithful performance under such indemnity. The 666 Fifth Avenue LC is transferable pursuant to its terms to any successor to the 666 Fifth Avenue Borrower's interest in the 666 Fifth Avenue Mortgaged Property. Under the related loan agreement, the 666 Fifth Avenue Borrower is prohibited from assigning, canceling, terminating or surrendering the 666 Fifth Avenue LC until such time as it is returned to the 666 Fifth Avenue Prior Owner pursuant to the terms of the indemnity; and, upon the occurrence of an event of default, the mortgagee may require delivery to it of the 666 Fifth Avenue LC.

     Agreements Affecting the 666 Fifth Avenue Mortgaged Property. The 666 Fifth Avenue Mortgaged Property is subject to a Distinctive Sidewalk Improvement Maintenance Agreement ("666 Fifth Avenue Sidewalk Agreement") dated March 18, 1999 between a prior owner and the then Borough Commissioner of the Department of Buildings of the City of New York relating to the maintenance of a non-conforming distinctive curb and sidewalk which fronts the 666 Fifth Avenue Building. The 666 Fifth Avenue Sidewalk Agreement obligates the landowner, among other things, to keep such curb and sidewalk in good, clean and safe condition and to perform all repairs and replacements thereto in conformity with the plans on file with the City of New York and with the original construction. Under the terms of the 666 Fifth Avenue Sidewalk Agreement, the landowner will be responsible and liable for failures, errors and omissions to the design, construction and/or maintenance of the sidewalk and curb. In the event that the owner of the 666 Fifth Avenue Mortgaged Property fails to maintain, repair or reconstruct such sidewalk and curb in a satisfactory manner, the Department of Buildings of the City of New York may perform the necessary maintenance work at the landowner's costs. Any costs incurred by the Department of Buildings of the City of New York in performing such work and not reimbursed by the landowner may become a lien upon the 666 Fifth Avenue Mortgaged Property and such lien will be superior to any encumbrances recorded against the 666 Fifth Avenue Mortgaged Property.

     A line of the New York City subway system maintains a nearby underground subway stop from which one can directly access the 666 Fifth Avenue Mortgaged Property. The New York City Transit Authority holds a permanent and perpetual right-of-way and easement in, through and upon the 666 Fifth Avenue Mortgaged Property including any building or buildings erected thereon for and as a means of ingress and egress by passengers of the New York City Transit System through a designated entrance area at the 666 Fifth Avenue Mortgaged Property, which easement by its terms is superior to the lien of any mortgage. The 666 Fifth Avenue Mortgage Loan is subject to such right-of-way and easement agreement and the 666 Fifth Avenue Borrower or any subsequent owner is thereby required to
(a) keep such subway entrance open 24 hours a day, seven days a week, except as the transit authority may otherwise direct, (b) maintain and repair, at owner's cost and expense, such entrance area, and (c) indemnify the transit authority from and against any and all liability resulting from the owner's performance of, or failure to perform, such required maintenance. In the event that the subway entrance area is damaged or destroyed, without substantial damage to the 666 Fifth Avenue Mortgaged Property, the landowner must repair such entrance area at owner's expense. If the 666 Fifth Avenue Mortgaged Property is substantially or wholly demolished or destroyed during the term of the agreement and is not replaced or rebuilt, then the obligations under such agreement shall terminate; provided, however, that owner must, at its option, either (a) grant the transit authority a permanent and perpetual easement and right-of-way in and through a reasonable portion of the 666 Fifth Avenue Mortgaged Property as a means of access from the subway station to the street or (b) at owner's expense, cooperate with the New York City Transit Authority and the City of New York to secure all necessary approvals for construction of a functional entrance to such station in the sidewalk adjacent to the 666 Fifth Avenue Mortgaged Property. The transit authority may terminate the agreement as provided therein and in such event shall, at its own expense, close the access, ingress and egress between the 666 Fifth Avenue Mortgaged Property and the subway station and perform such work on the entrance area as landowner and transit authority shall deem reasonably necessary.

     In addition, the 666 Fifth Avenue Mortgaged Property is benefited by an easement for unrestricted light, air and view over certain air space above the New York Public Library which abuts the 666 Fifth Avenue Mortgaged Property. Such easement permitted an increase in the floor area of each floor of the 666 Fifth Avenue Building that is located above 162 feet, six inches over the level of the curb at 53rd Street by 4,375 square feet over the maximum area which would otherwise be permitted by law. Such easement is granted for so long as the 666 Fifth Avenue Building shall continue to stand. In the event of a casualty that results in the total destruction or demolition of the 666 Fifth Avenue Building, any structure erected in replacement thereof would have to either (a) contain less square footage on any floors located above 162 feet, six inches above the curb level of 53rd Street or (b) have the benefit of a new air rights easement. The owner of the 666 Fifth Avenue Mortgaged Property is required to pay to the owner of the New York Public Library property a sum equal to $35,000 per quarter until approximately January 1, 2030. Thereafter, the amount to be paid by the owner of the 666 Fifth Avenue Mortgaged Property to the owner of the library property will, by the terms of such agreement, be determined by agreement between the two property owners or, in the absence of such agreement, by appraisal. Any person or corporation that acquires ownership of fee title to the 666 Fifth Avenue Mortgaged Property by purchase, foreclosure, deed in lieu or otherwise, or the ownership of the right to collect the rents therefrom by lease or otherwise, shall automatically upon acquisition of such ownership become personally liable to the owner of the New York Public Library parcel for each quarterly payment required to be made. Such personal liability will become the obligation of such party whether or not such person or corporation has expressly assumed performance such obligation. Each party shall, in the event of the other party's breach under the easement agreement, have the right to seek injunctive relief.

     Reserves and Escrows. The 666 Fifth Avenue Borrower is required to make monthly escrow payments for taxes and, unless liability and casualty insurance is maintained under approved blanket or umbrella policies, for the payment of insurance premiums. In addition, upon the occurrence and continuance of an event of default or a decline in the debt service coverage ratio (as calculated in accordance with the related loan documents) below 1.25x for the 12-month period immediately preceding the date of calculation, the 666 Fifth Avenue Borrower is required to make monthly escrow payments for replacement costs in the amount of $30,888.

     At the closing of the 666 Fifth Avenue Loan Pair, the 666 Fifth Avenue Borrower deposited $5,700,000 into the leasing reserve account and is also required to make monthly escrow deposits to such account in the amount of $90,000, subject to increase as set forth in the related loan agreement upon the occurrence and during the continuation of an event of default or decline in the debt service coverage ratio below 1.75x. The 666 Fifth Avenue Borrower is also required to deposit into the leasing reserve account any Lease Termination Payments with respect to leases at the 666 Fifth Avenue Mortgaged Property that are made to the 666 Fifth Avenue Borrower. Funds on deposit in the leasing reserve account may be disbursed to cover, pay or reimburse the 666 Fifth Avenue Borrower for the cost of tenant improvements and allowances, leasing commissions and legal expenses incurred with respect to tenant space vacant as of the closing date of the 666 Fifth Avenue Mortgage Loan and with respect to the releasing of tenant space vacated after such closing date. In the event that the entire space that was vacant as of the closing date of the 666 Fifth Avenue Loan Pair is re-leased pursuant to one or more leases, all tenants under such leases have commenced the payment of rent, all costs associated with tenant improvements, tenant allowances, leasing commissions and legal expenses for such vacant space have been paid in full, and such costs in the aggregate did not exceed $5,700,000, then, upon satisfaction of certain additional conditions including, without limitation, the satisfaction of certain occupancy and debt service coverage ratio requirements with respect to the 666 Fifth Avenue Mortgaged Property, the 666 Fifth Avenue Borrower will be entitled to have remitted to it the difference (if any) between the amount of expenditures incurred with respect to the vacant space and $5,700,000, or at the 666 Fifth Avenue Borrower's option, have such difference remain in the leasing reserve and be credited against further monthly leasing reserve obligations.

     Lockbox. The 666 Fifth Avenue Borrower is required to cause all income from the 666 Fifth Avenue Mortgaged Property to be deposited into a segregated lockbox account under the control of the 666 Fifth Avenue Loan Pair mortgagee, which funds will be allocated as follows: (a) to the tax account in the amount of the monthly tax deposit; (b) to the extent required, to the insurance reserve account in the amount of the monthly insurance premium deposit; (c) to monthly debt service payment amount to the debt service reserve account; (d) to the extent required, to the replacement reserve account in the monthly amount of $30,888, (e) to the extent required, to the leasing reserve, the applicable monthly leasing reserve deposit; (f) to the debt service reserve account in the amount of any default interest and late payment charges; (g) to the lockbox bank for such bank's fees; and (h) provided no event of default shall have occurred and be continuing, to the 666 Fifth Avenue Borrower, except that upon lender's receipt of notice from the 666 Fifth Avenue Mezzanine Lender that an event of default under, or a low debt service coverage period with respect to, the 666 Fifth Avenue Mezzanine Loan has occurred and is continuing, to the cash management account designated by the 666 Fifth Avenue Mezzanine Lender. Upon the occurrence and during the continuance of an event of default with respect to the 666 Fifth Avenue Loan Pair, the 666 Fifth Avenue Loan Pair mortgagee may apply any sums in the lockbox account to the payment of the debt in any order in its sole discretion.

     Property Management. The 666 Fifth Avenue Mortgaged Property is managed by Tishman Speyer Properties, L.P., an affiliate of the 666 Fifth Avenue Borrower.


     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in November 2003 by a third-party appraiser, the appraised value of the 666 Fifth Avenue Mortgaged Property is $730,000,000. Based upon that appraised value, the 666 Fifth Avenue Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 51.4% (taking into account the 666 Fifth Avenue Non-Trust Loan).

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the 666 Fifth Avenue Mortgaged Property was calculated to be $52,158,823. Based on that U/W Net Cash Flow, the 666 Fifth Avenue Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 3.03x (taking into account the 666 Fifth Avenue Non-Trust Loan).

     Terrorism Insurance. The 666 Fifth Avenue Borrower is required, in accordance with the related loan documents, to maintain an all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to the full replacement cost of the 666 Fifth Avenue Mortgaged Property; provided, that the 666 Fifth Avenue Borrower is not required to maintain such terrorism coverage in amounts in excess of what would be available for an annual premium of no greater than $1,408,539 or an amount which is equal to $1.00 per rentable square foot to the extent that the 666 Fifth Avenue Mortgaged Property contains more than 1,408,539 rentable square feet.

 THE TWO PENN PLAZA MORTGAGE LOAN

     General. The Two Penn Plaza Mortgage Loan has a cut-off date principal balance of $122,500,000, representing 8.6% of the initial mortgage pool balance. The Two Penn Plaza Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the Two Penn Plaza Loan Group, that are all secured by a first priority mortgage lien on the fee simple interest in the Two Penn Plaza Mortgaged Property. The Two Penn Plaza Mortgaged Property is a 31-story class A office building with approximately 1,529,325 square feet of net rentable area located in New York, New York. See "--Two Penn Plaza" below.

     The Two Penn Plaza Loan Group is comprised of: (a) the Two Penn Plaza Mortgage Loan; (b) one (1) mortgage loan in the aggregate principal amount of $122,500,000 that will not be included in the trust and is, at all times, pari passu in right of payment with the Two Penn Plaza Mortgage Loan, which mortgage loan is identified in this prospectus supplement as the Two Penn Plaza Pari Passu Non-Trust Loan; and (c) one (1) mortgage loan in the principal amount of $55,000,000 that will not be included in the trust and is generally subordinate in right of payment to the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan, which mortgage loan is identified in this prospectus supplement as the Two Penn Plaza Subordinate Non-Trust Loan. The mortgage loans in the Two Penn Plaza Loan Group are all obligations of the Two Penn Plaza Borrower and are cross-defaulted.

     The Two Penn Plaza Subordinate Non-Trust Loan may be broken into two or more mortgage loans with the same aggregate characteristics as are described in this prospectus supplement with respect to the Two Penn Plaza Subordinate Non-Trust Loan and whose holders have the same aggregate rights as are described in this prospectus supplement as belonging to the Two Penn Plaza Subordinate Non-Trust Loan Noteholder.

     The respective rights of the holder of the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Non-Trust Loan Noteholders will be governed by the Two Penn Plaza Co-Lender Agreement. For a description of the Two Penn Plaza Co-Lender Agreement, see "--Loan Combinations--The Two Penn Plaza Mortgage Loan--Co-Lender Agreement" below.

     S&P and Moody's have confirmed to us that the Two Penn Plaza Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A/Baa2 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The borrower under the Two Penn Plaza Loan Group (the "Two Penn Plaza Borrower") is Vornado Two Penn Property L.L.C., a Delaware limited liability company, indirectly owned by Vornado Realty L.P., a Delaware limited partnership (rated BBB+/Baa2 by S&P and Moody's respectively) whose general partner is Vornado Realty Trust, a Maryland real estate investment trust. Vornado Realty Trust ("Vornado") is a publicly traded REIT headquartered in New York, New York and listed on the NYSE under the symbol VNO. Vornado (rated BBB+ by S&P) reports that it owns and manages approximately 75 million square feet of real estate comprised of office, retail, merchandise mart and temperature controlled logistics properties. As of December 31, 2003, Vornado's office portfolio included 20 office buildings in the metropolitan New York City area (primarily Manhattan) with approximately 13.3 million square feet making Vornado one of the largest property owners in New York City. In addition to Two Penn Plaza, Vornado owns three other office buildings in the Penn Station submarket, namely, One Penn Plaza, Eleven Penn Plaza and 330 West 34th Street as well as the 1,700 room Hotel Pennsylvania. Vornado also owns 100% of Charles
E. Smith Commercial Realty LP, which owns approximately 13.9 million square feet of office properties in Northern Virginia and Washington, D.C. and manages another 5.1 million square feet of office and other commercial properties in the Washington, D.C. area. Vornado also owns 33.1% of the outstanding common stock of Alexander's Inc., a publicly traded REIT listed on the NYSE under the symbol ALX that owns several New York City metropolitan area properties.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Two Penn Plaza Mortgage Loan (as well as each Two Penn Plaza Non-Trust Loan) is an ARD Loan with an anticipated repayment date of February 11, 2011 and a stated maturity date of February 11, 2034. The entire Two Penn Plaza Loan Group accrues interest on an Actual/360 Basis at a weighted average interest rate of 4.9658% per annum. For purposes of accruing interest, the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan each consist of two components with different component interest rates. As of the cut-off date, component no. 1 of the Two Penn Plaza Mortgage Loan has an unpaid principal
balance of $           , component no. 2 of the Two Penn Plaza Mortgage Loan
has an unpaid principal balance of $            , component no. 1 of the Two
Penn Plaza Pari Passu Non-Trust Loan has an unpaid principal balance of
$            and component no. 2 of the Two Penn Plaza Pari Passu Non-Trust
Loan has an unpaid principal balance of $            . Until the related
anticipated repayment date, in the absence of default, component no. 1 and component no. 2 of the Two Penn Plaza Mortgage Loan will accrue interest at
   % and    % per annum, respectively, and component no. 1 and component no. 2
of the Two Penn Plaza Pari Passu Non-Trust Loan will accrue interest at    %
and    % per annum, respectively, and the Two Penn Plaza Subordinate Non-Trust
Loan will accrue interest at    % per annum. From and after its anticipated
repayment date, in the absence of default, (a) all four (4) components of the Two Penn Plaza Pari Passu Loans will each
accrue interest at a revised interest rate equal to the greater of (i)       %
per annum and (ii) a specified treasury rate plus 5%, and (b) the Two Penn Plaza Subordinate Non-Trust Loan will accrue interest at a revised interest
rate equal to the greater of (i)       % per annum and (ii) a specified
treasury rate plus 5%. In each such case, the additional interest resulting from the increase in the per annum accrual rate will constitute Post-ARD Additional Interest, the payment of which will be deferred. All payments of principal allocable to a Two Penn Plaza Pari Passu Loan will be applied first against component no. 1 of that mortgage loan, until the principal balance of that component no. 1 is reduced to zero, and then against component no. 2 of that mortgage loan.

     Because the component interest rates described above have not yet been set, it is assumed for the purposes of this prospectus supplement that the Two Penn Plaza Mortgage Loan has a weighted averge cut-off date mortgage interest rate equal to 4.9658% per annum (although it may actually be less).

     On the 11th day of each month through and including the due date in February 2006, the Two Penn Plaza Borrower is required to make monthly interest-only payments on the Two Penn Plaza Loan Group and thereafter, up to and including the anticipated repayment date, the Two Penn Plaza Borrower is required to make a constant monthly debt service payment on the Two Penn Plaza Loan Group equal to $1,604,200.23 (based on a 30-year amortization schedule for the entire Two Penn Plaza Loan Group).

     From and after the anticipated repayment date, the Two Penn Plaza Borrower is required to make a constant monthly debt service payment on the Two Penn Plaza Loan Group equal to $1,825,367.14 (based on a 23-year amortization schedule for the entire Two Penn Plaza Loan Group) and to also apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves) from the Two Penn Plaza Mortgaged Property toward additional amortization of the Two Penn Plaza Loan Group. The post-anticipated repayment date constant monthly debt service payment will be applied to principal and interest based on the pre-anticipated repayment date interest rate. The payment of any Post-ARD Additional Interest accrued on any mortgage loan comprising the Two Penn Plaza Loan Group at the applicable rate and not paid currently will be deferred until the stated maturity date. The anticipated repayment date does not trigger a Two Penn Plaza Reserve Period (as defined below) and accordingly, absent the occurrence and continuance of a Two Penn Plaza Reserve Period, excess cash flow, which is required to be applied toward additional amortization, will not be swept from the collection account to the lender's account pursuant to the cash management provisions of the related loan agreement. See "--Lockbox" below.

     Distributions of amounts received with respect to the Two Penn Plaza Loan Group and the Two Penn Plaza Non-Trust Loans will be distributed among the holders thereof as described under "--Loan Combinations--The Two Penn Plaza Loan Group--Priority of Payments" below.

     Amortization of the Two Penn Plaza Loan Group will be applied to pay down the principal balances of the Two Penn Plaza Pari Passu Loans to zero, on a pro rata basis, before any such amortization is applied to the Two Penn Plaza Subordinate Non-Trust Loan.

     The Two Penn Plaza Borrower is also required to make the reserve and escrow payments described under --Reserves and Escrows" below.

     The Two Penn Plaza Borrower is prohibited from voluntarily prepaying the Two Penn Plaza Loan Group, in whole or in part, prior to August 11, 2010. From and after August 11, 2010, the Two Penn Plaza Borrower may prepay the Two Penn Plaza Loan Group, in whole or in part, without payment of any prepayment consideration.

     The Two Penn Plaza Borrower may defease the Two Penn Plaza Loan Group, in whole only, on any due date after the expiration of the earlier of (a) three years from the closing date of the Two Penn Plaza Loan Group and (b) two years following the initial issuance of any certificates issued as a result of the latest securitization of any mortgage loan in the Two Penn Plaza Loan Group, and prior to its anticipated repayment date, and by doing so obtain the release of the Two Penn Plaza Mortgaged Property. A defeasance will be effected by the Two Penn Plaza Borrower pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Two Penn Plaza Borrower under the Two Penn Plaza Loan Group and that are sufficient to pay off the Two Penn Plaza Loan Group in its entirety on its anticipated repayment date.

     The Two Penn Plaza Borrower's right to defease the Two Penn Plaza Loan Group is subject to each rating agency then rating any certificates issued in respect of the Two Penn Plaza Loan Group confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     Two Penn Plaza. Two Penn Plaza is a 31-story class A office building with approximately 1,529,325 square feet of net rentable area, including approximately 49,800 aggregate square feet of ground floor retail space and second floor retail space, and approximately 25,000 square feet of storage space. Two Penn Plaza is located in Manhattan's Penn Station submarket on the entire westerly side of Seventh Avenue between West 31st and West 33rd Streets. Built over Pennsylvania Station and adjacent to Madison Square Garden, the building offers large flexible floor plates averaging over 56,000 square feet as well as 360-degree views of Manhattan from the upper floors. Two Penn Plaza was built in 1968 and renovated in 1991. According to the Two Penn Plaza Borrower, approximately $14.7 million has been invested since 1989 in upgrading the building and approximately $2.6 million is currently budgeted by the Two Penn Plaza Borrower for a new turnstile system, repair of plaza stairs, and upgrade of the fire alarm system. Vornado Realty Trust also has plans to redevelop some of the existing retail space and to add new retail space and additional signage at Two Penn Plaza by using a portion of the property's 366,937 square feet of unused floor area. Two Penn Plaza has direct access to New York's major commuting and transportation systems including Amtrak, the Long Island Railroad, PATH trains and several subway lines all easily accessible through entrances in the building's lobby. In addition to Madison Square Garden, other major attractions within close proximity of Two Penn Plaza include Macy's, the Empire State Building, the Jacob K. Javits Convention Center, the Fashion Institute of Technology, and the landmarked main New York Post Office. Two Penn Plaza is occupied by a diverse mix of professional and service business firms including United Healthcare Services, Inc. (a subsidiary of United Health Group, Inc.), Nationwide Life Insurance Company, JPMorgan Chase, Compaq Computer Corporation (a subsidiary of Hewlett-Packard Company) and Charles Schwab & Co., Inc. The three largest tenants at Two Penn Plaza occupy approximately 62.1% of the building's space and represent approximately 66.7% of total base revenues of the building. The single largest tenant is The McGraw-Hill Companies, Inc. which occupies 518,217 square feet, or 33.9% of total space, under a long term lease that expires March 31, 2020. Other leading tenants include Information Builders, Inc., with 268,190 square feet (17.5% of total space) and Madison Square Garden, L.P. (a joint venture of Cablevision Systems Corporation and Fox Sports Network), with 162,945 square feet (10.7% of total space). As of January 1, 2004, based on square footage leased, occupancy at Two Penn Plaza was 95.6%.

                     THREE LARGEST TENANTS AT TWO PENN PLAZA

                                                               % OF TOTAL       % OF TOTAL                    LEASE
TENANT                                        SQUARE FEET     SQUARE FEET     BASE REVENUES     RATINGS     EXPIRATION
------------------------------------------   -------------   -------------   ---------------   ---------   -----------
The McGraw-Hill Companies, Inc. ..........       518,217          33.9%            36.8%         NR/A1     3/31/2020
Information Builders, Inc. ...............       268,190          17.5             17.8            NR      5/31/2013
Madison Square Garden, L.P. ..............       162,945          10.7             12.1            NR      4/30/2007
United Healthcare Services, Inc. .........        69,137           4.5              3.8           A/A3     1/31/2006
Compaq Computer Corporation ..............        51,200           3.3              5.0          A-/A3     1/31/2008
                                                 -------          ----             ----
TOTAL ....................................     1,069,689          69.9%            75.5%

     The following should be noted with respect to the table above--

     o    The five largest tenants are ranked by approximate square feet.

     o The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o The McGraw-Hill Companies, Inc.'s lease provides for two, five-year renewal options.

     o Information Builders, Inc.'s lease provides for two, five-year renewal options. In addition, Information Builders, Inc. has the option to terminate its lease effective May 31, 2008 upon prior notice given no later than February 28, 2007 and payment of a termination fee in an amount as calculated pursuant to the lease.

     o Madison Square Garden, L.P.'s lease provides for two, five-year renewal options for 112,602 square feet of its space.

     o    The McGraw-Hill Companies, Inc. is the parent company of S&P.

     o Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.

     o    NR means not rated.

      LEASE EXPIRATION SCHEDULE FOR THE TWO PENN PLAZA MORTGAGED PROPERTY

                                           APPROXIMATE         AS % OF TOTAL
YEAR                                  EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
----------------------------------   ----------------------   --------------   -------------
2004 .............................             88,712                5.8%            5.8%
2005 .............................              5,569                0.4             6.2%
2006 .............................            135,853                8.9            15.0%
2007 .............................            186,074               12.2            27.2%
2008 .............................            110,979                7.3            34.5%
2009 .............................             29,436                1.9            36.4%
2010 .............................             65,636                4.3            40.7%
2011 .............................                  0                0.0            40.7%
2012 .............................              9,366                0.6            41.3%
2013 .............................            272,290               17.8            59.1%
2014 and beyond ..................            558,271               36.5            95.6%
Vacant ...........................             67,139                4.4           100.0%
                                              -------              -----
TOTAL ............................          1,529,325              100.0%
5 year average rollover ..........            105,437                6.9%
7 year average rollover ..........             88,894                5.8%

     The following should be noted with respect to the table above--

     o    2004 includes any month-to-month tenants.

     o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The Two Penn Plaza Mortgaged Property is managed by Vornado Office Management LLC, an affiliate of the Two Penn Plaza Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in January 2004 by a third-party appraiser, the appraised value of the Two Penn Plaza Mortgaged Property, as of February 1, 2004, is $435,000,000 (which value excludes four tenant leases and related space aggregating 3,465 square feet subject to potential release from the Two Penn Plaza Mortgaged Property). Based upon that appraised value, the Two Penn Plaza Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 56.3% (taking into account the Two Penn Plaza Pari Passu Non-Trust Loan, but without regard to the Two Penn Plaza Subordinate Non-Trust
Loan), and the Cut-off Date Loan-to-Value Ratio of the entire Two Penn Plaza Loan Group (including the Two Penn Plaza Subordinate Non-Trust Loan), is 69.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the Two Penn Plaza Mortgaged Property was calculated to be $32,800,025. Based on that U/W Net Cash Flow, the Two Penn Plaza Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.99x. (taking into account the Two Penn Plaza Pari Passu Non-Trust Loan, but without regard to the Two Penn Plaza Subordinate Non-Trust Loan), and the Underwritten Debt Service Coverage Ratio of the entire Two Penn Plaza Loan Group (including the Two Penn Plaza Subordinate Non-Trust
Loan), is 1.70x, based on 12 times the aggregate monthly debt service payment for the Two Penn Plaza Loan Group on the due date in March 2006, which is the first due date following the two year interest only period.

     Lockbox. The Two Penn Plaza Borrower is required to cause all income from the Two Penn Plaza Mortgaged Property to be deposited into a collection account established by the Two Penn Plaza Borrower and under the control of the Two Penn Plaza Loan Group mortgagee with a standing instruction to sweep all funds on deposit in such account on a daily basis to a holding account under the sole control of the Two Penn Plaza mortgagee. Provided that no Two Penn Plaza Reserve Event (as defined below) has occurred and is continuing, all funds on deposit in such holding account are required to be disbursed each business day to an account controlled by the Two Penn Plaza Borrower.

     During a Two Penn Plaza Reserve Period, those funds in the holding account are to be allocated as follows: (a) monthly tax deposit to the tax reserve account, (b) monthly insurance deposit to the insurance reserve account; (c) servicing fees, if any, for which the Two Penn Plaza Borrower is responsible to the debt service reserve account; (d) the amount of any default rate interest and late charges to the debt service reserve account; (e) monthly debt service payment amount to the debt service reserve account; (f) approved operating expenses, to the Two Penn Plaza Borrower's account; (g) the monthly structural reserve amount to the structural reserve account; (h) the monthly tenant improvement and leasing reserve amount to the tenant improvement and leasing reserve account; (i) the remainder, if any, (x) in the event that the lease termination option of Information Builders Inc. has been exercised, to the tenant improvement and leasing reserve account until the Two Penn Plaza TI and Leasing Reserve Threshold (as defined below) has been achieved and (y) if the lease termination option of Information Builders Inc. has not been exercised or if the Two Penn Plaza TI and Leasing Reserve Threshold has been satisfied, provided no event of default exists, to the Two Penn Plaza Borrower. Upon termination of a Two Penn Plaza Reserve Event, provided no event of default shall have occurred and be continuing, all amounts on deposit in the foregoing reserve accounts, other than the debt service reserve account, shall be disbursed to the Two Penn Plaza Borrower's account.

     A "Two Penn Plaza Reserve Period" is the period of time during which one or more of the following events (each, a "Two Penn Plaza Reserve Event") exists:

     (a) the occurrence and continuance of an event of default under the Two Penn Plaza Loan Group, or

     (b)  a Two Penn Plaza DSCR Sweep Period is in effect.

     A "Two Penn Plaza DSCR Sweep Period" is any period commencing upon the reasonable determination by the lender (in accordance with the related loan documents) that the debt service coverage ratio for the Two Penn Plaza Loan Group (as calculated in accordance with the related loan documents) is less than 1.25x for the 12-calendar month period ending on the calendar quarter completed immediately prior to the date of determination, and continuing until such time, if any, as reasonably determined by the lender (in accordance with the related loan documents), that the debt service coverage ratio has been equal to or greater than 1.25x for the two consecutive calendar quarters immediately preceding the date of determination.

     Reserves and Escrows. During the period of time a Two Penn Plaza Reserve Period is in effect, the Two Penn Plaza Borrower is required to make (a) on each monthly payment date, escrow payments for the payment of taxes and insurance premiums, (b) on each monthly payment date, deposits in the amount of $31,860.94 to a structural reserve account, and (c) on each monthly payment date beginning with the payment date in February 2006 through and including the payment date in March 2007, deposits in the amount of $307,000 to a TI/LC Reserve.

     In addition, during the period that a Two Penn Plaza Reserve Period is in effect, upon the exercise of the Information Builders, Inc. termination option pursuant to the Information Builders, Inc. lease, the Two Penn Plaza Borrower shall deposit or cause to be deposited excess cash flow (calculated in accordance with the related loan agreement) into the TI/LC Reserve until the account, together with the monthly TI/LC Reserve deposits, aggregates $12,000,000 (the "Two Penn Plaza TI and Leasing Reserve Threshold"). If the Information Builders, Inc. termination option is exercised as to less than the full amount of the space leased under the Information Builders, Inc. lease, then the Two Penn Plaza TI and Leasing Reserve Threshold will be reduced by an amount equal to $45 per square foot of space that remains in full force and effect under the Information Builders, Inc. lease.

     During the period that a Two Penn Plaza Reserve Period is in effect, the Two Penn Plaza Borrower is also required to deposit into a lease termination reserve account any lease termination fees with respect to leases at the Two Penn Plaza Mortgaged Property with such funds to be used for tenant improvement and leasing costs with respect to leasing the relative space. Upon receipt of evidence of a replacement lease and payment by the Two Penn Plaza Borrower of all costs related to releasing of the related space, and provided no event of default then exists, the lender shall disburse to the Two Penn Plaza Borrower the funds on deposit in the lease termination reserve account with respect to such terminated space, provided that if the rent for the next succeeding 60 months from the replacement lease is less than the sum of the monthly rent for the previous tenant multiplied by 60, then the amount of such difference shall be retained in the lease termination reserve account and distributed to the Two Penn Plaza Borrower in equal monthly installments.

     In lieu of the Two Penn Plaza Borrower's obligations to make payments to any of the reserve accounts discussed above, the Two Penn Plaza Borrower may elect to deliver to the lender a guaranty from Vornado Realty L.P. guarantying the Two Penn Plaza Borrower's obligations to make such reserve payments. If such a guarantee is delivered and thereafter Vornado, the general partner of Vornado Realty L.P., shall be downgraded below investment grade then, and until Vornado shall again be rated at least investment grade, the Two Penn Plaza Borrower will be required to either (a) deposit into each reserve account an amount equal to all amounts which, but for such guaranty, would have been on deposit since the commencement of such Two Penn Plaza Reserve Period, giving due consideration to all amounts that would have been payable by a disbursement, and thereafter commence making monthly reserve deposits so long as the Two Penn Plaza Reserve Period remains in effect, or (b) deliver a letter of credit in lieu of such cash deposits in an amount determined in accordance with the related loan documents.

     At the closing of the Two Penn Plaza Loan Group, the Two Penn Plaza Borrower was required to deposit (a) $750,000 to a structural reserve account for certain required repairs, and (b) $1,440,040 to the Two Penn Plaza TI and Leasing Reserve Account for unfunded tenant improvement allowances related to certain tenant leases and in lieu of making such deposits, the Two Penn Plaza Borrower delivered to the lender a guaranty from Vornado Realty L.P., guarantying the payment by the Two Penn Plaza Borrower of the costs for which such reserves were required. The Two Penn Plaza Borrower will be required to deposit cash for such reserves or post a letter of credit in the event Vornado is downgraded below investment grade.

     Terrorism Insurance. The Two Penn Plaza Borrower is required, in accordance with the related loan documents, to maintain an all-risk property insurance policy which does not exclude liability for acts of terrorism or to obtain a separate insurance policy insuring against acts of terrorism. If that all risk policy excludes acts of terrorism as defined in the Terrorism Risk Insurance Act of 2002 ("TRIA Acts"), then the Two Penn Plaza Borrower must obtain a separate insurance policy insuring against TRIA Acts, in an amount equal to the lesser of the full replacement cost of the Two Penn Plaza Mortgaged Property and the outstanding principal amount of the Two Penn Plaza Loan Group; provided that the Two Penn Plaza Borrower will not be required to spend more than an allocable amount of the premium payable under the blanket policy of insurance covering the Two Penn Plaza Mortgaged Property and other properties equal to $106,325 per year for the annual premium. In the event such all risk policy excludes acts of terrorism which are not covered by the Terrorism Risk Insurance Act of 2002 ("Non-TRIA Acts"), the Two Penn Plaza Borrower is required to maintain a primary layer of coverage insuring against Non-TRIA Acts in the amount of not less than $100,000,000, provided that the Two Penn Plaza Borrower will not be required to spend more than an allocable amount of the premium payable under the blanket policy of insurance covering the Two Penn Plaza Mortgaged Property and other properties equal to $5,625 per year for the annual premium. In addition, upon expiration of the Terrorism Risk Insurance Act of 2002, the Two Penn Plaza Borrower is required to maintain insurance against acts of terrorism in an amount of not less than the lesser of the full replacement cost of the Two Penn Plaza Mortgaged Property and the outstanding principal balance of the Two Penn Plaza Loan Group, provided that such coverage is then commercially available and in no event shall the Two Penn Plaza Borrower be required to maintain such coverage in excess of the coverage available for an annual premium of $106,325 allocable to the Two Penn Plaza Mortgaged Property.

     The Two Penn Plaza Borrower has obtained insurance coverage, including against TRIA Acts and Non-TRIA Acts, for the Two Penn Plaza Mortgaged Property as part of a blanket insurance policy obtained and maintained by Vornado which encompasses, among other properties, each of Vornado's other holdings in the Penn Station submarket, including One Penn Plaza, Eleven Penn Plaza, 330 West 34th Street and the Hotel Pennsylvania.

     Redevelopment Plan/Partial Release. The Two Penn Plaza Borrower anticipates that it will redevelop portions of the entrance, retail areas, plazas and lower levels of the Two Penn Plaza Mortgaged Property (such areas, the "Two Penn Plaza Redevelopment Area") to develop floor area that is currently not being utilized, to introduce signage at the Two Penn Plaza Mortgaged Property and to buy-out or terminate some or all of the leases affecting the Redevelopment Area (collectively, the "Two Penn Plaza Redevelopment Plan"). The Two Penn Plaza Borrower may implement the Two Penn Plaza Redevelopment Plan without consent of the lender provided that, among other conditions: (a) all work will be performed in accordance with plans which were prepared by a licensed architect or engineer and in accordance with all legal requirements; (b) Vornado Realty L.P. master leases from the Two Penn Plaza Borrower all space within the Two Penn Plaza Redevelopment Area as to which leases have been terminated or bought out for a term to expire, as to any particular space, on the earliest to occur of (i) the date that the terminated lease would have expired, (ii) the date on which such space is relet in accordance with the requirements of the related loan documents, or (iii), if applicable, the date on which such space is released from the lien of the related mortgage; (c) Vornado Realty L.P. guaranties the payment of any costs associated with the work of the Two Penn Plaza Redevelopment Plan that exceeds $10,000,000 and (d) such Two Penn Plaza Redevelopment Plan, upon its completion, may not result in a material diminution in the value of the Two Penn Plaza Mortgaged Property.

     The Two Penn Plaza Borrower will be entitled to create one or more condominium units for the Two Penn Plaza Redevelopment Area. The Two Penn Plaza Borrower may also secure the release of some or all condominium units within the Two Penn Plaza Redevelopment Area and outside the footprint of the building located at Two Penn Plaza from the lien of the related mortgage upon satisfaction of conditions which include without limitation, (a) prior notice and the absence of any event of default, (b) provision of appropriate title endorsements, and (c) with respect to four areas specifically designated in the related loan agreement (the "Two Penn Plaza Condominium Areas"), (i) the execution by Vornado Realty L.P. of a master lease of specified portions of Two Penn Plaza, pursuant to which Vornado Realty L.P. will be required to pay monthly rent in an amount specified in the related loan agreement based on which Two Penn Plaza Condominium Area or Two Penn Plaza Condominium Areas are being released and (ii) receipt by lender of rating agency confirmation that such release will not cause a withdrawal, qualification or downgrade of any class of certificates backed by any portion of the Two Penn Plaza Loan Group immediately prior to such release; provided that in the absence of such rating agency confirmation, the Two Penn Plaza Borrower may elect (x) to provide a guaranty of the Two Penn Plaza Loan Group which is equal to the amounts payable under the master lease, such guaranty to expire upon receipt of the required rating agency confirmation or (y) prepay the Two Penn Plaza Loan Group in the amount of the applicable release price or prices specified in the related loan agreement for each Two Penn Plaza Condominium Area, such payment to be applied to principal, without premium or penalty and without any requirement of partial defeasance.

 THE TOWN EAST MALL MORTGAGE LOAN

     General. The Town East Mall Mortgage Loan has a cut-off date principal balance of $116,814,658, representing 8.2% of the initial mortgage pool balance. The Town East Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Town East Mall Borrower in the Town East Mall Mortgaged Property. The Town East Mall Mortgaged Property consists of a 437,775 square foot portion of Town East Mall, including 415,755 square feet of in-line space and a vacant 22,020 square foot movie theater. Town East Mall is an approximately 1,247,161 square foot regional mall located in Mesquite, Dallas County, Texas. Town East Mall is anchored by Sears, Foley's, Dillard's and JCPenney, each of which owns its respective store and pad.

     S&P and Moody's have each confirmed to us that the Town East Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of obligations rated BBB/Baa3.

     The Borrower and Sponsor. The borrower under the Town East Mall Mortgage Loan (the "Town East Mall Borrower") is Town East Mall, L.P., a Delaware limited partnership, which is a single purpose entity sponsored and 100% owned, indirectly, by General Growth Properties, Inc., a Delaware corporation. General Growth Properties Inc. is listed on the New York Stock Exchange under the ticker symbol GGP. As of March, 2004, General Growth Properties, Inc. reported that it had ownership interests in and/or management responsibility for over 170 regional shopping malls totaling more than 150 million square feet of retail space. General Growth Properties, Inc. also has the distinction of being the largest third-party manager for owners of regional malls.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Town East Mall Mortgage Loan is a five-year balloon loan with a stated maturity date of April 11, 2009. Up to its stated maturity date, in the absence of default, the Town East Mall Mortgage Loan will accrue interest on an Actual/360 Basis at the rate of 3.4625% per annum.

     On the eleventh day of each month prior to the maturity date of the Town East Mall Mortgage Loan, the Town East Mall Borrower is required to make constant monthly debt service payments on the Town East Mall Mortgage Loan equal to $522,936 (based on a 30-year amortization schedule). Upon the occurrence and during the continuance of a Town East Mall Lockbox Event, the Town East Mall Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Town East Mall Borrower is prohibited from voluntarily prepaying the Town East Mall Mortgage Loan, in whole, or in part, prior to December 11, 2008. From and after December 11, 2008, the Town East Mall Borrower may prepay the Town East Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Town East Mall Mortgage Loan may be defeased, in whole only, at any time after the expiration of two years following the date of initial issuance of the series 2004-C4 certificates, and by doing so the Town East Mall Mortgaged Property shall be released from the lien of its mortgage. A defeasance will be effected by the Town East Mall Borrower pledging substitute collateral, consisting of fixed rate non-callable United States obligations or securities, which qualify under section 1.860G-2(a)(8) of the U.S. Treasury regulations, that produce payments which replicate the payment obligations under the Town East Mall Mortgage Loan. The ability of the Town East Mall Borrower to pledge such defeasance collateral is subject to confirmation from S&P and Moody's that the pledge of such collateral and release of the Town East Mall Mortgaged Property would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the series 2004-C4 certificates by such rating agency.

     Town East Mall. The Town East Mall Mortgaged Property is a portion of the Town East Mall, an approximately 1,247,161 square foot, fully enclosed three-story regional mall located in Mesquite, Dallas County, Texas, approximately 10 miles from Dallas. Town East Mall was built in 1971 and renovated in 1986, 1990-1996 and 2000. The Town East Mall Mortgaged Property is a portion of the Town East Mall, aggregating approximately 437,775 square feet, and is comprised of 415,755 square feet of in-line space and a vacant 22,020 square foot movie theatre. The anchors for the Town East Mall are Sears, Foley's, Dillard's and JCPenney, each of which owns its store and pad; such anchors' pads and stores are not part of the collateral for the Town East Mall Mortgage Loan.

     Tenants include such national tenants as Footaction USA, The Limited/Limited Too, Limited Express/Structure, Abercrombie & Fitch, Foot Locker/Kids Foot Locker, Charlotte Russe, The Children's Place and Victoria's Secret. With respect to the Town East Mall, comparable in-line sales for tenants of less than 10,000 square feet for the year ending December 31, 2003 were approximately $362 per square foot and occupancy costs for tenants were 13.6% for the same period, each as reported by the Town East Mall Borrower. As of March 22, 2004, based on square footage leased, in-line occupancy at Town East Mall was 88.5% and overall mall occupancy was 94.4%. The projected 2004/2005 occupancy at Town East Mall is anticipated to be 95.1%, with anticipated in-line occupancy at 90.5% based on certain lease-up assumptions, as more particularly described in Annex A-1 and the footnotes thereto.

              GROSS LEASABLE AREA (GLA) OVERVIEW OF TOWN EAST MALL

                                      APPROXIMATE
STORE                                 SQUARE FEET     AS % OF GLA     ANCHOR LEASE EXPIRATION
----------------------------------   -------------   -------------   ------------------------
ANCHORS
 Sears ...........................       213,045          17.1%      NAP
 Dillard's .......................       207,000          16.6       NAP
 JCPenney ........................       195,475          15.7       NAP
 Foley's .........................       193,866          15.5       NAP
                                         -------         -----
TOTAL ANCHOR SPACE ...............       809,386          64.9%
Unoccupied In-Line Space .........        47,842           3.8
Occupied In-Line Space ...........       367,913          29.5
Vacant Theatre ...................        22,020           1.8
                                         -------         -----
TOTAL GLA ........................     1,247,161         100.0%

     The following should be noted with respect to the table above--

     o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o    None of the anchor stores or related pads are part of the collateral.

     o    NAP means not applicable as the anchor owns its store and pad.

        FIVE LARGEST IN-LINE TENANTS AT TOWN EAST MALL MORTGAGED PROPERTY

                                                  APPROXIMATE
TENANT                                            SQUARE FEET     LEASE EXPIRATION DATE
----------------------------------------------   -------------   ----------------------
        Footaction USA .......................       18,034            11/30/2010
        The Limited/Limited Too ..............       14,060             1/31/2006
        Limited Express/Structure ............       13,753             1/31/2006
        Abercrombie & Fitch ..................        9,576             1/31/2011
        Foot Locker/Kids Foot Locker .........        9,176             7/31/2005
                                                     ------
        TOTAL ................................       64,599

     The following should be noted with respect to the table above--

     o Footstar, the parent of Footaction USA, filed for bankruptcy on March 2, 2004. There can be no assurance that the lease will be affirmed.

                LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT
                      THE TOWN EAST MALL MORTGAGED PROPERTY

                                                                 AS % OF
                                          APPROXIMATE         TOTAL IN-LINE
YEAR                                 EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
---------------------------------   ----------------------   --------------   -------------
2004 and MTM ....................            11,692                 2.8%            2.8%
2005 ............................            50,660                12.2            15.0%
2006 ............................            48,389                11.6            26.6%
2007 ............................            32,567                 7.8            34.5%
2008 ............................            34,316                 8.3            42.7%
2009 ............................            30,906                 7.4            50.2%
2010 ............................            40,326                 9.7            59.9%
2011 ............................            56,585                13.6            73.5%
2012 ............................            27,252                 6.6            80.0%
2013 and beyond .................            35,220                 8.5            88.5%
Vacant ..........................            47,842                11.5           100.0%
                                             ------               -----
TOTAL ...........................           415,755               100.0%
5 year average rollover .........            35,525                 8.5%
7 year average rollover .........            35,551                 8.6%

     The following should be noted with respect to the table above--

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o The total in-line square feet excludes all anchor square feet and the square feet from the vacant theatre out parcel.

     The average rollover information shown at the bottom of the table reflects actual lease rollover based on total in-line square feet.

     Partial Release. The related loan documents contemplate the possibility that a portion of the Town East Mall, comprising vacant, unimproved and non-income producing outlots (collectively, the "Town East Mall Release Parcel") may be released from time to time upon satisfaction of certain conditions including, without limitation: (a) that the Town East Mall Release Parcel constitute a lawful separate parcel from the balance of the Town East Mall; (b) the release of the Town East Mall Release Parcel will not disqualify any related securitization trust as a real estate mortgage investment conduit within the meaning of section 860D of the Internal Revenue Code; (c) confirmation from S&P and Moody's that release of the Town East Mall Release Parcel would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the series 2004-C4 certificates by such rating agency; and (d) no event of default may have occurred. The Town East Mall Borrower is not required to repay any portion of the Town East Mall Mortgage Loan in connection with the release of the Town East Mall Release Parcel.

     Property Management. The Town East Mall is managed by the Town East Mall Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in March 2004 by a third-party appraiser, the appraised value of the Town East Mall Mortgaged Property is $182,000,000. Based upon that appraised value, the Town East Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 64.2%.

     Underwritten Debt Service Coverage Ratio. The current U/W Net Cash Flow for the Town East Mall Mortgaged Property was calculated to be $13,374,415. Based on that current U/W Net Cash Flow, the Town East Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.13x. The projected 2004/2005 U/W Net Cash Flow for the Town East Mall Mortgage Property was calculated to be $13,565,781 based on the inclusion of rental income from certain executed leases in which tenants have not yet taken occupancy, certain proposed leases, which, according to the related borrower, are currently being negotiated and a certain lease with respect to which rent is past due, each as more particularly described in Annex A-1 and the footnotes thereto. GGP Limited Partnership executed and delivered a partial loan guaranty with respect to such additional rental income. See "--Guaranty" below. Based on that projected U/W Net Cash Flow, the Town East Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.16x.

     Lockbox. The Town East Mall Borrower is required to cause the tenants to deposit all rents derived from the Town East Mall Mortgaged Property directly into a segregated lockbox account which will remain under the control of the mortgagee, provided that prior to the occurrence and continuance of any one or more of the following events (each, a "Town East Mall Lockbox Event"):

     o    an event of default under the Town East Mall Mortgage Loan;

     o a decline in the debt service coverage ratio for the Town East Mall Mortgage Loan, calculated pursuant to the related loan documents, falling below 1.15x (the period of time during which this decline shall occur and continue is referred to herein as the "Town East Mall Reserve Period");

all funds in the lockbox account will be released to the Town East Mall Borrower. Upon the occurrence of a Town East Mall Lockbox Event all monies on deposit in the lockbox account will be swept to a cash collateral account under the sole dominion and control of the mortgagee; and during the continuation of a Town East Mall Reserve Period, provided no event of default exists, the mortgagee may apply all funds on deposit in the cash collateral account/and or the lockbox account first, to the payment of monthly deposits and reserves for taxes and insurance premiums, second, to the payment of debt service then due, third, to the payment of other sums due under the related loan documents, including monthly deposits and reserves, fourth, to the Town East Mall Borrower's operating account only to the extent of budgeted operating expenses and, to the extent approved by the mortgagee, non-budgeted operating expenses, fifth, to other amounts due to mortgagee under the loan documents and, sixth, unless an event of default under the Town East Mall Mortgage Loan shall have occurred and be continuing, all remaining funds will be released to the Town East Mall Borrower.

     A Town East Mall Reserve Period will end on the date that the debt service coverage ratio for the Town East Mall Mortgage Loan, calculated pursuant to the related loan documents, shall have increased to 1.15x or more. Upon termination of a Town East Mall Reserve Period, provided no event of default then exists, monies on deposit in the lockbox account and/or the cash collateral account and the reserve accounts shall be remitted to the Town East Mall Borrower's operating account.

     Reserves. Upon the occurrence and during the continuance of a Town East Mall Lockbox Event, the Town East Mall Borrower is required to make monthly escrow payments for the payment of (i) taxes and insurance premiums; (provided, however, if a policy of insurance maintained by the Town East Mall Borrower is part of a blanket policy, the Town East Mall Borrower will not be required to make monthly deposits for the applicable insurance premiums), (ii) $8,662 into a replacement reserve account until the amount on deposit in the reserve account equals or exceeds $103,939 and (iii) $34,646 into a leasing rollover account until the amount on deposit in the reserve account equals or exceeds $415,757.

     Guaranty. GGP Limited Partnership executed and delivered a guaranty (the "Town East Mall Guaranty") of a portion of the Town East Mall Mortgage Loan of up to $2,576,884 (the "Town East Mall Guaranteed Portion"), which is allocable to the anticipated rental income from certain executed and proposed leases. The Town East Mall Guaranteed Portion will be reduced by an amount equal to $8.04 for each dollar of additional rental income ("Qualified Town East Mall Rents") received by the Town East Mall Borrower pursuant to new leases or lease extensions and the payment of past-due rent. In the event that on April 11, 2006, the amount of Qualified Town East Mall Rents does not equal or exceed $320,508, the Town East Mall Borrower will be required to deposit in a reserve account with the mortgagee, the amount of the Town East Mall Guaranteed Portion which remains unsatisfied and upon such deposit, the Town East Mall Guaranty will be released.

LOAN COMBINATIONS

     The mortgage pool will include four (4) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note (or, in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, two promissory notes). The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are cross-collateralized and cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement and/or may be effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.

     The following four (4) underlying mortgage loans are each part of a separate loan combination:

     The Westfield Shoppingtown Garden State Plaza Mortgage Loan. The Westfield Shoppingtown Garden State Plaza Mortgage Loan, which has an unpaid principal balance of $260,000,000 and represents 18.3% of the initial mortgage balance, is part of a loan combination comprised of three (3) mortgage loans that are all secured by the Westfield Shoppingtown Garden State Plaza Mortgaged Property. The Westfield Shoppingtown Garden State Plaza Mortgage Loan is pari passu in right of payment with the Westfield Shoppingtown Garden State Plaza Non-Trust Loans. The Westfield Shoppingtown Garden State Plaza Non-Trust Loans, which have an aggregate unpaid principal balance of $260,000,000, are currently held by two institutional third-party investors, respectively, and are each expected to be included in a separate commercial mortgage securitization. See "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan" above in this prospectus supplement for a more detailed description of the Westfield Shoppingtown Garden State Plaza Mortgage Loan. See "Servicing of the Underlying Mortgage Loans--The Series 2004-C2 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Westfield Shoppingtown Garden State Plaza Non-Trust Loan Noteholders. The Westfield Shoppingtown Garden State Plaza Non-Trust Loans will be serviced, along with the Westfield Shoppingtown Garden State Plaza Mortgage Loan, under the series 2004-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The Westfield Shoppingtown Garden State Plaza Co-Lender Agreement, executed in May 2004, between the four holders of the promissory notes that collectively evidence the Westfield Shoppingtown Garden State Plaza Loan Group (two (2) of which together evidence the Westfield Shoppingtown Garden State Plaza Mortgage Loan), generally provides that:

     o the holders of mortgage loans representing more than 50% of the unpaid principal balance of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, directly or through representatives (which representative, in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, under the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative), will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Westfield Shoppingtown Garden State Plaza Loan Group, including those involving foreclosure or material modification of the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the Westfield Shoppingtown Garden State Plaza Non-Trust Loans; provided that, under the circumstances described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement, in the event that a majority (by unpaid principal balance of their respective mortgage loans) of the holders of the mortgage loans in the Westfield Shoppingtown Garden State Plaza Loan Group have not executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the Westfield Shoppingtown Garden State Plaza Co-Lender Agreement, in conjunction with the series 2004-C4 pooling and servicing agreement, will provide that the special servicer or the master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement; and

     o if a portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan has been repurchased from the trust (due to a repurchase as described under "--Cures and Repurchases" below), while a portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan remains in the trust, then (provided that a payment default or a material non-monetary default exists with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan), the holder of the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan that has been removed from the trust (or its assignee) has the option to purchase the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan remaining in the trust at a price generally equal to the unpaid principal balance of such portion in the trust, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the Westfield Shoppingtown Garden State Plaza Co-Lender Agreement, all amounts received with respect to the Westfield Shoppingtown Garden State Plaza Loan Group will be allocated among the mortgage loans comprising the Westfield Shoppingtown Garden State Plaza Loan Group, on a pro rata and pari passu basis.

     The 666 Fifth Avenue Mortgage Loan. The 666 Fifth Avenue Mortgage Loan, which has an unpaid principal balance of $187,500,000 and represents 13.2% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are each secured by the 666 Fifth Avenue Mortgaged Property. The 666 Fifth Avenue Mortgage Loan is pari passu in right of payment with the 666 Fifth Avenue Non-Trust Loan, which Non-Trust Loan has an aggregate unpaid principal balance of $187,500,000 and is included in the Series 2004-C2 Securitization. See "--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan" above in this prospectus supplement for a more detailed description of the 666 Fifth Avenue Mortgage Loan. See "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the 666 Fifth Avenue Non-Trust Loan Noteholder. The 666 Fifth Avenue Mortgage Loan, together with the 666 Fifth Avenue Non-Trust Loan, is being serviced and administered, and will continue to be serviced and administered, pursuant to the pooling and servicing agreement relating to the Series 2004-C2 Securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2004-C4 pooling and servicing agreement.

     Co-Lender Agreement. The 666 Fifth Avenue Co-Lender Agreement, executed in March 2004, between the two holders of the mortgage loans comprising the 666 Fifth Avenue Loan Pair, generally provides that:

     o the holder of the 666 Fifth Avenue Non-Trust Mortgage Loan has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer under the series 2004-C2 pooling and servicing agreement (or other applicable servicing agreement) with respect to certain specified servicing actions regarding the 666 Fifth Avenue Loan Pair, including those involving foreclosure or material modification of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan (see "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement);

     o the holder of the 666 Fifth Avenue Mortgage Loan will have the ongoing right, directly or through a representative (which representative, under the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative), to consult with the series 2004-C2 master servicer and/or the series 2004-C2 special servicer with respect to various servicing matters affecting both the mortgage loans in the 666 Fifth Avenue Loan Pair, including the 666 Fifth Avenue Mortgage Loan (provided that such consultation rights will be non-binding); and

     o if and for so long as the 666 Fifth Avenue Loan Pair is specially serviced under the series 2004-C2 pooling and servicing agreement (or other applicable servicing agreement) and a scheduled payment on the 666 Fifth Avenue Loan Pair is at least 60 days delinquent, the holder of the 666 Fifth Avenue Mortgage Loan (or its assignee, which assignee, under the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative) has the option to purchase the 666 Fifth Avenue Non-Trust Loan at a price generally equal to the unpaid principal balance of the 666 Fifth Avenue Non-Trust Loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the 666 Fifth Avenue Co-Lender Agreement, all amounts received with respect to the 666 Fifth Avenue Loan Pair will be allocated between the mortgage loans comprising the 666 Fifth Avenue Loan Pair, on a pro rata and pari passu basis.

     The Two Penn Plaza Mortgage Loan. The Two Penn Plaza Mortgage Loan, which has an unpaid principal balance of $122,500,000 and represents 8.6% of the initial mortgage pool balance, is part of a loan combination comprised of three
(3) mortgage loans that are all secured by the Two Penn Plaza Mortgaged Property. The Two Penn Plaza Non-Trust Loans consist of the Two Penn Plaza Pari Passu Non-Trust Loan and the Two Penn Plaza Subordinate Non-Trust Loan. The Two Penn Plaza Mortgage Loan is: (a) pari passu in right of payment with the Two Penn Plaza Pari Passu Non-Trust Loan, which Non-Trust Loan has an aggregate unpaid principal balance of $122,500,000, is currently held by one of our affiliates and is expected to be included in a separate commercial mortgage securitization; and (b) generally senior in right of payment to the Two Penn Plaza Subordinate Non-Trust Loan, which Non-Trust Loan has an aggregate unpaid principal balance of $55,000,000 and is currently held by a third-party institutional noteholder. See "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan" above in this prospectus supplement for a more detailed description of the Two Penn Plaza Mortgage Loan. See "Servicing of the Underlying Mortgage Loans--The Series 2004-C2 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Two Penn Plaza Non-Trust Loan Noteholders. The Two Penn Plaza Non-Trust Loans will be serviced, along with the Two Penn Plaza Mortgage Loan, under the series 2004-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The Two Penn Plaza Co-Lender Agreement, executed in May 2004, between the three holders of the mortgage loans comprising the Two Penn Plaza Loan Group, generally provides that:

     o for so long as the unpaid principal balance of the Two Penn Plaza Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the Two Penn Plaza Subordinate Non-Trust Loan, is equal to or greater than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust Loan, the Two Penn Plaza Subordinate Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Two Penn Plaza Loan Group, including those involving foreclosure or material modification of the Two Penn Plaza Pari Passu Loans and the Two Penn Plaza Subordinate Non-Trust Loan (see "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement);

     o if the unpaid principal balance of the Two Penn Plaza Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the Two Penn Plaza Subordinate Non-Trust Loan, is less than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer referred to in the preceding bullet will belong to the holder of the Two Penn Plaza Mortgage Loan or its designee (which designee, in accordance with the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative);

     o the Two Penn Plaza Pari Passu Non-Trust Loan Noteholder will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the Two Penn Plaza Loan Group, including the Two Penn Plaza Mortgage Loan (provided that such consultation rights will be non-binding);

     o if and for so long as the Two Penn Plaza Loan Group is specially serviced and a scheduled payment on the Two Penn Plaza Loan Group is at least 60 days delinquent, the Two Penn Plaza Subordinate Non-Trust Loan Noteholder (or its assignee) has the option to purchase the Two Penn Plaza Pari Passu Loans (together only) at a price generally equal to the aggregate unpaid principal balance of the Two Penn Plaza Pari Passu Loans, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); and

     o The Two Penn Plaza Subordinate Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than four such cure events are permitted during the term of the Two Penn Plaza Loan Group and
          (ii) no more than two cure events are permitted within any 12-month period, whether or not consecutive.

     Priority of Payments. Pursuant to the Two Penn Plaza Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Two Penn Plaza Loan Group in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Two Penn Plaza Pari Passu Loans for which the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described in the fifth bullet under "--Loan Combinations--The Two Penn Plaza Mortgage Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Two Penn Plaza Pari Passu Loans at a time when the Two Penn Plaza Pari Passu Loans are being specially serviced, collections on the Two Penn Plaza Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o first, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o second, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to (a) all scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time) attributable to the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents,
          (b) all voluntary principal prepayments attributable to the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents,
          (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents and (d) on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o third, to the Two Penn Plaza Subordinate Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o fourth, if and only if the principal balance of the Two Penn Plaza Pari Passu Loans has been reduced to zero, to the Two Penn Plaza Subordinate Non-Trust Loan in an amount equal to (a) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time) attributable to the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents and (d) on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents

     o fifth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o sixth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o seventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o eighth, to the Two Penn Plaza Subordinate Non-Trust Loan, any prepayment premium attributable to the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents;

     o ninth, to the Two Penn Plaza Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o tenth, to the Two Penn Plaza Subordinate Non-Trust Loan, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents;

     o eleventh, to the Two Penn Plaza Subordinate Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder with respect to the Two Penn Plaza Loan Group pursuant to the Two Penn Plaza Co-Lender Agreement or the applicable servicing agreement; and

     o twelfth, for such remaining purposes as are provided in the Two Penn Plaza Co-Lender Agreement.

     Notwithstanding the foregoing, if the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Two Penn Plaza Pari Passu Loans, then the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the Two Penn Plaza Loan Group, after all amounts which are payable at such time in accordance with clauses first through eleventh of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause twelfth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Two Penn Plaza Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Two Penn Plaza Pari Passu Loans for which the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described in the fifth bullet under "--Loan Combinations--The Two Penn Plaza Mortgage Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Two Penn Plaza Pari Passu Loans at a time when the Two Penn Plaza Pari Passu Loans are being specially serviced, collections on the Two Penn Plaza Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o first, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o second, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o third, to the Two Penn Plaza Subordinate Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o fourth, to the Two Penn Plaza Subordinate Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o fifth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o sixth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o seventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o eighth, to the Two Penn Plaza Subordinate Non-Trust Loan, any prepayment premium attributable to the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents;

     o ninth, to the Two Penn Plaza Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o tenth, to the Two Penn Plaza Subordinate Non-Trust Loan, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents;

     o eleventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any other amounts paid by the Two Penn Plaza Borrower and due in respect of the Two Penn Plaza Pari Passu Loans;

     o twelfth, to the Two Penn Plaza Subordinate Non-Trust Loan, any other amounts paid by the Two Penn Plaza Borrower and due in respect of the Two Penn Plaza Subordinate Non-Trust Loan;

     o thirteenth, to the Two Penn Plaza Subordinate Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder with respect to the Two Penn Plaza Loan Group pursuant to the Two Penn Plaza Co-Lender Agreement or the applicable servicing agreement; and

     o fourteenth, for such remaining purposes as are provided in the Two Penn Plaza Co-Lender Agreement.

     The Tower Square Mortgage Loan. The Tower Square Mortgage Loan, which has an unpaid principal balance of $10,700,791 and represents 0.8% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Tower Square Mortgaged Property. The Tower Square Mortgage Loan is generally senior in right of payment to the Tower Square Non-Trust Loan, which Non-Trust Loan has an unpaid principal balance of $412,808 and is held by one of our affiliates. See "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Tower Square Non-Trust Loan Noteholder. The Tower Square Non-Trust Loan will be serviced, along with the Tower Square Mortgage Loan, under the series 2004-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the entire Tower Square Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.19x and 83.0%, respectively. The Tower Square Non-Trust Loan is cross-defaulted with the Tower Square Mortgage Loan.

     Co-Lender Agreement. The Tower Square Co-Lender Agreement, executed as of June 2004, between the two holders of the mortgage loans comprising the Tower Square Loan Pair, generally provides that:

     o for so long as the unpaid principal balance of the Tower Square Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Tower Square Loan Pair that is allocable to the Tower Square Non-Trust Loan, is equal to or greater than 25% of the original principal balance of the Tower Square Non-Trust Loan, the Tower Square Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Tower Square Loan Pair, including those involving foreclosure or material modification of the Tower Square Mortgage Loan and the Tower Square Non-Trust Loan (see "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement);

     o if the unpaid principal balance of the Tower Square Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Tower Square Loan Pair that is allocable to the Tower Square Non-Trust Loan, is less than 25% of the original principal balance of the Tower Square Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer referred to in the preceding bullet will belong to the holder of the Tower Square Mortgage Loan or its designee (which designee, in accordance with the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative); and

     o if and for so long as the Tower Square Loan Pair is specially serviced and a scheduled payment on the Tower Square Loan Pair is at least 60 days delinquent, the Tower Square Non-Trust Loan Noteholder (or its assignee) has the option to purchase the Tower Square Mortgage Loan at a price generally equal to the unpaid principal balance of the Tower Square Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the Tower Square Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Tower Square Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Tower Square Mortgage Loan or (b) certain non-monetary events of default with respect to the Tower Square Mortgage Loan at a time when the Tower Square Mortgage Loan is being specially serviced, collections on the Tower Square Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o first, to the Tower Square Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o second, to the Tower Square Mortgage Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Tower Square Mortgage Loan in accordance with the related loan documents, and (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Tower Square Mortgage Loan in accordance with the related loan documents;

     o third, to the Tower Square Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o fourth, to the Tower Square Non-Trust Loan in an amount equal to (a) all voluntary principal prepayments attributable to the Tower Square Non-Trust Loan in accordance with the related loan documents, and (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Tower Square Non-Trust Loan in accordance with the related loan documents;

     o fifth, to the Tower Square Mortgage Loan, any prepayment premium attributable to the Tower Square Mortgage Loan in accordance with the related loan documents;

     o sixth, to the Tower Square Non-Trust Loan, any prepayment premium attributable to the Tower Square Non-Trust Loan in accordance with the related loan documents;

     o seventh, to the Tower Square Mortgage Loan, any late payment charges and Default Interest due in respect of the Tower Square Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o eighth, to the Tower Square Non-Trust Loan, any late payment charges and Default Interest due in respect of the Tower Square Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o ninth, to the Tower Square Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Tower Square Non-Trust Loan Noteholder with respect to the Tower Square Loan Pair pursuant to the Tower Square Co-Lender Agreement or the applicable servicing agreement; and

     o tenth, for such remaining purposes as are provided in the Tower Square Co-Lender Agreement.

     Pursuant to the Tower Square Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Tower Square Mortgage Loan or (b) certain non-monetary events of default with respect to the Tower Square Mortgage Loan at a time when the Tower Square Mortgage Loan is being specially serviced, collections on the Tower Square Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o first, to the Tower Square Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o second, to the Tower Square Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o third, to the Tower Square Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o fourth, to the Tower Square Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o fifth, to the Tower Square Mortgage Loan, any prepayment premium attributable to the Tower Square Mortgage Loan in accordance with the related loan documents;

     o sixth, to the Tower Square Non-Trust Loan, any prepayment premium attributable to the Tower Square Non-Trust Loan in accordance with the related loan documents;

     o seventh, to the Tower Square Mortgage Loan, any late payment charges and Default Interest due in respect of the Tower Square Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o eighth, to the Tower Square Non-Trust Loan, any late payment charges and Default Interest due in respect of the Tower Square Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o ninth, to the Tower Square Mortgage Loan, any other amounts paid by the Tower Square Borrower and due in respect of the Tower Square Mortgage Loan;

     o tenth, to the Tower Square Non-Trust Loan, any other amounts paid by the Tower Square Borrower and due in respect of the Tower Square Non-Trust Loan;

     o eleventh, to the Tower Square Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Tower Square Non-Trust Loan Noteholder with respect to the Tower Square Loan Pair pursuant to the Tower Square Co-Lender Agreement or the applicable servicing agreement; and

     o twelfth, for such remaining purposes as are provided in the Tower Square Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o Forty-six (46) of the mortgaged real properties, securing 27.0% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o Nineteen (19) of the mortgaged real properties, securing 4.3% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o Two (2) of the mortgaged real properties, securing 2.3% of the initial mortgage pool balance, is a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o Six (6) of the mortgaged real properties, securing 4.0% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program or otherwise. These mortgaged real properties are subject to Housing Assistance Payment Contracts (which may expire during the term of the applicable mortgage loan), which may create additional risks to the trust, including delays in foreclosing upon a subject property.

     Ground Leases. Two (2) of the mortgage loans that we intend to include in the trust, representing 1.1% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. In the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, which represents 18.3% of the initial mortgage pool balance, the 666 Fifth Avenue Mortgage Loan, which represents 13.2% of the initial mortgage pool balance, the Two Penn Plaza Mortgage Loan, which represents 8.6% of the initial mortgage pool balance, and the Tower Square Mortgage Loan, which represents 0.8% of the initial mortgage pool balance, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt" and "Description of the Mortgage Pool--Loan Combinations," "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown

Garden State Plaza Mortgage Loan," "--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan" and "--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Parthenia, which represents 1.7% of the initial mortgage pool balance, a mortgage loan in the original principal amount of $4,615,380 is secured by a second mortgage on the subject mortgaged real property in favor of the City of Los Angeles. Pursuant to a subordination agreement, the second mortgage in favor of the City of Los Angeles has been subordinated to the mortgage that secures the Park Parthenia underlying mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Center & Driskill's, which represents 0.1% of the initial mortgage pool balance, a mortgage loan in the original principal amount of $200,000 is secured by a second mortgage on a portion of the subject mortgaged real property in favor of Hopkins Housing and Redevelopment Authority. That second mortgage has been subordinated to the lien of the related underlying mortgage loan.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been pledged to secure mezzanine debt. "Mezzanine debt" is debt secured by the principal's direct or indirect ownership interest in a related borrower.

     In the case of the 666 Fifth Avenue Mortgage Loan, the equity holders of the 666 Fifth Avenue Borrower have pledged 100% of the equity interests in such borrower to secure a mezzanine loan in the original principal amount of $45,000,000. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lembi Portfolio--Civic Properties DE, Lembi Portfolio--Bay Citi Properties II DE, Lembi Portfolio--LRL Citigroup Properties II DE, Lembi Portfolio--621 Stockton and Lembi Portfolio--2395 29th Avenue, which represent, in the aggregate, 3.0% of the initial mortgage pool balance, the equity owners of the related borrowers have pledged 100% of the equity interests in the borrowers to secure mezzanine loans in the aggregate original principal amount of $8,500,000 made by Redwood Commercial Funding, Inc., a Delaware corporation. The mezzanine loans provide for periodic interest-only debt service payments and mature on May 11, 2009. In connection with each mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that (a) the mezzanine loan is generally subordinate in lien, security interest and right of payment to the mortgage loan, (b) without the prior written consent of the other lender, the loan documents with respect to the mortgage loan or the mezzanine loan will not be modified or amended in certain material respects (except, in certain circumstances with respect to the mortgage loan, in connection with a workout thereof during the continuance of an event of default thereunder), (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from the rating agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2004-C4 certificates has been received, (e) the mezzanine lender has the right to cure certain defaults with respect to the mortgage loan within certain time limits, and (d) the mezzanine lender has the right to purchase such mortgage loan if such mortgage loan has been accelerated or becomes a specially serviced mortgage loan as a result of a monetary event of default that the special servicer asserts may result in the impairment of the mortgage loan or if the mortgagee exercises any right or remedy under the related loan documents, for a purchase price equal to the outstanding principal balance thereof, all accrued interest and other amounts due thereon, any advances made by the mortgagee and any interest thereon, all costs and expenses related to the enforcement of the terms of such mortgage loan and any liquidation fees payable to the special servicer (not to exceed 1% of the aggregate purchase price of the mortgage loan).

     With respect to the Airport Corporate Center Mortgage Loan, representing 6.4% of the initial mortgage pool balance, the equity holders of the related borrower have the right to obtain mezzanine financing from a lender meeting the criteria set forth in the mortgage loan documents, secured by a pledge of the ownership interests in the related borrower in an amount that would provide a combined loan-to-value ratio that does not exceed 85% and a combined debt service coverage ratio of not less than 1.15x; provided that the following conditions, among others, are satisfied: (a) the delivery of an intercreditor agreement acceptable to the mortgagee for the Airport Corporate Center Mortgage Loan; and (b) approval of the mezzanine loan documents by the mortgagee for the Airport Corporate Center Mortgage Loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Long Reach Village Center, which mortgage loan represents 0.4% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from an approved lender, secured by a pledge of the ownership interests in the borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan. If the mezzanine loan is floating rate, the debt service coverage ratio may be determined on the basis of a market constant reasonably determined by the related mortgage lender.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Byberry Road, which represents 0.7% of the initial mortgage pool balance, the equity holders of the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents secured by a pledge of all of the ownership interests in the related borrower in an amount not greater than the lesser of (a) $1,600,000 and (b) an amount that would provide a combined loan-to-value ratio that does not exceed 83% and a combined debt service coverage ratio of not less than 1.20x, provided that the following conditions, among others, are satisfied: (i) the delivery of an intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan; and (ii) approval of the mezzanine loan documents by the mortgagee for the subject underlying mortgage loan. A floating rate of interest is permitted only if the monthly payments due pursuant to the mezzanine loan documents are capped at a maximum fixed rate of interest and no accrual is permitted that would cause the mezzanine loan to exceed the maximum allowed amount described above.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Grayslake & Crystal Lake Outparcels, which represents 0.2% of the initial mortgage pool balance, in connection with a mortgagee-approved transfer by the related borrower of the related mortgaged real property, the equity holders of the first such transferee of such mortgaged real property have a one-time right to obtain mezzanine financing from the related borrower or another approved lender, secured by ownership interests in such transferee, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 90% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Norwalk Center, which represents 0.2% of the initial mortgage pool balance, the equity holders of the related borrower have a one-time right after securitization of that mortgage loan to obtain mezzanine financing from a qualified mezzanine lender, secured by ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio; (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan; and (c) such mezzanine financing shall not render the borrower insolvent.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Purchase Option / Rights of First Refusal. With respect to one (1) mortgage loan that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Summit Center at the Mall, pursuant to a lease with tenant General Mills Restaurant, Inc. (Olive Garden), the Olive Garden tenant has a right of first refusal to purchase that portion of the related mortgaged real property that is subject to the lease. Under the lease, if the related borrower receives a bona-fide offer to purchase all or part of the portion of the premises leased to Olive Garden, the borrower must provide written notice of such offer to Olive

Garden within ten days. The Olive Garden tenant then has 30 days within which it may exercise its right of first refusal to purchase the leased premises (and only the leased premises) upon the same terms and conditions of that bona-fide offer. If the borrower receives a bona fide offer to purchase the entire fee parcel, rather than the portion leased to Olive Garden, the right of first refusal does not apply. The lender's title insurance policy provides that such right of first refusal is subject and subordinate to the related mortgage and will not apply to the transfer pursuant to or in lieu of a foreclosure of such mortgage.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     One loan that we intend to include in the trust, representing 0.5% of the initial mortgage pool has a number of outstanding building code violations. There can be no assurance that other mortgage loans that we intend to include in the trust do not also have outstanding building code violations.

     Lockboxes. Ninety-two (92) mortgage loans that we intend to include in the trust fund, representing approximately 97.9% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

     o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties (including mobile home parks), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

          1. are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

          2. are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In addition, with respect to two (2) mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as North Park Apartments and Brewster Mews Apartment, respectively, and representing 1.1% and 0.7%, respectively, of the initial mortgage pool balance, subsidized rents paid pursuant to a United States Department of Housing and Urban Development Housing Assistance Program are deposited directly into a lockbox account controlled by the mortgagee. The rents actually paid by the tenants are not paid directly into the lockbox. For the purposes of this prospectus supplement, the lockbox accounts for these mortgage loans are "hard" lockbox accounts.

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 92 mortgage loans referred to above provide for lockbox accounts as follows:

                                                      % OF INITIAL
                                      NUMBER OF         MORTGAGE
          TYPE OF LOCKBOX          MORTGAGE LOANS     POOL BALANCE
          ---------------------   ----------------   -------------
            Hard ..............   17                      50.1%
            Springing .........   75                      47.8%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

          2. the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

          2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          4. the full insurable replacement cost of the improvements located on the mortgaged real property;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-seven (37) of the mortgaged real properties, securing 27.9% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2004-C4 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust (other than the mortgaged real properties securing three (3) of the mortgage loans that we intend to include in the trust and representing 0.6% of the initial mortgage pool balance) was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of eight (8) mortgaged real properties, securing

1.3% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. Other than as set forth in the next succeeding sentence, all of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. Three of the transaction screens referred to in the first sentence of this paragraph, which were conducted with respect to mortgaged real properties securing 0.7% of the initial mortgage pool balance, were completed after the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o a responsible third party was identified as being responsible for the remediation; or

     o the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1. With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, we will, directly or indirectly, acquire--

     o 60 1/2 mortgage loans, representing $863,239,458 of the initial mortgage pool balance, from the Lehman Mortgage Loan Seller, and

     o 38 1/2 mortgage loans, representing $557,613,129 of the initial mortgage pool balance, from the UBS Mortgage Loan Seller.

     The preceding two bullets reflect that the Westfield Shoppingtown Garden State Plaza Mortgage Loan is collectively evidenced by two (2) promissory notes, one in the amount of the $130,000,000 held by the UBS Mortgage Loan Seller, and one in the amount of $130,000,000 held by the Lehman Mortgage Loan Seller. Accordingly, each such mortgage loan seller will effectively transfer one-half of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, directly or indirectly, to us for inclusion in the trust.

     The Lehman Mortgage Loan Seller may transfer the Lehman Mortgage Loans to us through an independent third party, but that third party will not become liable in connection with that transfer, and the Lehman Mortgage Loan Seller will remain responsible.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o    either--

          1.   the original promissory note(s) evidencing that mortgage loan, or

          2. if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that, in the case of the 666 Fifth Avenue Mortgage Loan, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the 666 Fifth Avenue Co-Lender Agreement and a copy of the series 2004-C2 pooling and servicing agreement.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2004-C4 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the 666 Fifth Avenue Mortgage Loan (with the exception of the original mortgage note evidencing the 666 Fifth Avenue Mortgage Loan) have been delivered to the trustee under the series 2004-C2 pooling and servicing agreement, which governs the securitization of the 666 Fifth Avenue Non-Trust Loan.

     If, as provided in the series 2004-C4 pooling and servicing agreement--

     o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission or defect materially and adversely affects the value of the subject underlying mortgage loan at the time notice of such omission or defect is delivered to us or the UBS Mortgage Loan Seller, as applicable, then the omission or defect will constitute a material document defect (a "Material Document Defect") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to the entire Westfield Shoppingtown Garden State Plaza Mortgage Loan and each other UBS Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (exclusive of any portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan), only the documents constituting the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2004-C4 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable. In addition, if any document required to be included in the related Servicing File is not delivered to the master servicer with respect to a subject underlying mortgage loan and a written request therefor is not made by the master servicer within approximately 15 months of the closing date, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the date of initial issuance of the offered certificates, the master servicer will be required to certify solely as to the existence but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. The master servicer will not be under any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2004-C4 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the related due date in May 2004.

     o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the 666 Fifth Avenue Mortgage Loan, the trustee under the series 2004-C2 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the related due date in May 2004 became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant with an investment grade rating is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2004-C4 pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or a court of competent jurisdiction makes a final non-appealable determination that, such breach materially and adversely affects the value of the subject mortgage loan at the time notice of such breach is delivered to us or the UBS Mortgage Loan Seller, as applicable, then that breach will be a material breach (a "Material Breach") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a Material Document Defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o to cure that Material Breach or Material Document Defect, as the case may be, in all material respects,

     o at our option (in the case of a Lehman Mortgage Loan) and at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage
          Loan), in the event such party determines that such Material Breach or Material Document Defect cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Defect, provided that the foregoing option shall not be available if substantially all of the loss of value of the subject underlying mortgage loan is attributable to the subject Material Breach or Material Document Defect, as applicable, and the subject Material Breach or Material Document Defect is not capable of being cured, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances made under the series 2004-C4 pooling and servicing agreement with respect to that mortgage loan, plus

          4. all unpaid interest accrued on advances made under the series 2004-C4 pooling and servicing agreement with respect to that mortgage loan, plus

          5. subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2004-C4 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to 90 days following the date on which the determination is made (which may be by a court of competent jurisdiction) that a Material Breach or a Material Document Defect, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     Notwithstanding the foregoing, if a Material Breach or a Material Document Defect exists with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan, then the remedies described in this "--Cures and Repurchases" section will be enforceable against us, solely insofar as that underlying mortgage loan constitutes a Lehman Mortgage Loan, and against the UBS Mortgage Loan Seller solely insofar as that underlying mortgage loan constitutes a UBS Mortgage Loan. If either we or the UBS Mortgage Loan Seller repurchases its portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, but the other does not, in connection with a Material Breach or Material Document Defect, then the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan that was repurchased shall be treated like a Westfield Shoppingtown Garden State Plaza Non-Trust Loan and the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan that remains in the trust will continue to be an underlying mortgage loan.

     If a Material Breach or a Material Document Defect exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2004-C4 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase remedy.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2004-C4 certificateholders in connection with a Material Breach or a Material Document Defect with respect to any mortgage loan in the trust.

     In addition, in the event that the mortgagor with respect to a mortgage loan that is included in an individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller is required to either (a) repurchase that mortgage loan at the same purchase price that would be applicable in connection with a repurchase as a result of a Material Breach or a Material Document Defect, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it, or (b) at the option of such mortgage loan seller, cure the breach in a manner that causes such mortgage loan to be a "qualified mortgage" for REMIC purposes.

     No other person will be obligated to repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Defect or to repurchase any affected mortgage loan in connection with an early defeasance, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2004-C4 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS
GENERAL

     The series 2004-C4 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the 666 Fifth Avenue Mortgage Loan), as well as the servicing and administration of
(a) the Westfield Shoppingtown Garden State Plaza Non-Trust Loans, (b) the Two Penn Plaza Non-Trust Loans, (c) the Tower Square Non-Trust Loan and (d) any REO Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2004-C4 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2004-C4 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The two (2) Westfield Shoppingtown Garden State Plaza Non-Trust Loans, the two (2) Two Penn Plaza Non-Trust Loans and the Tower Square Non-Trust Loan are referred to in this prospectus supplement as the "Serviced Non-Trust Loans" and the holders of such Serviced Non-Trust Loans as the "Serviced Non-Trust Loan Noteholders." In addition, the Westfield Shoppingtown Garden State Plaza Loan Group, the Two Penn Plaza Loan Group and the Tower Square Loan Pair are referred to in this prospectus supplement as the "Serviced Loan Combinations." The Serviced Non-Trust Loans do not include the 666 Fifth Avenue Non-Trust Loan and the Serviced Loan Combinations do not include the 666 Fifth Avenue Loan Pair.

     The series 2004-C4 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the 666 Fifth Avenue Mortgage Loan) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the series 2004-C4 pooling and servicing agreement,

     o the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) and each Serviced Non-Trust Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the 666 Fifth Avenue Mortgage Loan) and Serviced Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the series 2004-C4 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the 666 Fifth Avenue Mortgage Loan, will be received from the series 2004-C2 master servicer) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the 666 Fifth Avenue Loan
Pair) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the 666 Fifth Avenue Loan Pair). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the 666 Fifth Avenue Mortgage Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C4 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2004-C4 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided, that if a Subordinate Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Senior Mortgage Loan(s) comprising any Serviced Loan Combination (including or consisting of the related underlying mortgage loan) through the exercise of cure rights as set forth in the related co-lender agreement, then the existence of that Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Senior Mortgage Loan(s) in the subject Loan Combination (including or consisting of the related underlying mortgage loan or the transfer of servicing of the subject Loan Combination to the special servicer), unless a separate Servicing Transfer Event has occurred with respect thereto.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2004-C4 pooling and servicing agreement as if each such Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the 666 Fifth Avenue Mortgage Loan will not be serviced under the series 2004-C4 pooling and servicing agreement. Under the terms of the 666 Fifth Avenue Co-Lender Agreement, for so long as the 666 Fifth Avenue Non-Trust Loan is part of the Series 2004-C2 Securitization, the 666 Fifth Avenue Loan Pair will be serviced and administered by the master servicer and a special servicer for Series 2004-C2 Securitization (subject to replacement of each such party), in accordance with the series 2004-C2 pooling and servicing agreement (or any permitted successor servicing agreement). The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the 666 Fifth Avenue Mortgage
Loan) under the series 2004-C4 pooling and servicing agreement. However, the servicing arrangements under the series 2004-C2 pooling and servicing agreement (with respect to the 666 Fifth Avenue Mortgage Loan) are similar but not identical to those servicing arrangements under the series 2004-C4 pooling and servicing agreement. For example, the servicing transfer events or the equivalent (including with respect to the provisions described in the third preceding paragraph relating to limited automatic servicing transfer events with respect to both of the mortgage loans comprising the 666 Fifth Avenue Loan
Pair) requiring special servicing under the series 2004-C2 pooling and servicing agreement will be similar, but not identical, to the Servicing Transfer Events under the series 2004-C4 pooling and servicing agreement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2004-C4 pooling and servicing agreement. Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of April 30, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 10,421 commercial and multifamily loans, totaling approximately $98.0 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2004-C4 pooling and servicing agreement, the series 2004-C4 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2004-C2 pooling and servicing agreement, which governs the servicing of the 666 Fifth Avenue Loan Pair. The principal executive offices of Midland are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

     LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar acts as servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Midland Loan Services, Inc. is the special servicer under the series 2004-C2 pooling and servicing agreement, which governs the servicing of the 666 Fifth Avenue Loan Pair. The principal executive offices of Midland are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the 666 Fifth Avenue Mortgage Loan) and each Serviced Non-Trust Loan, including each such mortgage loan--

     o    that is being specially serviced;

     o as to which the corresponding mortgaged real property has become an REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans will vary on a loan-by-loan basis and ranges from 0.0150% per annum to 0.1150% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0363% as of the cut-off date. Except in the case of the 666 Fifth Avenue Mortgage Loan, the master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to the 666 Fifth Avenue Mortgage Loan under the series 2004-C2 pooling and servicing agreement, which fee will be calculated at 0.015% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the 666 Fifth Avenue Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C4 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the 666 Fifth Avenue Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the 666 Fifth Avenue Mortgage Loan will likely be paid to, and allocated between, the series 2004-C2 master servicer and special servicer, as additional compensation, as provided in the series 2004-C2 pooling and servicing agreement. However, Default Interest and late payment charges allocable to the 666 Fifth Avenue Mortgage Loan in accordance with the 666 Fifth Avenue Co-Lender Agreement may be applied, first, to offset interest on servicing advances made under the 2004-C2 pooling and servicing agreement with respect to the 666 Fifth Avenue Loan Pair, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2004-C4 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the 666 Fifth Avenue Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-C4 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C4 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the 666 Fifth Avenue Mortgage Loan) and the Serviced Non-Trust Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) and each Serviced Non-Trust Loan--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Subordinate Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause) or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2004-C4 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-C4 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the 666 Fifth Avenue Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the 666 Fifth Avenue Mortgage Loan or any related REO Property) as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, prior to the expiration of a period of time set forth in the series 2004-C4 pooling and servicing agreement, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

     o the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower's defeasance of that mortgage loan prior to the second anniversary of the date of initial issuance of the series 2004-C4 certificates, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is specifically payable and is actually paid pursuant to such intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2004-C4 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

     o the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related co-lender agreement, unless the liquidation fee is specifically payable and is actually paid pursuant to such co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C4 certificateholders.

     666 Fifth Avenue Mortgage Loan. Special servicing fees, liquidation fees and workout fees will be payable with respect to the 666 Fifth Avenue Loan Pair in accordance with the series 2004-C2 pooling and servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2004-C4 pooling and servicing agreement.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the 666 Fifth Avenue Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C4 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the 666 Fifth Avenue Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period (but, in the case of the 666 Fifth Avenue Mortgage Loan, only to the extent that such items are passed through to the trust) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the 666 Fifth Avenue Mortgage Loan will likely be paid to, and allocated between, the series 2004-C2 master servicer and special servicer, as additional compensation, as provided in the series 2004-C2 pooling and servicing agreement. However, Default Interest and late payment charges allocable to the 666 Fifth Avenue Mortgage Loan in accordance with the 666 Fifth Avenue Co-Lender Agreement may be applied, first, to offset interest on servicing advances made under the 2004-C2 pooling and servicing agreement with respect to the 666 Fifth Avenue Loan Pair, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C4 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C4 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2004-C4 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2004-C4 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2004-C4 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2004-C4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2004-C4 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C4 certificateholders to the detriment of other classes of series 2004-C4 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2004-C4 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2004-C4 certificateholders.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C4 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C4 certificates, thereby reducing the payments of principal on the series 2004-C4 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the 666 Fifth Avenue Mortgaged Property or the 666 Fifth Avenue Mortgage Loan under the series 2004-C4 pooling and servicing agreement. Those advances will be made by the master servicer, the special servicer or the trustee under the series 2004-C2 pooling and servicing agreement on generally the same terms and conditions as are applicable under the series 2004-C4 pooling and servicing agreement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the series 2004-C4 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C4 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2004-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2004-C2 pooling and servicing agreement also provides for the payment of interest on servicing advances to the party that makes any such advance with respect to the 666 Fifth Avenue Loan Pair or any related REO Property.

THE SERIES 2004-C4 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN NOTEHOLDERS

     Series 2004-C4 Controlling Class. As of any date of determination, the controlling class of series 2004-C4 certificateholders will be the holders of the most subordinate class of series 2004-C4 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-C4 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C4 certificateholders will be the holders of the most subordinate class of series 2004-C4 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4 and A-1b certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2004-C4 certificates.


     Selection of the Series 2004-C4 Controlling Class Representative. The series 2004-C4 pooling and servicing agreement permits the holder or holders of series 2004-C4 certificates representing a majority of the voting rights allocated to the series 2004-C4 controlling class to select a representative with the rights and powers described below in this "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2004-C4 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C4 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2004-C4 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders of a majority of the voting rights allocated to the series 2004-C4 controlling class that a series 2004-C4 controlling class representative is no longer designated, the series 2004-C4 controlling class certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the series 2004-C4 controlling class certificates will be the series 2004-C4 controlling class representative.

     If the series 2004-C4 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2004-C4 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The co-lender agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to the 666 Fifth Avenue Loan Pair, to provide advice and direction to the series 2004-C2 master servicer and series 2004-C2 special servicer) with respect to various servicing actions regarding that Loan Combination, as described below in this "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" section.

     With respect to the Westfield Shoppingtown Garden State Plaza Loan Group, the applicable Loan Combination Controlling Party will consist of the holders of mortgage loans or their respective designees (which representative, in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, pursuant to the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative) representing greater than 50% of the unpaid principal balance of the Westfield Shoppingtown Garden State Plaza Loan Group.

     With respect to the 666 Fifth Avenue Loan Pair, the applicable Loan Combination Controlling Party will be the 666 Fifth Avenue Non-Trust Loan Noteholder or its designee.

     With respect to the Two Penn Plaza Loan Group, the applicable Loan Combination Controlling Party will be:

     o the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee, but only if and for so long as the unpaid principal amount of the Two Penn Plaza Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the Two Penn Plaza Subordinate Non-Trust Loan, is equal to or greater than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust Loan; and

     o the series 2004-C4 controlling class representative (as the designee of the trust as holder of the Two Penn Plaza Mortgage Loan), but only if and for so long as the unpaid principal amount of the Two Penn Plaza Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the Two Penn Plaza Subordinate Non-Trust Loan, is less than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust Loan.

     With respect to the Tower Square Loan Pair, the applicable Loan Combination Controlling Party will be:

     o the Tower Square Non-Trust Loan Noteholder or its designee, but only if and for so long as the unpaid principal amount of the Tower Square Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Tower Square Loan Pair that is allocable to the Tower Square Non-Trust Loan, is equal to or greater than 25% of the original unpaid principal amount of the Tower Square Non-Trust Loan; and

     o the series 2004-C4 controlling class representative (as the designee of the trust as holder of the Tower Square Mortgage Loan), but only if and for so long as the unpaid principal amount of the Tower Square Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Tower Square Loan Pair that is allocable to the Tower Square Non-Trust Loan, is less than 25% of the original unpaid principal amount of the Tower Square Non-Trust Loan.

     Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2004-C4 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination) as to which the series 2004-C4 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o any determination by the special servicer that a Servicing Transfer Event, of the type described in clause 3. of the definition of "Servicing Transfer Event," has occurred; and

     o any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2004-C4 certificateholders, as a collective whole, the special servicer may take any such action (other than an action contemplated by the ninth bullet above) without waiting for the series 2004-C4 controlling class representative's response.

     Similarly, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions (or, subject to the related co-lender agreement, some subset of the following actions) under the series 2004-C4 pooling and servicing agreement with respect to the Two Penn Plaza Loan Group and/or the Tower Square Loan Pair, as to which the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan Combination if it comes into and continues in default;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any proposed sale of a related REO Property;

     o any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o any release of collateral for the subject Serviced Loan Combination, other than in accordance with the terms of, or upon satisfaction of, the subject Serviced Loan Combination;

     o any acceptance of substitute or additional collateral for the subject Serviced Loan Combination, other than in accordance with the terms thereof;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

     o any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

     o any approval of a material capital expenditure, if approval is required by the related loan documents;

     o any replacement of the property manager, if approval is required by the related loan documents;

     o any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if approval is required by the related loan documents;

     o any modification, extension, renewal or termination of an anchor tenant lease at the related mortgaged real property that requires the lender's consent pursuant to the loan agreement; and

     o any adoption or approval of a plan in bankruptcy of the related borrower;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2004-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer may take any such action without waiting for the related Loan Combination Controlling Party's response.

     With respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the actions set forth in the bullets to the preceding paragraph under the series 2004-C4 pooling and servicing agreement as to which the applicable Loan Combination Controlling Party has objected in writing within 30 days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action; provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2004-C4 certificateholders and the Westfield Shoppingtown Garden State Plaza Non-Trust Loan Noteholders, as a collective whole, the special servicer may take any such action without waiting for the related Loan Combination Controlling Parties' response. In the event the holders of mortgage loans comprising the Westfield Shoppingtown Garden State Plaza Loan Group (or the respective designees) sufficient to constitute the applicable Loan Combination Controlling Party have not executed a mutual consent with respect to an advice, consent or direction regarding a specified servicing action within 30 days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action, the Westfield Shoppingtown Garden State Plaza Co-Lender Agreement, in conjunction with the series 2004-C4 pooling and servicing agreement, will provide that the special servicer or the master servicer, as applicable, will implement servicing action that it deems to be in accordance with the Servicing Standard, and the decision of such servicer will be binding on the holders of mortgage loans comprising the Westfield Shoppingtown Garden State Plaza Loan Group , subject to the conditions described in the third and fourth succeeding paragraphs under this "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" section.

     With respect to the 666 Fifth Avenue Loan Pair, which is being serviced under the series 2004-C2 pooling and servicing agreement, the series 2004-C2 special servicer or series 2004-C2 master servicer, as applicable, will, in general, not be permitted to take any of certain designated actions (which are similar but not identical to the actions described in the bullets to the first paragraph of this "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" subsection) with respect to the 666 Fifth Avenue Loan Pair as to which the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto, all in accordance with the series 2004-C2 pooling and servicing agreement and the 666 Fifth Avenue Co-Lender Agreement; provided that, in the event that the series 2004-C2 special servicer or series 2004-C2 master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2004-C4 certificateholders and the 666 Fifth Avenue Non-Trust Loan Noteholder, as a collective whole, then that servicer may take any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2004-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (except to the extent that a Loan Combination Controlling Party or its representative may otherwise do so with respect to a Serviced Loan Combination) that the series 2004-C4 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2004-C4 pooling and servicing agreement. Similarly, in general, the related Loan Combination Controlling Party may direct the special servicer (or, with respect to the 666 Fifth Avenue Loan Pair, the series 2004-C2 master servicer or series 2004-C2 special servicer) to take, or refrain from taking, such actions with respect to a Loan Combination, to the extent provided in the related co-lender agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2004-C4 controlling class representative or any Loan Combination Controlling Party, as contemplated by any of the foregoing paragraphs in this "--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate any other provision of the series 2004-C4 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (or, with respect to the 666 Fifth Avenue Loan Pair, may require or cause the series 2004-C2 special servicer or series 2004-C2 master servicer to violate any other provision of the series 2004-C2 pooling and servicing agreement), and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Further, no advice, direction or objection given by the series 2004-C4 controlling class representative or any Loan Combination Controlling Party may require or cause the special servicer (or, with respect to the 666 Fifth Avenue Loan Pair, the series 2004-C2 special servicer) to violate the applicable servicing standard, the related mortgage loan documents (including any applicable co-lender and/or intercreditor agreements) or the REMIC provisions of the Internal Revenue Code, and the special servicer (or, with respect to the 666 Fifth Avenue Loan Pair, the series 2004-C2 special servicer) is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer (or, in the case of the 666 Fifth Avenue Loan Pair, the series 2004-C2 special servicer) will not be obligated to seek approval from the series 2004-C4 controlling class representative (or, in the case of a Loan Combination, from the related Loan Combination Controlling Party) for any actions to be taken by that servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund (or specially serviced Loan Combination) if--

     o the special servicer (or, in the case of the 666 Fifth Avenue Loan Pair, the series 2004-C2 special servicer) has, as described above, notified the series 2004-C4 controlling class representative (or, in the case of a Loan Combination, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

     o for 60 days following the first of those notices, the series 2004-C4 controlling class representative (or, in the case of a Loan Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer (or, in the case of the 666 Fifth Avenue Loan Pair, the series 2004-C2 special servicer) considers to be consistent with the Servicing Standard.

     In addition to the foregoing, the special servicer may be required to consult with a Serviced Non-Trust Loan Noteholder or its representative regarding special servicing functions affecting any of the mortgage loans in the related Serviced Loan Combination to ascertain such Non-Trust Loan Noteholder's views as to the proposed action (but may reject any advice, objection or direction from such noteholder or representative).

     Furthermore, during the time that the series 2004-C4 controlling class representative is not, and is not part of, the related Loan Combination Controlling Party with respect to a particular Loan Combination, the series 2004-C4 controlling class representative may have certain consultation rights with respect thereto.

     Limitation on Liability of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders. The series 2004-C4 controlling class representative will not be liable to the trust or the series 2004-C4 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2004-C4 controlling class representative will not be protected against any liability to a series 2004-C4 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2004-C4 certificateholder acknowledges and agrees, by its acceptance of its series 2004-C4 certificates, that:

     o the series 2004-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-C4 certificates;

     o the series 2004-C4 controlling class representative may act solely in the interests of the holders of the series 2004-C4 controlling class;

     o the series 2004-C4 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C4 certificates other than the series 2004-C4 controlling class;

     o the series 2004-C4 controlling class representative may take actions that favor the interests of the holders of the series 2004-C4 controlling class over the interests of the holders of one or more other classes of series 2004-C4 certificates;

     o the series 2004-C4 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2004-C4 controlling class; and

     o the series 2004-C4 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-C4 controlling class, and no series 2004-C4 certificateholder may take any action whatsoever against the series 2004-C4 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling Party described under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2004-C4 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

     Right to Purchase. If and for so long as:

     (a) a portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan has been removed from the trust (due to a repurchase as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement), while a portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan remains in the trust, then (provided that a payment default or a material non-monetary default exists with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan) the holder of the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan that has been removed from the trust (or its assignee) has the option to purchase the portion of the Westfield Shoppingtown Garden State Plaza Mortgage Loan remaining in the trust at a price generally equal to the unpaid principal balance of such portion in the trust, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration);

     (b) the Two Penn Plaza Loan Group is specially serviced and any monthly payment with respect to that Loan Combination is delinquent for at least 60 days, then the Two Penn Plaza Subordinate Non-Trust Loan Noteholder has the right to purchase the Two Penn Plaza Pari Passu Mortgage Loans (together only), which includes the Two Penn Plaza Mortgage Loan, at a price generally equal to the unpaid principal balance of the subject mortgage loans, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable thereon, as set forth in the Two Penn Plaza Co-Lender Agreement (but exclusive of any prepayment consideration); and

     (c) the Tower Square Loan Pair is specially serviced and any monthly payment with respect to such Loan Combination is delinquent for at least 60 days, then the Tower Square Non-Trust Loan Noteholder has an assignable right to purchase the Tower Square Mortgage Loan, at a price generally equal to the unpaid principal balance of the Tower Square Mortgage Loan, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable thereon, as set forth in the Tower Square Co-Lender Agreement (but exclusive of any prepayment consideration).

     In addition, if and for so long as the 666 Fifth Avenue Loan Pair is specially serviced under the series 2004-C2 pooling and servicing agreement (or other applicable servicing agreement) and a scheduled payment on the 666 Fifth Avenue Loan Pair is at least 60 days delinquent, the holder of the 666 Fifth Avenue Mortgage Loan (or its assignee, which assignee, under the series 2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative) has the option to purchase the 666 Fifth Avenue Non-Trust Loan at a price generally equal to the unpaid principal balance of the 666 Fifth Avenue Non-Trust Loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Right to Cure Defaults. Further, the Two Penn Plaza Subordinate Non-Trust Loan Noteholder has an assignable right to cure certain events of default with respect to the Two Penn Plaza Pari Passu Mortgage Loan(s) (which includes the Two Penn Plaza Mortgage Loan), that are either monetary in nature or otherwise susceptible of cure by the payment of money, within 10 business days of the later of (a) receipt by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) there can be no more than four cure events over the life of the Two Penn Plaza Loan Group and (ii) no more than two cure events are permitted, whether or not consecutive, within any 12-month period.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2004-C4 CONTROLLING CLASS

     Series 2004-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C4 controlling class may--

     o    terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2004-C4 certificates or any class of securities backed by a Serviced Pari Passu Non-Trust Loan, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C4 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2004-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C4 controlling class to replace the special servicer, those certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination prior to appointing a replacement special servicer; provided that those series 2004-C4 certificateholders may, in their sole discretion, reject any advice or consultation provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2004-C4 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C4 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C4 controlling class.

     The series 2004-C4 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the 666 Fifth Avenue Mortgage Loan as long as the applicable 666 Fifth Avenue Non-Trust Loan is included in the Series 2004-C2 Securitization.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the master servicer or the special servicer, as applicable in accordance with the series 2004-C4 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2004-C4 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2004-C4 pooling and servicing agreement. Furthermore, the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause without the consent of the special servicer, who will have a limited time period to grant or deny that consent (or, alternatively, the master servicer may be required to transfer the matter to the special servicer).

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2004-C2 Securitization will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause for the 666 Fifth Avenue Loan Pair in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and Consents" section, will generally be responsible for any waivers, modifications or amendments of any mortgage loan documents (other than with respect to the 666 Fifth Avenue Mortgage Loan).

     With respect to any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan) that is not specially serviced, the master servicer may, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2004-C4 controlling class representative--

     o consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o grant releases of non-material parcels of a property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions shall be made as required by the related loan documents);

     o approve routine leasing activity with respect to (a) leases for less than 5,000 square feet (provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease) or (b) leases of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordiantion, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) each such lease is not more than 20% of the related mortgaged real property), and in the case of either clause (a) or (b), provided further that no such lease is a ground lease; and provided further that the master servicer may not grant or enter into any subordination, non-disturbance and attornment agreement without the prior written consent of the special servicer

     o approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2004-C4 pooling and servicing agreement and (4) the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2004-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Notwithstanding the foregoing, the master servicer must obtain the special servicer's approval before approving the change of a management company in a case where, among other things, the successor property manager is affiliated with the related borrower or is not a nationally or regionally recognized manager of similar properties or the related mortgage loan represents 2% or more of the then aggregate principal balance of the mortgage pool. Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures the Westfield Shoppingtown Garden State Plaza Loan Group, the Two Penn Plaza Loan Group or a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2004-C4 certificates.

     The series 2004-C4 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and/or "--Maintenance of Insurance" below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-C4 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2004-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2004-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.   the subject mortgage loan is not the 666 Fifth Avenue Mortgage Loan.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

     o    that ARD Loan is not being specially serviced,

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2004-C4 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2004-C4 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2004-C4 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related co-lender agreement.

     Further, to the extent consistent with the Servicing Standard, with respect to each of the Two Penn Plaza Loan Group and the Tower Square Loan Pair, taking into account the subordinate position of the related Subordinate Non-Trust Loan:

     o no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Subordinate Non-Trust Loan; and

     o no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2004-C2 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 666 Fifth Avenue Mortgage Loan under terms and conditions substantially similar to those described above in this "--Modifications, Waivers, Amendments and Consents" section. Any modification, waiver or amendment of the payment terms of the 666 Fifth Avenue Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the 666 Fifth Avenue Co-Lender Agreement, such that no holder of a mortgage loan comprising the 666 Fifth Avenue Loan Pair will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the 666 Fifth Avenue Co-Lender Agreement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than the 666 Fifth Avenue Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2004-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling Party. The Appraisal Reduction Amount for any mortgage loan or Serviced Loan Combination will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained,

     and on a monthly basis thereafter until the Appraisal Reduction Amount ceases to exist.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2004-C4 controlling class representative (or, when any Serviced Loan Combination is involved, the related Loan Combination Controlling Party will be entitled), at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2004-C4 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 666 Fifth Avenue Loan Pair will be determined based upon appraisals obtained in accordance with the series 2004-C2 pooling and servicing agreement, on terms similar to those described above, and will affect the amount of any advances of delinquent interest required to be made on the 666 Fifth Avenue Mortgage Loan.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2004-C4 pooling and servicing agreement.

     Deposits. Under the series 2004-C4 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon its receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the 666 Fifth Avenue Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Deposits" section with respect to the 666 Fifth Avenue Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the 666 Fifth Avenue Loan Pair.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-C4 certificateholders in accordance with any of clauses 3. through
               23. below;

     2. to apply amounts held for future distribution on the series 2004-C4 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2004-C4 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan), that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2004-C4 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2004-C4 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

     9. to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10. in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee pursuant to the series 2004-C4 pooling and servicing agreement;

     17. in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the series 2004-C2 servicers with respect to the 666 Fifth Avenue Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2004-C4 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2004-C4 certificateholders without cause, all as set forth in the series 2004-C4 pooling and servicing agreement;

     19. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     20. to make any required payments (other than normal monthly remittances) due under the related co-lender agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     21. to reimburse, on a subordinated basis, out of related collections, cure payments made by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder with respect to the Two Penn Plaza Pari Passu Loans, all in accordance with the related co-lender agreement;

     22. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     23.  to withdraw amounts deposited in the custodial account in error; and

     24. to clear and terminate the custodial account upon the termination of the series 2004-C4 pooling and servicing agreement.

     The series 2004-C4 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced Non-Trust Loan.

     666 Fifth Avenue Mortgage Loan. The series 2004-C2 pooling and servicing agreement requires the series 2004-C2 master servicer: to establish solely with respect to the 666 Fifth Avenue Loan Pair an account similar to the custodial account of the master servicer under the series 2004-C4 pooling and servicing agreement; and to make withdrawals from that 666 Fifth Avenue Loan Pair-specific account with respect to the 666 Fifth Avenue Loan Pair or any related REO Property that are similar to the withdrawals that may be made from the custodial account of the master servicer under the series 2004-C4 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The series 2004-C4 pooling and servicing agreement will require the master servicer, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than the 666 Fifth Avenue Mortgaged Property) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, or the series 2004-C4 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2004-C4 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the 666 Fifth Avenue Loan Pair) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2004-C4 pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2004-C4 pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

     The master servicer and/or the special servicer under the series 2004-C2 pooling and servicing agreement will be responsible for causing the borrower under the 666 Fifth Avenue Loan Pair to maintain insurance on the 666 Fifth Avenue Mortgaged Property on substantially similar terms to those described above.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2004-C4 controlling class, the special servicer and any assignees thereof, will have the option to purchase any specially serviced mortgage loan in the trust (including the 666 Fifth Avenue Mortgage
Loan) as to which a material default exists, at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to that mortgage loan,

     o all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

     o any other amounts payable under the series 2004-C4 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2004-C4 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2004-C4 pooling and servicing agreement and the Servicing Standard.

     Notwithstanding the foregoing, if the Westfield Shoppingtown Garden State Plaza Mortgage Loan (which is evidenced by two (2) promissory notes) becomes a specially serviced mortgage loan as to which a material default exists, then no holder of a purchase option with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan may exercise its purchase option unless it agrees to purchase the entire Westfield Shoppingtown Garden State Plaza Mortgage Loan, at the relevant option purchase price for that underlying mortgage loan, as described in this "--Fair Value Purchase Option" section.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) or Serviced Loan Combination has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2004-C4 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-C4 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2004-C4 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2004-C4 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o any unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     Subject to the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer under the series 2004-C2 pooling and servicing agreement will be responsible for realizing against the 666 Fifth Avenue Mortgaged Property following an event of default under the 666 Fifth Avenue Loan Pair, and assuming no alternative arrangements can be made for the resolution of that event of default.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer will not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2004-C4 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C4 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C4 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the series 2004-C4 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to the 666 Fifth Avenue Loan Pair.

     In the event that the 666 Fifth Avenue Mortgaged Property is acquired as an REO property under the series 2004-C2 pooling and servicing agreement, the special servicer under that pooling and servicing agreement will be required to operate, manage, lease, maintain and dispose of that property substantially in the manner described above with respect to the special servicer under the series 2004-C4 pooling and servicing agreement and any REO Properties held by the trust.

SECURITIES BACKED BY THE SERVICED PARI PASSU NON-TRUST LOANS

     Because certain of the Serviced Pari Passu Non-Trust Loans are to be securitized, some servicing actions with respect to the related Serviced Loan Combination may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by S&P, Moody's and, if applicable, Fitch to the securities backed by any related Serviced Pari Passu Non-Trust Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2005, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the 666 Fifth Avenue Mortgaged Property.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     Inspections of the 666 Fifth Avenue Mortgaged Property are to be performed by the master servicer/and or special servicer under the series 2004-C2 pooling and servicing agreement at least annually.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2004-C4 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     The master servicer and/or special servicer under the series 2004-C2 pooling and servicing agreement will be responsible for collecting financial information with respect to the 666 Fifth Avenue Mortgaged Property and will be required to deliver such information to the master servicer under the series 2004-C4 pooling and servicing agreement. Such information will be made available to the series 2004-C4 certificateholders by the trustee as provided in this prospectus supplement.


EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2005, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the Non-Trust Loan Noteholders, among others, to the effect that--

          1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

          2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

          except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee and the Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2004-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C4 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-C4 certificateholders, at their expense, upon written request to the trustee.


EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C4 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to a

          Serviced Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New York City time, on the next business day;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2004-C4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2004-C4 pooling and servicing agreement;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C4 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C4 pooling and servicing agreement, by series 2004-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C4 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2004-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C4 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C4 pooling and servicing agreement, by series 2004-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C4 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of the series 2004-C4 certificates or any securities backed by a Serviced Pari Passu Non-Trust Loan, or (b) placed one or more classes of the series 2004-C4 certificates or any securities backed by a Serviced Pari Passu Non-Trust Loan on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge) and, in the case of either clause (a) or (b), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more of the series 2004-C4 certificates or any securities backed by a Serviced Pari Passu Non-Trust Loan are qualified, downgraded or withdrawn in connection with that removal; and

     o if and for so long as any securities backed by a Serviced Pari Passu Non-Trust Loan are rated by Fitch, the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, such rating is not restored within 60 days after the subject downgrade or withdrawal.

     The series 2004-C2 pooling and servicing agreement provides for similar, but not identical, events of default in respect of the master servicer and special servicer thereunder.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2004-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C4 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2004-C4 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2004-C4 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C4 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C4 pooling and servicing agreement.

     The holders of series 2004-C4 certificates entitled to a majority of the voting rights for the series 2004-C4 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C4 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days (during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C4 certificates.

     In general, series 2004-C4 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2004-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, seventh and eighth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-C4 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C4 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan or any securities backed thereby and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder; and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan or the securities backed thereby, then the master servicer may not be terminated by the trustee; however, in the case of each of (a) and (b), at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Serviced Loan Combination only, but no other mortgage loan, in accordance with the terms of the series 2004-C4 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     The trustee, as holder of the 666 Fifth Avenue Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2004-C2 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2004-C4 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2004-C4 controlling class representative or the holders of series 2004-C4 certificates entitled to at least 25% of the series 2004-C4 voting rights.

     No series 2004-C4 certificateholder will have the right under the series 2004-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2004-C4 certificateholders entitled to not less than 25% of the voting rights for the 2004-C4 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C4 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2004-C4 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE 666 FIFTH AVENUE MORTGAGE LOAN

     The 666 Fifth Avenue Loan Pair and the 666 Fifth Avenue Mortgaged Property will be serviced and administered in accordance with the series 2004-C2 pooling and servicing agreement (or a comparable successor servicing agreement as contemplated by the 666 Fifth Avenue Co-Lender Agreement). If the trustee is requested to take any action in its capacity as holder of the 666 Fifth Avenue Mortgage Loan, pursuant to that agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under the series 2004-C2 pooling and servicing agreement (or a comparable successor servicing agreement as contemplated by the 666 Fifth Avenue Co-Lender Agreement), as applicable, then (subject to any more specific discussion within this prospectus supplement with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2004-C4 controlling class representative.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C4 certificates will be issued, on or about June 7, 2004, under the series 2004-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

     o any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the Underlying Mortgage Loans--Custodial Account," the special servicer's REO account described under "Servicing of the Underlying Mortgage Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-C4 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, B, C, D, E and F classes, which are the classes of series 2004-C4 certificates that are offered by this prospectus supplement, and

     o the A-1b, X, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III, R-LR and V classes, which are the classes of series 2004-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P,
Q, S and T certificates are the series 2004-C4 certificates that will have principal balances and are sometimes referred to as the series 2004-C4 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2004-C4 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C4 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances. However, for purposes of calculating the amount of accrued interest, the class X certificates will have notional amounts.

     The total notional amount of the class X certificates will equal the total principal balance of the series 2004-C4 principal balance certificates outstanding from time to time.

     The class R-I, R-II, R-III, R-LR and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C4 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2004-C4 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C4 pooling and servicing agreement, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee, which is described under "--The Trustee" below, and investment earnings on Permitted Investments of funds in the collection account;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2004-C4 pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-C4 certificates. For any payment date, those funds will consist of the following separate components--

     o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and/or X certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available P&I Funds, and

          2. will be paid to the holders of all the series 2004-C4 certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning with January 2005, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of the 666 Fifth Avenue Mortgage Loan, the related mortgage interest rate, minus 0.015%) on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on the respective classes of series 2004-C4 certificates, the pool of mortgage loans backing the series 2004-C4 certificates will be divided into:

     1. Loan group no. 1, which will consist of all of the underlying mortgage loans backing the series 2004-C4 certificates that are secured by property types other than multifamily and mobile home park properties. Loan group no. 1 will consist of 73 mortgage loans, with an initial loan group no. 1 balance of $1,221,306,199, representing approximately 86.0% of the initial mortgage pool balance.

     2. Loan group no. 2, which will consist of all of the mortgage loans backing the series 2004-C4 certificates that are secured by the multifamily and mobile home park properties. Loan group no. 2 will consist of 26 mortgage loans, with an initial loan group no. 2 balance of $199,546,388, representing approximately 14.0% of the initial mortgage pool balance.

     On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, to the holders of record as of the close of business on the date of initial issuance of the offered certificates). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-C4 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to

(or, in the case of the initial payment date, no later than) the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-C4 certificates will bear interest, except for the R-I, R-II, R-III, R-LR and V classes.

     With respect to each interest-bearing class of the series 2004-C4 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2004-C4 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-C4 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2004-C4 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2004-C4 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rate for the class A-1 certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rate for the class A-2 certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the class A-2 certificates, then the pass-through rate that will be in effect for the class A-2 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin (which may be zero). That class margin is, as to each such class, set forth below.

                              CLASS    CLASS MARGIN
                             -------- -------------
                                A-3         %
                                A-4         %
                               A-1b         %
                                 B          %
                                 C          %
                                 D          %
                                 E          %
                                 F          %
                                 G          %
                                 H          %
                                 J          %
                                 K          %

     The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, for any interest accrual period,
equal the lesser of (a)    % and (b) the Weighted Average Pool Pass-Through
Rate for that interest accrual period.

     The pass-through rate for the class X certificates, for each interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. In connection with the foregoing, for purposes of accruing interest on the class X certificates during each interest accrual period, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each such component for each interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C4 principal balance certificates whose total principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III, R-LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C4 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1b, A-1, A-2, A-3 and A-4 certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

     o in the case of the class A-1b certificates, an amount (not to exceed the total principal balance of the class A-1b certificates outstanding immediately prior to the subject payment date) equal to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b certificates are entitled on the subject payment date as described in the immediately preceding bullet);

     o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b and/or A-1 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

     o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding three bullets); and

     o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1, A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding four bullets).

In addition, if the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero before the total principal balance of the class A-1b certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below) the holders of the class A-1b certificates, to the extent necessary to reduce the total principal balance of the class A-1b certificates to zero, will be entitled to an additional payment of principal up to the portion of the Total Principal Payment Amount for each payment date attributable to loan group no. 1 (to the extent such portion of the Total Principal Payment Amount was not otherwise applied, on such payment date, to reduce the total principal balance of class A-1, A-2, A-3 and/or A-4 certificates to zero).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, generally equal the lesser of:

     o the total principal balance of the subject class of series 2004-C4 principal balance certificates outstanding immediately prior to the subject payment date; and

     o the excess, if any, of (a) the Total Principal Payment Amount for the subject payment date, over (b) the total principal balance of all other classes of series 2004-C4 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2004-C4 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C4 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds for that final payment date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2004-C4 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2004-C4 principal balance certificates outstanding immediately prior to that final payment date.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C4 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C4 certificates), thereby reducing the payments of principal on the series 2004-C4 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C4 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C4 principal balance certificates. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2004-C4 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C4 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C4 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C4 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2004-C4 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C4 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2004-C4 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1) concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1b certificates up to the total amount of interest payable with respect to such class on the subject payment date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3 and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X certificates up to the total amount of interest payable with respect to such class on the subject payment date; provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to pay in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2) to pay principal to the holders of the class A-1b certificates, until the total principal balance of the class A-1b certificates has been reduced to zero, in an amount up to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     (3) to pay principal to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2004-C4 certificates has been reduced to zero, in an amount up to the Total Principal Payment Amount for the subject payment date, exclusive of any payments of principal made with respect to the class A-1b certificates on the subject payment date as described in the immediately preceding clause (2); and

     (4) to make payments to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject payment date;

provided that, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date or, in the case of the final payment date, up to the then remaining total principal balance of those classes.

     On each payment date, following the payments to be made with respect to the class A-1, A-2, A-3, A-4, A-1b and X certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class B certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4 and A-1b certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (2)  payments to the holders of the class C certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b and B certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (3)  payments to the holders of the class D certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B and C certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (4)  payments to the holders of the class E certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C and D certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (5)  payments to the holders of the class F certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D and E certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (6)  payments to the holders of the class G certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E and F certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (7)  payments to the holders of the class H certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (8)  payments to the holders of the class J certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (9)  payments to the holders of the class K certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject payment date, second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (10) payments to the holders of the class L certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (11) payments to the holders of the class M certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (12) payments to the holders of the class N certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L and M
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (13) payments to the holders of the class P certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M and N
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (14) payments to the holders of the class Q certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N and P
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (15) payments to the holders of the class S certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (16) payments to the holders of the class T certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and
          S certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (17) payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Available P&I Funds.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2004-C4 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and liquidation fees payable from that prepayment consideration, to the holders of the class X certificates.

     For purposes of the foregoing, to the extent that payments of principal on any class of series 2004-C4 principal balance certificates could be made from principal amounts allocable to loan group no. 1 or principal amounts allocable to loan group no. 2, the trustee will assume that those payments of principal on that class of series 2004-C4 principal balance certificates are made from amounts allocable to each loan group, on a pro rata basis in accordance with the respective amounts allocable to each loan group that were available for payment on that class.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2004-C4 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C4 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and then the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C4 principal balance certificates. If this occurs following the payments made to the series 2004-C4 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-C4 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

                ORDER OF ALLOCATION              CLASS
               -------------------- -------------------------------
                         1st                       T
                         2nd                       S
                         3rd                       Q
                         4th                       P
                         5th                       N
                         6th                       M
                         7th                       L
                         8th                       K
                         9th                       J
                        10th                       H
                        11th                       G
                        12th                       F
                        13th                       E
                        14th                       D
                        15th                       C
                        16th                       B
                        17th          A-1, A-2, A-3, A-4 and A-1b,
                                        pro rata based on total
                                     outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2004-C4 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2004-C4 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o any unanticipated, non-mortgage loan specific expense of the trust, including--

          1. any reimbursements and indemnifications to the trustee and various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us and various related persons described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the series 2004-C2 pooling and servicing agreement that are similar to Additional Trust Fund Expenses and that relate to the 666 Fifth Avenue Loan Pair are to be paid out of collections on that Loan Combination and could adversely affect amounts available for payments on the series 2004-C4 certificates.

     The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2004-C4 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-C4 principal balance certificates, the total principal balances of one or more classes of series 2004-C4 principal balance certificates that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2004-C4 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-C4 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of the 666 Fifth Avenue Mortgage Loan, net of the applicable servicing fee payable pursuant to the series 2004-C2 pooling and servicing agreement), that--

     o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the 666 Fifth Avenue Mortgage Loan, if the master servicer has received notice from the series 2004-C2 master servicer of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will reduce the interest portion (but not the principal portion) of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Serviced Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Serviced Loan Combination that is allocable to that underlying mortgage loan. Each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated first to any related Subordinate Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the underlying mortgage loan in that Serviced Loan Combination (or, in the case of each of the Westfield Shoppingtown Garden State Plaza Loan Group and the Two Penn Plaza Loan Group, to the underlying mortgage loan in that Loan Combination and the related Pari Passu Non-Trust Loan(s), on a pro rata basis).

     Any Appraisal Reduction Amount with respect to the 666 Fifth Avenue Loan Pair will be calculated in accordance with the series 2004-C2 pooling and servicing agreement and will be allocated to the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan, on a pro rata basis.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C4 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-C4 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. See "--The Trustee" below. Neither the master servicer nor the trustee will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans), would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination and the trustee will be entitled to rely on the master servicer's and/or the special servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans-- Custodial Account" in this prospectus supplement.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any P&I advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C4 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C4 certificates), thereby reducing the payments of principal on the series 2004-C4 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2004-C4 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2004-C4 certificateholders to the detriment of other classes of series 2004-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C4 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-C4 certificateholders.

     The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2004-C4 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2004-C4 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2004-C4 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the 666 Fifth Avenue Mortgage Loan) and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

     o    a loan payoff notification report;

     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA property file; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to the 666 Fifth Avenue Mortgage Loan, the reports required to be delivered to the holder of the 666 Fifth Avenue Mortgage Loan by the series 2004-C2 master servicer pursuant to the series 2004-C2 pooling and servicing agreement are substantially similar, but not identical to those required to be delivered to the trustee by the master servicer under the series 2004-C4 pooling and servicing agreement. To the extent any such information with respect to the 666 Fifth Avenue Mortgage Loan or the 666 Fifth Avenue Mortgaged Property is received from the series 2004-C2 master servicer, the master servicer is required to aggregate that information with the CMSA reports the master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the master servicer and/or the trustee to remit any reports or information identified in this "--Certificateholder Reports; Available Information" section with respect to the 666 Fifth Avenue Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing the 666 Fifth Avenue Loan Pair.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2004-C4 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the series 2004-C2 master servicer or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2004-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-C4 certificateholders and beneficial owners of series 2004-C4 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2004-C4 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.ctslink.com/cmbs.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2004-C4 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2004-C4 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2004-C4 certificateholders.

     Other Information. The series 2004-C4 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2004-C4 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the series 2004-C4 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C4 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     o upon request, except in the case of the 666 Fifth Avenue Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the series 2004-C2 pooling and servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the holder of the 666 Fifth Avenue Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2004-C4 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2004-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class X certificates; and

     o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III, R-LR and V certificates.

     Voting rights allocated to a class of series 2004-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2004-C4 pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2004-C4 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2004-C4 pooling and servicing agreement will be given to each series 2004-C4 certificateholder. The final payment with respect to each series 2004-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust,

     minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C4 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2004-C4 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2004-C4 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C4 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.


THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo") will act as trustee under the series 2004-C4 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in the immediately preceding paragraph has been provided by Wells Fargo. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the series 2004-C4 pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve Account" above. It will be--

     o entitled to retain any interest or other income earned on those funds, and

     o required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

     Wells Fargo is also the trustee under the series 2004-C2 pooling and servicing agreement, which governs the administration of the 666 Fifth Avenue Loan Pair.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C4 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the series 2004-C4 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the underlying mortgage loans will prepay at any particular rate,

     o the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-1b certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3 and A-1b certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2004-C4 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II, REMIC III and the single loan REMICs will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o any REO Properties acquired on behalf of the series 2004-C4 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans. In addition, each of three (3) mortgage loans constitutes the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, A-3, A-4, A-1b, X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

     o the class R-LR certificates will evidence the sole class of residual interests in each of the individual loan REMICs.

     For federal income tax purposes, the class X certificates will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2004-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. However, potential thrift institution purchasers of class A-1, A-2, A-3 and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in loan group no. 1, which does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C4 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                             ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2004-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited

Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2004-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     Upon initial issuance, the class A-1. A-2, A-3, A-4, B, C and D certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters otherwise makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us,
will be approximately   % of the total principal balance of the offered
certificates, plus accrued interest on all the offered certificates from May 11, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 7, 2004, against payment for them in immediately available funds.

UNDERWRITER             CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4
--------------------- ------------- ------------- ------------- -------------
Lehman Brothers Inc.   $             $             $             $
UBS Securities LLC ..  $             $             $             $
                       ------------  ------------  ------------  ------------
Total ...............  $             $             $             $
                       ============  ============  ============  ============



UNDERWRITER              CLASS B       CLASS C       CLASS D       CLASS E       CLASS F
--------------------- ------------- ------------- ------------- ------------- -------------
Lehman Brothers Inc.   $             $             $             $             $
UBS Securities LLC ..  $             $             $             $             $
                       ------------  ------------  ------------  ------------  ------------
Total ...............  $             $             $             $             $
                       ============  ============  ============  ============  ============

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

     o    UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                            CLASS     S&P     MOODY'S
                           -------   -----   --------
                              A-1     AAA       Aaa
                              A-2     AAA       Aaa
                              A-3     AAA       Aaa
                              A-4     AAA       Aaa
                               B      AA+       Aa1
                               C       AA       Aa2
                               D      AA-       Aa3
                               E       A+       A1
                               F       A        A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "666 FIFTH AVENUE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "666 FIFTH AVENUE BUILDING" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--666 Fifth Avenue Mortgaged Property" in this prospectus supplement.

     "666 FIFTH AVENUE CO-LENDER AGREEMENT" means the agreement executed between the holder of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan Noteholder as described under "Description of the Mortgage Pool--Loan Combinations--The 666 Fifth Avenue Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "666 FIFTH AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "666 FIFTH AVENUE LC" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--666 Fifth Avenue Lease Issues" in this prospectus supplement.

     "666 FIFTH AVENUE LOAN PAIR" means, collectively, the two (2) mortgage loans, including the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan, that were made to the 666 Fifth Avenue Borrower, that are each secured by a single mortgage instrument encumbering the 666 Fifth Avenue Mortgaged Property and that have an aggregate unpaid principal balance as of the cut-off date of $375,000,000.

     "666 FIFTH AVENUE MEZZANINE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "666 FIFTH AVENUE MEZZANINE COLLATERAL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "666 FIFTH AVENUE MEZZANINE LENDER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "666 FIFTH AVENUE MEZZANINE LOAN" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "666 FIFTH AVENUE MORTGAGE LOAN" means the underlying mortgage loan made to the 666 Fifth Avenue Borrower that is secured by the 666 Fifth Avenue Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $187,500,000.

     "666 FIFTH AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 666 Fifth Avenue.

     "666 FIFTH AVENUE NON-TRUST LOAN" means the 666 Fifth Avenue Non-Trust Loan that is, in all circumstances, pari passu in right of payment to the 666 Fifth Avenue Mortgage Loan. The 666 Fifth Avenue Non-Trust Loan has, as of the cut-off date, an unpaid principal balance of $187,500,000 and is currently included in the Series 2004-C2 Securitization.

     "666 FIFTH AVENUE NON-TRUST LOAN NOTEHOLDER" means the holder of the 666 Fifth Avenue Non-Trust Loan.

     "666 FIFTH AVENUE PRIOR OWNER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--666 Fifth Avenue Lease Issues" in this prospectus supplement.

     "666 FIFTH AVENUE PURCHASE AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--666 Fifth Avenue Lease Issues" in this prospectus supplement.

     "666 FIFTH AVENUE SIDEWALK AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 666 Fifth Avenue Mortgage Loan--Agreements Affecting the 666 Fifth Avenue Mortgaged Property" in this prospectus supplement.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2004-C4 pooling and servicing agreement,

     o is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan, and

     o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2004-C4 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the per annum rates at which the related master servicing fee (including, except in the case of the 666 Fifth Avenue Mortgage Loan, any related primary servicing fee payable by the master servicer to any related sub-servicer) and the monthly trustee fee is calculated. The Administrative Cost Rate for the 666 Fifth Avenue Mortgage Loan will also include the per annum rate at which the applicable servicing fee for that mortgage loan is calculated under the series 2004-C2 pooling and servicing agreement.

     "AIRPORT CORPORATE CENTER MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Airport Corporate Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $91,000,000.

     "AIRPORT CORPORATE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Airport Corporate Center.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2004-C4 pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its review of the related appraisal and other relevant information), over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated first to any Subordinate Non-Trust Loan in that Loan Combination, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the underlying mortgage loan in that Loan Combination (or, in the case of each of the Westfield Shoppingtown Garden State Plaza Loan Group and the Two Penn Plaza Loan Group, to the underlying mortgage loan and the Pari Passu Non-Trust Loan(s) in that Loan Combination, on a pro rata basis).

     In the case of the 666 Fifth Avenue Mortgage Loan, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, will be calculated under the series 2004-C2 pooling and servicing agreement in a manner similar to that described in the first sentence of this definition. The calculation of an Appraisal Reduction

Amount, if applicable, with respect to the 666 Fifth Avenue Mortgage Loan will treat the 666 Fifth Avenue Loan Pair as a single mortgage loan, and the result will be allocated to the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan, on a pro rata basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the 666 Fifth Avenue Mortgage Loan), any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent--

          1. except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

          2. solely in the case of a balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period after the date on which the subject balloon payment was due within which the refinancing is scheduled to occur);

     o a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged real property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the 666 Fifth Avenue Mortgage Loan will be as set forth in, and appraisals of the 666 Fifth Avenue Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2004-C2 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but not be identical, to those described above.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-C4 certificates on each payment date. The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-C4 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPI" means consumer price index.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF DATE LTV" each means:

     o with respect to any mortgage loan in the trust (other than the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan and the Two Penn Plaza Mortgage Loan), the ratio, expressed as a percentage, of--

          1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

          2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan and the Two Penn Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

          1. the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the Pari Passu Non-Trust Loan or Loans that are part of the same Loan Combination as that subject underlying mortgage loan, to

          2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "D(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. In the event that Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FPO PERSONS" has the meaning assigned thereto under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "FSMA" has the meaning assigned thereto under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan (or, in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the portion thereof) that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying Mortgage Loans--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2004-C4 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related co-lender agreement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN COMBINATION" means the Westfield Shoppingtown Garden State Plaza Loan Group, the 666 Fifth Avenue Loan Pair, the Two Penn Plaza Loan Group and the Tower Square Loan Pair, as applicable.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned thereto under "Servicing of the Underlying Mortgage Loans--The Series 2004-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders--Designation of the Loan Combination Controlling Parties" in this prospectus supplement.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of each of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan and the Two Penn Plaza Mortgage Loan, of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATERIAL BREACH" has the meaning assigned thereto under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT DEFECT" has the meaning assigned thereto under "Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "MATURITY DATE LOAN-TO-VALUE RATIO" and "SCHEDULED MATURITY/ARD LTV" each means:

     o with respect to any mortgage loan in the trust (other than the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan and the Two Penn Plaza Mortgage Loan), the ratio, expressed as a percentage, of--

          1. the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

          2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan and the Two Penn Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

          1. the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan or Loans on their stated maturity date, assuming no prepayments of principal or defaults, to

          2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "MIDLAND" means Midland Loan Services, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C4 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,420,852,587, the initial loan group no. 1 balance is approximately $1,221,306,199 and the initial loan group no. 2 balance is approximately $199,546,388;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C4 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2004-C4 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments to be due on the first, sixth, tenth or eleventh day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o except as provided in the following bullet, there are no releases of any mortgaged real properties or any particular parcels, in each case, prior to satisfaction of the subject underlying mortgage loan;

     o with respect to the Two Penn Plaza Mortgage Loan, it is assumed that the Two Penn Plaza Borrower is permitted to prepay on or after the July 2004 due date a portion of that underlying mortgage loan in the amount of $1,575,000 (without premium or penalty) in connection with the release of one or more condominium units as described under "Description of the Mortgage Pool--Additional Partial Releases" in this prospectus supplement, and, accordingly, that portion (in the amount of $1,575,000) of the Two Penn Plaza Mortgage Loan is not subject to any prepayment lock-out period, defeasance period or prepayment consideration period from and after July 2004;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Coolsprings Plaza, it is assumed that the related borrower will exercise its option to increase its constant monthly payment from the current payment of $30,973.69 to a new constant monthly payment of $34,737.18, beginning with the July 2004 due date and continuing to maturity;

     o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in June 2004; and

     o    the offered certificates are settled on June 7, 2004.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage (which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available;

     o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination; and

     o in the case of single tenant properties, the payments due under the related lease.

     In general, except in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the 666 Fifth Avenue Mortgage Loan, the Two Penn Plaza Mortgage Loan, the Town East Mall Mortgage Loan and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 of this prospectus supplement as The Ritz-Carlton Chicago, A Four Seasons Hotel, Airport Corporate Center, Sirata Beach Resort & Conference Center, Holiday Inn Express -- Sorrento Valley and La Quinta Inn -- Old Town, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home parks, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In some cases, Net Cash Flow reflects rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy.

     In some cases, a portion of Net Cash Flow reflects rental income that is assumed to be payable commencing on a future date, at the current market rate, on currently vacant and unleased space.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o property management fees were generally assumed to be 3% to 6% of effective gross revenue, except with respect to hospitality properties, where 3% of gross receipts was assumed;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally, but not always, assumed to include annual replacement reserves equal to--

          (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

          (b) in the case of multifamily rental apartments, generally not less than $200 or more than $300 per residential unit per year, depending on the condition of the property;

          (c) in the case of mobile home parks, generally $50 per pad per year; and

          (d) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     In the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the Town East Mall Mortgage Loan and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 325-329 North Rodeo Drive, 101 Orchard Ridge Drive and North Moore Retail either (a) the Net Cash Flow includes the expected cash flow from tenants that have executed leases but have not yet taken occupancy and in most cases have not commenced paying rent or (b) the Net Cash Flow is based on certain additional lease-up assumptions.

     For more detailed information regarding the Net Cash Flow and U/W Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates,

     minus

          2.   the related Administrative Cost Rate; and

     o in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

          1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the date of initial issuance of the offered certificates (or, in the case of the Two Penn Plaza Mortgage Loan, a weighted average of the component interest rates in effect as of the date of initial issuance of the offered certificates for each of its two components, weighted on the basis of the portion of the Two Penn Plaza Mortgage Loan's Stated Principal Balance allocable to each of its components immediately prior to the subject payment date), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

          2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME" or "U/W NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o    the U/W Net Cash Flow for that mortgaged real property;

     plus

     o underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRIA ACTS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "NON-TRUST LOAN" means a Westfield Shoppingtown Garden State Plaza Non-Trust Loan, the 666 Fifth Avenue Non-Trust Loan, a Two Penn Plaza Non-Trust Loan or the Tower Square Non-Trust Loan, as applicable.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of a Non-Trust Loan.

     "NR" means not rated.

     "O(z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties and mobile home parks, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (including, with respect to each of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the Town East Mall Mortgage Loan and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 325-329 North Rodeo Drive, 101 Orchard Ridge Drive and North Moore Retail, certain space that is subject to an executed lease but as to which the tenant has not taken occupancy and in most cases has not commenced paying rent or certain space that is subject to certain additional lease-up assumptions);

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARI PASSU NON-TRUST LOAN" means any Westfield Shoppingtown Garden State Plaza Non-Trust Loan, the 666 Fifth Avenue Non-Trust Loan or the Two Penn Plaza Pari Passu Non-Trust Loan, as applicable.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means any Westfield Shoppingtown Garden State Plaza Non-Trust Loan Noteholder, the 666 Fifth Avenue Non-Trust Loan Noteholder or the Two Penn Plaza Pari Passu Non-Trust Loan Noteholder, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the series 2004-C4 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREI" means Prudential Real Estate Investors.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the 666 Fifth Avenue Mortgage Loan, servicing fees payable under the series 2004-C2 pooling and servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the 666 Fifth Avenue Mortgage Loan, servicing fees payable under the series 2004-C2 pooling and servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "QUALIFIED TOWN EAST MALL RENTS" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Guaranty" in this prospectus supplement.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7. any party having servicing responsibilities with respect to the 666 Fifth Avenue Loan Pair or any related REO Property;

     8.   the mortgage loan sellers,

     9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     10.  any and all affiliates of any of the aforementioned persons.

  "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR MORTGAGE LOANS" means the two (2) Two Penn Plaza Pari Passu Loans and the Tower Square Mortgage Loan, as applicable.

     "SERIES 2004-C2 SECURITIZATION" means the securitization that includes the 666 Fifth Avenue Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, were issued.

     "SERVICED LOAN COMBINATION" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

     "SERVICED NON-TRUST LOANS" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

     "SERVICED NON-TRUST LOAN NOTEHOLDERS" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

     "SERVICED PARI PASSU NON-TRUST LOANS" means the two (2) Westfield Shoppingtown Garden State Plaza Non-Trust Loans and the Two Penn Plaza Pari Passu Non-Trust Loan.

     "SERVICING FILE" means with respect to each underlying mortgage loan (other than the 666 Fifth Avenue Mortgage Loan), the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower, escrow agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2004-C4 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2004-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2004-C4 pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

          2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2004-C4 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o    with a view to--

          1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2. in the case of (a) a specially serviced mortgage loan or (b) an underlying mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2004-C4 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2004-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1. any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2004-C4 pooling and servicing agreement,

          2. the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2004-C4 certificate or any security backed by a Serviced Pari Passu Non-Trust Loan,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2004-C4 pooling and servicing agreement generally or with respect to any particular transaction, and

          5. the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2004-C4 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The 666 Fifth Avenue Mortgage Loan is not being serviced under the series 2004-C4 pooling and servicing agreement, and the servicing standard with respect thereto will be similar, but not identical, to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2004-C4 pooling and servicing agreement, any of the following events:

          1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines, or special servicer (with the consent of the series 2004-C4 controlling class representative) determines, that it will continue, unremedied (without regard to any grace period)--

               (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

               (b) solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          2. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2004-C4 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and
               (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2004-C4 certificateholders or, in the case of a Serviced Loan Combination, the interests of the related Serviced Non-Trust Loan Noteholders;

          3. the master servicer determines, or the special servicer (with the consent of the series 2004-C4 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2004-C4 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; provided that, if a Subordinate Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to a Senior Mortgage Loan that is part of a Serviced Loan Combination through the exercise of cure rights as set forth in the related co-lender agreement, then the existence of such Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to a Senior Mortgage Loan in, or the transfer to special servicing of, such Loan Combination (including the related underlying mortgage loan), unless a separate Servicing Transfer Event has occurred with respect thereto.

     The 666 Fifth Avenue Mortgage Loan is not being serviced under the series 2004-C4 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2004-C2 pooling and servicing agreement (which governs the servicing of the 666 Fifth Avenue Loan
Pair) will be similar, but not identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination, in this case the 666 Fifth Avenue Loan Pair. In addition, pursuant to the series 2004-C2 pooling and servicing agreement, a servicing transfer event shall not exist with respect to any defeased mortgage loan in the 666 Fifth Avenue Loan Pair upon of the occurrence of a servicing transfer event with respect to a non-defeased mortgage loan in the 666 Fifth Avenue Loan Pair solely by reason of the operation of the cross-default provisions of such defeased mortgage loan in connection with a default under a non-defeased mortgage loan in the 666 Fifth Avenue Loan Pair.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means the Two Penn Plaza Subordinate Non-Trust Loan or the Tower Square Non-Trust Loan, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the Two Penn Plaza Subordinate Non-Trust Loan Noteholder and the Tower Square Non-Trust Loan Noteholder, as applicable.

     "TI/LC" means tenant improvements and leasing commissions.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the 666 Fifth Avenue Mortgage Loan, the foregoing reserves are collected and held by the servicer under the series 2004-C2 pooling and servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C4 certificates. In general, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (that is, loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TOWER SQUARE BORROWER" means the borrower under the Tower Square Mortgage Loan.

     "TOWER SQUARE CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Tower Square Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "TOWER SQUARE LOAN PAIR" means, together, the Tower Square Mortgage Loan and the Tower Square Non-Trust Loan.

     "TOWER SQUARE MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Tower Square Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $10,700,791.

     "TOWER SQUARE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tower Square.

     "TOWER SQUARE NON-TRUST LOAN" means the mortgage loan secured by the Tower Square Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the Mortgage Pool--Loan Combinations--The Tower Square Non-Trust Loan" in this prospectus supplement, subordinate in right of payment to the Tower Square Mortgage Loan. The Tower Square Non-Trust Loan has an unpaid principal balance of $412,808 and is held by one or our affiliates.

     "TOWER SQUARE NON-TRUST LOAN NOTEHOLDER" means the holder of the Tower Square Non-Trust Loan.

     "TOWN EAST MALL BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "TOWN EAST MALL GUARANTEED PORTION" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Guaranty" in this prospectus supplement.

     "TOWN EAST MALL GUARANTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Guaranty" in this prospectus supplement.

     "TOWN EAST MALL LOCKBOX EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Lockbox" in this prospectus supplement.

     "TOWN EAST MALL MORTGAGE LOAN" means the underlying mortgage loan made to the Town East Mall Borrower that is secured by the Town East Mall Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an aggregate unpaid principal balance of $116,814,658.

     "TOWN EAST MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Town East Mall.

     "TOWN EAST MALL RELEASE PARCEL" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Partial Release" in this prospectus supplement.

     "TOWN EAST MALL RESERVE PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Town East Mall Mortgage Loan--Lockbox" in this prospectus supplement.

     "TRIA ACTS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "TWO PENN PLAZA BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "TWO PENN PLAZA CONDOMINIUM AREAS" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Agreement--The Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Two Penn Plaza Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "TWO PENN PLAZA DSCR SWEEP PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "TWO PENN PLAZA LOAN GROUP" means, collectively, the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Non-Trust Loans.

     "TWO PENN PLAZA MORTGAGE LOAN" means the underlying mortgage loan made to the Two Penn Plaza Borrower that is secured by the Two Penn Plaza Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $122,500,000.

     "TWO PENN PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza.

     "TWO PENN PLAZA NON-TRUST LOAN NOTEHOLDERS" means the Two Penn Plaza Pari Passu Non-Trust Loan Noteholder and the Two Penn Plaza Subordinate Non-Trust Loan Noteholder.

     "TWO PENN PLAZA NON-TRUST LOANS" means the Two Penn Plaza Pari Passu Non-Trust Loan and the Two Penn Plaza Subordinate Non-Trust Loan, together. Neither of the Two Penn Plaza Non-Trust Loans will back the series 2004-C4 certificates.

     "TWO PENN PLAZA PARI PASSU LOANS" means the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan, together.

     "TWO PENN PLAZA PARI PASSU NON-TRUST LOAN" means the Two Penn Plaza Non-Trust Loan that is, under all circumstances, pari passu in right of payment with the Two Penn Plaza Mortgage Loan. The Two Penn Plaza Pari Passu Non-Trust Loan has, as of the cut-off date, an unpaid principal balance of $122,500,000.

     "TWO PENN PLAZA PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the Two Penn Plaza Pari Passu Non-Trust Loan.

     "TWO PENN PLAZA REDEVELOPMENT AREA" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA REDEVELOPMENT PLAN" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA RESERVE EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "TWO PENN PLAZA RESERVE PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "TWO PENN PLAZA SUBORDINATE NON-TRUST LOAN" means the Two Penn Plaza Non-Trust Loan that is, as and to the extent described under "Description of the Mortgage Pool--Loan Combinations--The Two Penn Plaza Mortgage Loan" in this prospectus supplement, subordinate in right of payment to the Two Penn Plaza Pari Passu Loans. The Two Penn Plaza Subordinate Non-Trust Loan has, as of the cut-off date, an unpaid principal balance of $55,000,000 and is held by a third-party institutional noteholder.

     "TWO PENN PLAZA SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the Two Penn Plaza Subordinate Non-Trust Loan.

     "TWO PENN PLAZA TI AND LEASING RESERVE THRESHOLD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Reserves and Escrows" in this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan (or, in the case of the Westfield Shoppingtown Garden State Plaza Mortgage Loan, the portion thereof) that was, directly or indirectly, acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o the Net Cash Flow for the related mortgaged real property or properties, to

     o twelve times the amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o with respect to the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the 666 Fifth Avenue Mortgage Loan, each of which provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is calculated based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan or Loans during the 12-month period following the cut-off date;

     o with respect to the Two Penn Plaza Mortgage Loan, which provides for payments of interest only through and including the due date in February 2006, the amount described in the second bullet of the preceding paragraph is calculated based upon 12 times the average of the monthly debt service payments that will be due in respect of the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan, on all due dates commencing with the due date in March 2006 through and including the related anticipated repayment date; and

     o in the case of any other mortgage loan that provides for payments of interest only until the stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date.

     For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "VORNADO" means Vornado Realty Trust.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances immediately prior to the related payment date.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA BORROWERS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--The Borrowers and Sponsors" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA CO-LENDER AGREEMENT" means the agreement executed between the respective holders of the promissory notes that collectively evidence the Westfield Shoppingtown Garden State Plaza Loan Group as described under "Description of the Mortgage Pool--Loan Combinations--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA LOAN GROUP" means the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the Westfield Shoppingtown Garden State Plaza Non-Trust Loans, collectively.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Westfield Shoppingtown Garden State Plaza Mortgaged Property, which underlying mortgage loan is collectively evidenced by two (2) promissory notes and has, as of the cut-off date, an unpaid principal balance of $260,000,000.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Garden State Plaza.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA NON-TRUST LOANS" means the two
(2) Westfield Shoppingtown Garden State Plaza Non-Trust Loans that are, in all circumstances, pari passu in right of payment to the Westfield Shoppingtown Garden State Plaza Mortgage Loan. The Westfield Shoppingtown Garden State Plaza Non-Trust Loans have, as of the cut-off date, unpaid principal balances of $130,000,000 and $130,000,000, respectively.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA NON-TRUST LOAN NOTEHOLDER" means the holder of a Westfield Shoppingtown Garden State Plaza Non-Trust Loan.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA SPONSORS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--The Borrowers and Sponsors" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN GARDEN STATE PLAZA TRIGGER EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN REQUIRED TERRORISM INSURANCE AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Garden State Plaza Mortgage Loan--Terrorism Guaranty" in this prospectus supplement.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(x)% (y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                  (This Page Has Been Left Blank Intentionally)

LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4

ITALICS Indicate Loans Secured by Multiple Properties

CONTROL LOAN
  NO.   GROUP           PROPERTY NAME                                ADDRESS                         CITY            STATE     ZIP
------------------------------------------------------------------------------------------------------------------------------------
   1      1  Westfield Shoppingtown Garden State Plaza        1 Garden State Plaza                  Paramus            NJ     07652
   2      1  666 Fifth Avenue                                 666 Fifth Avenue                      New York           NY     10019
   3      1  Two Penn Plaza                                   2 Penn Plaza                          New York           NY     10121
  3A      1  Two Penn Plaza - Component A1A
  3B      1  Two Penn Plaza - Component A1B
   4      1  Town East Mall                                   2063 Town East Mall                   Mesquite           TX     75150
   5      1  Airport Corporate Center                         7200-7665 NW Corporate Center Drive   Miami              FL     33126
   6      1  The Ritz-Carlton Chicago, A Four Seasons Hotel   160 East Pearson Street               Chicago            IL     60611
   7      1  Enterprise Technology Center                     100 Enterprise Way                    Scotts Valley      CA     95066
   8      2  Park Parthenia Apartments                        19100 Parthenia Street                Northridge         CA     91324
   9      1  Sirata Beach Resort & Conference Center          5300-5390 Gulf Boulevard              St. Pete Beach     FL     33706
  10      2  Rivercrest Village                               7928 La Riviera Drive                 Sacramento         CA     95826
  11      2  Lembi Portfolio - Civic Properties DE            Various                               San Francisco      CA    Various
  11A     2  400 Duboce                                       400 Duboce Street/50 Church Street    San Francisco      CA     94117
  11B     2  100 Broderick                                    100 Broderick Street                  San Francisco      CA     94117
  11C     2  106 Sanchez                                      106 Sanchez Street                    San Francisco      CA     94114
  12      1  325-329 North Rodeo Drive                        325-329 North Rodeo Drive             Beverly Hills      CA     90210
  13      2  North Park Apartments                            14,16,18 and 20 West 102nd Street     New York           NY     10025
  14      1  101 Orchard Ridge Drive                          101 Orchard Ridge Drive               Gaithersburg       MD     20878
  15      1  Red Bird Shopping Center                         5725 Bird Road                        Miami              FL     33155
  16      1  Oakbrook Plaza                                   2451, 2455, 2461, 2465, 2471, 2475,
                                                                2481, 2491 and 2495 McMullen Booth
                                                                Road, 3029 and 3033 Enterprise Road Clearwater         FL     33759
  17      1  Regal Cinema (38)                                1144 Agerton Lane                     Augusta            GA     30909
  18      1  Village By The Parks II                          4201 South Cooper Street              Arlington          TX     76014
  19      1  Simi Valley Promenade                            5105-5197 East Los Angeles Avenue     Simi Valley        CA     93063
  20      1  Tower Square                                     574-582 Prairie Center Drive          Eden Prairie       MN     55344
  21      1  2200 Byberry Road                                2200 Byberry Road                     Hatboro            PA     19040
  22      1  North Moore Retail                               121-133 Hudson Street                 New York           NY     10013
  23      2  Brewster Mews Apartments                         910-937 Robin Road                    Amherst            NY     14228
  24      2  Lembi Portfolio - Bay Citi Properties II DE      Various                               San Francisco      CA    Various
  24A     2    601 O'Farrell                                  601 O'Farrell Street                  San Francisco      CA     94109
  24B     2    915 Pierce                                     915 Pierce Street                     San Francisco      CA     94115
  25      2  Jefferson Street Properties                      412 West Jefferson Street             Tallahasse         FL     32301
  26      1  Pico Rivera Commerce Center I                    8500 Mercury Lane                     Pico Rivera        CA     90660
  27      2  Artesia Apartments                               3101 East Artesia Boulevard           Long Beach         CA     90805
  28      2  Plantation Meadows Apartments (38)               7261 Northwest 16th Street            Plantation         FL     33313
  29      1  Encore Plaza                                     1515-1555 North Gilbert Road          Gilbert            AZ     85234
  30      2  Lembi Portfolio - LRL Citigroup Properties II DE Various                               San Francisco      CA     94109
  30A     2    925 Geary                                      925 Geary Street                      San Francisco      CA     94109
  30B     2    540 Leavenworth                                540 Leavenworth Street                San Francisco      CA     94109
  31      2  Stonelake Club Apartments                        1601 S.W. 27th Avenue                 Ocala              FL     34474
  32      1  Quittner Building (38)                           532-546 Lincoln Road                  Miami Beach        FL     33139
  33      1  Turnpike Square                                  49-98 Turnpike Square                 Milford            CT     06460
  34      2  Cancun Apartments                                1855 Wirt Road                        Houston            TX     77055
  35      2  The Hub Apartments                               3136 Hudnall                          Dallas             TX     75235
  36      1  4 Centennial Drive                               4 Centennial Drive                    Peabody            MA     01960
  37      1  Pure Fitness Plaza                               1126 North Scottsdale Road            Tempe              AZ     85281
  38      2  Harvey's Racquet Club Apartments                 3301 Hudnall                          Dallas             TX     75235
  39      2  Winbranch Apartments                             3595 Millbranch Road                  Memphis            TN     38116
  40      1  Holiday Inn Express - Sorrento Valley            5925 Lusk Boulevard                   San Diego          CA     92121
  41      1  Corporate Woods                                  160-275 Corporate Woods Court         Bridgeton          MO     63044
  42      1  20111 Route 19                                   20111 Route 19                        Cranberry Township PA     16066
  43      1  The Shops at Stirling Place                      6775-6999 Stirling Road               Davie              FL     33314
  44      1  400 South Beverly                                400 South Beverly Drive               Beverly Hills      CA     90212
  45      1  Summit Center at the Mall                        3755 Bloomfield Road                  Macon              GA     31206
  46      1  SecurCare Self Storage                           Various                               Various         Various  Various
  46A     1    Garnett                                        11122 East 61st Street                Tulsa              OK     74133
  46B     1    A-Affordable                                   11505 & 11425 West 59th Street        Sand Springs       OK     74063
  46C     1    Storage Inn                                    6308 South Mingo Road                 Tulsa              OK     74133
  46D     1    Longmire II                                    3007 Longmire Drive                   College Station    TX     77845
  46E     1    South College                                  2306 South College Avenue             Bryan              TX     77802
  46F     1    Graham                                         625 South Graham Road                 College Station    TX     77845
  46G     1    Baker                                          1213 Baker Avenue                     Bryan              TX     77803
  47      1  11211 Katy Freeway                               11211 Katy Freeway                    Houston            TX     77079
  48      1  Weston Road Business Center                      1500-1548 Weston Road                 Weston             FL     33326
  49      1  Long Reach Village Center                        8775 Cloudleap Court                  Columbia           MD     21045
  50      1  Core Claymoore Center                            3004 & 3010 Claymoore Park Drive and
                                                                10780-10796 Kempwood Drive          Houston            TX     77043
  51      1  Coolsprings Plaza                                1770 Galleria Boulevard               Franklin           TN     37067
  52      1  FedEx Building                                   4 Kitty Hawk Landing                  Londonderry        NH     03053
  53      1  Shoppes of Cooper City                           12123-12397 Sheridan Street           Cooper City        FL     33026
  54      1  La Quinta Inn - Old Town                         2380 Moore Street                     San Diego          CA     92110
  55      1  Orchid Centre                                    4150 West Eldorado Parkway            McKinney           TX     75070
  56      1  1110 Nasa Road                                   1110 Nasa Road 1                      Nassau Bay         TX     77058
  57      2  Lembi Portfolio - 621 Stockton                   621 Stockton Street                   San Francisco      CA     94108
  58      1  Walgreens - Humble                               8505 FM 1960 West                     Humble             TX     77338
  59      1  Heritage Plaza Shopping Center                   2140 Hall Johnson Road                Grapevine          TX     76051
  60      1  Rite Aid - Westlake                              23709 Center Ridge Road               Westlake           OH     44145
  61      2  Santa Barbara Place Apartments                   5180 16th Place SW                    Naples             FL     34116
  62      1  Minnieville Plaza                                14116-14170 Minnieville Road          Dale City          VA     22193
  63      1  Rite Aid - Hermiston                             835 South Highway 395                 Hermiston          OR     97838
  64      1  Mercury Plaza                                    16800-62 Schaefer                     Detroit            MI     48235
  65      1  The Boulevard Shops                              331 Kentlands Boulevard               Gaithersburg       MD     20878
  66      1  Cayuga Professional                              1301 Trumansburg Road                 Ithaca             NY     14850
  67      2  Primavera Apartments                             2610 Community Drive                  Dallas             TX     75220
  68      1  SaveRite - Douglasville                          6625 Hiram-Douglasville Highway       Douglasville       GA     30134
  69      1  Eckerd at Austin                                 3500 West Slaughter Lane              Austin             TX     78749
  70      1  Walgreens - Huffmeister                          14625 FM 529                          Houston            TX     77095
  71      1  Witchduck Exchange                               73-129 South Witchduck Road           Virginia Beach     VA     23462
  72      1  Grayslake & Crystal Lake Outparcels              Various                               Various            IL    Various
  72A     1    Crystal Lake Outparcel                         4912 Northwest Highway                Crystal Lake       IL     60014
  72B     1    Grayslake Outparcel                            South side of Route 120               Grayslake          IL     60030
  73      1  Rite Aid - Monroe                                1801 Louisville Avenue                Monroe             LA     71201
  74      1  Extra Attic Self Storage                         5312 Richmond Henrico Turnpike        Richmond           VA     23227
  75      2  Superior Warehouse                               2401 East Franklin Street             Richmond           VA     23223
  76      2  Shadowwood MHP                                   1600 North Market Street              Champaign          IL     61820
  77      1  Eckerd at Greenville                             1 East Stone Avenue                   Greenville         SC     29609
  78      1  Walgreens - Saginaw                              833 Saginaw Boulevard                 Saginaw            TX     76179
  79      1  Shopper's Fair                                   6800 and 6810 P Street                Lincoln            NE     68505
  80      1  Valparaiso Marketplace                           2710 LaPorte Avenue                   Valparaiso         IN     46383
  81      1  Norwalk Center (38)                              12200 Civic Center Drive              Norwalk            CA     90650
  82      2  West Gate Village                                581-591 Pleasant Street               Brockton           MA     02301
  83      1  Folly Road Self Storage                          1573 Folly Road                       Charleston         SC     29412
  84      2  Parkview Apartments                              601 Whatley Drive                     Dothan             AL     36303
  85      1  Crossroads Center & Driskill's                   Various                               Hopkins            MN    Various
  85A     1    Crossroads Center                              1541-1601 State Highway 7             Hopkins            MN     55305
  85B     1    Driskill's                                     25 11th Avenue North                  Hopkins            MN     55343
  86      1  Gateway Centre                                   4801 Keller Springs Road              Addison            TX     75001
  87      1  Washington Mutual Plaza at Delray                1010 South Federal Highway            Delray Beach       FL     33483
  88      1  Eckerd at Rocky Mount                            115 North Winstead Avenue             Rocky Mount        NC     27804
  89      1  Goldenwest Business Complex                      14726 Goldenwest Street               Westminster        CA     92683
  90      1  Sav On Lakewood                                  4930 Paramount Boulevard              Lakewood           CA     90712
  91      2  Towne Oaks East Apartments                       3900 Old Bullard Road                 Tyler              TX     75701
  92      1  Eckerd at Smithfield                             104 North Brightleaf Boulevard        Smithfield         NC     27577
  93      2  Lembi Portfolio - 2395 29th Avenue               2395 29th Avenue                      San Francisco      CA     94116
  94      1  Shoppes at Goose Creek                           605 St. James Avenue                  Goose Creek        SC     29445
  95      2  Starlight Apartments                             9709 Starlight Road                   Dallas             TX     75220
  96      1  Eckerd - Lafayette                               1315 Moss Street                      Lafayette          LA     70501
  97      1  Eastside Village                                 2040 Eastside Drive                   Conyers            GA     30013
  98      1  Walgreens - Indianapolis                         5675 North Michigan Road              Indianapolis       IN     46228
  99      2  Pebblewood Apartments                            6129 New Peachtree Road               Atlanta            GA     30340

                    CROSS         ORIGINAL     CUT-OFF DATE   % OF AGGREGATE    CUMULATIVE %                ADMINISTRATIVE  INTEREST
CONTROL LOAN   COLLATERALIZED     BALANCE         BALANCE       CUT-OFF DATE  OF INITIAL POOL  MORTGAGE         COST         ACCRUAL
  NO.   GROUP      GROUPS (42)      ($)             ($)           BALANCE         BALANCE      RATE (%)       RATE (%)        BASIS
------------------------------------------------------------------------------------------------------------------------------------
   1      1        No           260,000,000     260,000,000            18.3%          18.3%    4.97960            0.0366     Act/360
   2      1        No           187,500,000     187,500,000            13.2%          31.5%    4.53250            0.0316     Act/360
   3      1        No           122,500,000     122,500,000             8.6%          40.1%    4.96580(11)        0.0316     Act/360
  3A      1
  3B      1
   4      1        No           117,000,000     116,814,658             8.2%          48.3%    3.46250            0.0316     Act/360
   5      1        No            91,000,000      91,000,000             6.4%          54.7%    4.77500            0.0316     Act/360
   6      1        No            43,000,000      42,852,996             3.0%          57.8%    5.31000            0.0316     Act/360
   7      1        No            36,500,000      36,500,000             2.6%          60.3%    6.44000            0.0316     Act/360
   8      2        No            24,500,000      24,500,000             1.7%          62.1%    5.29000            0.0316     Act/360
   9      1        No            24,500,000      24,500,000             1.7%          63.8%    7.02000            0.0316     Act/360
  10      2        No            23,200,000      23,172,737             1.6%          65.4%    5.12000            0.0316     Act/360
  11      2       Yes (UBS-A)    18,777,000      18,777,000             1.3%          66.7%    5.55000            0.0316     Act/360
  11A     2       Yes (UBS-A)
  11B     2       Yes (UBS-A)
  11C     2       Yes (UBS-A)
  12      1       No             16,700,000      16,682,062             1.2%          67.9%    5.60000            0.0316     Act/360
  13      2       No             16,000,000      16,000,000             1.1%          69.0%    6.20400            0.0316     Act/360
  14      1       No             15,500,000      15,500,000             1.1%          70.1%    6.06000            0.0316     Act/360
  15      1       No             14,000,000      13,933,494             1.0%          71.1%    5.94000            0.0316     Act/360
  16      1

                  No             13,900,000      13,900,000             1.0%          72.1%    6.55000            0.0316     Act/360
  17      1       No             11,300,000      11,300,000             0.8%          72.9%    7.02000            0.0316     Act/360
  18      1       No             11,000,000      11,000,000             0.8%          73.6%    5.82000            0.1166     Act/360
  19      1       No             10,800,000      10,800,000             0.8%          74.4%    5.67000            0.1166     Act/360
  20      1       No             10,720,000      10,700,791             0.8%          75.2%    6.09000            0.0316     Act/360
  21      1       No             10,600,000      10,600,000             0.7%          75.9%    6.79000            0.0316     Act/360
  22      1       No             10,000,000      10,000,000             0.7%          76.6%    5.73000            0.0316     Act/360
  23      2       No             10,000,000      10,000,000             0.7%          77.3%    5.81000            0.0316     Act/360
  24      2       Yes (UBS-A)     9,938,000       9,938,000             0.7%          78.0%    5.55000            0.0316     Act/360
  24A     2       Yes (UBS-A)
  24B     2       Yes (UBS-A)
  25      2       No              9,150,000       9,150,000             0.6%          78.7%    5.15000            0.1166     Act/360
  26      1       No              9,120,000       9,120,000             0.6%          79.3%    6.97000            0.0316     Act/360
  27      2       No              8,800,000       8,786,314             0.6%          79.9%    5.51000            0.0316     Act/360
  28      2       No              8,650,000       8,650,000             0.6%          80.5%    6.50000            0.0316     Act/360
  29      1       No              8,412,000       8,402,530             0.6%          81.1%    5.35000            0.1166     Act/360
  30      2       Yes (UBS-A)     8,275,000       8,275,000             0.6%          81.7%    5.55000            0.0316     Act/360
  30A     2       Yes (UBS-A)
  30B     2       Yes (UBS-A)
  31      2       No              8,250,000       8,250,000             0.6%          82.3%    4.77000            0.0316     Act/360
  32      1       No              7,800,000       7,800,000             0.5%          82.8%    6.67000            0.0316     Act/360
  33      1       No              7,750,000       7,725,463             0.5%          83.4%    5.72000            0.1166     Act/360
  34      2       No              7,600,000       7,579,463             0.5%          83.9%    6.05000            0.0316     Act/360
  35      2       No              7,300,000       7,273,081             0.5%          84.4%    4.90000            0.1166     Act/360
  36      1       No              7,200,000       7,200,000             0.5%          84.9%    6.18000            0.0316     Act/360
  37      1       No              7,200,000       7,185,684             0.5%          85.4%    5.62000            0.1166     Act/360
  38      2       No              7,000,000       6,973,950             0.5%          85.9%    4.85000            0.1166     Act/360
  39      2       No              6,800,000       6,800,000             0.5%          86.4%    5.77000            0.0316     Act/360
  40      1       No              6,440,000       6,440,000             0.5%          86.9%    7.11000            0.0316     Act/360
  41      1       No              6,400,000       6,400,000             0.5%          87.3%    5.80000            0.0316     Act/360
  42      1       No              6,100,000       6,086,095             0.4%          87.7%    5.56000            0.0316     Act/360
  43      1       No              6,000,000       5,970,445             0.4%          88.2%    5.77000            0.0316     Act/360
  44      1       No              5,500,000       5,500,000             0.4%          88.5%    5.68000            0.1166     Act/360
  45      1       No              5,425,000       5,408,304             0.4%          88.9%    5.87000            0.0316     Act/360
  46      1       No              5,350,000       5,332,342             0.4%          89.3%    4.86000            0.1166     Act/360
  46A     1       Yes (LB-D)
  46B     1       Yes (LB-D)
  46C     1       Yes (LB-D)
  46D     1       Yes (LB-D)
  46E     1       Yes (LB-D)
  46F     1       Yes (LB-D)
  46G     1       Yes (LB-D)
  47      1       Yes (LB-A)      5,300,000       5,300,000             0.4%          89.7%    6.36000            0.1166     Act/360
  48      1       No              5,100,000       5,090,230             0.4%          90.0%    5.79000            0.0316     Act/360
  49      1       No              5,100,000       5,090,013             0.4%          90.4%    5.69000            0.0316     Act/360
  50      1
                  No              5,000,000       5,000,000             0.4%          90.7%    5.51000            0.0316     Act/360
  51      1       No              5,000,000       4,985,380             0.4%          91.1%    5.59000            0.0316     Act/360
  52      1       No              4,500,000       4,495,672             0.3%          91.4%    6.18000            0.0316     Act/360
  53      1       No              4,500,000       4,495,074             0.3%          91.7%    5.50000            0.0316     Act/360
  54      1       No              4,400,000       4,400,000             0.3%          92.0%    7.01000            0.0316     Act/360
  55      1       No              4,377,500       4,373,516             0.3%          92.3%    6.46529            0.0316     Act/360
  56      1       Yes (LB-A)      3,925,000       3,925,000             0.3%          92.6%    6.36000            0.1166     Act/360
  57      2       Yes (UBS-A)     3,900,000       3,900,000             0.3%          92.9%    5.55000            0.0316     Act/360
  58      1       No              3,800,000       3,800,000             0.3%          93.2%    5.29000            0.0316     Act/360
  59      1       No              3,570,000(33)   3,558,669(33)         0.3%          93.4%    6.72955(33)        0.0316     Act/360
  60      1       No              3,850,768       3,504,378             0.2%          93.7%    8.59500            0.0316     30/360
  61      2       No              3,450,000       3,443,035             0.2%          93.9%    5.55000            0.1166     Act/360
  62      1       No              3,256,000       3,252,549             0.2%          94.1%    5.67000            0.0316     Act/360
  63      1       No              3,534,402       3,216,470             0.2%          94.4%    8.59500            0.0316     30/360
  64      1       No              3,200,000       3,196,511             0.2%          94.6%    5.52000            0.0316     Act/360
  65      1       No              3,120,000       3,110,252             0.2%          94.8%    5.79000            0.1166     Act/360
  66      1       No              3,100,000       3,100,000             0.2%          95.0%    6.40000            0.0316     Act/360
  67      2       Yes (LB-B)      3,082,500       3,082,500             0.2%          95.2%    5.60000            0.1166     Act/360
  68      1       No              3,050,000       3,050,000             0.2%          95.4%    6.67000            0.0316     Act/360
  69      1       No              3,000,000       3,000,000             0.2%          95.7%    5.74000            0.0316     Act/360
  70      1       No              3,000,000       3,000,000             0.2%          95.9%    6.60000            0.0316     Act/360
  71      1       No              2,860,000       2,831,420             0.2%          96.1%    5.85000            0.1166     Act/360
  72      1       No              2,815,000       2,805,986             0.2%          96.3%    5.66000            0.0316     Act/360
  72A     1       Yes (LB-E)
  72B     1       Yes (LB-E)
  73      1       No              3,064,796       2,789,107             0.2%          96.5%    8.59500            0.0316     30/360
  74      1       No              2,625,000       2,620,880             0.2%          96.6%    5.45000            0.1166     Act/360
  75      2       No              2,400,000       2,400,000             0.2%          96.8%    6.19000            0.0316     Act/360
  76      2       No              2,400,000       2,400,000             0.2%          97.0%    5.97000            0.0316     Act/360
  77      1       No              2,400,000       2,400,000             0.2%          97.2%    6.25000            0.0316     Act/360
  78      1       No              2,400,000       2,397,611             0.2%          97.3%    6.00000            0.0316     Act/360
  79      1       No              2,350,000       2,350,000             0.2%          97.5%    5.90000            0.1166     Act/360
  80      1       No              2,335,000       2,328,380             0.2%          97.7%    6.30000            0.0316     Act/360
  81      1       No              2,300,000       2,300,000             0.2%          97.8%    6.50000            0.1166     Act/360
  82      2       No              2,200,000       2,196,495             0.2%          98.0%    5.35000            0.0316     Act/360
  83      1       No              2,080,000       2,076,857             0.1%          98.1%    5.70000            0.0316     Act/360
  84      2       No              2,080,000       2,075,971             0.1%          98.3%    5.74000            0.1166     Act/360
  85      1       No              2,075,000       2,065,331             0.1%          98.4%    5.55000            0.1166     Act/360
  85A     1       Yes (LB-C)
  85B     1       Yes (LB-C)
  86      1       No              1,987,500       1,983,453             0.1%          98.5%    5.51000            0.1166     Act/360
  87      1       No              1,900,000       1,900,000             0.1%          98.7%    5.41000            0.0316     Act/360
  88      1       No              1,880,000       1,880,000             0.1%          98.8%    6.20000            0.0316     Act/360
  89      1       No              1,850,000       1,847,964             0.1%          98.9%    5.47000            0.1166     Act/360
  90      1       No              1,850,000       1,846,440             0.1%          99.1%    5.77000            0.0316     Act/360
  91      2       No              1,820,000       1,814,732             0.1%          99.2%    5.65000            0.1166     Act/360
  92      1       No              1,725,000       1,725,000             0.1%          99.3%    6.20000            0.0316     Act/360
  93      2       Yes (UBS-A)     1,610,000       1,610,000             0.1%          99.4%    5.55000            0.0316     Act/360
  94      1       No              1,500,000       1,500,000             0.1%          99.5%    5.96000            0.1166     Act/360
  95      2       Yes (LB-B)      1,500,000       1,500,000             0.1%          99.6%    5.60000            0.1166     Act/360
  96      1       No              1,470,000       1,467,360             0.1%          99.7%    6.08000            0.0316     Act/360
  97      1       No              1,350,000       1,348,656             0.1%          99.8%    6.00000            0.1166     Act/360
  98      1       No              1,245,000       1,243,176             0.1%          99.9%    5.90000            0.0316     Act/360
  99      2       No              1,000,000         998,109             0.1%         100.0%    5.85000            0.0316     Act/360

                                           ORIGINAL            REMAINING            ORIGINAL               REMAINING
CONTROL LOAN    AMORTIZATION           INTEREST-ONLY        INTEREST-ONLY            TERM TO                TERM TO
  NO.   GROUP       TYPE               PERIOD (MOS.)        PERIOD (MOS.)        MATURITY (MOS.)        MATURITY (MOS.)
---------------------------------------------------------------------------------------------------------------------------
   1      1    Interest-Only                     121(37)              121(37)                121(37)                121(37)
   2      1    Interest-Only                      60                   56                     60                     56
   3      1    Interest-Only, ARD                 24                   21                     84                     81
  3A      1
  3B      1
   4      1    Balloon                             0                    0                     60                     59
   5      1    Interest-Only                      60                   58                     60                     58
   6      1    Balloon                             0                    0                    120                    117
   7      1    Balloon                             0                    0                     84                     84
   8      2    Balloon                             0                    0                    120                    120
   9      1    Balloon                             0                    0                     96                     96
  10      2    Balloon                             0                    0                    120                    119
  11      2    Interest-Only                      60                   60                     60                     60
  11A     2
  11B     2
  11C     2
  12      1    Balloon                             0                    0                    120                    119
  13      2    Balloon                             0                    0                    120                    120
  14      1    Interest-Only, Balloon             60                   60                    120                    120
  15      1    Balloon                             0                    0                    144                    139
  16      1

               Balloon                             0                    0                    120                    120
  17      1    Balloon                             1(37)                1(37)                181(37)                181(37)
  18      1    Balloon                             0                    0                    120                    120
  19      1    Interest-Only, Balloon             24                   21                    120                    117
  20      1    Balloon                             0                    0                    180                    178
  21      1    Balloon                             0                    0                    120                    120
  22      1    Balloon                             0                    0                    120                    120
  23      2    Balloon                             0                    0                    120                    120
  24      2    Interest-Only                      60                   60                     60                     60
  24A     2
  24B     2
  25      2    Interest-Only, Balloon             12                   10                     84                     82
  26      1    Balloon                             0                    0                    120                    120
  27      2    Balloon                             0                    0                    120                    119
  28      2    Balloon                             1(37)                1(37)                 61(37)                 61(37)
  29      1    Balloon                             0                    0                    120                    119
  30      2    Interest-Only                      60                   60                     60                     60
  30A     2
  30B     2
  31      2    Interest-Only, Balloon             36                   34                     61                     59
  32      1    Balloon                             1(37)                1(37)                121(37)                121(37)
  33      1    Balloon                             0                    0                    120                    117
  34      2    Balloon                             0                    0                    120                    118
  35      2    Balloon                             0                    0                     60                     57
  36      1    Balloon                             0                    0                    120                    120
  37      1    Balloon                             0                    0                    120                    118
  38      2    Balloon                             0                    0                     60                     57
  39      2    Balloon                             0                    0                    120                    120
  40      1    Balloon                             0                    0                    120                    120
  41      1    Balloon                             0                    0                    120                    120
  42      1    Balloon                             0                    0                    120                    119
  43      1    Balloon                             0                    0                    120                    115
  44      1    Balloon                             0                    0                    120                    120
  45      1    Balloon                             0                    0                    120                    117
  46      1    Balloon                             0                    0                     60                     58
  46A     1
  46B     1
  46C     1
  46D     1
  46E     1
  46F     1
  46G     1
  47      1    Balloon                             1(37)                1(37)                121(37)                121(37)
  48      1    Balloon                             0                    0                    120                    118
  49      1    Balloon                             0                    0                    120                    118
  50      1
               Balloon                             0                    0                     96                     96
  51      1    Balloon                             0                    0                    120                    118
  52      1    Balloon                             0                    0                    120                    119
  53      1    Balloon                             0                    0                    120                    119
  54      1    Balloon                             0                    0                    120                    120
  55      1    Balloon                             0                    0                    180                    179
  56      1    Balloon                             1(37)                1(37)                121(37)                121(37)
  57      2    Interest-Only                      60                   60                     60                     60
  58      1    Interest-Only                      60                   59                     60                     59
  59      1    Balloon                             0                    0                    180                    176
  60      1    Fully Amortizing                    0                    0                    264                    207
  61      2    Balloon                             0                    0                    120                    118
  62      1    Balloon                             0                    0                    120                    119
  63      1    Fully Amortizing                    0                    0                    264                    207
  64      1    Balloon                             0                    0                    120                    119
  65      1    Balloon                             0                    0                    120                    117
  66      1    Balloon                             0                    0                    120                    120
  67      2    Balloon                             0                    0                    120                    120
  68      1    Fully Amortizing                    0                    0                    180                    180
  69      1    Balloon                             0                    0                    120                    120
  70      1    Interest-Only, Balloon             36                   36                    120                    120
  71      1    Balloon                             0                    0                    120                    113
  72      1    Balloon                             0                    0                    110                    107
  72A     1
  72B     1
  73      1    Fully Amortizing                    0                    0                    264                    207
  74      1    Balloon                             0                    0                    120                    119
  75      2    Balloon                             1(37)                1(37)                121(37)                121(37)
  76      2    Balloon                             0                    0                    120                    120
  77      1    Balloon                             0                    0                    120                    120
  78      1    Balloon                             0                    0                    120                    119
  79      1    Balloon                             0                    0                    120                    120
  80      1    Balloon                             0                    0                    120                    117
  81      1    Balloon                             1(37)                1(37)                121(37)                121(37)
  82      2    Balloon                             0                    0                    120                    119
  83      1    Balloon                             0                    0                    120                    119
  84      2    Balloon                             0                    0                    120                    118
  85      1    Balloon                             0                    0                     96                     93
  85A     1
  85B     1
  86      1    Balloon                             0                    0                    120                    118
  87      1    Balloon                             1(37)                1(37)                121(37)                121(37)
  88      1    Balloon                             0                    0                    120                    120
  89      1    Balloon                             0                    0                    120                    119
  90      1    Balloon                             0                    0                    120                    118
  91      2    Balloon                             0                    0                    120                    118
  92      1    Balloon                             0                    0                    120                    120
  93      2    Interest-Only                      60                   60                     60                     60
  94      1    Balloon                             0                    0                    120                    120
  95      2    Balloon                             0                    0                    120                    120
  96      1    Balloon                             0                    0                    120                    118
  97      1    Balloon                             0                    0                    120                    119
  98      1    Balloon                             0                    0                    120                    119
  99      2    Balloon                             0                    0                    120                    118

                 ORIGINAL        REMAINING                            MATURITY OR
CONTROL LOAN   AMORTIZATION     AMORTIZATION        ORIGINATION       ANTICIPATED        BALLOON            PROPERTY
  NO.   GROUP  TERM (MOS.)      TERM (MOS.)            DATE         REPAYMENT DATE     BALANCE ($)            TYPE
------------------------------------------------------------------------------------------------------------------------------
   1      1               0                0          5/18/2004            6/6/2014    260,000,000        Retail
   2      1               0                0         12/23/2003           1/11/2009    187,500,000        Office
   3      1             360              360           2/5/2004           2/11/2011    110,754,069        Office
  3A      1
  3B      1
   4      1             360              359          3/31/2004           4/11/2009    105,182,424        Retail
   5      1               0                0           3/2/2004           3/11/2009     91,000,000        Office
   6      1             360              357          1/23/2004           2/11/2014     35,705,182        Hotel
   7      1             300              300           5/7/2004           5/11/2011     31,578,644        Office
   8      2             360              360          4/30/2004           5/11/2014     20,331,910        Multifamily
   9      1             300              300          4/19/2004           5/11/2012     20,885,818        Hotel
  10      2             360              359           4/1/2004           4/11/2014     19,147,384        Multifamily
  11      2               0                0           5/6/2004           5/11/2009     18,777,000        Multifamily
  11A     2                                                                                               Multifamily
  11B     2                                                                                               Multifamily
  11C     2                                                                                               Multifamily
  12      1             360              359          3/31/2004           4/11/2014     13,992,636        Retail
  13      2             360              360          4/15/2004           5/11/2014     13,650,412        Multifamily
  14      1             360              360           5/7/2004           5/11/2014     14,511,735        Office
  15      1             360              355         11/25/2003          12/11/2015     11,245,574        Retail
  16      1

                        360              360          4/30/2004           5/11/2014     11,975,594        Retail
  17      1             240              240          5/13/2004           6/11/2019      4,675,149        Retail
  18      1             360              360          4/20/2004           5/11/2014      9,279,192        Retail
  19      1             360              360          1/29/2004           2/11/2014      9,497,316        Retail
  20      1             360              358          2/24/2004           3/11/2019      7,857,677        Retail
  21      1             360              360           5/3/2004           5/11/2014      9,192,864        Office
  22      1             360              360          4/27/2004           5/11/2014      8,412,755        Retail
  23      2             360              360          4/22/2004           5/11/2014      8,433,095        Multifamily
  24      2               0                0           5/6/2004           5/11/2009      9,938,000        Multifamily
  24A     2                                                                                               Multifamily
  24B     2                                                                                               Multifamily
  25      2             360              360          2/17/2004           3/11/2011      8,296,253        Multifamily
  26      1             360              360           5/5/2004           5/11/2014      7,947,671        Industrial/Warehouse
  27      2             300              299           4/5/2004           4/11/2014      6,700,354        Multifamily
  28      2             360              360          5/13/2004           6/11/2009      8,143,984        Multifamily
  29      1             360              359           4/5/2004           4/11/2014      6,993,676        Retail
  30      2               0                0           5/6/2004           5/11/2009      8,275,000        Multifamily
  30A     2                                                                                               Multifamily
  30B     2                                                                                               Multifamily
  31      2             360              360           3/5/2004           4/11/2009      7,992,417        Multifamily
  32      1             360              360          5/13/2004           6/11/2014      6,741,549        Retail
  33      1             360              357           2/5/2004           2/11/2014      6,517,427        Retail
  34      2             300              298          2/26/2004           3/11/2014      5,895,664        Multifamily
  35      2             360              357          1/21/2004           2/11/2009      6,722,759        Multifamily
  36      1             360              360          4/22/2004           5/11/2014      6,138,429        Office
  37      1             360              358          2/27/2004           3/11/2014      6,037,042        Retail
  38      2             360              357          1/21/2004           2/11/2009      6,441,529        Multifamily
  39      2             360              360          4/30/2004           5/11/2014      5,727,600        Multifamily
  40      1             300              300           5/4/2004           5/11/2014      5,169,436        Hotel
  41      1             360              360          4/20/2004           5/11/2014      5,395,559        Industrial/Warehouse
  42      1             240              239          3/12/2004           4/11/2014      3,931,111        Retail
  43      1             360              355         11/19/2003          12/11/2013      5,054,403        Retail
  44      1             360              360          4/15/2004           5/11/2014      4,619,991        Office
  45      1             360              357          1/16/2004           2/11/2014      4,582,817        Retail
  46      1             300              298           3/8/2004           3/11/2009      4,748,728        Self-Storage
  46A     1                                                                                               Self-Storage
  46B     1                                                                                               Self-Storage
  46C     1                                                                                               Self-Storage
  46D     1                                                                                               Self-Storage
  46E     1                                                                                               Self-Storage
  46F     1                                                                                               Self-Storage
  46G     1                                                                                               Self-Storage
  47      1             300              300                              6/11/2014      4,153,293        Office
  48      1             360              358           3/1/2004           3/11/2014      4,298,390        Office
  49      1             360              358          2/12/2004           3/11/2014      4,285,393        Retail
  50      1
                        360              360          4/22/2004           5/11/2012      4,381,257        Industrial/Warehouse
  51      1             300(30)          298(30)      2/27/2004           3/11/2014      3,232,019(30)    Retail
  52      1             360              359           4/5/2004           4/11/2014      3,836,177        Industrial/Warehouse
  53      1             360              359          3/31/2004           4/11/2014      3,758,852        Retail
  54      1             300              300           5/4/2004           5/11/2014      3,520,961        Hotel
  55      1             360              359           4/5/2004           4/11/2019      3,266,434        Retail
  56      1             300              300                              6/11/2014      3,075,787        Office
  57      2               0                0           5/6/2004           5/11/2009      3,900,000        Multifamily
  58      1               0                0          3/25/2004           4/11/2009      3,800,000        Retail
  59      1             360              356           1/9/2004           1/11/2019      2,696,260        Retail
  60      1             264              207          7/30/1999           8/10/2021              0        Retail
  61      2             360              358          2/18/2004           3/11/2014      2,886,523        Multifamily
  62      1             360              359          3/23/2004           4/11/2014      2,733,993        Retail
  63      1             264              207          7/30/1999           8/10/2021              0        Retail
  64      1             360              359          3/29/2004           4/11/2014      2,674,620        Retail
  65      1             360              357          2/11/2004           2/11/2014      2,629,340        Retail
  66      1             360              360          4/26/2004           5/11/2014      2,659,609        Office
  67      2             300              300          4/30/2004           5/11/2014      2,354,624        Multifamily
  68      1             180              180           5/7/2004           5/11/2019         51,718        Retail
  69      1             300              300          4/15/2004           5/11/2014      2,302,743        Retail
  70      1             360              360          4/29/2004           5/11/2014      2,742,237        Retail
  71      1             300              293          10/7/2003          10/11/2013      2,203,906        Industrial/Warehouse
  72      1             360              357           2/9/2004           4/11/2013      2,410,709        Retail
  72A     1                                                                                               Retail
  72B     1                                                                                               Retail
  73      1             264              207          7/30/1999           8/10/2021              0        Retail
  74      1             300              299          3/17/2004           4/11/2014      1,994,477        Self-Storage
  75      2             360              360          5/13/2004            6/1/2014      2,046,497        Multifamily
  76      2             300              300           5/3/2004           5/11/2014      1,856,717        Mobile Home Park
  77      1             300              300          4/21/2004           5/11/2014      1,874,196        Retail
  78      1             360              359           4/2/2004           4/11/2014      2,035,249        Retail
  79      1             360              360          4/30/2004           5/11/2014      1,987,120        Retail
  80      1             360              357          1/20/2004           2/11/2014      1,997,400        Retail
  81      1             360              360                              6/11/2014      1,978,563        Retail
  82      2             300              299          3/25/2004           4/11/2014      1,665,665        Multifamily
  83      1             300              299          3/30/2004           4/11/2014      1,594,222        Self-Storage
  84      2             360              358           3/1/2004           3/11/2014      1,750,423        Multifamily
  85      1             300              297           2/2/2004           2/11/2012      1,703,869        Retail
  85A     1                                                                                               Retail
  85B     1                                                                                               Retail
  86      1             360              358          3/10/2004           3/11/2014      1,660,831        Industrial/Warehouse
  87      1             360              360          5/13/2004           6/11/2014      1,582,593        Retail
  88      1             360              360           5/5/2004           5/11/2014      1,603,738        Retail
  89      1             360              359          3/29/2004           4/11/2014      1,543,867        Industrial/Warehouse
  90      1             360              358          2/18/2004           3/11/2014      1,558,281        Retail
  91      2             300              298          2/26/2004           3/11/2014      1,392,697        Multifamily
  92      1             360              360           5/5/2004           5/11/2014      1,471,515        Retail
  93      2               0                0           5/6/2004           5/11/2009      1,610,000        Multifamily
  94      1             360              360          4/28/2004           5/11/2014      1,270,636        Retail
  95      2             300              300          4/30/2004           5/11/2014      1,145,802        Multifamily
  96      1             360              358          3/11/2004           3/11/2014      1,249,657        Retail
  97      1             360              359          3/17/2004           4/11/2014      1,144,828        Retail
  98      1             300              299          3/15/2004           4/11/2014        960,795        Retail
  99      2             360              358           3/4/2004           3/11/2014        844,342        Multifamily

                                            ANNUAL          U/W NET     U/W NET           U/W
CONTROL LOAN       PREPAYMENT                DEBT          OPERATING     CASH             NCF           APPRAISED      APPRAISAL
  NO.   GROUP    PROVISIONS (43)          SERVICE ($)      INCOME ($)   FLOW ($)         DSCR (X)        VALUE ($)        DATE
------------------------------------------------------------------------------------------------------------------------------------
   1      1   L(25),D(90),O(6)     (37)   13,126,779      62,995,674  62,006,522(1)(2)    2.36(1)(2)   977,200,000     3/31/2004
   2      1   L(29),D(28),O(3)             8,616,471      55,317,661  52,158,823          3.03(6)      730,000,000    11/10/2003
   3      1   L(28),D(50),O(6)             8,239,881(12)  34,347,791  32,800,025          1.99(13)(14) 435,000,000      2/1/2004
  3A      1
  3B      1
   4      1   L(26),D(30),O(4)             6,275,234      14,029,485  13,565,781(17)      2.16(17)     182,000,000     3/23/2004
   5      1   L(27),D(30),O(3)             4,405,601       9,683,084   8,411,092          1.91         132,000,000     1/30/2004
   6      1   L(28),D(89),O(3)             2,868,576       8,849,853   6,500,912          2.27         116,100,000(19)  6/1/2004(19)
   7      1   L(25),D(56),O(3)             2,941,007       4,760,199   4,110,488          1.40          60,000,000     4/12/2004
   8      2   L(48),D(70),O(2)             1,630,770       2,365,374   2,245,674          1.38          33,000,000     1/19/2004
   9      1   L(25),D(68),O(3)             2,081,683       3,852,780   3,327,789          1.60          46,900,000     3/16/2004
  10      2   L(26),D(93),O(1)             1,514,995       1,981,460   1,892,739          1.25          29,000,000     2/12/2004
  11      2   L(48),D(9),O(3)              1,056,597       1,467,810   1,434,560          1.36          24,200,000     3/17/2004
  11A     2                                                                                             13,500,000     3/17/2004
  11B     2                                                                                              7,000,000     3/17/2004
  11C     2                                                                                              3,700,000     3/17/2004
  12      1   L(36),D(81),O(3)             1,150,454       1,405,671   1,395,965(21)      1.21(21)      22,000,000(21)  7/1/2005
  13      2   L(25),D(93),O(2)             1,176,439       1,562,599   1,531,849          1.30          21,800,000     9/14/2004
  14      1   L(48),D(69),O(3)             1,122,349       1,490,147   1,356,588(22)(23)  1.21(22)(23)  19,750,000     3/31/2004
  15      1   L(30),D(114)                 1,000,773       1,667,189   1,596,147          1.59          20,100,000      8/5/2003
  16      1   L(25),D(94),O(1)             1,059,780       1,462,840   1,274,484          1.20          17,500,000     2/10/2004
  17      1   L(25),D(153),O(3)    (37)    1,052,934       1,319,473   1,265,199          1.20          15,000,000     3/31/2004
  18      1   L(48),D(72)                    776,196       1,073,023   1,010,674          1.30          14,100,000     1/20/2004
  19      1   L(28),D(89),O(3)               749,737         976,234     940,327          1.25          13,600,000     11/5/2003
  20      1   L(25),YM1%(143),O(12)          778,721       1,075,873     996,910          1.28          13,400,000    12/15/2003
  21      1   L(25),YM1%(92),O(3)            828,402       1,243,695   1,120,613          1.35          14,800,000      2/1/2004
  22      1   L(25),D(93),O(2)               698,764         942,107     901,822(28)      1.29(28)      14,450,000     3/11/2004
  23      2   L(36),D(82),O(2)               704,868         940,457     886,207          1.26          12,600,000      4/5/2004
  24      2   L(48),D(9),O(3)                559,220         838,475     813,725          1.46          14,000,000     3/17/2004
  24A     2                                                                                             10,900,000     3/17/2004
  24B     2                                                                                              3,100,000     3/17/2004
  25      2   L(27),D(56),O(1)               599,537       1,124,655   1,031,055          1.72          12,670,000     11/6/2003
  26      1   L(48),D(71),O(1)               725,903         941,981     873,833          1.20          11,600,000     2/13/2004
  27      2   L(26),D(91),O(3)               649,107         892,912     845,085          1.30          11,900,000     1/30/2004
  28      2   L(25),D(34),O(2)     (37)      656,087         889,087     829,587          1.26          10,900,000     3/22/2004
  29      1   L(48),D(69),O(3)               563,685         876,782     827,216          1.47          11,170,000     1/30/2004
  30      2   L(48),D(9),O(3)                465,641         693,462     670,462          1.44          10,900,000     3/17/2004
  30A     2                                                                                              6,000,000     3/17/2004
  30B     2                                                                                              4,900,000     3/17/2004
  31      2   L(48),D(13)                    517,625         837,966     776,046          1.50          10,600,000    10/29/2003
  32      1   L(25),D(95),O(1)     (37)      602,119       1,013,100     957,967          1.59          12,500,000     11/1/2003
  33      1   L(48),D(71),O(1)               540,952         859,957     771,763          1.43          11,000,000    11/21/2003
  34      2   L(27),D(91),O(2)               590,394         838,638     739,591          1.25           9,750,000     1/14/2004
  35      2   L(36),YM1%(21),O(3)            464,917         701,469     626,669          1.35          12,500,000    11/21/2003
  36      1   L(48),D(70),O(2)               528,052         724,026     666,301          1.26           9,600,000      4/1/2004
  37      1   L(48),D(71),O(1)               497,094         772,072     740,545          1.49           9,640,000     1/16/2004
  38      2   L(28),D(31),O(1)               443,261         693,679     623,437          1.41          10,750,000    11/21/2003
  39      2   L(48),D(71),O(1)               477,233         794,233     679,233          1.42           9,075,000     3/22/2004
  40      1   L(25),D(94),O(1)               551,634         896,126     811,861          1.47           9,500,000      4/1/2004
  41      1   L(48),D(72)                    450,626         687,580     599,802          1.33           8,000,000     2/10/2004
  42      1   L(26),D(94)                    506,017         636,827     612,242          1.21           7,800,000      3/1/2004
  43      1   L(48),D(72)                    421,088         720,026     675,530          1.60           7,860,000     8/26/2003
  44      1   L(25),D(92),O(3)               382,228         586,533     520,430          1.36          10,200,000     2/11/2004
  45      1   L(36),D(84)                    384,883         682,229     614,118          1.60           7,100,000    10/13/2003
  46      1   L(48),D(8),O(4)                370,089         645,652     603,364          1.63           8,750,000     Various
  46A     1                                                                                              2,325,000      2/4/2004
  46B     1                                                                                              1,800,000     1/23/2004
  46C     1                                                                                              1,575,000      2/4/2004
  46D     1                                                                                              1,550,000     1/26/2004
  46E     1                                                                                                550,000     1/26/2004
  46F     1                                                                                                500,000     1/26/2004
  46G     1                                                                                                450,000     1/26/2004
  47      1   L(49),D(69),O(3)     (37)      423,885         594,949     516,132          1.22           6,900,000     12/6/2003
  48      1   L(48),D(72)                    358,703         529,343     497,877          1.39           6,770,000    12/12/2003
  49      1   L(48),D(72)                    354,817         576,535     518,000          1.46           6,645,000    12/11/2003
  50      1   L(48),D(45),O(3)               341,050         511,431     450,433          1.32           6,350,000      3/5/2004
  51      1   L(27),D(93)                    371,684(30)     503,585     480,724          1.29(30)       6,300,000    12/30/2003
  52      1   L(26),D(91),O(3)               330,033         449,206     423,901          1.28           6,000,000    11/13/2003
  53      1   L(48),D(69),O(3)               306,606         489,224     454,283          1.48           5,625,000      1/9/2004
  54      1   L(25),D(94),O(1)               373,516         598,385     533,212          1.43           8,200,000      4/1/2004
  55      1   L(25),YM1%(143),O(12)          330,827         438,143     416,548          1.26           5,500,000     2/20/2004
  56      1   L(49),D(69),O(3)     (37)      313,915         433,273     383,579          1.22           5,250,000     12/5/2003
  57      2   L(48),D(9),O(3)                219,456         297,545     291,545          1.33           5,100,000     3/17/2004
  58      1   L(26),D(31),O(3)               203,812         336,212     334,028          1.64           5,140,000      2/4/2004
  59      1   L(29),D(139),O(12)             277,365(33)     355,097     335,392          1.21           4,480,000     11/1/2003
  60      1   L(60),D(204)         (41)      390,279         390,279     390,279          1.00           4,325,000      3/3/2004
  61      2   L(27),D(92),O(1)               236,365         331,230     315,854          1.34           4,350,000      1/6/2004
  62      1   L(26),D(91),O(3)               226,032         373,067     353,859          1.57           4,300,000     12/2/2003
  63      1   L(60),D(204)         (41)      358,215         358,215     358,215          1.00           4,200,000      3/4/2004
  64      1   L(48),D(72)                    218,513         362,621     333,678          1.53           4,000,000    11/24/2003
  65      1   L(28),YM1%(91),O(1)            219,442         323,374     310,820          1.42           3,900,000     12/2/2003
  66      1   L(48),D(71),O(1)               232,688         350,932     297,885          1.28           4,150,000      1/1/2004
  67      2   L(36),D(84)                    229,365         353,701     312,601          1.36           4,550,000      4/1/2004
  68      1   L(25),D(154),O(1)              322,256         409,182     387,646          1.20           4,900,000     3/30/2004
  69      1   L(48),D(72)                    226,261         312,589     309,826          1.37           4,300,000     2/11/2004
  70      1   L(25),D(92),O(3)               229,917         288,397     286,213          1.24           4,400,000      2/4/2004
  71      1   L(48),D(71),O(1)               217,988         378,049     336,552          1.54           3,900,000     8/13/2003
  72      1   YM1%(108),O(2)                 195,204         294,453     278,787          1.43           3,625,000     11/9/2003
  72A     1                                                                                              2,800,000     11/9/2003
  72B     1                                                                                                825,000     11/9/2003
  73      1   L(60),D(204)         (41)      310,620         310,620     310,620          1.00           3,450,000     3/10/2004
  74      1   L(48),D(71),O(1)               192,498         338,148     326,048          1.69           3,500,000     2/11/2004
  75      2   L(49),D(69),O(3)     (37)      176,204         232,728     227,128          1.29           3,000,000     3/10/2004
  76      2   L(48),D(69),O(3)               185,031         244,945     231,095          1.25           3,000,000      3/9/2004
  77      1   L(48),D(72)                    189,985         244,018     240,854          1.27           3,275,000     3/15/2004
  78      1   L(26),D(91),O(3)               172,671         258,183     255,999          1.48           3,950,000     1/20/2004
  79      1   L(25),D(92),O(3)               167,265         257,094     221,569          1.32           3,350,000     1/22/2004
  80      1   L(28),D(92)                    173,436         303,762     281,535          1.62           2,950,000     8/21/2003
  81      1   L(49),D(69),O(3)     (37)      174,451         243,204     240,366          1.38           3,400,000     1/22/2004
  82      2   L(48),D(72)                    159,763         248,573     242,323          1.52           2,780,000     12/3/2003
  83      1   L(26),YM1%(91),O(3)            156,272         234,217     228,989          1.47           2,760,000     2/24/2004
  84      2   L(48),D(72)                    145,501         236,141     205,253          1.41           2,610,000    11/13/2003
  85      1   L(48),D(45),O(3)               153,652         247,832     223,037          1.45           3,555,000     Various
  85A     1                                                                                              2,415,000    10/15/2003
  85B     1                                                                                              1,140,000     10/8/2003
  86      1   L(36),D(84)                    135,567         238,218     198,808          1.47           2,650,000      2/6/2004
  87      1   L(49),D(69),O(3)     (37)      128,171         211,368     201,833          1.57           2,750,000      4/6/2004
  88      1   L(48),D(72)                    138,173         259,466     256,148          1.85           3,420,000     1/20/2004
  89      1   L(48),D(70),O(2)               125,632         187,472     171,444          1.36           2,470,000     2/20/2004
  90      1   L(48),D(72)                    129,835         191,520     188,164          1.45           3,675,000     9/21/2003
  91      2   L(48),D(71),O(1)               136,080         213,983     187,951          1.38           2,620,000     1/12/2004
  92      1   L(48),D(72)                    126,781         237,555     234,238          1.85           3,135,000     1/29/2004
  93      2   L(48),D(9),O(3)                 90,596         154,176     150,926          1.67           2,270,000     3/17/2004
  94      1   L(48),D(72)                    107,457         153,781     144,532          1.35           1,900,000     2/25/2004
  95      2   L(36),D(84)                    111,613         171,996     150,396          1.35           2,150,000      4/1/2004
  96      1   L(27),D(90),O(3)               106,670         164,462     157,372          1.48           2,200,000    10/30/2003
  97      1   L(48),D(72)                     97,127         150,036     140,209          1.44           1,750,000    10/16/2003
  98      1   L(26),D(91),O(3)                95,347         133,464     131,514          1.38           1,700,000     1/21/2004
  99      2   L(48),D(72)                     70,793         127,300     116,500          1.65           1,700,000      6/2/2003

                CUT-OFF     SCHEDULED   HOSPITALITY                                                                    SQ FEET
CONTROL LOAN    DATE        MATURITY/     AVERAGE                     YEAR                             YEAR              PADS
  NO.   GROUP   LTV (%)    ARD LTV (%) DAILY RATE ($)                 BUILT                         RENOVATED          OR UNITS
------------------------------------------------------------------------------------------------------------------------------------
   1      1      53.2(1)     53.2(1)         0                         1957                             1997          1,986,941(3)
   2      1      51.4(6)     51.4(6)         0                         1957                          1999-2002        1,408,539(7)
   3      1      56.3(14)    50.9(14)        0                         1968                             1991          1,529,325
  3A      1
  3B      1
   4      1      64.2        57.8            0                         1971                     1986,1990-1996, 2000  1,247,161(16)
   5      1      68.9        68.9            0                       1982-1996                                        1,018,477
   6      1      36.9        30.8       287.11(20)                     1975                          1999-2004              435
   7      1      60.8        52.6            0                         1993                                             343,630
   8      2      74.2        61.6            0                       1962-1970                          1988                399
   9      1      52.2        44.5       102.00                         1968                             2001                380
  10      2      79.9        66.0            0                         1974                             2001                328
  11      2      77.6        77.6            0                        Various                         Ongoing               133
  11A     2                                  0                         1905                           Ongoing                80
  11B     2                                  0                         1928                           Ongoing                35
  11C     2                                  0                         1924                           Ongoing                18
  12      1      75.8(21)    63.6(21)        0                         1942                          1995, 2001           7,100
  13      2      73.4        62.6            0                         1902                             1983                123
  14      1      78.5        69.9(25)        0                         1986                             2003            103,502
  15      1      69.3        55.9            0                         1955                             1987             95,089
  16      1      79.4        68.4            0                         1989                          1997, 2003         258,758
  17      1      75.3        31.2            0                         1999                                              83,498
  18      1      78.0        65.8            0                         1988                                              75,247
  19      1      79.4        69.8            0                         1991                                              82,333
  20      1      79.9        58.6            0                         1990                                              70,608
  21      1      71.6        62.1            0      Building A - 1950 to 1970, Building B - 2003        1999            105,191
  22      1      69.2        58.2            0                      1891, 1913                          1999             25,751
  23      2      79.4        66.9            0                         1978                             2003                216
  24      2      71.0        71.0            0                        Various                         Ongoing                99
  24A     2                                  0                         1928                           Ongoing                81
  24B     2                                  0                         1934                           Ongoing                18
  25      2      72.2        65.5            0                       1965-1974                          2003                312
  26      1      78.6        68.5            0                         2002                                             170,371
  27      2      73.8        56.3            0                      1965, 1966                          2004                169
  28      2      79.4        74.7            0                         1974                             1994                170
  29      1      75.2        62.6            0                      1988, 1995                                           60,378
  30      2      75.9        75.9            0                        Various                         Ongoing                92
  30A     2                                  0                         1913                           Ongoing                48
  30B     2                                  0                         1914                           Ongoing                44
  31      2      77.8        75.4            0                         1987                                                 240
  32      1      62.4        53.9            0                      1929, 1950                          2001             30,156
  33      1      70.2        59.2            0                      1981, 1983                                          105,461
  34      2      77.7        60.5            0                         1969                             2003                324
  35      2      58.2        53.8            0                         1967                          1994, 2002             374
  36      1      75.0        63.9            0                         1991                             2003             37,985
  37      1      74.5        62.6            0                         1966                          1983, 2003          75,003
  38      2      64.9        59.9            0                         1975                          1994, 2002             352
  39      2      74.9        63.1            0                         1973                             2002                460
  40      1      67.8        54.4        96.90                         2000                                                  79
  41      1      80.0        67.4            0                         1990                                             165,917
  42      1      78.0        50.4            0                         1981                             2003             82,221
  43      1      76.0        64.3            0                         2001                                              76,246
  44      1      53.9        45.3            0                         1957                             2003             42,136
  45      1      76.2        64.5            0                         1976                          1987, 1999          87,144
  46      1      60.9        54.3            0                        Various                                           270,535
  46A     1                                  0                         1994                                              62,070
  46B     1                                  0                         1994                                              58,000
  46C     1                                  0                         1984                                              46,190
  46D     1                                  0                         1987                                              47,915
  46E     1                                  0                         1985                                              23,010
  46F     1                                  0                         1985                                              17,900
  46G     1                                  0                         1985                                              15,450
  47      1      76.8        60.2            0                         1976                             1992             78,656
  48      1      75.2        63.5            0                         2002                                              27,106
  49      1      76.6        64.5            0                         1973                             1998            102,880
  50      1      78.7        69.0            0                       2000-2001                                           97,802
  51      1      79.1        51.3(30)        0                         1992                             2002             65,620
  52      1      74.9        63.9            0                         2003                                              56,012
  53      1      79.9        66.8            0                         1988                                              28,947
  54      1      53.7        42.9        80.00                         1989                             2002                 79
  55      1      79.5        59.4            0                         2001                                              24,363
  56      1      74.8        58.6            0                         1975                             1992             59,503
  57      2      76.5        76.5            0                         1917                           Ongoing                24
  58      1      73.9        73.9            0                         2004                                              14,560
  59      1      79.4        60.2            0                         2001                                              22,706
  60      1      81.0         0.0            0                         1999                                              11,180
  61      2      79.2        66.4            0                       2000-2002                                               61
  62      1      75.6        63.6            0                         1989                                              25,414
  63      1      76.6         0.0            0                         1999                                              16,723
  64      1      79.9        66.9            0                         1997                                              38,622
  65      1      79.8        67.4            0                         1997                                              11,866
  66      1      74.7        64.1            0                         1965                             2003             37,182
  67      2      67.7        51.7            0                         1968                             1993                137
  68      1      62.2         1.1            0                         1997                                              48,466
  69      1      69.8        53.6            0                         2004                                              13,813
  70      1      68.2        62.3            0                         2004                                              14,560
  71      1      72.6        56.5            0                         1977                             2002             82,805
  72      1      77.4        66.5            0                        Various                                            11,562
  72A     1                                  0                         2003                                               8,400
  72B     1                                  0                         2004                                               3,162
  73      1      80.8         0.0            0                         1999                                              11,060
  74      1      74.9        57.0            0                         1986                                              79,075
  75      2      80.0        68.2            0                         1852                             2003                 28
  76      2      80.0        61.9            0                         1960                             1991                277
  77      1      73.3        57.2            0                         1999                                              10,908
  78      1      60.7        51.5            0                         2003                                              14,560
  79      1      70.1        59.3            0                         1980                                              67,069
  80      1      78.9        67.7            0                         2003                                              15,816
  81      1      67.6        58.2            0                         2003                                               9,039
  82      2      79.0        59.9            0                         1950                          2000-2001               25
  83      1      75.2        57.8            0                         1997                             2003             34,850
  84      2      79.5        67.1            0                         1983                                                 104
  85      1      58.1        47.9            0                        Various                         Various            41,296
  85A     1                                  0                         1962                          2001-2002           16,796
  85B     1                                  0                         1977                             1997             24,500
  86      1      74.8        62.7            0                         1981                                              53,284
  87      1      69.1        57.5            0                       2003/2004                                           11,500
  88      1      55.0        46.9            0                         2003                                              13,824
  89      1      74.8        62.5            0                         2000                                              25,280
  90      1      50.2        42.4            0                         2002                                              16,780
  91      2      69.3        53.2            0                         1971                             2002                104
  92      1      55.0        46.9            0                         2003                                              13,824
  93      2      70.9        70.9            0                         1928                           Ongoing                13
  94      1      78.9        66.9            0                         2003                                              10,800
  95      2      69.8        53.3            0                         1972                             1991                 72
  96      1      66.7        56.8            0                         2000                                              10,908
  97      1      77.1        65.4            0                         2003                                              11,700
  98      1      73.1        56.5            0                         1994                                              13,000
  99      2      58.7        49.7            0                         1971                                                  36

                   UNIT      LOAN                         RENT                                       LARGEST
CONTROL LOAN        OF        PER      OCCUPANCY          ROLL         OWNERSHIP                     TENANT
  NO.   GROUP     MEASURE    UNIT   PERCENTAGE (%) (44)   DATE          INTEREST                     NAME
---------------------------------------------------------------------------------------------------------------------------------
   1      1       Sq Feet       262        98.1 (2)     4/26/2004      Fee Simple      Macy's
   2      1       Sq Feet       133        96.4 (8)     11/1/2003      Fee Simple      Citibank N.A.
   3      1       Sq Feet        80        95.6          1/1/2004      Fee Simple      The McGraw-Hill Companies
  3A      1
  3B      1
   4      1       Sq Feet        94        95.1 (17)    3/22/2004      Fee Simple      Sears (16)
   5      1       Sq Feet        89        86.6         4/30/2004      Fee Simple      Norwegian Cruise Line
   6      1       Rooms      98,513        65.7 (20)   12/31/2003 (20) Fee Simple      N/A
   7      1       Sq Feet       106        85.6         4/14/2004      Fee Simple      Borland Software Corporation, fka
                                                                                         Inprise Corporation
   8      2       Units      61,404       100.0          4/1/2004      Fee Simple      N/A
   9      1       Rooms      64,474        66.0         2/29/2004      Fee Simple      N/A
  10      2       Units      70,649        94.5         2/25/2004      Fee Simple      N/A
  11      2       Units     141,180        99.2         4/20/2004      Fee Simple      N/A
  11A     2       Units                   100.0         4/20/2004      Fee Simple      N/A
  11B     2       Units                    97.1         4/20/2004      Fee Simple      N/A
  11C     2       Units                   100.0         4/20/2004      Fee Simple      N/A
  12      1       Sq Feet     2,350       100.0         2/20/2004      Fee Simple      Coach, Inc. (21)
  13      2       Units     130,081       100.0         2/24/2004      Fee Simple      N/A
  14      1       Sq Feet       150        83.9 (22)(23)3/31/2004      Fee Simple      Heller Ehrman White & McAuliffe LLP (24)
  15      1       Sq Feet       147       100.0         3/24/2004      Fee Simple      Walgreens
  16      1       Sq Feet        54        93.4          3/1/2004      Leasehold       Corinthian Colleges, Inc.
  17      1       Sq Feet       135       100.0         3/31/2004      Fee Simple      Regal Cinema, Inc.
  18      1       Sq Feet       146       100.0         3/25/2004      Fee Simple      TJ Maxx
  19      1       Sq Feet       131       100.0         2/19/2004      Fee Simple      Albertsons
  20      1       Sq Feet       152       100.0         2/24/2004      Fee Simple      Pier 1 Imports
  21      1       Sq Feet       101        97.9          1/1/2004      Fee Simple      The New L&N Sales & Marketing, Inc. (27)
  22      1       Sq Feet       388       100.0 (28)     4/1/2004      Fee Simple      Baker Knapp & Tubbs, Inc. (29)
  23      2       Units      46,296        97.2         4/14/2004      Fee Simple      N/A
  24      2       Units     100,384        99.0         4/20/2004      Fee Simple      N/A
  24A     2       Units                    98.8         4/20/2004      Fee Simple      N/A
  24B     2       Units                   100.0         4/20/2004      Fee Simple      N/A
  25      2       Units      29,327       100.0        12/16/2003      Fee Simple      N/A
  26      1       Sq Feet        54       100.0         4/28/2004      Fee Simple      GRM Information Management Services
                                                                                         of California, LLC
  27      2       Units      51,990       100.0          4/1/2004      Fee Simple      N/A
  28      2       Units      50,882        94.7          4/1/2004      Fee Simple      N/A
  29      1       Sq Feet       139        95.0         2/29/2004      Fee Simple      Hollywood Video
  30      2       Units      89,946        95.7         4/20/2004      Fee Simple      N/A
  30A     2       Units                    93.8         4/20/2004      Fee Simple      N/A
  30B     2       Units                    97.7         4/20/2004      Fee Simple      N/A
  31      2       Units      34,375        94.2         1/27/2004      Fee Simple      N/A
  32      1       Sq Feet       259        84.4          4/1/2004      Fee Simple      Cafeteria
  33      1       Sq Feet        73       100.0        12/31/2003      Fee Simple      Michael's
  34      2       Units      23,393        95.4          2/1/2004      Fee Simple      N/A
  35      2       Units      19,447        72.2         2/25/2004      Fee Simple      N/A
  36      1       Sq Feet       190        95.6        12/31/2003      Fee Simple      Orthopedic Trauma and Reconstructive
                                                                                         Associates, LLC
  37      1       Sq Feet        96        97.1          1/6/2004      Fee Simple      Pure Fitness
  38      2       Units      19,812        76.4          5/3/2004      Fee Simple      N/A
  39      2       Units      14,783        93.3         3/25/2004      Fee Simple      N/A
  40      1       Rooms      81,519        73.3         2/29/2004      Fee Simple      N/A
  41      1       Sq Feet        39       100.0          3/9/2004      Fee Simple      Directory Distributing Associates, Inc.
  42      1       Sq Feet        74       100.0         3/15/2004      Fee Simple      Babies "R" Us
  43      1       Sq Feet        78       100.0         4/16/2004      Fee Simple      Nob Hill Academy
  44      1       Sq Feet       131        80.5         4/13/2004      Fee Simple      Blue Real Estate Management
  45      1       Sq Feet        62        90.5         10/1/2003      Fee Simple      Big Lots
  46      1       Sq Feet        20        74.3       Various          Fee Simple      N/A
  46A     1       Sq Feet                  72.6          2/1/2004      Fee Simple      N/A
  46B     1       Sq Feet                  85.7          3/1/2004      Fee Simple      N/A
  46C     1       Sq Feet                  71.1          3/1/2004      Fee Simple      N/A
  46D     1       Sq Feet                  74.8         2/29/2004      Fee Simple      N/A
  46E     1       Sq Feet                  76.1         2/28/2004      Fee Simple      N/A
  46F     1       Sq Feet                  58.7         2/29/2004      Fee Simple      N/A
  46G     1       Sq Feet                  62.9         2/28/2004      Fee Simple      N/A
  47      1       Sq Feet        67        92.7                        Fee Simple      Culp & Little Attorneys at Law
  48      1       Sq Feet       188        86.9        12/31/2003      Fee Simple      RE/MAX Partners
  49      1       Sq Feet        49        91.3          1/9/2004      Fee Simple      Safeway Inc.
  50      1       Sq Feet        51        97.8         4/16/2004      Fee Simple      Kellogg Sales Company
  51      1       Sq Feet        76        93.9          1/6/2004      Fee Simple      American Signature Home
  52      1       Sq Feet        80       100.0        12/18/2003      Fee Simple      Fedex Ground Package System, Inc. (31)
  53      1       Sq Feet       155        88.8          2/1/2004      Fee Simple      New Castle Realty
  54      1       Rooms      55,696        69.4         3/31/2004      Fee Simple      N/A
  55      1       Sq Feet       180       100.0          4/2/2004      Fee Simple      Wilson Title Company
  56      1       Sq Feet        66        86.6                        Fee Simple      UTMB Dept. of Psychiatry
  57      2       Units     162,500       100.0         4/20/2004      Fee Simple      N/A
  58      1       Sq Feet       261       100.0         3/22/2004      Fee Simple      Walgreen Co. (32)
  59      1       Sq Feet       157       100.0         4/16/2004      Fee Simple      Lady Fitness Express
  60      1       Sq Feet       313       100.0         7/12/1999      Fee Simple      Rite Aid of Ohio, Inc.
  61      2       Units      56,443        95.1         12/1/2003      Fee Simple      N/A
  62      1       Sq Feet       128       100.0         3/31/2004      Fee Simple      RE/MAX South
  63      1       Sq Feet       192       100.0          3/4/2004      Fee Simple      Thrifty Payless, Inc.
  64      1       Sq Feet        83        90.9         3/25/2004      Fee Simple      C.V.S
  65      1       Sq Feet       262       100.0          1/9/2004      Fee Simple      Steel City Pizza, Inc.
  66      1       Sq Feet        83       100.0         4/13/2004      Fee Simple      Surgical Associates of Ithaca, PC
  67      2       Units      22,500        93.4         3/31/2004      Fee Simple      N/A
  68      1       Sq Feet        63       100.0         4/30/2004      Fee Simple      SaveRite Grocery Warehouse, Inc.
  69      1       Sq Feet       217       100.0         4/15/2004      Fee Simple      Eckerd
  70      1       Sq Feet       206       100.0          2/3/2004      Fee Simple      Walgreen Co. (34)
  71      1       Sq Feet        34        88.1         3/31/2004      Fee Simple      GAHTS, Inc.
  72      1       Sq Feet       243       100.0       Various          Fee Simple(40)  N/A
  72A     1       Sq Feet                 100.0         12/4/2003      Fee Simple(40)  Back-to-Bed
  72B     1       Sq Feet                 100.0        12/10/2003      Fee Simple(40)  Jewel Fuel Center
  73      1       Sq Feet       252       100.0         3/10/2004      Fee Simple      K&B Lousiana Corporation
  74      1       Sq Feet        33        85.1         2/10/2004      Fee Simple      N/A
  75      2       Units      85,714       100.0          4/9/2004      Fee Simple      N/A
  76      2       Pads        8,664        94.2         1/27/2004      Fee Simple      N/A
  77      1       Sq Feet       220       100.0         4/20/2004      Fee Simple      Eckerd
  78      1       Sq Feet       165       100.0         3/25/2004      Fee Simple      Walgreen Co. (35)
  79      1       Sq Feet        35        84.1         2/19/2004      Fee Simple      Hancock Fabrics
  80      1       Sq Feet       147       100.0          2/1/2004      Fee Simple      Panera Bread, Inc.
  81      1       Sq Feet       254       100.0                        Fee Simple      Stuft Pizza
  82      2       Units      87,860        96.0         1/28/2004      Fee Simple      N/A
  83      1       Sq Feet        60        88.8         3/10/2004      Fee Simple      N/A
  84      2       Units      19,961       100.0         3/31/2004      Fee Simple      N/A
  85      1       Sq Feet        50        95.6          1/1/2004      Fee Simple      N/A
  85A     1       Sq Feet                  93.6          1/1/2004      Fee Simple      Peoples Credit Union
  85B     1       Sq Feet                 100.0          1/1/2004      Fee Simple      Driskill's
  86      1       Sq Feet        37        88.4         1/31/2004      Fee Simple      Engineered Air Balance
  87      1       Sq Feet       165       100.0                        Fee Simple      Washington Mutual
  88      1       Sq Feet       136       100.0         4/30/2004      Fee Simple      Eckerd
  89      1       Sq Feet        73       100.0          3/3/2004      Fee Simple      S S I Communications
  90      1       Sq Feet       110       100.0        12/31/2003      Fee Simple(39)  Sav-on
  91      2       Units      17,449        89.4         3/12/2004      Fee Simple      N/A
  92      1       Sq Feet       125       100.0         4/30/2004      Fee Simple      Eckerd
  93      2       Units     123,846       100.0         4/20/2004      Fee Simple      N/A
  94      1       Sq Feet       139       100.0          4/6/2004      Fee Simple      Radio Shack
  95      2       Units      20,833        88.9         3/31/2004      Fee Simple      N/A
  96      1       Sq Feet       135       100.0         1/21/2004      Leasehold       Eckerd Corporation
  97      1       Sq Feet       115       100.0         4/13/2004      Fee Simple      Oxford Cleaners
  98      1       Sq Feet        96       100.0         2/12/2004      Fee Simple      Walgreen Co. (36)
  99      2       Units      27,725       100.0          3/3/2004      Fee Simple      N/A

                   LARGEST       LARGEST                 2ND LARGEST                                        2ND LARGEST
CONTROL LOAN    TENANT AREA    TENANT LEASE                TENANT                                           TENANT AREA
  NO.   GROUP LEASED (SQ. FT.)   EXP. DATE                  NAME                                          LEASED (SQ. FT.)
--------------------------------------------------------------------------------------------------------------------------
   1      1     439,632         7/31/2021     Nordstrom (4)                                                    245,348
   2      1     272,729 (9)     8/31/2007(10) Orrick, Herrington & Sutcliffe                                   220,284
   3      1     518,217         3/31/2020     Information Builders, Inc.                                       268,190
  3A      1
  3B      1
   4      1     213,045               NAP(18) Dillard's (16)                                                   207,000
   5      1     135,085         1/31/2009     Neighborhood Health Partnership                                   87,140
   6      1         N/A               N/A     N/A                                                                  N/A
   7      1     140,898         3/16/2010     Nokia, Inc.                                                       59,782
   8      2         N/A               N/A     N/A                                                                  N/A
   9      1         N/A               N/A     N/A                                                                  N/A
  10      2         N/A               N/A     N/A                                                                  N/A
  11      2         N/A               N/A     N/A                                                                  N/A
  11A     2         N/A               N/A     N/A                                                                  N/A
  11B     2         N/A               N/A     N/A                                                                  N/A
  11C     2         N/A               N/A     N/A                                                                  N/A
  12      1       4,412         2/28/2015     The Swatch Group US Inc. (dba Omega) (21)                          2,688
  13      2         N/A               N/A     N/A                                                                  N/A
  14      1      34,755         7/31/2008     Montgomery County, Maryland                                       29,854
  15      1      21,762         3/31/2021     Milam's Market                                                    18,187
  16      1      33,565         6/30/2007     ExxonMobil Oil Corporation                                        29,882
  17      1      83,498        10/30/2019     N/A                                                                  N/A
  18      1      32,628         1/31/2006     Sleep Experts                                                      8,120
  19      1      43,892          8/7/2016     Alpine Interiors                                                   8,324
  20      1       9,264         6/30/2013     Paper Warehouse                                                    8,500
  21      1      68,003         2/28/2011     Computer Information Network dba The Sports Network, Inc.         20,200
  22      1      12,189         3/31/2011(29) Citibank, NA                                                       7,829
  23      2         N/A               N/A     N/A                                                                  N/A
  24      2         N/A               N/A     N/A                                                                  N/A
  24A     2         N/A               N/A     N/A                                                                  N/A
  24B     2         N/A               N/A     N/A                                                                  N/A
  25      2         N/A               N/A     N/A                                                                  N/A
  26      1     170,371         4/30/2019     N/A                                                                  N/A
  27      2         N/A               N/A     N/A                                                                  N/A
  28      2         N/A               N/A     N/A                                                                  N/A
  29      1       9,180         2/26/2006     Countrywide Home Loans                                             7,312
  30      2         N/A               N/A     N/A                                                                  N/A
  30A     2         N/A               N/A     N/A                                                                  N/A
  30B     2         N/A               N/A     N/A                                                                  N/A
  31      2         N/A               N/A     N/A                                                                  N/A
  32      1       7,616        11/30/2011     Ricky's                                                            2,747
  33      1      31,150         7/31/2006     Marshalls                                                         24,684
  34      2         N/A               N/A     N/A                                                                  N/A
  35      2         N/A               N/A     N/A                                                                  N/A
  36      1      11,203         6/30/2015     North Shore Magnetic Imaging Center, Inc.                          7,015
  37      1      29,900         2/29/2020     Lamson College                                                    22,000
  38      2         N/A               N/A     N/A                                                                  N/A
  39      2         N/A               N/A     N/A                                                                  N/A
  40      1         N/A               N/A     N/A                                                                  N/A
  41      1      77,917         8/31/2008     Lennox Industries, Inc.                                           48,000
  42      1      31,650         1/31/2014     Bed, Bath & Beyond                                                23,634
  43      1       6,868         8/31/2010     Catholic Charities of the Archdiocese of Miami, Inc.               5,900
  44      1       5,381         4/30/2007     Stacey Polinsky                                                    3,322
  45      1      28,300         1/31/2011     Hancock Fabrics                                                   12,000
  46      1         N/A               N/A     N/A                                                                  N/A
  46A     1         N/A               N/A     N/A                                                                  N/A
  46B     1         N/A               N/A     N/A                                                                  N/A
  46C     1         N/A               N/A     N/A                                                                  N/A
  46D     1         N/A               N/A     N/A                                                                  N/A
  46E     1         N/A               N/A     N/A                                                                  N/A
  46F     1         N/A               N/A     N/A                                                                  N/A
  46G     1         N/A               N/A     N/A                                                                  N/A
  47      1       4,294         6/30/2005     Mercator, Inc.                                                     3,569
  48      1       7,245         12/4/2014     Kinko's, Inc.                                                      4,500
  49      1      53,684         7/31/2018     Blockbuster Video                                                  5,733
  50      1      55,135        11/30/2010     Polygon Aerospace                                                 15,630
  51      1      56,620         1/31/2018     Pie in the Sky, Pizza, Inc.                                        5,000
  52      1      56,012          8/1/2013(31) N/A                                                                  N/A
  53      1       3,864         1/31/2009     South Florida Pediatric                                            3,637
  54      1         N/A               N/A     N/A                                                                  N/A
  55      1       4,000        11/30/2006     McKinney Tavern                                                    3,912
  56      1       4,662         8/31/2007     Airgas Specialty Gases                                             4,270
  57      2         N/A               N/A     N/A                                                                  N/A
  58      1      14,560         3/31/2079(32) N/A                                                                  N/A
  59      1       5,879         9/30/2006     Leslie's Poolmart                                                  3,208
  60      1      11,180         7/31/2021     N/A                                                                  N/A
  61      2         N/A               N/A     N/A                                                                  N/A
  62      1       7,072         3/31/2009     Coldwell Banker Real Estate Corporation                            4,000
  63      1      16,723         7/31/2021     N/A                                                                  N/A
  64      1      10,922          7/1/2017     Murray Auto                                                       10,200
  65      1       2,105         9/30/2009     Kentlands Veterinary Hospital                                      1,954
  66      1       6,192         3/31/2009     Ithaca Medical Group, PLLC                                         4,158
  67      2         N/A               N/A     N/A                                                                  N/A
  68      1      48,466          4/2/2017     N/A                                                                  N/A
  69      1      13,813          1/1/2024     N/A                                                                  N/A
  70      1      14,560         5/31/2079(34) N/A                                                                  N/A
  71      1      15,860        12/31/2006     Window World of Tidewater (Cobra Windows, Inc.)                   11,044
  72      1         N/A               N/A     N/A                                                                  N/A
  72A     1       3,000         6/22/2008     Clearchoice Wireless                                               2,700
  72B     1       3,162         8/31/2020     N/A                                                                  N/A
  73      1      11,060         7/31/2021     N/A                                                                  N/A
  74      1         N/A               N/A     N/A                                                                  N/A
  75      2         N/A               N/A     N/A                                                                  N/A
  76      2         N/A               N/A     N/A                                                                  N/A
  77      1      10,908         3/13/2020     N/A                                                                  N/A
  78      1      14,560         4/30/2079(35) N/A                                                                  N/A
  79      1      30,000         6/30/2016     Dollar General                                                    10,000
  80      1       4,396        12/31/2013     American Mattress                                                  4,000
  81      1       1,913         8/31/2013     Stabucks                                                           1,670
  82      2         N/A               N/A     N/A                                                                  N/A
  83      1         N/A               N/A     N/A                                                                  N/A
  84      2         N/A               N/A     N/A                                                                  N/A
  85      1         N/A               N/A     N/A                                                                  N/A
  85A     1       3,600         3/31/2007     Complete Garage                                                    1,850
  85B     1      24,500         5/31/2013     N/A                                                                  N/A
  86      1       6,552         5/31/2006     Southwestern Blueprint                                             5,370
  87      1       4,000        12/31/2023     T-Mobile                                                           3,000
  88      1      13,824          5/5/2024     N/A                                                                  N/A
  89      1       3,900          6/1/2006     J. C Racing                                                        3,800
  90      1      16,780         3/31/2032     N/A                                                                  N/A
  91      2         N/A               N/A     N/A                                                                  N/A
  92      1      13,824          5/5/2024     N/A                                                                  N/A
  93      2         N/A               N/A     N/A                                                                  N/A
  94      1       2,960         4/30/2008     A1 Wireless                                                        1,600
  95      2         N/A               N/A     N/A                                                                  N/A
  96      1      10,908         1/20/2020     N/A                                                                  N/A
  97      1       1,500        10/31/2008     Rib Ticklin BBQ                                                    1,500
  98      1      13,000         6/30/2044(36) N/A                                                                  N/A
  99      2         N/A               N/A     N/A                                                                  N/A

                   2ND LARGEST                        3RD LARGEST                   3RD LARGEST             3RD LARGEST
CONTROL LOAN       TENANT LEASE                         TENANT                      TENANT AREA             TENANT LEASE
  NO.   GROUP       EXP. DATE                            NAME                     LEASED (SQ. FT.)           EXP. DATE
-------------------------------------------------------------------------------------------------------------------------
   1      1        7/31/2006 (5)  JCPenney                                             176,713             11/30/2021
   2      1        3/31/2010      Fulbright & Jaworski                                 100,604             12/31/2006
   3      1        5/31/2013 (15) Madison Square Garden, LP                            162,945              4/30/2007
  3A      1
  3B      1
   4      1              NAP (18) JCPenney (16)                                        195,475                    NAP
   5      1       11/30/2007      Fortis, Inc.                                          37,050              4/30/2007
   6      1              N/A      N/A                                                      N/A                    N/A
   7      1        9/15/2007      SurfControl Inc., formerly JSB Corporation            44,953              8/31/2004
   8      2              N/A      N/A                                                      N/A                    N/A
   9      1              N/A      N/A                                                      N/A                    N/A
  10      2              N/A      N/A                                                      N/A                    N/A
  11      2              N/A      N/A                                                      N/A                    N/A
  11A     2              N/A      N/A                                                      N/A                    N/A
  11B     2              N/A      N/A                                                      N/A                    N/A
  11C     2              N/A      N/A                                                      N/A                    N/A
  12      1        2/28/2015      N/A                                                      N/A                    N/A
  13      2              N/A      N/A                                                      N/A                    N/A
  14      1        8/31/2013      Health Pathways, Inc.                                 11,392              9/30/2007
  15      1        3/31/2011      Martino Tire Co.                                       5,650              8/31/2006
  16      1        1/10/2008      United Bank and Trust Company (26)                    26,724              3/31/2089
  17      1              N/A      N/A                                                      N/A                    N/A
  18      1       12/31/2008      LifeWay Christian Stores                               8,000              5/31/2006
  19      1        7/31/2007      Hollywood Video Store                                  7,434               1/8/2009
  20      1        2/28/2005      Anchor Bank                                            8,000              8/31/2010
  21      1       10/31/2011      Verizon Pennsylvania Inc.                             12,191              4/30/2018
  22      1        9/30/2012      Nathaniel Moore, LLC (28)                              5,733              2/28/2016
  23      2              N/A      N/A                                                      N/A                    N/A
  24      2              N/A      N/A                                                      N/A                    N/A
  24A     2              N/A      N/A                                                      N/A                    N/A
  24B     2              N/A      N/A                                                      N/A                    N/A
  25      2              N/A      N/A                                                      N/A                    N/A
  26      1              N/A      N/A                                                      N/A                    N/A
  27      2              N/A      N/A                                                      N/A                    N/A
  28      2              N/A      N/A                                                      N/A                    N/A
  29      1       10/19/2005      Lazy Q-CueSports                                       7,192             11/30/2005
  30      2              N/A      N/A                                                      N/A                    N/A
  30A     2              N/A      N/A                                                      N/A                    N/A
  30B     2              N/A      N/A                                                      N/A                    N/A
  31      2              N/A      N/A                                                      N/A                    N/A
  32      1        1/31/2014      Dulciana Cafe                                          2,648              4/30/2012
  33      1        1/31/2007      Pier 1 Imports                                        13,033              2/28/2012
  34      2              N/A      N/A                                                      N/A                    N/A
  35      2              N/A      N/A                                                      N/A                    N/A
  36      1        6/30/2013      Shaughnessy Kaplan Rehabilitation Hospital             6,414              6/30/2013
  37      1        2/16/2007      Truly Nolen                                            5,201              4/30/2005
  38      2              N/A      N/A                                                      N/A                    N/A
  39      2              N/A      N/A                                                      N/A                    N/A
  40      1              N/A      N/A                                                      N/A                    N/A
  41      1       11/30/2005      Fenders & More, Inc.                                  40,000              7/31/2007
  42      1        1/31/2019      Michael's Stores                                      26,937              5/30/2019
  43      1        8/31/2006      B&H Shoe dba Shoe Clearance Center                     3,960             11/30/2006
  44      1        6/30/2007      The House of Representatives                           2,591             12/31/2006
  45      1       11/30/2008      General Mills (Olive Garden)                          10,350              6/30/2013
  46      1              N/A      N/A                                                      N/A                    N/A
  46A     1              N/A      N/A                                                      N/A                    N/A
  46B     1              N/A      N/A                                                      N/A                    N/A
  46C     1              N/A      N/A                                                      N/A                    N/A
  46D     1              N/A      N/A                                                      N/A                    N/A
  46E     1              N/A      N/A                                                      N/A                    N/A
  46F     1              N/A      N/A                                                      N/A                    N/A
  46G     1              N/A      N/A                                                      N/A                    N/A
  47      1       10/31/2008      Occupational Marketing, Inc.                           3,122              5/31/2004
  48      1        4/30/2013      Community Bank                                         3,000              7/20/2013
  49      1        6/30/2005      Dollar Buys                                            5,392             10/31/2007
  50      1        5/31/2010      Trendmaker Homes                                       7,578              4/30/2006
  51      1        1/31/2009      N/A                                                      N/A                    N/A
  52      1              N/A      N/A                                                      N/A                    N/A
  53      1       11/30/2005      Flamingo Dental Group                                  2,180              6/30/2006
  54      1              N/A      N/A                                                      N/A                    N/A
  55      1       11/30/2008      Dos Charros Tex Mex                                    3,136             12/31/2008
  56      1        5/31/2004      Securitas Security Services                            3,347              3/31/2005
  57      2              N/A      N/A                                                      N/A                    N/A
  58      1              N/A      N/A                                                      N/A                    N/A
  59      1       11/30/2009      W. Todd Robison Christian bookstore                    2,950             10/31/2007
  60      1              N/A      N/A                                                      N/A                    N/A
  61      2              N/A      N/A                                                      N/A                    N/A
  62      1        2/28/2007      The Southland Corporation                              2,800             11/30/2007
  63      1              N/A      N/A                                                      N/A                    N/A
  64      1         8/1/2007      Dollar Store                                           5,700               9/1/2007
  65      1        1/31/2008      Kentlands Hair and Nails, Inc.                         1,367             10/31/2007
  66      1       10/31/2008      Buttermilk Falls Pediatrics, PLLC                      3,719             12/31/2004
  67      2              N/A      N/A                                                      N/A                    N/A
  68      1              N/A      N/A                                                      N/A                    N/A
  69      1              N/A      N/A                                                      N/A                    N/A
  70      1              N/A      N/A                                                      N/A                    N/A
  71      1        6/30/2004      Wards Corner Beauty Academy                            6,335              3/31/2006
  72      1              N/A      N/A                                                      N/A                    N/A
  72A     1       12/31/2010      Noodles                                                2,700              6/24/2013
  72B     1              N/A      N/A                                                      N/A                    N/A
  73      1              N/A      N/A                                                      N/A                    N/A
  74      1              N/A      N/A                                                      N/A                    N/A
  75      2              N/A      N/A                                                      N/A                    N/A
  76      2              N/A      N/A                                                      N/A                    N/A
  77      1              N/A      N/A                                                      N/A                    N/A
  78      1              N/A      N/A                                                      N/A                    N/A
  79      1        7/31/2007      Laser Quest                                            8,500              2/28/2007
  80      1        7/31/2008      Eyeglass Emporium                                      2,380              9/30/2008
  81      1        4/30/2013      Taco Fresh                                             1,518              1/31/2014
  82      2              N/A      N/A                                                      N/A                    N/A
  83      1              N/A      N/A                                                      N/A                    N/A
  84      2              N/A      N/A                                                      N/A                    N/A
  85      1              N/A      N/A                                                      N/A                    N/A
  85A     1        5/31/2007      Shampooch                                              1,210             11/30/2008
  85B     1              N/A      N/A                                                      N/A                    N/A
  86      1        9/30/2006      Addison Group                                          4,611              9/30/2005
  87      1        1/31/2009      New Century                                            1,500              5/11/2009
  88      1              N/A      N/A                                                      N/A                    N/A
  89      1         5/1/2006      Talent Air                                             2,560               8/1/2004
  90      1              N/A      N/A                                                      N/A                    N/A
  91      2              N/A      N/A                                                      N/A                    N/A
  92      1              N/A      N/A                                                      N/A                    N/A
  93      2              N/A      N/A                                                      N/A                    N/A
  94      1        5/30/2008      GameStop                                               1,360              1/14/2009
  95      2              N/A      N/A                                                      N/A                    N/A
  96      1              N/A      N/A                                                      N/A                    N/A
  97      1        2/28/2009      Island in the Sun Restaurant                           1,500              1/31/2009
  98      1              N/A      N/A                                                      N/A                    N/A
  99      2              N/A      N/A                                                      N/A                    N/A

FOOTNOTES TO ANNEX A-1:


PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
Westfield Shoppingtown Garden    (1)     U/W NCF DSCR, U/W Net Cash Flow ($),
  State Plaza                            Cut-off Date LTV, and Scheduled
                                         Maturity/ARD LTV were calculated based
                                         on the total cut-off date principal
                                         balance of the Westfield Shoppingtown
                                         Garden State Plaza Mortgage Loan and
                                         the Westfield Shoppingtown Garden State
                                         Plaza Non-Trust Loans of $520,000,000.

Westfield Shoppingtown Garden    (2)     Occupancy Percentage (%), U/W Net Cash
  State Plaza                            Flow ($), and U/W NCF DSCR reflect a
                                         stabilized occupancy which includes
                                         31,747 square feet of space leased to
                                         tenants that are expected to be in
                                         occupancy by August 2004, and a 3,130
                                         square-foot space with respect to
                                         which, according to the related
                                         borrower, a lease is being negotiated
                                         with Louis Vuitton (which will bring
                                         overall occupancy to a stabilized level
                                         of 98.1% and in-line occupancy to the
                                         stabilized level of 95.1%, which is
                                         underwritten at a stabilized level of
                                         95.0%). As of April 26, 2004, the
                                         property was 97.9% leased and 96.3%
                                         occupied. Actual in-line occupancy as
                                         of April 26, 2004 was 90.7%. In-line
                                         occupancy, including the executed
                                         leases expected to be in place by
                                         August 1, 2004, is 94.7%.

Westfield Shoppingtown Garden    (3)     Square footage reflects total gross
  State Plaza                            leasable area of the property, not all
                                         of which is part of the collateral. The
                                         collateral totals 1,470,454 square
                                         feet. Nordstrom, Neiman Marcus and Lord
                                         & Taylor own their improvements and
                                         lease their pads (the improvements are
                                         not part of the collateral).

Westfield Shoppingtown Garden    (4)     Nordstrom leases its pad and owns its
  State Plaza                            improvements. The improvements are not
                                         part of the collateral.

Westfield Shoppingtown Garden    (5)     Lease expiration date for Nordstrom is
  State Plaza                            for the ground lease, as Nordstrom
                                         leases its pad and owns its
                                         improvements. The improvements are not
                                         part of the collateral.

666 Fifth Avenue                 (6)     U/W NCF DSCR, Cut-off Date LTV, and
                                         Scheduled Maturity/ARD LTV were
                                         calculated based on the total cut-off
                                         date principal balance of the 666 Fifth
                                         Avenue Mortgage Loan and the 666 Fifth
                                         Avenue Non-Trust Loan of $187,500,000
                                         each (total $375,000,000).

666 Fifth Avenue                 (7)     Square footage reflects total net
                                         rentable area including 84,626 square
                                         feet of retail space, 46,700 square
                                         feet of storage space and a 17,478
                                         square foot valet parking garage with
                                         90 parking spaces.

666 Fifth Avenue                 (8)     Occupancy Percentage (%) is as of the
                                         November 1, 2003 rent roll, as updated
                                         for subsequent leasing.


PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
666 Fifth Avenue                 (9)     In addition to 142,077 square feet, as
                                         of the November 2003 rent roll,
                                         Citibank N.A. subsequently leased an
                                         additional 91,874 square feet, and
                                         negotiated a lease (which is out for
                                         signature) for an additional 38,778
                                         square feet.

666 Fifth Avenue                 (10)    Citibank N.A. leases multiple spaces at
                                         the property, with 70,694 square feet
                                         expiring August 31, 2007, 71,383 square
                                         feet expiring August 31, 2009, 91,874
                                         square feet expiring August 31, 2014
                                         and, assuming execution of a lease
                                         currently being negotiated, 38,778
                                         square feet also expiring on August 31,
                                         2014.

Two Penn Plaza                   (11)    Mortgage Rate (%) represents the
                                         weighted average coupon of the Two Penn
                                         Plaza Mortgage Loan, the Two Penn Plaza
                                         Pari Passu Non-Trust Loan and the Two
                                         Penn Plaza Subordinate Non-Trust Loan.

Two Penn Plaza                   (12)    Annual Debt Service is 12 times the
                                         average of the monthly debt service
                                         payments that will be due with respect
                                         to the Two Penn Plaza Mortgage Loan
                                         commencing with the due date in March
                                         2006 (following the initial two year
                                         interest only period) through and
                                         including ARD.

Two Penn Plaza                   (13)    U/W NCF DSCR was calculated based on 12
                                         times the average of the monthly debt
                                         service payments that will be due with
                                         respect to the Two Penn Plaza Mortgage
                                         Loan and the Two Penn Plaza Pari Passu
                                         Non-Trust Loan commencing with the due
                                         date in March 2006 (following the
                                         initial two year interest only period)
                                         through and including ARD.

Two Penn Plaza                   (14)    U/W NCF DSCR, Cut-off Date LTV, and
                                         Scheduled Maturity/ARD LTV were
                                         calculated based on the total cut-off
                                         date principal balance of the Two Penn
                                         Plaza Mortgage Loan and the Two Penn
                                         Plaza Pari Passu Non-Trust Loan of
                                         $122,500,000 each (total $245,000,000).

Two Penn Plaza                   (15)    Information Builders, Inc. has the
                                         right to terminate it's lease effective
                                         May 31, 2008 upon prior notice given no
                                         later than February 28, 2007 and
                                         payment of a lease termination fee.

Town East Mall                   (16)    Square footage reflects total gross
                                         leasable area of the property, not all
                                         of which is part of the collateral. The
                                         collateral totals 437,775 square feet.
                                         Dillard's, Foley's, JC Penney, and
                                         Sears own their pads and improvements.
                                         Those pads and improvements are not
                                         part of the collateral.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
Town East Mall                   (17)    Occupancy Percentage (%), U/W Net Cash
                                         Flow ($), and U/W NCF DSCR were
                                         calculated based on the March 22, 2004
                                         rent roll adjusted to include rental
                                         income from the executed lease for
                                         Lovesac (which, according to the
                                         related borrower, is expected to be in
                                         place by July 1, 2004), an executed
                                         renewal for Body Shop, renewals for
                                         Anchor Blue and Payless (which,
                                         according to the related borrower, are
                                         both under negotiation), and leases to
                                         Wireless 4 You, Rocky Mountain
                                         Chocolate and Cybertown (which,
                                         according to the related borrower, are
                                         under negotiation), as well as rental
                                         income from L'Patricia (which is
                                         currently in arrears on its rental
                                         payments). GGP Limited Partnership
                                         guarantees loan proceeds in the amount
                                         of $2,576,884, which is allocable to
                                         the base rental income generated by
                                         such leases or proposed leases as
                                         specified in the loan documentation
                                         (which guaranty excludes the allocated
                                         loan proceeds from Anchor Blue for
                                         which the U/W Net Cash Flow reflects
                                         the lower rent). As of March 22, 2004,
                                         the property was 94.3% occupied, with
                                         in-line occupancy of 88.2%. As of March
                                         22, 2004, the overall underwritten mall
                                         occupancy was 95.1%, with in-line
                                         occupancy of 90.5%.

Town East Mall                   (18)    NAP means not applicable as the anchor
                                         owns its pad and improvements and
                                         therefore such pad and improvements are
                                         not part of the collateral.

The Ritz-Carlton Chicago         (19)    Appraised value assumes completion of
                                         current renovations.

The Ritz-Carlton Chicago         (20)    For the twelve months ending December
                                         31, 2003.

325-329 North Rodeo Drive        (21)    U/W Net Cash Flow, U/W NCF DSCR, the
                                         appraised value, Cut-Off Date LTV and
                                         Scheduled Maturity/ARD LTV were
                                         calculated based on 7,100 square feet
                                         of executed leases to Coach, Inc. and
                                         The Swatch Group US Inc. (dba Omega)
                                         (each with lease expiration dates of
                                         February 28, 2015). The lease to the
                                         current tenant at the property, Giorgio
                                         Beverly Hills, Inc. (subleased to BCBG
                                         Max Azria), expires February 4, 2005,
                                         and the executed leases to Coach, Inc.
                                         and The Swatch Group US Inc. (dba
                                         Omega) have estimated commencement
                                         dates, based on information from the
                                         related borrower, of March 1, 2005.
                                         Following the lease commencement date,
                                         there is a four-month rent abatement.
                                         If the landlord is unable to deliver
                                         the premises to Coach, Inc. and The
                                         Swatch Group US Inc. (dba Omega) by
                                         June 1, 2005 and August 31, 2005,
                                         respectively, the tenants may terminate
                                         their respective leases. The amount of
                                         $900,000 was escrowed at closing, which
                                         represents 118% of the debt service
                                         shortfall from closing through the June
                                         2005 loan payment. The escrow will only
                                         be released upon both tenants taking
                                         occupancy, being open for business,
                                         paying unabated rent, and providing a
                                         satisfactory estoppel. The U/W NCF DSCR
                                         and Cut-Off Date LTV based on the
                                         current tenancy are 0.71x and 83.4%,
                                         respectively.


PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
101 Orchard Ridge Drive          (22)    Occupancy Percentage (%), U/W Net Cash
                                         Flow and U/W NCF DSCR were calculated
                                         including Glycomimetics, which has an
                                         executed lease for 10,838 square feet,
                                         and according to the related borrower
                                         is expected to take occupancy on the
                                         earlier of (i) 120 days after March 29,
                                         2004 or (ii) when the premises are
                                         substantially complete. $120,000 (equal
                                         to approximately six months of rent)
                                         will be held back at closing to be
                                         released as follows: $11,850 to be
                                         released when Glycomimetics is in
                                         occupancy, open for business, and
                                         paying full unabated rent; the
                                         remaining $108,150 to be available to
                                         the related borrower to draw down on a
                                         monthly basis for the completion of the
                                         roof replacement. The $120,000 remains
                                         as additional collateral for the loan
                                         in the event that Glycomimetics does
                                         not take occupancy. Currently, the
                                         property is 73.4% occupied.

101 Orchard Ridge Drive          (23)    U/W Net Cash Flow and U/W NCF DSCR were
                                         calculated based on a stabilized net
                                         cash flow. The current net cash flow at
                                         the property, with actual vacancy
                                         (14.9%) is $1,302,946. The stabilized
                                         U/W Net Cash Flow of $1,356,650 (12.8%
                                         vacancy) is based on the net cash flow
                                         differential allocable to the $700,000
                                         hold back. The U/W NCF DSCR of 1.21x is
                                         based on the stabilized U/W Net Cash
                                         Flow.

                                         The $700,000 hold back will be
                                         released if the entire 5,677 square
                                         feet is leased at a minimum rent of
                                         $24.50 per square foot within 12 months
                                         from the first payment date and
                                         occupancy at the property is 90% or
                                         greater. In the event that a lease is
                                         signed for the space within the
                                         12-month period from the first payment
                                         date but the tenant is not in
                                         occupancy, the borrower will have a
                                         maximum of 90 days from the end of the
                                         12-month period to have the tenant in
                                         occupancy, open for business and paying
                                         full unabated rent, or the $700,000
                                         will be held as additional collateral
                                         for the entire term of the loan.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
101 Orchard Ridge Drive          (24)    $118,264 will be held back at closing.
                                         Heller Ehrman currently leases 23,170
                                         square feet at a rent that increases to
                                         $28.96 per square foot on August 1,
                                         2004. Heller Ehrman's lease requires
                                         the tenant to lease an additional
                                         11,585 square feet at the same rent.
                                         This "must-take" requirement must occur
                                         between the 37th and 40th month of the
                                         lease term (September 1, 2004 to
                                         December 31, 2004), with the additional
                                         space subject to the same terms and
                                         conditions as the initial space. The
                                         total space represents 33.6% of the
                                         space at the subject property and 36.6%
                                         of the rental income thereof. Heller
                                         Ehrman's lease terminates on July 31,
                                         2008. Heller Ehrman occupied their
                                         space for a period of one year and
                                         subleased 8,012 square feet to D.E.
                                         Harvey Builders, Inc. for the same rent
                                         as the prime lease and a term ending
                                         July 31, 2008. In addition, Heller
                                         Ehrman subleased 15,158 square feet to
                                         NexTone Communications at $17.00 per
                                         square foot for a term ending on July
                                         31, 2008.

                                         The "must-take" additional space is
                                         currently leased (on a prime lease) to
                                         Cognio, with a term ending on July 31,
                                         2004. While it is anticipated, per the
                                         related borrower, that Cognio will
                                         sub-lease the same space from Heller
                                         Ehrman, this sub-lease has not yet been
                                         negotiated. The $118,264 hold back
                                         represents five months of rent at
                                         $24.50 per square foot for the period
                                         from August 1, 2004 through December
                                         31, 2004 and will be released upon
                                         Heller Ehrman or a sublease tenant
                                         acceptable to lender taking occupancy
                                         of the space, being open for business
                                         and paying rent.

101 Orchard Ridge Drive          (25)    Scheduled Maturity/ARD LTV (%) is based
                                         on an "as stabilized" value of
                                         $20,750,000 as of March 31, 2005 based
                                         on the assumptions described in
                                         footnote 22 hereof.

Oakbrook Plaza                   (26)    Tenant owns its own improvements and is
                                         subject to a ground sublease. Tenant
                                         has a termination option on March 31,
                                         2014 and every five years thereafter.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
2200 Byberry Road                (27)    The New L&N Sales & Marketing, Inc.
                                         ("L&N") (68,003 square feet) has a
                                         lease expiration of February 28, 2011.
                                         The tenant has the one-time right to
                                         terminate its lease on February 28,
                                         2006 (66 months into the lease term).
                                         L&N is required to give six months
                                         notice (September 1, 2005) of its
                                         intention to terminate. The amount of
                                         $500,000 was escrowed at closing and
                                         deposited into the TI/LC reserve
                                         account. In addition, monthly TI/LC
                                         reserves in the amount of $8,503.75
                                         will be required. Should L&N choose to
                                         terminate its lease, upon such
                                         termination, the related borrower shall
                                         be required to deposit the termination
                                         fee of $750,000, payable by L&N, into
                                         the TI/LC reserve account, whether or
                                         not L&N makes such payment. Payment of
                                         the $750,000 is personally recourse to
                                         a principal of the borrower. In the
                                         event that (i) L&N exercises its
                                         termination right in accordance with
                                         the lease, or (ii) the lease is not
                                         renewed at the end of its term for a
                                         minimum period of 5 years, at not less
                                         than the then current rent, and in form
                                         and substance reasonably acceptable to
                                         lender, the related borrower will be
                                         required to deposit all excess cash
                                         flow into the TI/LC reserve account.

                                         If L&N does not elect to exercise its
                                         termination right and all other
                                         criteria as indicated in the loan
                                         documents is met, lender shall be
                                         required to make a one time
                                         disbursement to the related borrower
                                         from the TI/LC reserve account in the
                                         amount of $250,000.

North Moore Retail               (28)    Occupancy Percentage (%), U/W Net Cash
                                         Flow, and U/W NCF DSCR were calculated
                                         based on the inclusion of Nathaniel
                                         Moore, LLC (5,733 square feet) which is
                                         currently paying rent but is not yet in
                                         occupancy. Per the related borrower,
                                         renovation of the space is currently
                                         underway and is expected to be open for
                                         business in July/August 2004. Nathaniel
                                         Moore, LLC has paid all rental payments
                                         to date. As of April 1, 2004 the
                                         property is 100% leased. As of April 1,
                                         2004 the property is 77.7% occupied,
                                         excluding Nathaniel Moore, LLC.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
North Moore Retail               (29)    Upon nine months prior written notice,
                                         Baker Knapp & Tubbs, Inc. ("BKT") has
                                         the right to terminate its lease in the
                                         fifth year of the lease term (March 31,
                                         2006). If BKT exercises this
                                         termination right, then all funds are
                                         required to be swept and all excess
                                         cash flow is required to be held by
                                         lender in an escrow account (the "BKT
                                         Escrow Account") for tenant improvement
                                         and leasing commissions for the space
                                         occupied by BKT until the BKT Escrow
                                         Account reaches $500,000 (the "BKT
                                         Threshold"). In the event, nine months
                                         after such sweep event, the BKT Escrow
                                         Account is less than $500,000, the
                                         related borrower is required to deposit
                                         with lender within five business days
                                         an amount (the "BKT Shortfall Amount")
                                         equal to the BKT Threshold less any
                                         amount on deposit in the BKT Escrow
                                         Account. Notwithstanding anything to
                                         the contrary contained in the preceding
                                         sentence, in lieu of making a cash
                                         deposit for the BKT Shortfall Amount,
                                         the related borrower may deliver to
                                         lender a letter of credit equal to the
                                         BKT Shortfall Amount.

Coolsprings Plaza                (30)    Currently, the loan has a constant
                                         monthly payment of $30,973.69, based on
                                         a 300-month amortization schedule. The
                                         borrower under the mortgage loan,
                                         however, has the option of increasing
                                         the constant monthly payment once the
                                         tenant under the Vitamin Shoppe
                                         Industries, Inc. lease takes occupancy
                                         and begins conducting its normal
                                         business operations at the entire
                                         leased premises. The new constant
                                         monthly payment will be based on a 240
                                         month amortization schedule minus the
                                         number of full accrual periods that
                                         shall have elapsed from and after the
                                         date of funding. The balloon balance
                                         ($3,232,018.70) assumes that the
                                         borrower will commence payment of a new
                                         constant monthly payment of $34,737.18
                                         beginning with the July 2004 payment
                                         date.

FedEx Building                   (31)    Tenant may terminate the lease if 50%
                                         or less of the premises is damaged,
                                         rendering it untenantable in tenant's
                                         reasonable judgment, and tenant
                                         reasonably anticipates that the
                                         premises cannot be restored within 60
                                         days of casualty, by delivery of notice
                                         to landlord within 30 days after the
                                         date of such damage and if landlord
                                         does not provide temporary space to
                                         tenant. In the event tenant terminates
                                         its lease, the loan will be full
                                         recourse to the principal of the
                                         related borrower.

 Walgreens -- Humble             (32)    Tenant has the unilateral right to
                                         terminate its lease on March 31, 2029
                                         (the 300th month of the lease) and
                                         every fifth year thereafter.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
Heritage Plaza Shopping Center   (33)    On April 7, 2004, the related borrower
                                         obtained an earn-out advance in the
                                         amount of $285,000 and additional debt
                                         of $210,000, which are included in the
                                         Original Balance ($). Pursuant to the
                                         terms of the earn-out agreement, the
                                         Annual Debt Service ($) was
                                         recalculated based on the current
                                         mortgage rate and a remaining
                                         amortization term of 357 months. Annual
                                         Debt Service ($), as recalculated, is
                                         shown.

Walgreens -- Huffmeister         (34)    Tenant has the unilateral right to
                                         terminate its lease on March 31, 2029
                                         (the 300th month of the lease) and
                                         every fifth year thereafter.

Walgreens -- Saginaw             (35)    Tenant has the unilateral right to
                                         terminate its lease on April 30, 2029
                                         (the 300th month of the lease) and
                                         every fifth year thereafter.

Walgreens -- Indianapolis        (36)    Tenant has the unilateral right to
                                         terminate its lease on June 30, 2014
                                         (the 240th month of the lease) and
                                         every fifth year thereafter.

Westfield Shoppingtown Garden    (37)    The Original Interest-Only Period
  State Plaza, 11211 Katy                (Mos.), Remaining Interest-Only Period
  Freeway, 1110 Nasa Road,               (Mos.), Original Term to Maturity
  Superior Warehouse, Norwalk            (Mos.) Remaining Term to Maturity
  Center, Washington Mutual              (Mos.)and Prepayment Provisions were
  Plaza at Delray, Regal Cinema,         adjusted to include one interest-only
  Plantation Meadows                     period to reflect the interest payment
  Apartments, Quittner Building          the trust will receive on June 11,
                                         2004.

Regal Cinema, Plantation         (38)    Those mortgage loans have not closed or
  Meadows Apartments,                    rate locked as of the cut-off date and
  Quittner Building and                  therefore, certain mortgage loan
  Norwalk Center                         characteristics, including the interest
                                         rate, have been estimated. As a result,
                                         certain statistical information in this
                                         prospectus supplement may change if
                                         those mortgage loans bear a different
                                         interest rate than estimated.

Sav On Lakewood                  (39)    The Sav On Lakewood mortgage loan is
                                         secured by the borrower's interest in a
                                         ground lease. Improvements to the
                                         property are not included in the
                                         collateral.

Grayslake & Crystal Lake         (40)    The security for the Grayslake and
  Outparcels                             Crystal Lake Outparcels mortgage loan
                                         comprises the fee interest in the
                                         Crystal Lake Outparcel and the
                                         borrowers interest in the ground lease
                                         on the Grayslake Outparcel.
                                         Improvements to the Grayslake Outparcel
                                         are not included in the collateral.

PROPERTY NAME                    NUMBER  NOTE
------------------------------- -------- ---------------------------------------
Rite Aid -- Westlake,             (41)   In addition, these three loans also
Rite Aid -- Hermiston and                provide for a one-time right, in lieu
Rite Aid -- Monroe                       of defeasance, to prepay the loan in
                                         full or in part (together with a yield
                                         maintenance premium) in connection with
                                         certain permitted transfers of the
                                         mortgaged property at any time during
                                         the term of the loan.

                                  (42)   With regard to multi-property mortgage
                                         loans or cross-collateralized mortgage
                                         loans, each such mortgage loan or
                                         related mortgaged real property with a
                                         particular letter designation in the
                                         "Cross-Collateralized Groups" column is
                                         either part of a multi-property loan or
                                         cross-collateralized with those
                                         mortgaged properties or mortgage loans
                                         with the same letter designation.

                                  (43)   The number in any parenthetical
                                         reflects the number of months in the
                                         applicable period during which the
                                         subject prepayment provision is in
                                         effect.

                                  (44)   The weighted average occupancy for
                                         multi-property loans is based on
                                         allocated loan amounts.


                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                 (This Page Has Been Left Blank Intentionally)

                               AMORTIZATION TYPES
                                 (MORTGAGE POOL)


                                                                     ANNEX A-2-1


                                       TOTAL      % BY TOTAL     AVERAGE       MAXIMUM
                                   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG.  WTD. AVG. WTD. AVG.
                          NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL     PRINCIPAL  CUT-OFF DATE  U/W NCF   OCCUPANCY MORTGAGE
AMORTIZATION TYPES       OF LOANS    BALANCE(5)    BALANCE(5)   BALANCE(5)    BALANCE(5)    LTV(4)(5) DSCR(4)(5)   RATE(1)   RATE(5)
------------------------ -------- -------------- ------------ ------------- ------------ ------------ ---------- --------- ---------
Amortizing Balloon(2) ..    85    $  700,992,631      49.3%   $  8,246,972  $116,814,658      68.7%      1.56x      94.8%    5.497%
Interest Only ..........     9       584,800,000      41.2      64,977,778   260,000,000      56.8       2.43       95.8     4.848
ARD(3) .................     1       122,500,000       8.6     122,500,000   122,500,000      56.3       1.99       95.6     4.966
Fully Amortizing .......     4        12,559,956       0.9       3,139,989     3,504,378      75.3       1.05      100.0     8.128
                          -----   --------------   --------   ------------  ------------   ---------   --------   -------   -------
TOTAL/AVG/WTD AVG: .....    99    $1,420,852,587     100.0%   $ 14,352,046  $260,000,000      62.8%      1.95X      95.3%    5.207%


-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2) Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(3) Includes the Two Penn Plaza Mortgage Loan, which provides for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

(4)  Includes three fully amortizing Rite Aid loans.

(5) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                 (MORTGAGE POOL)


                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF CUT-OFF DATE      NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%)  OF LOANS   BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3)  DSCR(2)(3)  RATE(1)    RATE
------------------------- -------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
35.1 - 40.0 .............     1    $   42,852,996       3.0%   $ 42,852,996 $ 42,852,996      36.9%       2.27x       --%    5.310%
50.1 - 55.0 .............     8       487,351,440      34.3      60,918,930  260,000,000      52.5        2.55      97.2     4.948
55.1 - 60.0 .............     4       132,836,521       9.3      33,209,130  122,500,000      56.5        1.94      94.4     4.978
60.1 - 65.0 .............     7       178,868,559      12.6      25,552,651  116,814,658      63.3        1.91      91.5     4.394
65.1 - 70.0 .............    12       139,438,086       9.8      11,619,841   91,000,000      68.9        1.74      90.4     5.217
70.1 - 75.0 .............    22       140,093,026       9.9       6,367,865   24,500,000      73.3        1.40      97.7     5.779
75.1 - 80.0 .............    43       293,118,472      20.6       6,816,709   23,172,737      78.1        1.31      96.2     5.873
80.1  (greater than)= ...     2         6,293,486       0.4       3,146,743    3,504,378      80.9        1.00     100.0     8.595
                           -----   --------------   --------   ------------  ------------   ---------   --------   -------   -------
TOTAL/AVG/WTD AVG: ......    99    $1,420,852,587     100.0%   $ 14,352,046 $260,000,000      62.8%       1.95X     95.3%    5.207%



Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 62.8%

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-3


                          ORIGINAL TERM TO MATURITY(1)
                                 (MORTGAGE POOL)





                                               % BY TOTAL   AVERAGE                                                            WTD.
                                     TOTAL       CUT-OFF    CUT-OFF     MAXIMUM    WTD. AVG.                                   AVG.
RANGE OF                         CUT-OFF DATE     DATE        DATE    CUT-OFF DATE  CUT-OFF   WTD. AVG. WTD. AVG. WTD. AVG. ORIGINAL
ORIGINAL TERMS          NUMBER     PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL     DATE      U/W NCF  OCCUPANCY  MORTGAGE   TERM
TO MATURITY (MONTHS)   OF LOANS   BALANCE(4)   BALANCE(4)  BALANCE(4)  BALANCE(4)  LTV(3)(4) DSCR(3)(4)  RATE(2)   RATE(4)   (MOS.)
---------------------  -------- -------------- ---------- ----------- ------------ --------- ---------- --------- --------- --------
 49 -  60 ............     12   $  461,194,030    32.5%   $38,432,836  $187,500,000   60.9%      2.36x     93.4%     4.424%     60
 61 -  72 ............      2       16,900,000     1.2      8,450,000     8,650,000   78.6       1.38      94.4      5.655      61
 73 -  84 ............      3      168,150,000    11.8     56,050,000   122,500,000   58.1       1.85      93.7      5.296      84
 85 - 108 ............      3       31,565,331     2.2     10,521,777    24,500,000   56.8       1.55      97.1      6.685      96
109 - 120 ............     63      402,991,801    28.4      6,396,695    42,852,996   70.7       1.44      96.2      5.793     120
121 - 144 ............      8      297,558,494    20.9     37,194,812   260,000,000   55.3       2.25      97.6      5.136     122
169 - 180 ............      4       21,682,975     1.5      5,420,744    10,700,791   77.2       1.25     100.0      6.352     180
181 - 228 ............      1       11,300,000     0.8     11,300,000    11,300,000   75.3       1.20     100.0      7.020     181
241 (greater than)= ..      3        9,509,956     0.7      3,169,985     3,504,378   79.5       1.00     100.0      8.595     264
                         -----  --------------   ------   ------------  ------------  -----   --------   -------     ------   ----
TOTAL/AVG/WTD AVG: ...     99   $1,420,852,587   100.0%   $14,352,046  $260,000,000   62.8%      1.95X     95.3%     5.207%     98



Weighted Average Original Term to Maturity: 98 months.

-------
(1)  ARD Loans are assumed to mature on anticipated repayment dates.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-4

                          REMAINING TERM TO MATURITY(1)
                                 (MORTGAGE POOL)




                                              % BY TOTAL
                                    TOTAL       CUT-OFF     AVERAGE      MAXIMUM   WTD. AVG.                               WTD. AVG.
RANGE OF REMAINING              CUT-OFF DATE     DATE    CUT-OFF DATE CUT-OFF DATE CUT-OFF   WTD. AVG. WTD. AVG. WTD. AVG. REMAINING
TERMS TO MATURITY      NUMBER    PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL     DATE      U/W NCF  OCCUPANCY  MORTGAGE   TERM
(MONTHS)              OF LOANS   BALANCE(4)   BALANCE(4)  BALANCE(4)   BALANCE(4)  LTV(3)(4) DSCR(3)(4)  RATE(2)   RATE(4)   (MOS.)
--------------------- -------- -------------- ---------- ------------ ------------ --------- ---------- --------- --------- --------
 49 -  60 ...........     13   $  469,444,030     33.0%  $ 36,111,079  $187,500,000    61.2%      2.35x     93.4%     4.430%     58
 61 -  72 ...........      1        8,650,000      0.6      8,650,000     8,650,000    79.4       1.26      94.7      6.500      61
 73 -  84 ...........      3      168,150,000     11.8     56,050,000   122,500,000    58.1       1.85      93.7      5.296      82
 85 - 108 ...........      4       34,371,317      2.4      8,592,829    24,500,000    58.5       1.54      98.0      6.601      97
109 - 120 ...........     62      400,185,815     28.2      6,454,610    42,852,996    70.7       1.44      96.2      5.794     119
121 - 144 ...........      8      297,558,494     20.9     37,194,812   260,000,000    55.3       2.25      97.6      5.136     122
169 - 180 ...........      4       21,682,975      1.5      5,420,744    10,700,791    77.2       1.25     100.0      6.352     178
181 - 240 ...........      4       20,809,956      1.5      5,202,489    11,300,000    77.2       1.11     100.0      7.740     193
                         -----  --------------   ------   ------------ ------------    -----   --------   -------     ------    ----
TOTAL/AVG/WTD AVG: ..     99   $1,420,852,587    100.0%  $ 14,352,046  $260,000,000    62.8%      1.95X     95.3%     5.207%     96



Weighted Average Remaining Term to Maturity: 96 months.

-------
(1)  ARD Loans are assumed to mature on anticipated repayment dates.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-5

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                 (MORTGAGE POOL)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
                        NUMBER OF     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
PROPERTY TYPE           PROPERTIES   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)  DSCR(3)(4)  RATE(2)   RATE(4)
----------------------- ---------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
Retail ................     49     $  607,689,385      42.8%   $ 12,401,824  $260,000,000      63.3%       1.94x     97.4%    5.099%
Office ................     12        493,715,230      34.7      41,142,936   187,500,000      59.0        2.25      92.8     5.018
Multifamily ...........     29        197,146,388      13.9       6,798,151    24,500,000      74.8        1.37      95.7     5.511
Hotel .................      4         78,192,996       5.5      19,548,249    42,852,996      45.2        1.95        --     6.090
Industrial/Warehouse ..      7         31,678,508       2.2       4,525,501     9,120,000      77.4        1.31      97.9     6.112
Self Storage ..........      9         10,030,079       0.7       1,114,453     2,620,880      67.5        1.61      80.1     5.188
Mobile Home Park ......      1          2,400,000       0.2       2,400,000     2,400,000      80.0        1.25      94.2     5.970
                          -----    --------------     ------   ------------  ------------     -----     --------   -------    ------
TOTAL/AVG/WTD AVG: ....    111     $1,420,852,587     100.0%   $ 12,800,474  $260,000,000      62.8%       1.95X     95.3%    5.207%



-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-6


                         CUT-OFF DATE PRINCIPAL BALANCES
                                 (MORTGAGE POOL)




                                                      % BY TOTAL
                                            TOTAL       CUT-OFF      AVERAGE      MAXIMUM   WTD. AVG.
                                        CUT-OFF DATE      DATE    CUT-OFF DATE CUT-OFF DATE CUT-OFF    WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF CUT-OFF              NUMBER      PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    DATE      U/W NCF  OCCUPANCY MORTGAGE
DATE PRINCIPAL BALANCES ($)   OF LOANS   BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)  LTV(2)(3) DSCR(2)(3)  RATE(1)   RATE(3)
----------------------------- -------- -------------- ----------- ------------ ------------ --------- ---------- --------- ---------
          1 -   2,000,000 ...     14   $   22,664,890      1.6%   $  1,618,921 $  1,983,453    67.2%      1.52x     97.4%    5.781%
  2,000,001 -   4,000,000 ...     30       86,177,402      6.1       2,872,580    3,925,000    74.5       1.35      96.7     6.218
  4,000,001 -   6,000,000 ...     13       65,440,976      4.6       5,033,921    5,970,445    72.3       1.41      91.2     5.846
  6,000,001 -   8,000,000 ...     11       77,463,736      5.5       7,042,158    7,800,000    71.0       1.39      91.3     5.840
  8,000,001 -  10,000,000 ...     10       90,571,844      6.4       9,057,184   10,000,000    75.1       1.39      97.7     5.698
 10,000,001 -  15,000,000 ...      7       82,234,285      5.8      11,747,755   13,933,494    76.0       1.32      98.6     6.269
 15,000,001 -  20,000,000 ...      4       66,959,062      4.7      16,739,766   18,777,000    76.4       1.27      96.0     5.837
 20,000,001 -  25,000,000 ...      3       72,172,737      5.1      24,057,579   24,500,000    68.6       1.41      97.3     5.823
 25,000,001 -  50,000,000 ...      2       79,352,996      5.6      39,676,498   42,852,996    47.9       1.87      85.6     5.830
 75,000,001 - 100,000,000 ...      1       91,000,000      6.4      91,000,000   91,000,000    68.9       1.91      86.6     4.775
100,000,001 - 125,000,000 ...      2      239,314,658     16.8     119,657,329  122,500,000    60.2       2.07      95.4     4.232
150,000,001 (greater than)= .      2      447,500,000     31.5     223,750,000  260,000,000    52.4       2.64      97.4     4.792
                                -----  --------------   ------    ------------ ------------   -----   --------   -------     ------
TOTAL/AVG/WTD AVG: ..........     99   $1,420,852,587    100.0%   $ 14,352,046 $260,000,000    62.8%      1.95X     95.3%    5.207%



Average Cut-off Date Principal Balance: $ 14,352,046

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-7

                                  U/W NCF DSCR
                                 (MORTGAGE POOL)




                                       TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG.  WTD. AVG.  WTD. AVG.
RANGE OF U/W NCF         NUMBER      PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF   OCCUPANCY  MORTGAGE
DSCR (X)                 OF LOANS    BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3) DSCR(2)(3)   RATE(1)    RATE(3)
------------------------ -------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ----------
   (less than) = 1.19 ..      3   $    9,509,956       0.7%   $  3,169,985 $  3,504,378      79.5%      1.00x      100.0%    8.595%
1.20 - 1.29 ............     26      203,679,386      14.3       7,833,823   23,172,737      77.3       1.24        96.3     6.053
1.30 - 1.39 ............     22      144,908,032      10.2       6,586,729   24,500,000      73.2       1.34        96.3     5.711
1.40 - 1.49 ............     22      133,403,632       9.4       6,063,801   36,500,000      68.5       1.44        91.9     5.930
1.50 - 1.59 ............      8       43,360,468       3.1       5,420,058   13,933,494      71.6       1.56        94.4     5.739
1.60 - 1.69 ............      9       52,568,460       3.7       5,840,940   24,500,000      62.8       1.61        91.9     6.238
1.70 - 1.79 ............      1        9,150,000       0.6       9,150,000    9,150,000      72.2       1.72       100.0     5.150
1.80 - 1.89 ............      2        3,605,000       0.3       1,802,500    1,880,000      55.0       1.85       100.0     6.200
1.90 - 1.99 ............      2      213,500,000      15.0     106,750,000  122,500,000      61.7       1.96        91.8     4.884
2.00 (greater than)= ...      4      607,167,654      42.7     151,791,913  260,000,000      53.6       2.52        96.9     4.573
                           -----  --------------     ------   ------------ ------------     -----      ------     -------    ------
TOTAL/AVG/WTD AVG: .....     99   $1,420,852,587     100.0%   $ 14,352,046 $260,000,000      62.8%      1.95X       95.3%    5.207%




Weighted Average U/W NCF DSCR: 1.95x.

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-8

                              OCCUPANCY RATES(1)(2)
                                (MORTGAGED POOL)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF OCCUPANCY      NUMBER OF     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
RATES (%)               PROPERTIES   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)  DSCR(3)(4)    RATE    RATE(4)
----------------------- ---------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
  (less than) = 65.0 ..     2      $      578,940       0.0%   $   289,470  $    304,705      60.9%       1.63x     60.7%    4.860%
70.1 - 75.0 ...........     4          10,594,368       0.8      2,648,592     7,273,081      59.0        1.44      72.4     4.887
75.1 - 80.0 ...........     2           7,309,125       0.5      3,654,563     6,973,950      64.7        1.42      76.4     4.850
80.1 - 85.0 ...........     4          31,150,000       2.3      7,787,500    15,500,000      69.5        1.34      83.4     6.134
85.1 - 90.0 ...........    12         154,934,586      11.5     12,911,215    91,000,000      68.0        1.71      86.5     5.333
90.1 - 95.0 ...........    15         104,566,006       7.8      6,971,067    23,172,737      77.6        1.34      93.6     5.679
95.1 (greater than)= ..    68       1,033,526,566      77.0     15,198,920   260,000,000      61.7        2.08      97.6     5.052
                         -----     --------------     ------  ------------  ------------     -----       ------   -------    -----
TOTAL/AVG/WTD AVG: ....   107      $1,342,659,591     100.0%   $12,548,220  $260,000,000      63.8%       1.95X     95.3%    5.156%



Weighted average occupancy rate: 95.3%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-2-9

                          REMAINING AMORTIZATION TERMS
                                 (MORTGAGE POOL)





                                           % BY TOTAL                                                                     WTD. AVG.
                                 TOTAL      CUT-OFF      AVERAGE      MAXIMUM   WTD. AVG.                        WTD.    REMAINING
RANGE OF REMAINING           CUT-OFF DATE     DATE    CUT-OFF DATE CUT-OFF DATE  CUT-OFF   WTD. AVG. WTD. AVG.   AVG.   AMORTIZATION
AMORTIZATION TERMS NUMBER     PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL      DATE     U/W NCF  OCCUPANCY MORTGAGE     TERM
(MONTHS)           OF LOANS   BALANCE(5)   BALANCE(5)  BALANCE(5)   BALANCE(5)  LTV(4)(5) DSCR(4)(5)  RATE(2)   RATE(5)   (MOS.)(3)
------------------ -------- -------------- ---------- ------------ ------------ --------- ---------- --------- -------- ------------
IO(1) ............     9    $  584,800,000     41.2%  $ 64,977,778 $260,000,000    56.8%      2.43x     95.8%    4.848%       --
169 - 180 ........     1         3,050,000      0.2      3,050,000    3,050,000    62.2       1.20     100.0     6.670       180
205 - 216 ........     3         9,509,956      0.7      3,169,985    3,504,378    79.5       1.00     100.0     8.595       207
229 - 240 ........     2        17,386,095      1.2      8,693,048   11,300,000    76.2       1.20     100.0     6.509       240
289 - 300 ........    22       134,979,890      9.5      6,135,450   36,500,000    65.1       1.42      89.9     6.268       299
349 - 360 ........    62       671,126,645     47.2     10,824,623  122,500,000    67.0       1.68      95.6     5.219       359
                    -----   --------------    ------  ------------ ------------   -----      ------   -------    ------     ----
TOTAL/AVG/WTD AVG:    99    $1,420,852,587    100.0%  $ 14,352,046 $260,000,000    62.8%      1.95X     95.3%    5.207%      345


Weighted Average Remaining Amortization Term: 345 months.(3)

-------
(1)  Interest-only up to maturity date.

(2)  Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest-only up to maturity date.

(4)  Includes three fully amortizing Rite Aid loans.

(5) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-2-10

                                 MORTGAGE RATES
                                 (MORTGAGE POOL)




                                    TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG.  WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE      NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF   OCCUPANCY   MORTGAGE
RATES (%)             OF LOANS   BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3)  DSCR(2)(3)   RATE(1)     RATE(3)
--------------------- -------- -------------- ------------ ------------ ------------ ------------ ---------- ----------- ----------
3.251 - 3.500 .......     1    $  116,814,658       8.2%   $116,814,658 $116,814,658      64.2%       2.16x      95.1%      3.463%
4.501 - 4.750 .......     1       187,500,000      13.2     187,500,000  187,500,000      51.4        3.03       96.4       4.533
4.751 - 5.000 .......     7       501,329,372      35.3      71,618,482  260,000,000      57.5        2.14       94.4       4.931
5.001 - 5.250 .......     2        32,322,737       2.3      16,161,369   23,172,737      77.7        1.38       96.1       5.128
5.251 - 5.500 .......     9        92,615,939       6.5      10,290,660   42,852,996      57.3        1.83       97.2       5.327
5.501 - 5.750 .......    28       160,637,938      11.3       5,737,069   18,777,000      74.2        1.36       97.3       5.607
5.751 - 6.000 .......    18        84,628,136       6.0       4,701,563   13,933,494      74.5        1.43       96.7       5.848
6.001 - 6.250 .......    11        71,348,286       5.0       6,486,208   16,000,000      75.3        1.30       95.6       6.134
6.251 - 6.500 .......     8        66,476,896       4.7       8,309,612   36,500,000      68.1        1.35       90.0       6.434
6.501 - 6.750 .......     5        31,308,669       2.2       6,261,734   13,900,000      72.4        1.30       93.2       6.617
6.751 - 7.000 .......     2        19,720,000       1.4       9,860,000   10,600,000      74.8        1.28       98.9       6.873
7.001 - 7.250 .......     4        46,640,000       3.3      11,660,000   24,500,000      60.1        1.47      100.0       7.031
8.501 - 8.750 .......     3         9,509,956       0.7       3,169,985    3,504,378      79.5        1.00      100.0       8.595
                       -----   --------------     ------   ------------ ------------      -----      ------     ------      ------
TOTAL/AVG/WTD AVG: ..    99    $1,420,852,587     100.0%   $ 14,352,046 $260,000,000      62.8%       1.95X      95.3%      5.207%



Weighted Average Mortgage Rate: 5.207%

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-2-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                 (MORTGAGE POOL)




                                       TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.    WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF MATURITY DATE    NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  MATURITY DATE   U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%) OF LOANS   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)   DSCR(3)(4)  RATE(2)   RATE(4)
------------------------ -------- -------------- ------------ ------------ ------------ ------------- ---------- --------- ---------
   (less than) = 0.0 ...     3    $    9,509,956       0.7%    $ 3,169,985 $  3,504,378       0.0%        1.00x     100.0%   8.595%
 0.1 -  5.0 ............     1         3,050,000       0.2       3,050,000    3,050,000       1.1         1.20      100.0    6.670
30.1 - 35.0 ............     2        54,152,996       3.8      27,076,498   42,852,996      30.9         2.05      100.0    5.667
40.1 - 45.0 ............     3        30,746,440       2.2      10,248,813   24,500,000      44.1         1.57      100.0    6.944
45.1 - 50.0 ............     5        12,168,440       0.9       2,433,688    5,500,000      46.6         1.54       90.4    5.826
50.1 - 55.0 ............    15       656,211,741      46.2      43,747,449  260,000,000      52.2         2.36       95.7    4.993
55.1 - 60.0 ............    19       204,619,373      14.4      10,769,441  116,814,658      57.8         1.83       95.4    4.468
60.1 - 65.0 ............    22       155,447,037      10.9       7,065,774   24,500,000      62.7         1.36       97.2    5.871
65.1 - 70.0 ............    21       231,746,603      16.3      11,035,553   91,000,000      68.0         1.55       92.1    5.397
70.1 - 75.0 ............     4        23,998,000       1.7       5,999,500    9,938,000      72.8         1.43       97.7    5.851
75.1 - 80.0 ............     4        39,202,000       2.8       9,800,500   18,777,000      76.7         1.40       97.5    5.386
                         -----    --------------     ------   ------------ ------------      -----       ------    -------   ------
TOTAL/AVG/WTD AVG: .....    99    $1,420,852,587     100.0%    $14,352,046 $260,000,000      56.3%        1.95X      95.3%   5.207%



Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 56.3%

-------
(1)  ARD Loans are assumed to mature on anticipated repayment dates.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for four mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-2-12

                             PROPERTIES BY STATE(1)
                                 (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL
                                          CUT-OFF DATE     CUT-OFF DATE
                            NUMBER          PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES      BALANCE(2)       BALANCE(2)
---------------------- --------------- ------------------ -------------
  NY .................         6        $   349,100,000        24.6%
  NJ .................         1            260,000,000        18.3
  FL .................        13            198,082,278        13.9
  CA .................        22            194,395,518        13.7
  TX .................        22            194,235,334        13.7
  IL .................         4             48,058,983         3.4
  MD .................         3             23,700,265         1.7
  GA .................         5             22,105,070         1.6
  PA .................         2             16,686,095         1.2
  AZ .................         2             15,588,214         1.1
  MN .................         3             12,766,122         0.9
  TN .................         2             11,785,380         0.8
  VA .................         4             11,104,849         0.8
  MA .................         2              9,396,495         0.7
  CT .................         1              7,725,463         0.5
  MO .................         1              6,400,000         0.5
  SC .................         3              5,976,857         0.4
  NH .................         1              4,495,672         0.3
  LA .................         2              4,256,467         0.3
  NC .................         2              3,605,000         0.3
  IN .................         2              3,571,556         0.3
  OH .................         1              3,504,378         0.2
  OK .................         3              3,473,640         0.2
  OR .................         1              3,216,470         0.2
  MI .................         1              3,196,511         0.2
  NE .................         1              2,350,000         0.2
  AL .................         1              2,075,971         0.1
                            -----       ---------------      -------
  TOTAL: .............       111        $ 1,420,852,587       100.0%

-------

(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                   ANNEX A-3
                     CERTAIN CHARACTERISTICS OF LOAN NO. 1

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-3-1

                               AMORTIZATION TYPES
                               (LOAN GROUP NO. 1)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
                         NUMBER OF    PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
AMORTIZATION TYPES         LOANS     BALANCE(5)    BALANCE(5)   BALANCE(5)   BALANCE(5)    LTV(4)(5)  DSCR(4)(5)  RATE(1)   RATE(5)
------------------------ --------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
Amortizing Balloon (2) .     64    $  543,946,243      44.5%   $  8,499,160 $116,814,658      67.0%       1.62x     94.7%    5.494%
Interest Only ..........      4       542,300,000      44.4     135,575,000  260,000,000      55.4        2.51      95.6     4.793
ARD (3) ................      1       122,500,000      10.0     122,500,000  122,500,000      56.3        1.99      95.6     4.966
Fully Amortizing. ......      4        12,559,956       1.0       3,139,989    3,504,378      75.3        1.05     100.0     8.128
                           -----   --------------     ------   ------------ ------------      -----      ------   -------    ------
TOTAL/AVG/WTD AVG: .....     73    $1,221,306,199     100.0%   $ 16,730,222 $260,000,000      60.8%       2.05X     95.3%    5.157%



-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2) Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(3) Includes the Two Penn Plaza Mortgage Loan, which provides for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

(4)  Includes three fully amortizing Rite Aid loans.

(5) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 1)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF CUT-OFF DATE     NUMBER      PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%)  OF LOANS   BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3)  DSCR(2)(3)  RATE(1)   RATE(3)
------------------------- -------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
35.1 - 40.0 .............      1   $   42,852,996       3.5%   $ 42,852,996 $ 42,852,996      36.9%       2.27x       --%    5.310%
50.1 - 55.0 .............      8      487,351,440      39.9      60,918,930  260,000,000      52.5        2.55      97.2     4.948
55.1 - 60.0 .............      2      124,565,331      10.2      62,282,665  122,500,000      56.3        1.98      95.6     4.975
60.1 - 65.0 .............      6      171,894,610      14.1      28,649,102  116,814,658      63.2        1.93      92.1     4.376
65.1 - 70.0 .............      9      133,040,854      10.9      14,782,317   91,000,000      68.9        1.76      90.3     5.198
70.1 - 75.0 .............     15       63,308,712       5.2       4,220,581   10,600,000      73.3        1.39      95.9     6.031
75.1 - 80.0 .............     30      191,998,770      15.7       6,399,959   16,682,062      77.8        1.31      96.2     6.039
80.1  (greater than) = ..      2        6,293,486       0.5       3,146,743    3,504,378      80.9        1.00     100.0     8.595
                           -----   --------------     ------   ------------ ------------      -----    --------   -------    ------
TOTAL/AVG/WTD AVG: ......     73   $1,221,306,199     100.0%   $ 16,730,222 $260,000,000      60.8%       2.05X     95.3%    5.157%



Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans:  60.8%

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-3

                         ORIGINAL TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)




                                             % BY TOTAL
                                   TOTAL       CUT-OFF     AVERAGE      MAXIMUM   WTD. AVG.                                WTD. AVG.
RANGE OF ORIGINAL              CUT-OFF DATE      DATE   CUT-OFF DATE CUT-OFF DATE  CUT-OFF   WTD. AVG. WTD. AVG. WTD. AVG.  ORIGINAL
TERMS TO MATURITY    NUMBER      PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL    DATE      U/W NCF  OCCUPANCY  MORTGAGE    TERM
(MONTHS)             OF LOANS   BALANCE(4)   BALANCE(4)  BALANCE(4)   BALANCE(4)  LTV(3)(4) DSCR(3)(4)  RATE(2)   RATE(4)    (MOS.)
-------------------- -------- -------------- ---------- ------------ ------------ --------- ---------- --------- --------- ---------
 49 -  60 ..........     5    $  404,446,999     33.1%  $ 80,889,400 $187,500,000    59.4%      2.50x     93.5%     4.289%      60
 73 -  84 ..........     2       159,000,000     13.0     79,500,000  122,500,000    57.3       1.85      93.3      5.304       84
 85 - 108 ..........     3        31,565,331      2.6     10,521,777   24,500,000    56.8       1.55      97.1      6.685       96
109 - 120 ..........    48       288,642,443     23.6      6,013,384   42,852,996    68.6       1.49      95.8      5.878      120
121 - 144 ..........     7       295,158,494     24.2     42,165,499  260,000,000    55.1       2.25      97.6      5.127      122
169 - 180 ..........     4        21,682,975      1.8      5,420,744   10,700,791    77.2       1.25     100.0      6.352      180
181 - 228 ..........     1        11,300,000      0.9     11,300,000   11,300,000    75.3       1.20     100.0      7.020      181
241 (greater than)=      3         9,509,956      0.8      3,169,985    3,504,378    79.5       1.00     100.0      8.595      264
                       -----  --------------    ------  ------------ ------------    -----    -------    ------     ------    ----
TOTAL/AVG/WTD AVG: .    73    $1,221,306,199    100.0%  $ 16,730,222 $260,000,000    60.8%      2.05X     95.3%     5.157%      98



Weighted Average Original Term to Maturity: 98 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

(3)   Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-4


                         REMAINING TERM TO MATURITY(1)
                              (LOAN GROUP NO. 1)



                                 TOTAL      % BY TOTAL     AVERAGE      MAXIMUM   WTD. AVG.                                WTD. AVG.
RANGE OF REMAINING           CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF    WTD. AVG. WTD. AVG. WTD. AVG. REMAINING
TERMS TO MATURITY  NUMBER      PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL    DATE      U/W NCF  OCCUPANCY  MORTGAGE   TERM
(MONTHS)           OF LOANS   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)  LTV(3)(4) DSCR(3)(4)  RATE(2)   RATE(4)    (MOS.)
------------------ -------- -------------- ------------ ------------ ------------ --------- ---------- --------- --------- ---------
 49 -  60 ........       5  $  404,446,999      33.1%   $ 80,889,400 $187,500,000    59.4%      2.50x     93.5%     4.289%      57
 73 -  84 ........       2     159,000,000      13.0      79,500,000  122,500,000    57.3       1.85      93.3      5.304       82
 85 - 108 ........       4      34,371,317       2.8       8,592,829   24,500,000    58.5       1.54      98.0      6.601       97
109 - 120 ........      47     285,836,457      23.4       6,081,627   42,852,996    68.6       1.49      95.7      5.880      119
121 - 144 ........       7     295,158,494      24.2      42,165,499  260,000,000    55.1       2.25      97.6      5.127      122
169 - 180 ........       4      21,682,975       1.8       5,420,744   10,700,791    77.2       1.25     100.0      6.352      178
181 - 240 ........       4      20,809,956       1.7       5,202,489   11,300,000    77.2       1.11     100.0      7.740      193
                       ---  --------------     ------   ------------ ------------   -----       -----    ------     ------     ---
TOTAL/AVG/WTD AVG:      73  $1,221,306,199     100.0%   $ 16,730,222 $260,000,000    60.8%      2.05X     95.3%     5.157%      96



Weighted Average Remaining Term to Maturity: 96 months.

-------
(1)  ARD Loans are assumed to mature on anticipated repayment dates.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-5


                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 1)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
                        NUMBER OF     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
PROPERTY TYPE           PROPERTIES   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)  DSCR(3)(4)  RATE(2)   RATE(4)
----------------------- ---------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
Retail ................      49    $  607,689,385      49.8%   $ 12,401,824 $260,000,000      63.3%       1.94x     97.4%    5.099%
Office ................      12       493,715,230      40.4      41,142,936  187,500,000      59.0        2.25      92.8     5.018
Hotel .................       4        78,192,996       6.4      19,548,249   42,852,996      45.2        1.95        --     6.090
Industrial/Warehouse ..       7        31,678,508       2.6       4,525,501    9,120,000      77.4        1.31      97.9     6.112
Self Storage ..........       9        10,030,079       0.8       1,114,453    2,620,880      67.5        1.61      80.1     5.188
                           ----    --------------     ------   ------------ ------------      -----     -------   -------    ------
TOTAL/AVG/WTD AVG: ....      81    $1,221,306,199     100.0%   $ 15,077,854 $260,000,000      60.8%       2.05X     95.3%    5.157%



-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 1)




                                                    % BY TOTAL
                                          TOTAL       CUT-OFF     AVERAGE      MAXIMUM
                                      CUT-OFF DATE      DATE   CUT-OFF DATE CUT-OFF DATE  WTD. AVG.   WTD. AVG. WTD. AVG.  WTD. AVG.
RANGE OF CUT-OFF            NUMBER       PRINCIPAL   PRINCIPAL   PRINCIPAL    PRINCIPAL CUT-OFF DATE   U/W NCF  OCCUPANCY  MORTGAGE
DATE PRINCIPAL BALANCES ($) OF LOANS   BALANCE(3)   BALANCE(3)  BALANCE(3)   BALANCE(3)   LTV(2)(3)  DSCR(2)(3)  RATE(1)    RATE(3)
--------------------------- -------- -------------- ---------- ------------ ------------ ----------- ---------- ---------- ---------
 (less than)=   2,000,000..     10   $   16,742,049      1.4%  $  1,674,205 $  1,983,453     66.9%       1.53x     98.6%     5.830%
  2,000,001 -   4,000,000..     23       66,679,401      5.5      2,899,104    3,925,000     73.8        1.35      96.6      6.373
  4,000,001 -   6,000,000..     13       65,440,976      5.4      5,033,921    5,970,445     72.3        1.41      91.2      5.846
  6,000,001 -   8,000,000..      7       48,837,242      4.0      6,976,749    7,800,000     72.2        1.40      95.9      6.099
  8,000,001 -  10,000,000..      3       27,522,530      2.3      9,174,177   10,000,000     74.1        1.32      98.5      6.025
 10,000,001 -  15,000,000..      7       82,234,285      6.7     11,747,755   13,933,494     76.0        1.32      98.6      6.269
 15,000,001 -  20,000,000..      2       32,182,062      2.6     16,091,031   16,682,062     77.1        1.21      92.2      5.822
 20,000,001 -  25,000,000..      1       24,500,000      2.0     24,500,000   24,500,000     52.2        1.60        --      7.020
 25,000,001 -  50,000,000..      2       79,352,996      6.5     39,676,498   42,852,996     47.9        1.87      85.6      5.830
 75,000,001 - 100,000,000..      1       91,000,000      7.5     91,000,000   91,000,000     68.9        1.91      86.6      4.775
100,000,001 - 125,000,000..      2      239,314,658     19.6    119,657,329  122,500,000     60.2        2.07      95.4      4.232
150,000,001 (greater than)=      2      447,500,000     36.6    223,750,000  260,000,000     52.4        2.64      97.4      4.792
                               ---   --------------    ------  ------------ ------------     -----      ------    ------     ------
TOTAL/AVG/WTD AVG: ........     73   $1,221,306,199    100.0%  $ 16,730,222 $260,000,000     60.8%       2.05X     95.3%     5.157%



Average Cut-off Date Principal Balance: $16,730,222

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 1)




                                      TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG.  WTD. AVG.
RANGE OF U/W NCF          NUMBER    PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL   CUT-OFF DATE   U/W NCF  OCCUPANCY  MORTGAGE
DSCR (X)                 OF LOANS  BALANCE(3)     BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3)  DSCR(2)(3)  RATE(1)    RATE(3)
------------------------ -------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ----------
(less than) = 1.19 .....       3  $    9,509,956       0.8%   $  3,169,985 $  3,504,378      79.5%       1.00x     100.0%    8.595%
1.20 - 1.29 ............      20     149,477,185      12.2       7,473,859   16,682,062      76.5        1.23       96.7     6.187
1.30 - 1.39 ............      12      55,831,369       4.6       4,652,614   11,000,000      73.1        1.34       95.6     5.979
1.40 - 1.49 ............      17      99,340,711       8.1       5,843,571   36,500,000      67.3        1.44       91.7     6.091
1.50 - 1.59 ............       6      32,913,973       2.7       5,485,662   13,933,494      69.6        1.58       94.4     6.007
1.60 - 1.69 ............       7      49,960,351       4.1       7,137,193   24,500,000      62.7        1.61       91.1     6.268
1.70 - 1.89 ............       2       3,605,000       0.3       1,802,500    1,880,000      55.0        1.85      100.0     6.200
1.90 - 1.99 ............       2     213,500,000      17.5     106,750,000  122,500,000      61.7        1.96       91.8     4.884
2.00  (greater than)= ..       4     607,167,654      49.7     151,791,913  260,000,000      53.6        2.52       96.9     4.573
                             ---  --------------     ------   ------------ ------------      -----       -----      -----    ------
TOTAL/AVG/WTD AVG: .....      73  $1,221,306,199     100.0%   $ 16,730,222 $260,000,000      60.8%       2.05X      95.3%    5.157%



Weighted Average U/W NCF DSCR: 2.05x.

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-8

                             OCCUPANCY RATES(1)(2)
                               (LOAN GROUP NO. 1)




                                        TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                    CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF OCCUPANCY       NUMBER OF    PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
RATES (%)               PROPERTIES   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)  DSCR(3)(4)    RATE    RATE(4)
----------------------- ---------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
(less than) = 65.0  ...     2      $      578,940       0.1%   $   289,470  $    304,705      60.9%       1.63x     60.7%    4.860%
70.1 - 75.0 ...........     3           3,321,287       0.3      1,107,096     1,416,879      60.9        1.63      72.8     4.860
75.1 - 80.0 ...........     1             335,176       0.0        335,176       335,176      60.9        1.63      76.1     4.860
80.1 - 85.0 ...........     4          31,150,000       2.7      7,787,500    15,500,000      69.5        1.34      83.4     6.134
85.1 - 90.0 ...........    10         151,619,853      13.3     15,161,985    91,000,000      67.9        1.71      86.5     5.327
90.1 - 95.0 ...........     8          47,685,769       4.2      5,960,721    13,900,000      77.1        1.36      92.9     5.950
95.1 (greater than)= ..    49         908,422,178      79.5     18,539,228   260,000,000      59.8        2.17      97.4     4.974
                          ---      --------------     ------   -----------  ------------      -----      ------    ------    ------
Total/Avg/Wtd Avg: ....    77      $1,143,113,202     100.0%   $14,845,626  $260,000,000      61.9%       2.05x     95.3%    5.093%



Weighted average occupancy rate:  95.3%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                     ANNEX A-3-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 1)




                                           % BY TOTAL                                                                     WTD. AVG.
                                 TOTAL       CUT-OFF     AVERAGE      MAXIMUM   WTD. AVG.                        WTD.    REMAINING
RANGE OF REMAINING           CUT-OFF DATE      DATE   CUT-OFF DATE CUT-OFF DATE  CUT-OFF   WTD. AVG. WTD. AVG.   AVG.   AMORTIZATION
AMORTIZATION TERMS  NUMBER     PRINCIPAL    PRINCIPAL   PRINCIPAL    PRINCIPAL    DATE      U/W NCF  OCCUPANCY MORTGAGE     TERM
(MONTHS)           OF LOANS   BALANCE(5)   BALANCE(5)  BALANCE(5)   BALANCE(5)  LTV(4)(5) DSCR(4)(5)  RATE(2)  RATE(5)   (MOS.)(3)
------------------ -------- -------------- ---------- ------------ ------------ --------- ---------- --------- -------- ------------
IO (1) . .........     4    $  542,300,000     44.4%  $135,575,000 $260,000,000    55.4%      2.51x     95.6%    4.793%       --
169 - 180 ........     1         3,050,000      0.2      3,050,000    3,050,000    62.2       1.20     100.0     6.670       180
205 - 216 ........     3         9,509,956      0.8      3,169,985    3,504,378    79.5       1.00     100.0     8.595       207
229 - 240 ........     2        17,386,095      1.4      8,693,048   11,300,000    76.2       1.20     100.0     6.509       240
289 - 300 ........    15       107,620,386      8.8      7,174,692   36,500,000    62.7       1.45      87.7     6.410       300
349 - 360 ........    48       541,439,762     44.3     11,279,995  122,500,000    65.1       1.75      95.8     5.160       359
                     ---    --------------    ------  ------------ ------------    -----      -----    ------    ------     ----
TOTAL/AVG/WTD AVG:    73    $1,221,306,199    100.0%  $ 16,730,222 $260,000,000    60.8%      2.05X     95.3%    5.157%      344



Weighted Average Remaining Amortization Term: 344 months.(3)

-------
(1)  Interest-only up to maturity date.

(2)  Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest-only up to maturity date.

(4)  Includes three fully amortizing Rite Aid loans.

(5) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-3-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 1)




                                     TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                 CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF MORTGAGE       NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE   U/W NCF  OCCUPANCY MORTGAGE
RATES (%)              OF LOANS   BALANCE(3)    BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(2)(3)  DSCR(2)(3)  RATE(1)   RATE(3)
---------------------- -------- -------------- ------------ ------------ ------------ ------------ ---------- --------- ---------
3.251 - 3.500 ........     1    $  116,814,658       9.6%   $116,814,658 $116,814,658      64.2%       2.16x     95.1%    3.463%
4.501 - 4.750 ........     1       187,500,000      15.4     187,500,000  187,500,000      51.4        3.03      96.4     4.533
4.751 - 5.000 ........     4       478,832,342      39.2     119,708,085  260,000,000      57.1        2.17      95.0     4.936
5.251 - 5.500 ........     7        65,919,444       5.4       9,417,063   42,852,996      50.3        2.01      94.3     5.340
5.501 - 5.750 ........    17        97,435,385       8.0       5,731,493   16,682,062      73.8        1.34      96.9     5.639
5.751 - 6.000 ........    14        64,430,027       5.3       4,602,145   13,933,494      73.8        1.46      97.1     5.858
6.001 - 6.250 ........     8        45,368,823       3.7       5,671,103   15,500,000      75.4        1.30      93.8     6.120
6.251 - 6.500 ........     7        57,826,896       4.7       8,260,985   36,500,000      66.4        1.36      89.3     6.424
6.501 - 6.750 ........     5        31,308,669       2.6       6,261,734   13,900,000      72.4        1.30      93.2     6.617
6.751 - 7.000 ........     2        19,720,000       1.6       9,860,000   10,600,000      74.8        1.28      98.9     6.873
7.001 - 7.250 ........     4        46,640,000       3.8      11,660,000   24,500,000      60.1        1.47     100.0     7.031
8.501 - 8.750 ........     3         9,509,956       0.8       3,169,985    3,504,378      79.5        1.00     100.0     8.595
                         ---    --------------     ------   ------------ ------------      -----       -----   -------    ------
TOTAL/AVG/WTD AVG: ...    73    $1,221,306,199     100.0%   $ 16,730,222 $260,000,000      60.8%       2.05X     95.3%    5.157%



Weighted Average Mortgage Rate: 5.157%

-------
(1)  Excludes mortgage loans secured by hospitality properties.

(2)  Includes three fully amortizing Rite Aid loans.

(3) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-3-11


                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                              (LOAN GROUP NO. 1)




                                       TOTAL      % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.    WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF MATURITY DATE    NUMBER     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL  MATURITY DATE   U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%) OF LOANS   BALANCE(4)    BALANCE(4)   BALANCE(4)   BALANCE(4)    LTV(3)(4)   DSCR(3)(4)  RATE(2)   RATE(4)
------------------------ -------- -------------- ------------ ------------ ------------ ------------- ---------- --------- ---------
(less than) =  0.0 .....     3    $    9,509,956       0.8%   $  3,169,985 $  3,504,378       0.0%        1.00x     100.0%   8.595%
 0.1 -  5.0 ............     1         3,050,000       0.2       3,050,000    3,050,000       1.1         1.20      100.0    6.670
30.1 - 35.0 ............     2        54,152,996       4.4      27,076,498   42,852,996      30.9         2.05      100.0    5.667
40.1 - 45.0 ............     3        30,746,440       2.5      10,248,813   24,500,000      44.1         1.57      100.0    6.944
45.1 - 50.0 ............     4        11,170,331       0.9       2,792,583    5,500,000      46.3         1.53       89.6    5.824
50.1 - 55.0 ............    11       642,541,428      52.6      58,412,857  260,000,000      52.2         2.38       96.0    4.988
55.1 - 60.0 ............    16       186,662,614      15.3      11,666,413  116,814,658      57.8         1.88       95.9    4.394
60.1 - 65.0 ............    17        98,167,574       8.0       5,774,563   16,682,062      63.1         1.37       96.5    5.953
65.1 - 70.0 ............    15       181,504,859      14.9      12,100,324   91,000,000      68.5         1.60       90.9    5.405
70.1 - 75.0 ............     1         3,800,000       0.3       3,800,000    3,800,000      73.9         1.64      100.0    5.290
                           ---    --------------     ------   ------------ ------------      -----       ------     ------   ------
TOTAL/AVG/WTD AVG: .....    73    $1,221,306,199     100.0%   $ 16,730,222 $260,000,000      54.7%        2.05X      95.3%   5.157%



Weighted Average Maturity Date LTV Ratio for all Mortgage Loans:  54.7%

-------
(1)  ARD Loans are assumed to mature on anticipated repayment dates.

(2)  Excludes mortgage loans secured by hospitality properties.

(3)  Includes three fully amortizing Rite Aid loans.

(4) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                                                    ANNEX A-3-12

                            PROPERTIES BY STATE(1)
                               (LOAN GROUP NO. 1)



                                                TOTAL         % BY TOTAL
                                            CUT-OFF DATE     CUT-OFF DATE
                              NUMBER          PRINCIPAL       PRINCIPAL
STATE                     OF PROPERTIES      BALANCE(2)       BALANCE(2)
------------------------ --------------- ------------------ -------------
  NY ...................         4        $   323,100,000        26.5%
  NJ ...................         1            260,000,000        21.3
  FL ...................         9            168,589,243        13.8
  TX ...................        16            166,011,608        13.6
  CA ...................        10             95,436,466         7.8
  IL ...................         3             45,658,983         3.7
  MD ...................         3             23,700,265         1.9
  GA ...................         4             21,106,960         1.7
  PA ...................         2             16,686,095         1.4
  AZ ...................         2             15,588,214         1.3
  MN ...................         3             12,766,122         1.0
  VA ...................         3              8,704,849         0.7
  CT ...................         1              7,725,463         0.6
  MA ...................         1              7,200,000         0.6
  MO ...................         1              6,400,000         0.5
  SC ...................         3              5,976,857         0.5
  TN ...................         1              4,985,380         0.4
  NH ...................         1              4,495,672         0.4
  LA ...................         2              4,256,467         0.3
  NC ...................         2              3,605,000         0.3
  IN ...................         2              3,571,556         0.3
  OH ...................         1              3,504,378         0.3
  OK ...................         3              3,473,640         0.3
  OR ...................         1              3,216,470         0.3
  MI ...................         1              3,196,511         0.3
  NE ...................         1              2,350,000         0.2
                                --        ---------------       -----
  Total: . .............        81        $ 1,221,306,199       100.0%


-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Calculated based on an anticipated interest rate and principal balance information for three mortgage loans that have not closed as of the Cut-off Date.

                                   ANNEX A-4
                   CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-4-1

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 2)




                                       TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
                           NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
AMORTIZATION TYPES        OF LOANS  BALANCE(2)   BALANCE(2)   BALANCE(2)   BALANCE(2)     LTV(2)     DSCR(2)     RATE    RATE(2)
------------------------- -------- ------------ ------------ ------------ ------------ ------------ --------- --------- ---------
Amortizing Balloon (1) ..     21   $157,046,388      78.7%   $ 7,478,399  $ 24,500,000      74.8%      1.35x     95.0%    5.508%
Interest Only ...........      5     42,500,000      21.3      8,500,000    18,777,000      75.4       1.41      98.6     5.550
                             ---  -------------     ------   ------------ ------------      -----     ------    -------   ------
TOTAL/AVG/WTD AVG: ......     26   $199,546,388     100.0%   $ 7,674,861  $ 24,500,000      74.9%      1.37X     95.7%    5.517%


-------
(1) Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(2) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)




                                      TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF CUT-OFF DATE     NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%) OF LOANS  BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)     LTV(1)     DSCR(1)     RATE    RATE(1)
------------------------ -------- ------------ ------------ ------------ ------------ ------------ --------- --------- ---------
55.1 - 60.0 ............     2    $  8,271,190       4.1%   $ 4,135,595   $ 7,273,081      58.3%      1.39x     75.5%    5.015%
60.1 - 65.0 ............     1       6,973,950       3.5      6,973,950     6,973,950      64.9       1.41      76.4     4.850
65.1 - 70.0 ............     3       6,397,232       3.2      2,132,411     3,082,500      68.6       1.36      91.2     5.614
70.1 - 75.0 ............     7      76,784,314      38.5     10,969,188    24,500,000      73.3       1.41      99.3     5.571
75.1 - 80.0 ............    13     101,119,702      50.7      7,778,439    23,172,737      78.5       1.32      96.3     5.557
                           ---   -------------     ------   ------------ ------------      -----     ------    -------   ------
TOTAL/AVG/WTD AVG: .....    26    $199,546,388     100.0%   $ 7,674,861   $24,500,000      74.9%      1.37X     95.7%    5.517%



Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 74.9%

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-3

                            ORIGINAL TERM TO MATURITY
                               (LOAN GROUP NO. 2)




                                TOTAL     % BY TOTAL     AVERAGE      MAXIMUM   WTD. AVG.
RANGE OF ORIGINAL           CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF   WTD. AVG. WTD. AVG. WTD. AVG.  WTD. AVG.
TERMS TO MATURITY   NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    DATE     U/W NCF  OCCUPANCY  MORTGAGE  ORIGINAL
(MONTHS)           OF LOANS  BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)   LTV(1)    DSCR(1)     RATE    RATE(1)  TERM (MOS.)
------------------ -------- ------------ ------------ ------------ ------------ --------- --------- --------- --------- -----------
 49 -  60 ........     7    $ 56,747,030      28.4%   $ 8,106,719  $ 18,777,000    71.9%     1.40x     92.5%     5.381%      60
 61 -  72 ........     2      16,900,000       8.5      8,450,000     8,650,000    78.6      1.38      94.4      5.655       61
 73 -  84 ........     1       9,150,000       4.6      9,150,000     9,150,000    72.2      1.72     100.0      5.150       84
109 - 120 ........    15     114,349,358      57.3      7,623,291    24,500,000    76.0      1.32      97.1      5.579      120
121 - 144 ........     1       2,400,000       1.2      2,400,000     2,400,000    80.0      1.29     100.0      6.190      121
                     ---  -------------     ------    -----------  ------------    -----     ------   ------     ------     ---
TOTAL/AVG/WTD AVG:    26    $199,546,388     100.0%   $ 7,674,861  $ 24,500,000    74.9%     1.37X     95.7%     5.517%      96


Weighted Average Original Term to Maturity:  96 months.

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-4


                           REMAINING TERM TO MATURITY
                               (LOAN GROUP NO. 2)




                                TOTAL     % BY TOTAL     AVERAGE       MAXIMUM   WTD. AVG.
RANGE OF REMAINING           CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF   WTD. AVG. WTD. AVG. WTD. AVG.  WTD. AVG.
TERMS TO MATURITY   NUMBER     PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    DATE     U/W NCF  OCCUPANCY  MORTGAGE  REMAINING
(MONTHS)           OF LOANS    BALANCE(1)   BALANCE(1)   BALANCE(1)  BALANCE(1)   LTV(1)    DSCR(1)     RATE    RATE(1)  TERM (MOS.)
------------------ -------- ------------- ------------ ------------ ------------ --------- --------- --------- --------- -----------
 49 -  60 ........     8    $ 64,997,030      32.6%    $8,124,629   $ 18,777,000    72.6%     1.41x     92.7%     5.303%      59
 61 -  72 ........     1       8,650,000       4.3      8,650,000      8,650,000    79.4      1.26      94.7      6.500       61
 73 -  84 ........     1       9,150,000       4.6      9,150,000      9,150,000    72.2      1.72     100.0      5.150       82
109 - 120 ........    15     114,349,358      57.3      7,623,291     24,500,000    76.0      1.32      97.1      5.579      119
121 - 144 ........     1       2,400,000       1.2      2,400,000      2,400,000    80.0      1.29     100.0      6.190      121
                     ---   -------------     ------    -----------  ------------    -----     ------   ------     ------     ---
TOTAL/AVG/WTD AVG:    26    $199,546,388     100.0%    $7,674,861   $ 24,500,000    74.9%     1.37X     95.7%     5.517%      96



Weighted Average Remaining Term to Maturity:  96 months.

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-5

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 2)




                                     TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                 CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
                       NUMBER OF   PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
PROPERTY TYPE         PROPERTIES  BALANCE(2)   BALANCE(2)   BALANCE(2)   BALANCE(2)     LTV(2)     DSCR(2)     RATE    RATE(2)
--------------------- ---------- ------------ ------------ ------------ ------------ ------------ --------- --------- --------
Multifamily .........    29      $197,146,388      98.8%   $ 6,798,151  $ 24,500,000      74.8%    1.37x       95.7%    5.511%
Mobile Home Park ....     1         2,400,000       1.2      2,400,000     2,400,000      80.0     1.25        94.2     5.970
                        ---     -------------     ------   -----------  ------------      -----   ------       -----    ------
TOTAL/AVG/WTD AVG: ..    30      $199,546,388     100.0%   $ 6,651,546  $ 24,500,000      74.9%    1.37x       95.7%    5.517%




-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-6

                         CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 2)



                                         TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                     CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF CUT-OFF             NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
DATE PRINCIPAL BALANCES ($) OF LOANS  BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)     LTV(1)     DSCR(1)     RATE    RATE(1)
--------------------------- -------- ------------ ------------ ------------ ------------ ------------ --------- --------- ---------
(less than)=  2,000,000 ...     4    $  5,922,842       3.0%   $ 1,480,710  $  1,814,732      68.1%      1.50x     93.9%    5.644%
 2,000,001 -  4,000,000 ...     7      19,498,001       9.8      2,785,429     3,900,000      77.0       1.35      96.9     5.686
 6,000,001 -  8,000,000 ...     4      28,626,494      14.3      7,156,623     7,579,463      69.0       1.35      84.4     5.399
 8,000,001 - 10,000,000 ...     7      63,049,314      31.6      9,007,045    10,000,000      75.6       1.42      97.3     5.556
15,000,001 - 20,000,000 ...     2      34,777,000      17.4     17,388,500    18,777,000      75.7       1.33      99.6     5.851
20,000,001 - 25,000,000 ...     2      47,672,737      23.9     23,836,369    24,500,000      77.0       1.32      97.3     5.207
                              ---   -------------     ------   -----------  ------------      -----     ------    ------    ------
TOTAL/AVG/WTD AVG: ........    26    $199,546,388     100.0%   $ 7,674,861  $ 24,500,000      74.9%      1.37X     95.7%    5.517%



Average Cut-off Date Principal Balance: $7,674,861

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-7

                                  U/W NCF DSCR
                               (LOAN GROUP NO. 2)




                                    TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF U/W NCF        NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
DSCR (X)               OF LOANS  BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)     LTV(1)     DSCR(1)     RATE    RATE(1)
---------------------- -------- ------------ ------------ ------------ ------------ ------------ --------- --------- ---------
1.20 - 1.29 ..........     6    $ 54,202,200      27.2%   $ 9,033,700  $ 23,172,737      79.4%      1.26x     95.4%    5.683%
1.30 - 1.39 ..........    10      89,076,663      44.6      8,907,666    24,500,000      73.3       1.35      96.7     5.544
1.40 - 1.49 ..........     5      34,062,921      17.1      6,812,584     9,938,000      72.2       1.43      92.5     5.462
1.50 - 1.59 ..........     2      10,446,495       5.2      5,223,247     8,250,000      78.1       1.50      94.6     4.892
1.60 - 1.69 ..........     2       2,608,109       1.3      1,304,055     1,610,000      66.2       1.66     100.0     5.665
1.70 - 1.79 ..........     1       9,150,000       4.6      9,150,000     9,150,000      72.2       1.72     100.0     5.150
                         ---   -------------     ------   -----------  ------------      -----     ------   ------     ------
TOTAL/AVG/WTD AVG: ...    26    $199,546,388     100.0%   $ 7,674,861  $ 24,500,000      74.9%      1.37X     95.7%    5.517%



Weighted Average U/W NCF DSCR:  1.37x.

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-8

                               OCCUPANCY RATES(1)
                               (LOAN GROUP NO. 2)




                                       TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF OCCUPANCY       NUMBER OF   PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY MORTGAGE
RATES (%)               PROPERTIES  BALANCE(2)   BALANCE(2)   BALANCE(2)   BALANCE(2)     LTV(2)     DSCR(2)     RATE    RATE(2)
----------------------- ---------- ------------ ------------ ------------ ------------ ------------ --------- --------- ---------
70.1 - 75.0 ...........     1      $  7,273,081       3.6%   $ 7,273,081  $  7,273,081      58.2%      1.35x     72.2%    4.900%
75.1 - 80.0 ...........     1         6,973,950       3.5      6,973,950     6,973,950      64.9       1.41      76.4     4.850
85.1 - 90.0 ...........     2         3,314,732       1.7      1,657,366     1,814,732      69.5       1.37      89.2     5.627
90.1 - 95.0 ...........     7        56,880,237      28.5      8,125,748    23,172,737      77.9       1.33      94.2     5.453
95.1 (greater than)= ..    19       125,104,388      62.7      6,584,441    24,500,000      75.2       1.38      99.0     5.616
                          ---      ------------     ------   -----------  ------------      -----     ------    ------    ------
TOTAL/AVG/WTD AVG: ....    30      $199,546,388     100.0%   $ 6,651,546  $ 24,500,000      74.9%      1.37X     95.7%    5.517%



Weighted average occupancy rate: 95.7%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                     ANNEX A-4-9

                          REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 2)


                                                                                                                         WTD. AVG.
                                TOTAL     % BY TOTAL     AVERAGE      MAXIMUM   WTD. AVG.                                REMAINING
RANGE OF REMAINING          CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE  CUT-OFF  WTD. AVG. WTD. AVG. WTD. AVG. AMORTIZATION
AMORTIZATION TERMS  NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL     DATE    U/W NCF  OCCUPANCY  MORTGAGE    TERM
(MONTHS)           OF LOANS  BALANCE(3)   BALANCE(3)   BALANCE(3)   BALANCE(3)    LTV(3)   DSCR(3)     RATE    RATE(3)   (MOS.)(2)
------------------ -------- ------------ ------------ ------------ ------------ --------- --------- --------- --------- ------------
IO (1) . .........     5    $ 42,500,000      21.3%   $ 8,500,000  $ 18,777,000     75.4%    1.41x     98.6%     5.550%       --
289 - 300. .......     7      27,359,505      13.7      3,908,501     8,786,314     74.6     1.31      95.8      5.711       299
349 - 360. .......    14     129,686,884      65.0      9,263,349    24,500,000     74.8     1.36      94.8      5.465       359
                     ---   -------------     ------    -----------  ------------    -----    ------   ------     ------      ---
TOTAL/AVG/WTD AVG:    26    $199,546,388     100.0%   $ 7,674,861  $ 24,500,000     74.9%    1.37X     95.7%     5.517%      349



Weighted Average Remaining Amortization Term: 349 months.(2)

-------
(1)  Interest-only up to maturity date.

(2) Excludes mortgage loans that provide for payments of interest-only up to maturity date.

(3) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                    ANNEX A-4-10

                                 MORTGAGE RATES
                               (LOAN GROUP NO. 2)


                                TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                            CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.  WTD. AVG. WTD. AVG.  WTD. AVG.
RANGE OF MORTGAGE   NUMBER    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  CUT-OFF DATE  U/W NCF  OCCUPANCY  MORTGAGE
RATES (%)          OF LOANS  BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)     LTV(1)     DSCR(1)     RATE     RATE(1)
------------------ -------- ------------ ------------ ------------ ------------ ------------ --------- --------- ----------
4.751 - 5.000 ....     3    $ 22,497,030      11.3%   $ 7,499,010  $  8,250,000      67.5%      1.42x     81.6%     4.837%
5.001 - 5.250 ....     2      32,322,737      16.2     16,161,369    23,172,737      77.7       1.38      96.1      5.128
5.251 - 5.500 ....     2      26,696,495      13.4     13,348,247    24,500,000      74.6       1.39      99.7      5.295
5.501 - 5.750 ....    11      63,202,553      31.7      5,745,687    18,777,000      74.8       1.38      97.9      5.557
5.751 - 6.000 ....     4      20,198,109      10.1      5,049,527    10,000,000      76.9       1.33      95.7      5.818
6.001 - 6.250 ....     3      25,979,463      13.0      8,659,821    16,000,000      75.3       1.28      98.7      6.158
6.251 - 6.500 ....     1       8,650,000       4.3      8,650,000     8,650,000      79.4       1.26      94.7      6.500
                     ---   -------------     ------   -----------  ------------      -----     ------    ------     ------
TOTAL/AVG/WTD AVG:    26    $199,546,388     100.0%   $ 7,674,861  $ 24,500,000      74.9%      1.37X     95.7%     5.517%



Weighted Average Mortgage Rate: 5.517%

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                    ANNEX A-4-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)


                                       TOTAL     % BY TOTAL     AVERAGE      MAXIMUM
                                   CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   WTD. AVG.   WTD. AVG. WTD. AVG. WTD. AVG.
RANGE OF MATURITY DATE    NUMBER     PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  MATURITY DATE  U/W NCF  OCCUPANCY MORTGAGE
LOAN-TO-VALUE RATIOS (%) OF LOANS   BALANCE(1)   BALANCE(1)   BALANCE(1)   BALANCE(1)      LTV(1)     DSCR(1)     RATE    RATE(1)
------------------------ -------- ------------- ------------ ------------ ------------ ------------- --------- --------- ---------
45.1 - 50.0 ............     1     $    998,109       0.5%   $   998,109  $    998,109      49.7%       1.65x     100.0%   5.850%
50.1 - 55.0 ............     4       13,670,313       6.9      3,417,578     7,273,081      53.2        1.36       81.1    5.234
55.1 - 60.0 ............     3       17,956,759       9.0      5,985,586     8,786,314      58.1        1.37       90.4    5.234
60.1 - 65.0 ............     5       57,279,463      28.7     11,455,893    24,500,000      61.9        1.34       98.4    5.731
65.1 - 70.0 ............     6       50,241,744      25.2      8,373,624    23,172,737      66.3        1.35       96.6    5.369
70.1 - 75.0 ............     3       20,198,000      10.1      6,732,667     9,938,000      72.6        1.39       97.2    5.957
75.1 - 80.0 ............     4       39,202,000      19.6      9,800,500    18,777,000      76.7        1.40       97.5    5.386
                            ---   -------------     ------   -----------  ------------      -----      ------     ------   ------
TOTAL/AVG/WTD AVG: .....    26     $199,546,388     100.0%   $ 7,674,861  $ 24,500,000      66.0%       1.37X      95.7%   5.517%



Weighted Average Maturity Date LTV Ratio for all Mortgage Loans:  66.0%

-------
(1) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                                                    ANNEX A-4-12

                             PROPERTIES BY STATE(1)
                               (LOAN GROUP NO. 2)



                                             TOTAL        % BY TOTAL
                                         CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL      PRINCIPAL
STATE                   OF PROPERTIES     BALANCE(2)      BALANCE(2)
---------------------- --------------- ---------------- -------------
  CA .................        12           98,959,051        49.6%
  FL .................         4           29,493,035        14.8
  TX .................         6           28,223,726        14.1
  NY .................         2           26,000,000        13.0
  TN .................         1            6,800,000         3.4
  IL .................         1            2,400,000         1.2
  VA .................         1            2,400,000         1.2
  MA .................         1            2,196,495         1.1
  AL .................         1            2,075,971         1.0
  GA .................         1              998,109         0.5
                             ----       -------------      -------
  TOTAL: .............        30        $ 199,546,388       100.0%


-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Calculated based on an anticipated interest rate and principal balance information for one mortgage loan that has not closed as of the Cut-off Date.

                                    ANNEX A-5
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4

                                                          ORIGINAL        REMAINING
CONTROL                                                 INTEREST-ONLY   INTEREST-ONLY        AMORTIZATION
  NO.                    PROPERTY NAME                  PERIOD (MOS.)   PERIOD (MOS.)            TYPE              ARD    MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
   1    Westfield Shoppingtown Garden State Plaza                 121(1)          121(1)  Interest-Only                    6/6/2014
   2    666 Fifth Avenue                                           60              56     Interest-Only                   1/11/2009
   3    Two Penn Plaza                                             24              21     Interest-Only, ARD    2/11/2011 2/11/2034
   4    Town East Mall                                              0               0     Balloon                         4/11/2009
   5    Airport Corporate Center                                   60              58     Interest-Only                   3/11/2009
   6    The Ritz-Carlton Chicago, A Four Seasons Hotel              0               0     Balloon                         2/11/2014
   7    Enterprise Technology Center                                0               0     Balloon                         5/11/2011
   8    Park Parthenia Apartments                                   0               0     Balloon                         5/11/2014
   9    Sirata Beach Resort & Conference Center                     0               0     Balloon                         5/11/2012
   10   Rivercrest Village                                          0               0     Balloon                         4/11/2014
   11   Lembi Portfolio - Civic Properties DE                      60              60     Interest-Only                   5/11/2009
   12   325-329 North Rodeo Drive                                   0               0     Balloon                         4/11/2014
   13   North Park Apartments                                       0               0     Balloon                         5/11/2014
   14   101 Orchard Ridge Drive                                    60              60     Interest-Only, Balloon          5/11/2014
   15   Red Bird Shopping Center                                    0               0     Balloon                        12/11/2015
   16   Oakbrook Plaza                                              0               0     Balloon                         5/11/2014
   17   Regal Cinema (13)                                           1(1)            1(1)  Balloon                         6/11/2019
   18   Village By The Parks II                                     0               0     Balloon                         5/11/2014
   19   Simi Valley Promenade                                      24              21     Interest-Only, Balloon          2/11/2014
   20   Tower Square                                                0               0     Balloon                         3/11/2019
   21   2200 Byberry Road                                           0               0     Balloon                         5/11/2014
   22   North Moore Retail                                          0               0     Balloon                         5/11/2014
   23   Brewster Mews Apartments                                    0               0     Balloon                         5/11/2014
   24   Lembi Portfolio - Bay Citi Properties II DE                60              60     Interest-Only                   5/11/2009
   25   Jefferson Street Properties                                12              10     Interest-Only, Balloon          3/11/2011
   26   Pico Rivera Commerce Center I                               0               0     Balloon                         5/11/2014
   27   Artesia Apartments                                          0               0     Balloon                         4/11/2014
   28   Plantation Meadows Apartments (13)                          1(1)            1(1)  Balloon                         6/11/2009
   29   Encore Plaza                                                0               0     Balloon                         4/11/2014
   30   Lembi Portfolio - LRL Citigroup Properties II DE           60              60     Interest-Only                   5/11/2009
   31   Stonelake Club Apartments                                  36              34     Interest-Only, Balloon          4/11/2009
   32   Quittner Building (13)                                      1(1)            1(1)  Balloon                         6/11/2014
   33   Turnpike Square                                             0               0     Balloon                         2/11/2014
   34   Cancun Apartments                                           0               0     Balloon                         3/11/2014
   35   The Hub Apartments                                          0               0     Balloon                         2/11/2009
   36   4 Centennial Drive                                          0               0     Balloon                         5/11/2014
   37   Pure Fitness Plaza                                          0               0     Balloon                         3/11/2014
   38   Harvey's Racquet Club Apartments                            0               0     Balloon                         2/11/2009
   39   Winbranch Apartments                                        0               0     Balloon                         5/11/2014
   40   Holiday Inn Express - Sorrento Valley                       0               0     Balloon                         5/11/2014
   41   Corporate Woods                                             0               0     Balloon                         5/11/2014
   42   20111 Route 19                                              0               0     Balloon                         4/11/2014
   43   The Shops at Stirling Place                                 0               0     Balloon                        12/11/2013
   44   400 South Beverly                                           0               0     Balloon                         5/11/2014
   45   Summit Center at the Mall                                   0               0     Balloon                         2/11/2014
   46   SecurCare Self Storage                                      0               0     Balloon                         3/11/2009
   47   11211 Katy Freeway                                          1(1)            1(1)  Balloon                         6/11/2014
   48   Weston Road Business Center                                 0               0     Balloon                         3/11/2014
   49   Long Reach Village Center                                   0               0     Balloon                         3/11/2014
   50   Core Claymoore Center                                       0               0     Balloon                         5/11/2012


                      ORIGINAL                   REMAINING         REMAINING          DSCR          CUT-OFF           SCHEDULED
CONTROL  MORTGAGE   AMORTIZATION   SEASONING      TERM TO      LOCKOUT/DEFEASANCE   NET CASH          DATE            MATURITY/
  NO.     RATE(%)     TERM (MOS.)    (MOS.)    MATURITY (MOS.)    PERIOD (MOS.)      FLOW (x)         LTV (%)         ARD LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
   1      4.97960              0           0             121(1)               115(1)    2.36(2)(3)    53.2(2)            53.2(2)
   2      4.53250              0           4              56                   53       3.03(4)       51.4(4)            51.4(4)
   3      4.96580(5)         360           3              81                   75       1.99(6)(7)    56.3(7)            50.9(7)
   4      3.46250            360           1              59                   55       2.16(8)       64.2               57.8
   5      4.77500              0           2              58                   55       1.91          68.9               68.9
   6      5.31000            360           3             117                  114       2.27          36.9               30.8
   7      6.44000            300           0              84                   81       1.40          60.8               52.6
   8      5.29000            360           0             120                  118       1.38          74.2               61.6
   9      7.02000            300           0              96                   93       1.60          52.2               44.5
   10     5.12000            360           1             119                  118       1.25          79.9               66.0
   11     5.55000              0           0              60                   57       1.36          77.6               77.6
   12     5.60000            360           1             119                  116       1.21(9)       75.8               63.6
   13     6.20400            360           0             120                  118       1.30          73.4               62.6
   14     6.06000            360           0             120                  117       1.21(10)(11)  78.5               69.9(12)
   15     5.94000            360           5             139                  139       1.59          69.3               55.9
   16     6.55000            360           0             120                  119       1.20          79.4               68.4
   17     7.02000            240           0             181(1)               178(1)    1.20          75.3               31.2
   18     5.82000            360           0             120                  120       1.30          78.0               65.8
   19     5.67000            360           3             117                  114       1.25          79.4               69.8
   20     6.09000            360           2             178                   23       1.28          79.9               58.6
   21     6.79000            360           0             120                   25       1.35          71.6               62.1
   22     5.73000            360           0             120                  118       1.29(14)      69.2               58.2
   23     5.81000            360           0             120                  118       1.26          79.4               66.9
   24     5.55000              0           0              60                   57       1.46          71.0               71.0
   25     5.15000            360           2              82                   81       1.72          72.2               65.5
   26     6.97000            360           0             120                  119       1.20          78.6               68.5
   27     5.51000            300           1             119                  116       1.30          73.8               56.3
   28     6.50000            360           0              61(1)                59(1)    1.26          79.4               74.7
   29     5.35000            360           1             119                  116       1.47          75.2               62.6
   30     5.55000              0           0              60                   57       1.44          75.9               75.9
   31     4.77000            360           2              59                   59       1.50          77.8               75.4
   32     6.67000            360           0             121(1)               120(1)    1.59          62.4               53.9
   33     5.72000            360           3             117                  116       1.43          70.2               59.2
   34     6.05000            300           2             118                  116       1.25          77.7               60.5
   35     4.90000            360           3              57                   33       1.35          58.2               53.8
   36     6.18000            360           0             120                  118       1.26          75.0               63.9
   37     5.62000            360           2             118                  117       1.49          74.5               62.6
   38     4.85000            360           3              57                   56       1.41          64.9               59.9
   39     5.77000            360           0             120                  119       1.42          74.9               63.1
   40     7.11000            300           0             120                  119       1.47          67.8               54.4
   41     5.80000            360           0             120                  120       1.33          80.0               67.4
   42     5.56000            240           1             119                  119       1.21          78.0               50.4
   43     5.77000            360           5             115                  115       1.60          76.0               64.3
   44     5.68000            360           0             120                  117       1.36          53.9               45.3
   45     5.87000            360           3             117                  117       1.60          76.2               64.5
   46     4.86000            300           2              58                   54       1.63          60.9               54.3
   47     6.36000            300           0             121(1)               118(1)    1.22          76.8               60.2
   48     5.79000            360           2             118                  118       1.39          75.2               63.5
   49     5.69000            360           2             118                  118       1.46          76.6               64.5
   50     5.51000            360           0              96                   93       1.32          78.7               69.0

                                                          ORIGINAL        REMAINING
CONTROL                                                 INTEREST-ONLY   INTEREST-ONLY        AMORTIZATION
  NO.                    PROPERTY NAME                  PERIOD (MOS.)    PERIOD (MOS.)            TYPE            ARD  MATURITY
------------------------------------------------------------------------------------------------------------------------------------
   51   Coolsprings Plaza                                           0                0     Balloon                     3/11/2014
   52   FedEx Building                                              0                0     Balloon                     4/11/2014
   53   Shoppes of Cooper City                                      0                0     Balloon                     4/11/2014
   54   La Quinta Inn - Old Town                                    0                0     Balloon                     5/11/2014
   55   Orchid Centre                                               0                0     Balloon                     4/11/2019
   56   1110 Nasa Road                                              1(1)             1(1)  Balloon                     6/11/2014
   57   Lembi Portfolio - 621 Stockton                             60               60     Interest-Only               5/11/2009
   58   Walgreens - Humble                                         60               59     Interest-Only               4/11/2009
   59   Heritage Plaza Shopping Center                              0                0     Balloon                     1/11/2019
   60   Rite Aid - Westlake                                         0                0     Fully Amortizing            8/10/2021
   61   Santa Barbara Place Apartments                              0                0     Balloon                     3/11/2014
   62   Minnieville Plaza                                           0                0     Balloon                     4/11/2014
   63   Rite Aid - Hermiston                                        0                0     Fully Amortizing            8/10/2021
   64   Mercury Plaza                                               0                0     Balloon                     4/11/2014
   65   The Boulevard Shops                                         0                0     Balloon                     2/11/2014
   66   Cayuga Professional                                         0                0     Balloon                     5/11/2014
   67   Primavera Apartments                                        0                0     Balloon                     5/11/2014
   68   SaveRite - Douglasville                                     0                0     Fully Amortizing            5/11/2019
   69   Eckerd at Austin                                            0                0     Balloon                     5/11/2014
   70   Walgreens - Huffmeister                                    36               36     Interest-Only, Balloon      5/11/2014
   71   Witchduck Exchange                                          0                0     Balloon                    10/11/2013
   72   Grayslake & Crystal Lake Outparcels                         0                0     Balloon                     4/11/2013
   73   Rite Aid - Monroe                                           0                0     Fully Amortizing            8/10/2021
   74   Extra Attic Self Storage                                    0                0     Balloon                     4/11/2014
   75   Superior Warehouse                                          1(1)             1(1)  Balloon                      6/1/2014
   76   Shadowwood MHP                                              0                0     Balloon                     5/11/2014
   77   Eckerd at Greenville                                        0                0     Balloon                     5/11/2014
   78   Walgreens - Saginaw                                         0                0     Balloon                     4/11/2014
   79   Shopper's Fair                                              0                0     Balloon                     5/11/2014
   80   Valparaiso Marketplace                                      0                0     Balloon                     2/11/2014
   81   Norwalk Center (13)                                         1(1)             1(1)  Balloon                     6/11/2014
   82   West Gate Village                                           0                0     Balloon                     4/11/2014
   83   Folly Road Self Storage                                     0                0     Balloon                     4/11/2014
   84   Parkview Apartments                                         0                0     Balloon                     3/11/2014
   85   Crossroads Center & Driskill's                              0                0     Balloon                     2/11/2012
   86   Gateway Centre                                              0                0     Balloon                     3/11/2014
   87   Washington Mutual Plaza at Delray                           1(1)             1(1)  Balloon                     6/11/2014
   88   Eckerd at Rocky Mount                                       0                0     Balloon                     5/11/2014
   89   Goldenwest Business Complex                                 0                0     Balloon                     4/11/2014
   90   Sav On Lakewood                                             0                0     Balloon                     3/11/2014
   91   Towne Oaks East Apartments                                  0                0     Balloon                     3/11/2014
   92   Eckerd at Smithfield                                        0                0     Balloon                     5/11/2014
   93   Lembi Portfolio - 2395 29th Avenue                         60               60     Interest-Only               5/11/2009
   94   Shoppes at Goose Creek                                      0                0     Balloon                     5/11/2014
   95   Starlight Apartments                                        0                0     Balloon                     5/11/2014
   96   Eckerd - Lafayette                                          0                0     Balloon                     3/11/2014
   97   Eastside Village                                            0                0     Balloon                     4/11/2014
   98   Walgreens - Indianapolis                                    0                0     Balloon                     4/11/2014
   99   Pebblewood Apartments                                       0                0     Balloon                     3/11/2014

                      ORIGINAL                    REMAINING         REMAINING         DSCR          CUT-OFF           SCHEDULED
CONTROL  MORTGAGE   AMORTIZATION     SEASONING     TERM TO      LOCKOUT/DEFEASANCE  NET CASH          DATE            MATURITY/
  NO.     RATE(%)    TERM (MOS.)       (MOS.)   MATURITY (MOS.)    PERIOD (MOS.)     FLOW (x)         LTV (%)         ARD LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
   51    5.59000              300(15)       2            118                  118       1.29(15)      79.1                51.3(15)
   52    6.18000              360           1            119                  116       1.28          74.9                63.9
   53    5.50000              360           1            119                  116       1.48          79.9                66.8
   54    7.01000              300           0            120                  119       1.43          53.7                42.9
   55    6.46529              360           1            179                   24       1.26          79.5                59.4
   56    6.36000              300           0            121(1)               118(1)    1.22          74.8                58.6
   57    5.55000                0           0             60                   57       1.33          76.5                76.5
   58    5.29000                0           1             59                   56       1.64          73.9                73.9
   59    6.72955(16)          360           4            176                  164       1.21          79.4                60.2
   60    8.59500              264          57            207                  207       1.00          81.0                 0.0
   61    5.55000              360           2            118                  117       1.34          79.2                66.4
   62    5.67000              360           1            119                  116       1.57          75.6                63.6
   63    8.59500              264          57            207                  207       1.00          76.6                 0.0
   64    5.52000              360           1            119                  119       1.53          79.9                66.9
   65    5.79000              360           3            117                   25       1.42          79.8                67.4
   66    6.40000              360           0            120                  119       1.28          74.7                64.1
   67    5.60000              300           0            120                  120       1.36          67.7                51.7
   68    6.67000              180           0            180                  179       1.20          62.2                 1.1
   69    5.74000              300           0            120                  120       1.37          69.8                53.6
   70    6.60000              360           0            120                  117       1.24          68.2                62.3
   71    5.85000              300           7            113                  112       1.54          72.6                56.5
   72    5.66000              360           3            107                    0       1.43          77.4                66.5
   73    8.59500              264          57            207                  207       1.00          80.8                 0.0
   74    5.45000              300           1            119                  118       1.69          74.9                57.0
   75    6.19000              360           0            121(1)               118(1)    1.29          80.0                68.2
   76    5.97000              300           0            120                  117       1.25          80.0                61.9
   77    6.25000              300           0            120                  120       1.27          73.3                57.2
   78    6.00000              360           1            119                  116       1.48          60.7                51.5
   79    5.90000              360           0            120                  117       1.32          70.1                59.3
   80    6.30000              360           3            117                  117       1.62          78.9                67.7
   81    6.50000              360           0            121(1)               118(1)    1.38          67.6                58.2
   82    5.35000              300           1            119                  119       1.52          79.0                59.9
   83    5.70000              300           1            119                   25       1.47          75.2                57.8
   84    5.74000              360           2            118                  118       1.41          79.5                67.1
   85    5.55000              300           3             93                   90       1.45          58.1                47.9
   86    5.51000              360           2            118                  118       1.47          74.8                62.7
   87    5.41000              360           0            121(1)               118(1)    1.57          69.1                57.5
   88    6.20000              360           0            120                  120       1.85          55.0                46.9
   89    5.47000              360           1            119                  117       1.36          74.8                62.5
   90    5.77000              360           2            118                  118       1.45          50.2                42.4
   91    5.65000              300           2            118                  117       1.38          69.3                53.2
   92    6.20000              360           0            120                  120       1.85          55.0                46.9
   93    5.55000                0           0             60                   57       1.67          70.9                70.9
   94    5.96000              360           0            120                  120       1.35          78.9                66.9
   95    5.60000              300           0            120                  120       1.35          69.8                53.3
   96    6.08000              360           2            118                  115       1.48          66.7                56.8
   97    6.00000              360           1            119                  119       1.44          77.1                65.4
   98    5.90000              300           1            119                  116       1.38          73.1                56.5
   99    5.85000              360           2            118                  118       1.65          58.7                49.7

(1) The Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term to Maturity (Mos.), Remaining Term to Maturity (Mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on June 11, 2004.

(2) DSCR, net cash flow, Cut-off Date LTV, and Scheduled Maturity/ARD LTV were calculated based on the total cut-off date principal balance of the Westfield Shoppingtown Garden State Plaza Mortgage Loan and the Westfield Shoppingtown Garden State Plaza Non-Trust Loans of $520,000,000.

(3) DSCR reflects a stabilized occupancy which includes 31,747 square feet of space leased to tenants that are expected to be in occupancy by August 2004, and a 3,130 square-foot space with respect to which, according to the related borrower, a lease is being negotiated with Louis Vuitton (which will bring overall occupancy to a stabilized level of 98.1% and in-line occupancy to the stabilized level of 95.1%, which is underwritten at a stabilized level of 95.0%). As of April 26, 2004, the property was 97.9% leased and 96.3% occupied. Actual in-line occupancy as of April 26, 2004 was 90.7%. In-line occupancy, including the executed leases expected to be in place by August 1, 2004, is 94.7%.

(4) DSCR, Cut-off Date LTV, and Scheduled Maturity/ARD LTV were calculated based on the total cut-off date principal balance of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Non-Trust Loan of $187,500,000 each (total $375,000,000).

(5) Mortgage Rate (%) represents the weighted average coupon of the Two Penn Plaza Mortgage Loan, the Two Penn Plaza Non-Trust Loan and the Two Penn Plaza Subordinate Non-Trust Loan.

(6) DSCR was calculated based on the annualized average of the monthly debt service payments that will be due with respect to the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Non-Trust Loan commencing with the due date in March 2006 (following the initial two year interest only period) through ARD.

(7) DSCR, Cut-off Date LTV, and Scheduled Maturity/ARD LTV were calculated based on the total cut-off date principal balance of the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Non-Trust Loan of $122,500,000 (total $245,000,000).

(8) DSCR was calculated based on the March 22, 2004 rent roll adjusted to include rental income from the executed lease for Lovesac which according to the related borrower, is expected to be in place by July 1, 2004, an executed renewal for Body Shop, renewal for Anchor Blue and Payless which, according to the related borrower, are both out for signature, and leases to Wireless 4 You, Rocky Mountain Chocolate and Cybertown, which according to the related borrower are out for signature, as well as rental income from L'Patricia which has past due rent. GGP Limited Partnership will guaranty loan proceeds in the amount of $2,576,884, which is allocable to this base rental income generated by such leases or proposed leases as specified in the loan documentation (which guaranty excludes the allocated loan proceeds from Anchor Blue for which the net cash flow reflects the lower rent). As of March 22, 2004, the property was 94.3% occupied, with in-line occupancy of 88.2%. The overall underwritten mall occupancy is 95.1%, with in-line occupancy of 90.5%.

(9) DSCR, the appraised value, and the LTV were calculated based on 7,100 square feet of executed leases to Coach, Inc. and The Swatch Group US Inc. (dba Omega) (each with lease expiration dates of February 28, 2015). The lease to the current tenant at the property, Giorgio Beverly Hills, Inc. (subleased to BCBG Max Azria), expires February 4, 2005 and the executed leases to Coach, Inc. and The Swatch Group US Inc. (dba Omega) have estimated commencement dates of March 1, 2005. Following the lease commencement date, there is a four-month rent abatement. If the landlord is unable to deliver the premises to Coach, Inc. and The Swatch Group US Inc. (dba Omega) by June 1, 2005 and August 31, 2005, respectively, the tenants may terminate their respective leases. The amount of $900,000 was escrowed at closing, which represents 118% of the debt service shortfall from closing through the June 2005 payment. The escrow will only be released upon both tenants taking occupancy, being open for business, paying unabated rent, and providing a satisfactory estoppel. The current DSCR and LTV based on the current tenancy are 0.71x and 83.4%, respectively.

(10) DSCR was calculated including Glycomimetics, which has an executed lease for 10,838 square feet, and according to the related borrower is expected to take occupancy on the earlier of (i) 120 days after March 29, 2004 or
     (ii) when the premises are substantially complete. $120,000 (equal to approximately six months of rent) will be held back at closing to be released as follows: $11,850 to be released when Glycomimetics is in occupancy, open for business, and paying full unabated rent; the remaining $108,150 to be available to the related borrower to draw down on a monthly basis for the completion of the roof replacement. The $120,000 remains as additional collateral for the loan in the event that Glycomimetics does not take occupancy. Currently, the property is 73.4% occupied.

(11) DSCR was calculated based on a stabilized net cash flow. The current net cash flow at the property, with actual vacancy (14.9%) is $1,302,946. The stabilized net cash flow of $1,356,650 (12.8% vacancy) is based on the net cash flow differential allocable to the $700,000 hold back. The DSCR of 1.21x is based on the stabilized net cash flow. The $700,000 hold back will be released if the entire 5,677 square feet is leased at a minimum rent of $24.50 psf within 12 months from the first payment date and occupancy at the property is 90% or greater. In the event that a lease is signed for the space within the 12-month period from the first payment date but the tenant is not in occupancy, the borrower will have a maximum of ninety days from the end of the 12-month period to have the tenant in occupancy, open for business and paying full unabated rent, or the $700,000 will be held as additional collateral for the entire term of the loan.

(12) LTV is based on the Stabilized Value of $20,750,000 as of March 31, 2005 upon stabilized occupancy.

(13) This mortgage loan has not closed as of the cut-off date and therefore, certain mortgage loan characteristics, including the interest rate, has been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated.

(14) DSCR was calculated based on the inclusion of Nathaniel Moore, LLC (5,733 square feet) which is currently paying rent but is not yet in occupancy. Per the related borrower, renovation of the space is currently underway and is expected to be open for business in July/August 2004. Nathaniel Moore, LLC has paid all rental payments to date. As of April 1, 2004 the property is 100% leased. As of April 1, 2004 the property is 77.7% occupied, excluding Nathaniel Moore, LLC.

(15) Currently the loan has a constant monthly payment of $30,973.69, based on a 300-month amortization schedule. The borrower under the mortgage loan, however, has the option of increasing the constant monthly payment once the tenant under the Vitamin Shoppe Industries, Inc. lease takes occupancy and begins conducting its normal business operations at the entire leased premises. The new constant monthly payment will be based on a 240-month amortization schedule minus the number of full accrual periods that shall have elapsed from and after the date of funding. The balloon balance ($3,232,018.70) assumes that the borrower will commence payment of a new constant monthly payment of $34,737.18 beginning with the July 2004 payment date.

(16) On April 7, 2004, the related borrower obtained an earn-out advance in the amount of $285,000 and additional debt of $210,000, which are included in the Original Balance ($). Pursuant to the terms of the earn-out agreement, the Annual Debt Service ($) was recalculated based on the current mortgage rate and a remaining amortization term of 357 months. Annual Debt Service ($), as recalculated, is shown.

                                   ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                 (This Page Has Been Left Blank Intentionally)

                                                                    ANNEX A-6-1

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4

                                                                                                                   INITIAL DEPOSIT
                                                                                                                   TO THE DEFERRED
   CONTROL                                                                    PROPERTY                               MAINTENANCE
     NO.                           PROPERTY NAME                                TYPE                   SPECIFIC      ACCOUNT ($)
-----------------------------------------------------------------------------------------------------------------------------------

      1       Westfield Shoppingtown Garden State Plaza              Retail                     Regional Mall                     0
      2       666 Fifth Avenue                                       Office                                                       0
      3       Two Penn Plaza                                         Office                                                       0
      4       Town East Mall                                         Retail                     Regional Mall                     0
      5       Airport Corporate Center                               Office                                                       0
      6       The Ritz-Carlton Chicago, A Four Seasons Hotel         Hotel                                                        0
      7       Enterprise Technology Center                           Office                                               26,813.00
      8       Park Parthenia Apartments                              Multifamily                                                  0
      9       Sirata Beach Resort & Conference Center                Hotel                                                63,750.00
     10       Rivercrest Village                                     Multifamily                                          24,175.00
     11       Lembi Portfolio - Civic Properties DE                  Multifamily                                                  0
     12       325-329 North Rodeo Drive                              Retail                     Unanchored                        0
     13       North Park Apartments                                  Multifamily                                          13,762.00
     14       101 Orchard Ridge Drive                                Office                                                9,375.00
     15       Red Bird Shopping Center                               Retail                     Anchored                  19,625.00
     16       Oakbrook Plaza                                         Retail                     Unanchored                        0
     17       Regal Cinema                                           Retail                     Anchored                          0
     18       Village By The Parks II                                Retail                     Anchored                   6,250.00
     19       Simi Valley Promenade                                  Retail                     Anchored                   5,000.00
     20       Tower Square                                           Retail                     Shadow Anchored                   0
     21       2200 Byberry Road                                      Office                                               38,368.75
     22       North Moore Retail                                     Retail                     Unanchored                        0
     23       Brewster Mews Apartments                               Multifamily                                                  0
     24       Lembi Portfolio - Bay Citi Properties II DE            Multifamily                                                  0
     25       Jefferson Street Properties                            Multifamily                                           3,125.00
     26       Pico Rivera Commerce Center I                          Industrial/Warehouse                                         0
     27       Artesia Apartments                                     Multifamily                                          10,562.50
     28       Plantation Meadows Apartments                          Multifamily                                                  0
     29       Encore Plaza                                           Retail                     Unanchored                 8,750.00
     30       Lembi Portfolio - LRL Citigroup Properties II DE       Multifamily                                                  0
     31       Stonelake Club Apartments                              Multifamily                                         123,500.00
     32       Quittner Building                                      Retail                     Unanchored                        0
     33       Turnpike Square                                        Retail                     Anchored                  17,890.00
     34       Cancun Apartments                                      Multifamily                                         135,000.00
     35       The Hub Apartments                                     Multifamily                                                625
     36       4 Centennial Drive                                     Office                                                       0
     37       Pure Fitness Plaza                                     Retail                     Unanchored                        0
     38       Harvey's Racquet Club Apartments                       Multifamily                                           8,750.00
     39       Winbranch Apartments                                   Multifamily                                          43,813.00
     40       Holiday Inn Express - Sorrento Valley                  Hotel                                                 3,437.50
     41       Corporate Woods                                        Industrial/Warehouse                                         0
     42       20111 Route 19                                         Retail                     Anchored                        375
     43       The Shops at Stirling Place                            Retail                     Unanchored                        0
     44       400 South Beverly                                      Office                                               52,187.00
     45       Summit Center at the Mall                              Retail                     Anchored                          0
     46       SecurCare Self Storage                                 Self Storage                                         36,256.00
     47       11211 Katy Freeway                                     Office                                               26,000.00
     48       Weston Road Business Center                            Office                                                       0
     49       Long Reach Village Center                              Retail                     Anchored                  25,625.00
     50       Core Claymoore Center                                  Industrial/Warehouse                                         0
     51       Coolsprings Plaza                                      Retail                     Anchored                          0
     52       FedEx Building                                         Industrial/Warehouse                                         0
     53       Shoppes of Cooper City                                 Retail                     Unanchored                 4,625.00
     54       La Quinta Inn - Old Town                               Hotel                                                33,375.00
     55       Orchid Centre                                          Retail                     Unanchored                        0
     56       1110 Nasa Road                                         Office                                               25,210.00
     57       Lembi Portfolio - 621 Stockton                         Multifamily                                                  0
     58       Walgreens - Humble                                     Retail                     Anchored                          0
     59       Heritage Plaza Shopping Center                         Retail                     Unanchored                        0
     60       Rite Aid - Westlake                                    Retail                     Other Retail                      0
     61       Santa Barbara Place Apartments                         Multifamily                                                  0
     62       Minnieville Plaza                                      Retail                     Unanchored                20,268.75
     63       Rite Aid - Hermiston                                   Retail                     Other Retail                      0
     64       Mercury Plaza                                          Retail                     Anchored                   8,688.00
     65       The Boulevard Shops                                    Retail                     Shadow Anchored            6,500.00
     66       Cayuga Professional                                    Office                                               17,250.00
     67       Primavera Apartments                                   Multifamily                                           6,375.00
     68       SaveRite - Douglasville                                Retail                     Anchored                  39,688.00
     69       Eckerd at Austin                                       Retail                     Anchored                          0
     70       Walgreens - Huffmeister                                Retail                     Anchored                          0
     71       Witchduck Exchange                                     Industrial/Warehouse                                 50,812.50
     72       Grayslake & Crystal Lake Outparcels                    Retail                     Unanchored                        0
     73       Rite Aid - Monroe                                      Retail                     Other Retail                      0
     74       Extra Attic Self Storage                               Self Storage                                          1,875.00
     75       Superior Warehouse                                     Multifamily                                                  0
     76       Shadowwood MHP                                         Mobile Home Park                                             0
     77       Eckerd at Greenville                                   Retail                     Anchored                   2,500.00
     78       Walgreens - Saginaw                                    Retail                     Anchored                          0
     79       Shopper's Fair                                         Retail                     Anchored                  31,485.00
     80       Valparaiso Marketplace                                 Retail                     Shadow Anchored                   0
     81       Norwalk Center                                         Retail                     Anchored                          0
     82       West Gate Village                                      Multifamily                                           3,750.00
     83       Folly Road Self Storage                                Self Storage                                                 0
     84       Parkview Apartments                                    Multifamily                                          35,000.00
     85       Crossroads Center & Driskill's                         Retail                     Unanchored                        0
     86       Gateway Centre                                         Industrial/Warehouse                                 43,025.00
     87       Washington Mutual Plaza at Delray                      Retail                     Unanchored                        0
     88       Eckerd at Rocky Mount                                  Retail                     Anchored                          0
     89       Goldenwest Business Complex                            Industrial/Warehouse                                         0
     90       Sav On Lakewood                                        Retail                     Anchored                          0
     91       Towne Oaks East Apartments                             Multifamily                                           1,563.00
     92       Eckerd at Smithfield                                   Retail                     Anchored                   2,500.00
     93       Lembi Portfolio - 2395 29th Avenue                     Multifamily                                                  0
     94       Shoppes at Goose Creek                                 Retail                     Anchored                          0
     95       Starlight Apartments                                   Multifamily                                           7,375.00
     96       Eckerd - Lafayette                                     Retail                     Anchored                          0
     97       Eastside Village                                       Retail                     Unanchored                        0
     98       Walgreens - Indianapolis                               Retail                     Anchored                   3,750.00
     99       Pebblewood Apartments                                  Multifamily                                          33,387.50



                 ANNUAL DEPOSIT                     ANNUAL                        CURRENT                      AS OF
               TO THE REPLACEMENT              DEPOSIT TO THE                  BALANCE OF THE                 DATE OF
   CONTROL         RESERVE                        TI & LC                        TI & LC                     TI & LC
     NO.          ACCOUNT ($)                    ACCOUNT ($)                    ACCOUNT ($)                   ACCOUNT
----------------------------------------------------------------------------------------------------------------------

      1                       0 (1)                           0 (1)                          0               May-04
      2                       0 (2)                1,080,000.00 (3)               6,060,000.00 (3)           May-04
      3                       0 (4)                           0 (4)                          0 (5)           May-04
      4                       0 (6)                           0 (6)                          0               May-04
      5              152,771.52                      500,000.04                      83,340.19               May-04
      6                       0                               0                              0               May-04
      7               99,652.68                      500,000.04 (7)               1,000,000.00               May-04
      8              119,700.00                               0                              0               May-04
      9              524,991.00                               0                              0               May-04
     10               88,720.68                               0                              0               May-04
     11               33,249.96                               0                              0               May-04
     12                1,419.96                        8,880.00                         740.00               May-04
     13               30,750.00                               0                              0               May-04
     14               21,666.60                      120,000.00                      91,025.00               May-04
     15               25,674.00                       45,000.00                      52,273.72               May-04
     16                       0 (8)                           0 (8)                          0 (8)           May-04
     17               12,525.00                       60,000.00 (9)                          0               May-04
     18               12,792.00                       35,166.00                       2,931.00               May-04
     19               14,964.00                       20,676.00                       5,169.00               May-04
     20               23,342.04 (10)                  66,666.72 (11)                 61,152.53               May-04
     21               21,038.16                      102,045.00                     500,000.00               May-04
     22                5,163.36                        9,999.96 (12)                         0               May-04
     23               54,249.96                               0                              0               May-04
     24               24,750.00                               0                              0               May-04
     25               93,600.00 (13)                          0                              0               May-04
     26               68,148.36 (14)                          0 (14)                         0               May-04
     27               47,826.96                               0                              0               May-04
     28               59,499.96                               0                      85,000.00               May-04
     29               19,320.96                       30,240.00                     200,000.00               May-04
     30               23,000.04                               0                              0               May-04
     31               61,920.00                               0                              0               May-04
     32                6,031.20                       48,752.04                              0               May-04
     33               15,816.00                       42,000.00                     260,500.00               May-04
     34               97,200.00                               0                              0               May-04
     35               74,799.96                               0                              0               May-04
     36                7,596.96                       49,200.00                              0               May-04
     37               13,089.00                       18,438.00                     153,073.00               May-04
     38               70,640.04                               0                              0               May-04
     39              114,999.96                               0                              0               May-04
     40               84,265.08                               0                              0               May-04
     41               39,820.08                       49,800.00                              0               May-04
     42               11,607.00                       12,500.04                       2,083.34               May-04
     43               11,406.00                       50,000.04                      25,012.69               May-04
     44                8,849.04                       51,600.00                              0               May-04
     45               14,814.48                       43,572.00                      14,524.00               May-04
     46               42,525.12                               0                              0               May-04
     47                9,520.00                       50,000.00                     100,000.00               May-04
     48                4,180.20                       21,000.00                       5,250.00               May-04
     49               17,493.24                       20,576.04                       5,144.01               May-04
     50                9,780.24                       50,004.00                       4,167.00               May-04
     51               13,124.04                        9,849.96                       2,461.66               May-04
     52               11,202.36                       16,243.44                       1,353.62               May-04
     53               11,578.80                       14,473.56                       1,206.13               May-04
     54               65,172.96                               0                              0               May-04
     55                2,436.36                       20,000.04 (15)                  1,666.67               May-04
     56               11,012.00                       50,000.00                              0               May-04
     57                6,000.00                               0                              0               May-04
     58                       0 (16)                          0                              0               May-04
     59                2,271.00                       17,000.04                       5,668.49               May-04
     60                       0                               0                              0               May-04
     61               15,375.96                               0                              0               May-04
     62                6,348.00                       12,000.00                       2,000.27               May-04
     63                       0                               0                              0               May-04
     64                6,564.00                       15,000.00                       1,250.00               May-04
     65                1,775.40                       11,865.96                       2,966.49               May-04
     66               15,616.32                       35,187.00                     214,000.00               May-04
     67               41,100.00                               0                              0               May-04
     68                8,723.88                       35,000.04                              0               May-04
     69                1,381.32                        1,381.32                         115.11               May-04
     70                       0 (16)                          0                              0               May-04
     71               13,877.16                       26,121.60                      17,414.40               May-04
     72                1,740.00 (17)                  14,916.00 (17)                  4,729.00               May-04
     73                       0                               0                              0               May-04
     74               12,067.56                               0                              0               May-04
     75                4,200.00                               0                              0               May-04
     76               13,850.04                               0                              0               May-04
     77                2,129.64                        1,090.80                           90.9               May-04
     78                       0 (16)                          0                              0               May-04
     79               12,732.00                       22,800.00                              0               May-04
     80                1,581.48                       20,646.00                       6,882.00               May-04
     81                1,356.00                        5,131.00                            428               May-04
     82                6,249.96                               0                              0               May-04
     83                5,227.56                               0                              0               May-04
     84               30,888.00                               0                              0               May-04
     85                6,194.04                       12,738.96                       3,184.74               May-04
     86                9,060.00                       30,352.20                       5,058.70               May-04
     87                     750                        7,500.00                              0               May-04
     88                1,935.36                        1,382.40                              0               May-04
     89                2,528.04                       13,500.00                       1,125.00               May-04
     90                1,677.96 (18)                   1,677.96 (18)                  1,957.66 (18)          May-04
     91               26,040.00                               0                              0               May-04
     92                1,935.36                        1,382.40                              0               May-04
     93                3,249.96                               0                              0               May-04
     94                1,620.00                        7,200.00                            644               May-04
     95               21,600.00                               0                              0               May-04
     96                1,636.20                        5,454.00                         909.00               May-04
     97                1,755.00                        9,996.00                            833               May-04
     98                1,950.00                               0                              0               May-04
     99               10,764.00                               0                              0               May-04




(1) Westfield America Inc. and PACL guarantee (on a pro rata basis) payment of TI/LCs and Replacement Reserves for in-line space up to $1.20 psf per annum. In the event the DSCR falls below 1.10x, based on an assumed constant of 9.000%, or Westfield America Inc. fails to maintain liquidity of at least $25,000,000, the related borrower must make annual on-going deposits of $1.20 psf.

(2) Borrower shall only make deposits into a monthly Replacement Reserve account upon and during the occurrence of a Replacement Reserve Triggering Event, which shall mean the earlier of (i) an Event of Default or (ii) the DSCR for the 12 month period immediately preceding the date of calculation is less than 1.25x.

(3) Upon and during the occurrence of the earlier of (i) an Event of Default or (ii) the DSCR falling below 1.75x for the 12 months preceding the date of calculation (either a Leasing Reserve Triggering Event), Borrower is required to increase the monthly deposit, as necessary, to an amount which, if paid on the next Payment Date and on each subsequent Payment Date to and including the Payment Date occurring in May 2007, will result in a TI/LC total account balance of $12,600,000 after taking into account the initial, all standard and any other monthly leasing reserve deposits and any deposits made by or on behalf of the Mezzanine Borrower. Borrower may deliver a LOC in lieu of making deposits into the TI/LC account provided no uncured Event of Default exists, and the LOC and cash combined meet the minimum requirement set forth by the Lender.

(4) Upon the occurrence of an event of default or in the event the DSCR falls below 1.25x, commencing on the payment date occurring in February 2006 and continuing through and including the payment date occurring in March 2007, borrower shall make a monthly deposit into the TI/LC account equal to $307,000. In addition, upon the occurrence of an event of default or in the event the DSCR falls below 1.25x, borrower shall make a monthly deposit into the Structural Reserve Account equal to $31,860.94.

(5) Two Penn Plaza Borrower delivered to the lender a Required Repair and Unfunded Tenant Allowance Guaranty from Vornado Realty L.P. in lieu of depositing $750,000 to the Structural Reserve Account and $1,440,040 to the TI/LC account.

(6) Monthly reserves for tenant improvements and leasing commissions and capital expenditures will only be collected on a monthly basis following an event of default or if the debt service coverage ratio (based on the previous consecutive 12-month period) is less than 1.15x based on an assumed 9.0% loan constant. Once triggered, the reserves are capped at $415,757 for tenant improvements and leasing commissions and $103,939 for replacement reserves.

(7) Monthly TI/LC deposits of $41,666.67 are required, not to exceed an aggregate of $2,500,000 (inclusive of the upfront deposit of $1,000,000).

(8) In lieu of making a cash deposit for the insurance, replacement, TI/LC and ground rent reserves, the related borrower delivered a letter of credit in the amount of $500,000.

(9) Monthly TI/LC deposits of $5,000 will be required during years 11 through 15 of the loan term. No TI/LC deposits will be required during years 1 through 10 of the loan term.

(10) In the event a portion of the roof shall have been replaced, the monthly Replacement Reserve deposit shall equal $0 during periods in which the balance in the Replacement Account exceeds the sum of $30,000 + $2.00 multiplied by the total sq footage of the roof that has not been replaced. If the entire roof has been replaced, the monthly Replacement Reserve deposit shall be $1,250 provided that it shall be $0 during times when the balance in the reserve account exceeds $30,000.

(11) Monthly TI/LC deposit shall be $5,555.56 through and including December 2004, $2,083.33 from January 2005 through December 2005 and $3,333.33 from and after January 2006.

(12) Monthly TI/LC deposits of $833.33 are required, not to exceed an aggregate of $50,000.

(13) The first monthly Replacement Reserve deposit shall be made on April 11,2005.

(14) TI/LC reserves are included in the replacement reserves account which the related borrower may draw upon for all capital needs.

(15) Monthly TI/LC deposit shall be (a) $1,666.67 through and including December 2006 and (b) $2,708.33 from and after January 2007 provided that the monthly deposit will be $0 during times when the balance in the TI/LC account exceeds $115,000. From and after January 2008 the monthly TI/LC deposit shall be $1,666.67, provided that when the balance in the TI/LC account exceeds $50,000 the monthly deposit will be $0 and all amounts in excess of $50,000 will be released to the borrower.

(16) No Ongoing Replacement Reserves will be required except in the event Walgreens is no longer responsible for all structural repairs.

(17) If the Grayslake Outparcel property is released, the Monthly Replacement Reserve deposit shall be $111.50 and the monthly TI/LC deposit shall be $1,155.

(18) The Monthly Replacement Reserve and TI/LC deposits each shall be $139.83; provided that the Monthly Replacement Reserve and TI/LC deposits shall be $0.00 during such times as the balance on deposit in each account exceeds $1,678.00.

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                 (This Page Has Been Left Blank Intentionally)

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C4


   CONTROL                          PROPERTY                                                      CUT-OFF DATE
     NO.                              NAME                                  COUNTY                BALANCE ($)
--------------------------------------------------------------------------------------------------------------------

      8       Park Parthenia Apartments                            Los Angeles                       24,500,000.00
     10       Rivercrest Village                                   Sacramento                        23,172,737.06
     11       Lembi Portfolio - Civic Properties DE                San Francisco                     18,777,000.00
     11A      400 Duboce                                           San Francisco
     11B      100 Broderick                                        San Francisco
     11C      106 Sanchez                                          San Francisco
     13       North Park Apartments                                New York                          16,000,000.00
     23       Brewster Mews Apartments                             Erie County                       10,000,000.00
     24       Lembi Portfolio - Bay Citi Properties II DE          San Francisco                      9,938,000.00
     24A      601 O'Farrell                                        San Francisco
     24B      915 Pierce                                           San Francisco
     25       Jefferson Street Properties                          Leon                               9,150,000.00
     27       Artesia Apartments                                   Los Angeles                        8,786,314.40
     28       Plantation Meadows Apartments                        Broward                            8,650,000.00
     30       Lembi Portfolio - LRL Citigroup Properties II DE     San Francisco                      8,275,000.00
     30A      925 Geary                                            San Francisco
     30B      540 Leavenworth                                      San Francisco
     31       Stonelake Club Apartments                            Marion                             8,250,000.00
     34       Cancun Apartments                                    Harris                             7,579,463.21
     35       The Hub Apartments                                   Dallas                             7,273,080.82
     38       Harvey's Racquet Club Apartments                     Dallas                             6,973,949.60
     39       Winbranch Apartments                                 Shelby                             6,800,000.00
     57       Lembi Portfolio - 621 Stockton                       San Francisco                      3,900,000.00
     61       Santa Barbara Place Apartments                       Collier                            3,443,035.35
     67       Primavera Apartments                                 Dallas                             3,082,500.00
     75       Superior Warehouse                                   Richmond City                      2,400,000.00
     76       Shadowwood MHP                                       Champaign                          2,400,000.00
     82       West Gate Village                                    Plymouth                           2,196,494.77
     84       Parkview Apartments                                  Houston                            2,075,971.27
     91       Towne Oaks East Apartments                           Smith                              1,814,732.27
     93       Lembi Portfolio - 2395 29th Avenue                   San Francisco                      1,610,000.00
     95       Starlight Apartments                                 Dallas                             1,500,000.00
     99       Pebblewood Apartments                                DeKalb                               998,109.48


   CONTROL    UTILITIES PAID          UTILITIES PAID             # OF         AVG. RENT         # OF         AVG. RENT
     NO.         BY TENANT              BY TENANT                PADS         PADS ($)         STUDIOS      STUDIOS ($)
--------------------------------------------------------------------------------------------------------------------------

      8       Yes             Electric, Water, Sewer and Gas             0               0               0              0
     10       Yes             Electric, Gas                              0               0               0              0
     11       Yes             Electric, Gas                              0               0              41            974
     11A      Yes             Electric, Gas                              0               0              18            839
     11B      Yes             Electric, Gas                              0               0              17          1,097
     11C      Yes             Electric, Gas                              0               0               6          1,030
     13       Yes             Electric                                   0               0              32          1,532
     23       Yes             Electric, Water, Sewer                     0               0               0              0
     24       Yes             Electric, Gas                              0               0              84            969
     24A      Yes             Electric, Gas                              0               0              72            948
     24B      Yes             Electric, Gas                              0               0              12          1,092
     25       Yes             Electric                                   0               0              90            504
     27       Yes             Electric, Gas                              0               0              44            633
     28       Yes             Electric                                   0               0               0              0
     30       Yes             Electric, Gas                              0               0              72            747
     30A      Yes             Electric, Gas                              0               0              38            754
     30B      Yes             Electric, Gas                              0               0              34            740
     31       Yes             Electric                                   0               0               0              0
     34       Yes             Electric, Water, Sewer, Gas                0               0               0              0
     35       Yes             Electric, Water, Sewer and Gas             0               0              40            450
     38       Yes             Electric, Water, Sewer and Gas             0               0               0              0
     39       Yes             Electric                                   0               0               0              0
     57       Yes             Electric, Gas                              0               0               9          1,162
     61       Yes             Electric, Water, Sewer                     0               0               0              0
     67       No              None                                       0               0              43            474
     75       No              None                                       0               0               0              0
     76       Yes             Electric, Gas                            277             170               0              0
     82       Yes             Electric                                   0               0               0              0
     84       Yes             Electric, Gas                              0               0               0              0
     91       Yes             Electric                                   0               0               0              0
     93       Yes             Electric, Gas                              0               0               5          1,146
     95       No              None                                       0               0               0              0
     99       Yes             Electric, Gas                              0               0               0              0




   CONTROL        # OF 1         AVG. RENT        # OF 2        AVG. RENT       # OF 3         AVG. RENT
     NO.         BEDROOMS     1 BEDROOMS ($)     BEDROOMS    2 BEDROOMS ($)    BEDROOMS     3 BEDROOMS ($)
-----------------------------------------------------------------------------------------------------------------
      8                   85               606           231             746            59               965
     10                   84               756           212             942            32             1,205
     11                   62             1,215            29           1,512             1             2,650
     11A                  37             1,064            24           1,474             1             2,650
     11B                  14             1,502             4           1,652             0                 0
     11C                  11             1,386             1           1,850             0                 0
     13                   33             2,048            53           2,326             5             2,469
     23                  198               609            18             708             0                 0
     24                   12             1,376             1           1,550             0                 0
     24A                   6             1,340             1           1,550             0                 0
     24B                   6             1,411             0               0             0                 0
     25                  222               529             0               0             0                 0
     27                  123               738             2             950             0                 0
     28                   75               768            95             875             0                 0
     30                   20             1,173             0               0             0                 0
     30A                  10             1,128             0               0             0                 0
     30B                  10             1,208             0               0             0                 0
     31                  120               570           120             723             0                 0
     34                  118               416           173             493            33               584
     35                  254               539            64             697            16               909
     38                  260               505            92             664             0                 0
     39                  152               406           308             477             0                 0
     57                   14             1,440             0               0             1             5,500
     61                    0                 0            60             790             1                 0
     67                   40               571            46             698             8               855
     75                   18               914            10           1,167             0                 0
     76                    0                 0             0               0             0                 0
     82                    0                 0            25           1,115             0                 0
     84                   64               364            40             412             0                 0
     91                   44               416            60             493             0                 0
     93                    5             1,406             1           2,150             0                 0
     95                    8               506            32             586            24               592
     99                    0                 0             0               0            36               778


   CONTROL        # OF 4         AVG. RENT      # OF COMMERCIAL          AVG. RENT                         TOTAL
     NO.         BEDROOMS     4 BEDROOMS ($)         UNITS          COMMERCIAL UNITS ($)    ELEVATOR       UNITS
---------------------------------------------------------------------------------------------------------------------
      8                   24             1,085                  0                        0 No                   399
     10                    0                 0                  0                        0 No                   328
     11                    0                 0                  0                        0 Yes                  133
     11A                   0                 0                  0                        0 Yes                   80
     11B                   0                 0                  0                        0 Yes                   35
     11C                   0                 0                  0                        0 No                    18
     13                    0                 0                  0                        0 Yes                  123
     23                    0                 0                  0                        0 No                   216
     24                    0                 0                  2                    1,393 Yes                   99
     24A                   0                 0                  2                    1,393 Yes                   81
     24B                   0                 0                  0                        0 Yes                   18
     25                    0                 0                  0                        0 Yes                  312
     27                    0                 0                  0                        0 No                   169
     28                    0                 0                  0                        0 No                   170
     30                    0                 0                  0                        0 Yes                   92
     30A                   0                 0                  0                        0 Yes                   48
     30B                   0                 0                  0                        0 Yes                   44
     31                    0                 0                  0                        0 No                   240
     34                    0                 0                  0                        0 No                   324
     35                    0                 0                  0                        0 No                   374
     38                    0                 0                  0                        0 No                   352
     39                    0                 0                  0                        0 No                   460
     57                    0                 0                  0                        0 Yes                   24
     61                    0                 0                  0                        0 No                    61
     67                    0                 0                  0                        0 No                   137
     75                    0                 0                  0                        0 Yes                   28
     76                    0                 0                  0                        0 No                   277
     82                    0                 0                  0                        0 No                    25
     84                    0                 0                  0                        0 No                   104
     91                    0                 0                  0                        0 No                   104
     93                    0                 0                  2                    1,250 Yes                   13
     95                    8               556                  0                        0 No                    72
     99                    0                 0                  0                        0 No                    36

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX C-1
                               PRICE/YIELD TABLES

                  (This Page Has Been Left Blank Intentionally)

                                    ANNEX C-2
                                DECREMENT TABLES

                  (This Page Has Been Left Blank Intentionally)

                                                                    ANNEX C-2-1

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage..............................      100 %            100 %           100 %            100 %           100 %
May 2005........................................       94               93              93               93              92
May 2006........................................       86               86              85               85              85
May 2007........................................       77               77              76               76              76
May 2008........................................       68               67              67               67              67
May 2009 and thereafter.........................        0                0               0                0               0

Weighted Average Life (in years).........            3.81             3.76            3.72             3.67            3.60

                                                                    ANNEX C-2-2

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage..............................       100 %           100 %           100 %            100 %           100 %
May 2005........................................       100             100             100              100             100
May 2006........................................       100             100             100              100             100
May 2007........................................       100             100             100              100             100
May 2008........................................       100             100             100              100             100
May 2009 and thereafter.........................         0               0               0                0               0

Weighted Average Life (in years)................      4.74            4.73            4.72             4.70            4.47

                                                                    ANNEX C-2-3

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage..............................       100 %           100 %           100 %            100 %           100 %
May 2005.......................................        100             100             100              100             100
May 2006.......................................        100             100             100              100             100
May 2007.......................................        100             100             100              100             100
May 2008.......................................        100             100             100              100             100
May 2009.......................................         99              99              99               99              99
May 2010.......................................         94              94              94               94              94
May 2011.......................................         24              24              24               24              24
May 2012.......................................          8               8               8                8               8
May 2013.......................................          3               3               3                3               3
May 2014 and thereafter........................          0               0               0                0               0

Weighted Average Life (in years)...............       7.01            6.97            6.93             6.88            6.67

                                                                    ANNEX C-2-4

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................        100 %           100 %           100 %            100 %           100 %
May 2005.......................................        100             100             100              100             100
May 2006.......................................        100             100             100              100             100
May 2007.......................................        100             100             100              100             100
May 2008.......................................        100             100             100              100             100
May 2009.......................................        100             100             100              100             100
May 2010.......................................        100             100             100              100             100
May 2011.......................................        100             100             100              100             100
May 2012.......................................        100             100             100              100             100
May 2013.......................................        100             100             100              100             100
May 2014.......................................         37              28              16                2               0
May 2015 and thereafter........................          0               0               0                0               0

Weighted Average Life (in years)...............       9.90            9.87            9.83             9.77            9.53

                                                                    ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................        100 %           100 %           100 %            100 %           100 %
May 2005.......................................        100             100             100              100             100
May 2006.......................................        100             100             100              100             100
May 2007.......................................        100             100             100              100             100
May 2008.......................................        100             100             100              100             100
May 2009.......................................        100             100             100              100             100
May 2010.......................................        100             100             100              100             100
May 2011.......................................        100             100             100              100             100
May 2012.......................................        100             100             100              100             100
May 2013.......................................        100             100             100              100             100
May 2014.......................................        100             100             100              100               0
May 2015 and thereafter........................          0               0               0                0               0

Weighted Average Life (in years).........            10.02           10.02           10.02            10.02            9.77

                                                                    ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................        100 %           100 %           100 %            100 %           100 %
May 2005.......................................        100             100             100              100             100
May 2006.......................................        100             100             100              100             100
May 2007.......................................        100             100             100              100             100
May 2008.......................................        100             100             100              100             100
May 2009.......................................        100             100             100              100             100
May 2010.......................................        100             100             100              100             100
May 2011.......................................        100             100             100              100             100
May 2012.......................................        100             100             100              100             100
May 2013.......................................        100             100             100              100             100
May 2014.......................................        100             100             100              100               0
May 2015 and thereafter........................          0               0               0                0               0

Weighted Average Life (in years)...............      10.02           10.02           10.02            10.02            9.77

                                                                    ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................         100 %           100 %           100 %            100 %           100 %
May 2005.......................................         100             100             100              100             100
May 2006.......................................         100             100             100              100             100
May 2007.......................................         100             100             100              100             100
May 2008.......................................         100             100             100              100             100
May 2009.......................................         100             100             100              100             100
May 2010.......................................         100             100             100              100             100
May 2011.......................................         100             100             100              100             100
May 2012.......................................         100             100             100              100             100
May 2013.......................................         100             100             100              100             100
May 2014.......................................         100             100             100              100               0
May 2015 and thereafter........................           0               0               0                0               0

Weighted Average Life (in years)...............       10.02           10.02           10.02            10.02            9.77

                                                                    ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................        100 %           100 %           100 %            100 %           100 %
May 2005.......................................        100             100             100              100             100
May 2006.......................................        100             100             100              100             100
May 2007.......................................        100             100             100              100             100
May 2008.......................................        100             100             100              100             100
May 2009.......................................        100             100             100              100             100
May 2010.......................................        100             100             100              100             100
May 2011.......................................        100             100             100              100             100
May 2012.......................................        100             100             100              100             100
May 2013.......................................        100             100             100              100             100
May 2014.......................................        100             100             100              100               0
May 2015 and thereafter........................          0               0               0                0               0

Weighted Average Life (in years)...............      10.02           10.02           10.02            10.02            9.80


                                                                    ANNEX C-2-9

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                                 --------------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR          25% CPR         50% CPR          75% CPR        100% CPR
-----------------                                ---------------  ---------------  --------------  --------------  --------------
Initial Percentage.............................         100 %           100 %           100 %            100 %           100 %
May 2005.......................................         100             100             100              100             100
May 2006.......................................         100             100             100              100             100
May 2007.......................................         100             100             100              100             100
May 2008.......................................         100             100             100              100             100
May 2009.......................................         100             100             100              100             100
May 2010.......................................         100             100             100              100             100
May 2011.......................................         100             100             100              100             100
May 2012.......................................         100             100             100              100             100
May 2013.......................................         100             100             100              100             100
May 2014.......................................         100             100             100              100               0
May 2015 and thereafter........................           0               0               0                0               0

Weighted Average Life (in years)...............       10.02           10.02           10.02            10.02            9.86

                  (This Page Has Been Left Blank Intentionally)

                                     ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Loan                                                 17
     Liquidated Loan Detail                                             18

================================================================================

                                   UNDERWRITER
================================================================================

     Lehman Brothers Inc.
     3 World Financial Center
     New York, NY 10285

     Contact:       Tricia Hall
     Phone Number:  (212) 526-5850

================================================================================

                                 MASTER SERVICER
================================================================================

     Wachovia Bank, National Association
     8739 Research Drive
     URP 4, NC 1075
     Charlotte, NC 28262

     Contact:       Timothy S. Ryan
     Phone Number:  (704) 593-7878

================================================================================

                                SPECIAL SERVICER
================================================================================

     Lennar Partners, Inc.
     760 N.W. 107th Avenue
     Miami, FL 33172

     Contact:       Steve Bruha
     Phone Number:  (305) 229-6614

================================================================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution Penalties    Expenses  Distribution  Balance     Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-1b          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    Q            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    S            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    T            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-LR          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    V            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Penalties  Distribution   Amount
-------------------------------------------------------------------------------------------------------
   X                 0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution  Penalties     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-1b                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    Q                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    S                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    T                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-LR                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    V                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution   Penalties      Amount
-------------------------------------------------------------------------
   X                   0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004


                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursement for Interest on P&I                      0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Delinquent Master Servicing Fees                            0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------
           Interest       Net Aggregate        Previously        Optimal Interest                         Remaining
Class       Accrual        Prepayment        Unpaid Interest       Distribution       Interest        Interest Shortfall
            Amount     Interest Shortfall    Shortfall Amount         Amount        Distribution            Amount
-----------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00              0.00                0.00
 A-2           0.00             0.00               0.00                0.00              0.00                0.00
 A-3           0.00             0.00               0.00                0.00              0.00                0.00
 A-4           0.00             0.00               0.00                0.00              0.00                0.00
 A-1b          0.00             0.00               0.00                0.00              0.00                0.00
  X            0.00             0.00               0.00                0.00              0.00                0.00
  B            0.00             0.00               0.00                0.00              0.00                0.00
  C            0.00             0.00               0.00                0.00              0.00                0.00
  D            0.00             0.00               0.00                0.00              0.00                0.00
  E            0.00             0.00               0.00                0.00              0.00                0.00
  F            0.00             0.00               0.00                0.00              0.00                0.00
  G            0.00             0.00               0.00                0.00              0.00                0.00
  H            0.00             0.00               0.00                0.00              0.00                0.00
  J            0.00             0.00               0.00                0.00              0.00                0.00
  K            0.00             0.00               0.00                0.00              0.00                0.00
  L            0.00             0.00               0.00                0.00              0.00                0.00
  M            0.00             0.00               0.00                0.00              0.00                0.00
  N            0.00             0.00               0.00                0.00              0.00                0.00
  P            0.00             0.00               0.00                0.00              0.00                0.00
  Q            0.00             0.00               0.00                0.00              0.00                0.00
  S            0.00             0.00               0.00                0.00              0.00                0.00
  T            0.00             0.00               0.00                0.00              0.00                0.00
-----------------------------------------------------------------------------------------------------------------------
Total          0.00             0.00               0.00                0.00              0.00                0.00
=======================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

                   OTHER REQUIRED INFORMATION

Available Distribution Amount(1)                  0.00

Net Prepayment Interest Shortfall Amount          0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00
Percent of Total Balance                         0.00%

Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Liquidation Fees              0.00
Aggregate Amount of Trustee Fee                   0.00

Specially Serviced Loans not Delinquent              0
     Number of Outstanding Loans                  0.00
     Aggregate Unpaid Principal Balance           0.00

Interest Reserve
     Deposit                                      0.00
     Withdrawal                                   0.00



Original Subordination Level

Class A-1       0.00%                   Class H       0.00%
Class A-2       0.00%                   Class J       0.00%
Class A-3       0.00%                   Class K       0.00%
Class A-4       0.00%                   Class L       0.00%
Class B         0.00%                   Class M       0.00%
Class C         0.00%                   Class N       0.00%
Class D         0.00%                   Class O       0.00%
Class E         0.00%                   Class P       0.00%
Class F         0.00%                   Class Q       0.00%
Class G         0.00%                   Class S       0.00%
                                        Class T       0.00%

Appraisal Reduction Amount

 --------------------------------------------------------
               Appraisal    Cumulative     Date Appraisal
  Loan         Reduction       ASER           Reduction
 Number        Effected       Amount          Effected
 --------------------------------------------------------








 --------------------------------------------------------
 Total
 ========================================================

(1) The Available Distribution Amount includes any Prepayment Premiums.
--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Nonrecoverability Determinations     0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

        INTEREST RESERVE DEPOSIT                                                 0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                              Page 6 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-1b
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
  S
  T
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                 GROSS MARGINS
--------------------------------------------------------------------------------
                                         % of
   Gross            # of    Scheduled    Agg.     WAM                 Weighted
   Margins          loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT FINANCIALS
---------------------------------------------------------------------------------------
                                             % of
Age of Most Recent       # of    Scheduled    Agg.     WAM                 Weighted
    Financials          loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
---------------------------------------------------------------------------------------






---------------------------------------------------------------------------------------
    Totals
---------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
          Standard Information Package.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

------------------------------------------------------------------------------------------------

                                 PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------
                                                       Principal Prepayment Amount
                Offering Document    -----------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premiums
------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

           Prepayments                                  Rate and Maturities
-----------------------------------            ------------------------------------
  Curtailments            Payoff                Next Weighted Avg.
  #   Balance          #   Balance              Coupon      Remit              WAM
-----------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding     Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I          Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                    Actual         Outstanding
                Foreclosure       Principal         Servicing       Bankruptcy       REO
Loan Number        Date            Balance          Advances           Date          Date
-------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

**  Outstanding P&I Advances include the current period advance.
--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

--------------------------------------------------------------------------------------------------------------------------------

                             SPECIALLY SERVICED LOAN DETAIL - PART 1

--------------------------------------------------------------------------------------------------------------------------------
             Offering       Servicing    Resolution                                                                    Net
 Loan        Document        Transfer     Strategy       Scheduled     Property              Interest    Actual     Operating
Number    Cross-Reference      Date        Code (1)       Balance      Type (2)     State      Rate      Balance     Income
--------------------------------------------------------------------------------------------------------------------------------










--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                      Remaining
 Loan          DSCR                     Note         Maturity       Amortization
Number         Date         DSCR        Date           Date             Term
---------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
            Offering      Resolution     Site
  Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
 Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue               Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/16/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                         -------------------------------------------
                                                                                          For Additional Information, please contact
                                                                                                   CTSLink Customer Service
[WELLS FARGO LOGO OMITTED]                                                                              (301) 815-6600
                                                                                           Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         LEHMAN BROTHERS - UBS                   -------------------------------------------
9062 OLD ANNAPOLIS ROAD              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 PAYMENT DATE: 06/17/2004
COLUMBIA, MD 21045-1951                              SERIES 2004-C4                                RECORD DATE:  05/31/2004

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                             Page 18 of 18

                                     ANNEX E


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2004-C4, Commercial Mortgage Pass-Through Certificates, Series 2004-C4, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

    o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

    o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

   1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

   2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

   3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

   4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

           (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

           (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                     Regulations,

           (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

           (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or


      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--


           (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,


           (ii) certifying that the nonqualified intermediary is not acting for its own account,


           (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and


           (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or


   5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.


     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.


     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--


    o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;


    o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or


    o can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).


     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


                   STRUCTURED ASSET SECURITIES CORPORATION II,

                                  THE DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------------------------------------------------
                     THE OFFERED CERTIFICATES:                                  THE TRUST ASSETS:
The offered certificates will be issuable in series.          The assets of each of our trusts will include--
Each series of offered certificates will--
                                                              o  mortgage loans secured by first and junior liens on,
o  have its own series designation,                              or security interests in, various interests in
                                                                 commercial and multifamily real properties,
o  consist of one or more classes with various payment
   characteristics,                                           o  mortgage-backed securities that directly or
                                                                 indirectly evidence interests in, or are directly or
o  evidence beneficial ownership interests in a trust            indirectly secured by, those types of mortgage loans,
   established by us, and                                        or

o  be payable solely out of the related trust assets.         o  some combination of those types of mortgage loans
                                                                 and mortgage-backed securities.

No governmental agency or instrumentality will insure         Trust assets may also include letters of credit, surety
or guarantee payment on the offered certificates.             bonds, insurance policies, guarantees, credit
Neither we nor any of our affiliates are responsible for      derivatives, reserve funds, guaranteed investment
making payments on the offered certificates if                contracts, interest rate exchange agreements, interest
collections on the related trust assets are insufficient.     rate cap or floor agreements, currency exchange
                                                              agreements, or other similar instruments and
                                                              agreements.
--------------------------------------------------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

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YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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                  THE DATE OF THIS PROSPECTUS IS MAY 17, 2004.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                         -----
Important Notice About the Information Presented in this Prospectus ....    3
Available Information; Incorporation by Reference ......................    3
Summary of Prospectus ..................................................    4
Risk Factors ...........................................................   13
Capitalized Terms Used in this Prospectus ..............................   29
Description of the Trust Assets ........................................   30
Yield and Maturity Considerations ......................................   52
Structured Asset Securities Corporation II .............................   57
Description of the Certificates ........................................   57
Description of the Governing Documents .................................   65
Description of Credit Support ..........................................   74
Legal Aspects of Mortgage Loans ........................................   76
Federal Income Tax Consequences ........................................   88
State and Other Tax Consequences .......................................  124
ERISA Considerations ...................................................  125
Legal Investment .......................................................  128
Use of Proceeds ........................................................  130
Method of Distribution .................................................  130
Legal Matters ..........................................................  131
Financial Information ..................................................  131
Rating .................................................................  131
Glossary ...............................................................  133

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.


THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES...................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o the creation of and transfer of assets to the related trust, and

                                 o the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                 o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 o rental or cooperatively-owned buildings with multiple dwelling units;

                                 o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 o may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 o the security has been registered under the Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                 o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of interest;

                                 o payments of interest, with disproportionate, nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                    1. faster and, in some cases, substantially faster, or

                                    2. slower and, in some cases, substantially slower,

                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS...........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                 o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the  Certificates--
                                 Termination."

FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                                 o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 o  regular interests in a financial asset
                                    securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.


ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.


THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o  the fair market value and condition of the underlying real property;

     o  the level of interest rates;

     o  the borrower's equity in the underlying real property;

     o  the borrower's financial condition;

     o  the operating history of the underlying real property;

     o  changes in zoning and tax laws;

     o  changes in competition in the relevant area;

     o  changes in rental rates in the relevant area;

     o  changes in governmental regulation and fiscal policy;

     o  prevailing general and regional economic conditions;

     o  the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o  the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o  the characteristics of the neighborhood where the property is located;

     o  the proximity and attractiveness of competing properties;

     o  the existence and construction of competing properties;

     o  the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o  demographic factors;

     o  customer tastes and preferences;

     o  retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o  an increase in vacancy rates;

     o  a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  the rental rates at which leases are renewed or replaced;

     o  the percentage of total property expenses in relation to revenue;

     o  the ratio of fixed operating expenses to those that vary with revenues;
        and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o  to fund repairs, replacements and capital improvements at the property;
        and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o  an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o  a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o  the business operated by the tenants;

     o  the creditworthiness of the tenants; and

     o  the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o  changes in interest rates;

     o  the availability of refinancing sources;

     o  changes in governmental regulations, licensing or fiscal policy;

     o  changes in zoning or tax laws; and

     o  potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o  responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o  maintain or improve occupancy rates, business and cash flow,

     o  reduce operating and repair costs, and

     o  preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o  rental rates;

     o  location;

     o  type of business or services and amenities offered; and

     o  nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o  offers lower rents;

     o  has lower operating costs;

     o  offers a more favorable location; or

     o  offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."


BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o  the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o  changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.


SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."


BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o  tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.


     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978--

     o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.


SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o  the bankrupt party--

        1.  was insolvent at the time of granting the lien,

        2.  was rendered insolvent by the granting of the lien,

        3.  was left with inadequate capital, or

        4.  was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o  the related real property, or

     o  a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o  the default is deemed to be immaterial,

     o  the exercise of those remedies would be inequitable or unjust, or

     o  the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.


LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o  war,

     o  revolution,

     o  governmental actions,

     o  floods and other water-related causes,

     o  earth movement, including earthquakes, landslides and mudflows,

     o  wet or dry rot,

     o  vermin, and

     o  domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY


     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN


     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o  breach of contract involving a tenant, a supplier or other party;

     o  negligence resulting in a personal injury, or

     o  responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o  generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o  individuals,

     o  estates,

     o  trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o  a foreign person under the Internal Revenue Code of 1986, or

     o a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

     o a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o  various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o  rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o  office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o  casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o  industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o  arenas and stadiums;

     o  churches and other religious facilities;

     o  parking lots and garages;

     o  mixed use properties;

     o  other income-producing properties; and

     o  unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o  shares in a cooperative corporation which owns the property, or

     o  any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o  second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o  the period of the delinquency,

     o  any forbearance arrangement then in effect,

     o  the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o  the types of services offered at the property;

     o  the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o  the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o  require written leases;

     o  require good cause for eviction;

     o  require disclosure of fees;

     o  prohibit unreasonable rules;

     o  prohibit retaliatory evictions;

     o  prohibit restrictions on a resident's choice of unit vendors;

     o  limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o  the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o  mortgage loan payments,

     o  real property taxes,

     o  maintenance expenses, and

     o  other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o  maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o  shopping centers,

     o  factory outlet centers,

     o  malls,

     o  automotive sales and service centers,

     o  consumer oriented businesses,

     o  department stores,

     o  grocery stores,

     o  convenience stores,

     o  specialty shops,

     o  gas stations,

     o  movie theaters,

     o  fitness centers,

     o  bowling alleys,

     o  salons, and

     o  dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o  lower rents,

     o  grant a potential tenant a free rent or reduced rent period,

     o  improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o  competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o  perceptions regarding the safety of the surrounding area;

     o  demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o  traffic patterns and access to major thoroughfares;

     o  the visibility of the property;

     o  availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o  customer tastes, preferences and spending patterns; and

     o  the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o  an anchor tenant's failure to renew its lease;

     o  termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o  a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o  factory outlet centers;

     o  discount shopping centers and clubs;

     o  catalogue retailers;

     o  television shopping networks and programs;

     o  internet web sites; and

     o  telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o  the quality and philosophy of building management;

     o  access to mass transportation; and

     o  changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o  rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o  access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o  the cost and quality of labor;

     o  tax incentives; and

     o  quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o  full service hotels;

     o  resort hotels with many amenities;

     o  limited service hotels;

     o  hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o  other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o  the seasonal nature of business at the property;

     o  the level of room rates relative to those charged by competitors;

     o  quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o  the existence or construction of competing hospitality properties;

     o  nature and quality of the services and facilities;

     o  financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o  the continued existence and financial strength of the franchisor;

     o  the public perception of the franchise service mark; and

     o  the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o  appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o  the existence or construction of competing casinos;

     o  dependence on tourism; and

     o  local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o  offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o  hospitals;

     o  medical offices;

     o  skilled nursing facilities;

     o  nursing homes;

     o  congregate care facilities; and

     o  in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o  statutory and regulatory changes;

     o  retroactive rate adjustments;

     o  administrative rulings;

     o  policy interpretations;

     o  delays by fiscal intermediaries; and

     o  government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o  federal and state licensing requirements;

     o  facility inspections;

     o  rate setting;

     o  reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

        1.  availability of labor services,

        2.  proximity to supply sources and customers, and

        3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

        1.  ceiling heights,

        2.  column spacing,

        3.  number and depth of loading bays,

        4.  divisibility,

        5.  floor loading capacities,

        6.  truck turning radius,

        7.  overall functionality, and

        8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o  building design,

     o  location and visibility,

     o  tenant privacy,

     o  efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o  services provided at the property, such as security,

     o  age and appearance of the improvements, and

     o  quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o  the cost, quality and availability of food and beverage products;

     o aegative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o  changes in demographics, consumer habits and traffic patterns;

     o  the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o  segment,

     o  product,

     o  price,

     o  value,

     o  quality,

     o  service,

     o  convenience,

     o  location, and

     o  the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o  lower operating costs,

     o  more favorable locations,

     o  more effective marketing,

     o  more efficient operations, or

     o  better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

        1.  adversely affect the nature of the business, or

        2.  require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o  the number of comparable competing properties in the local market;

     o  the age, appearance and reputation of the property;

     o  the quality of management; and

     o  the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o  multifamily rental properties,

     o  cooperatively-owned apartment buildings,

     o  condominium complexes, and

     o  single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o  the location and appearance of the property;

     o  the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o  geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o  sensitivity to weather and climate changes; and

     o  local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o  sporting events;

     o  musical events;

     o  theatrical events;

     o  animal shows; and/or

     o  circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o  the appeal of the particular event;

     o  the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o  the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o  the amount of alternative parking spaces in the area;

     o  the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o  its location,

     o  its size,

     o  the surrounding neighborhood, and

     o  local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o  the successful operation of the property, and

     o  its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o  make the loan payments on the related mortgage loan,

     o  cover operating expenses, and

     o  fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o  some health care-related facilities,

     o  hotels and motels,

     o  recreational vehicle parks, and

     o  mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o  warehouses,

     o  retail stores,

     o  office buildings, and

     o  industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o  increases in energy costs and labor costs;

     o  increases in interest rates and real estate tax rates; and

     o  changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o  a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o  an original term to maturity of not more than approximately 40 years;
        and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o  provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o  permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o  more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

    o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

    o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o  will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o  the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o  the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o  a description of the related credit support, if any;

     o  the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o  other mortgage loans or mortgage-backed securities that--

        1. conform to the description of mortgage assets in this prospectus, and

        2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

        1. conform to the description of mortgage assets in this prospectus, and

        2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o  a letter of credit;

     o  a surety bond;

     o  an insurance policy;

     o  a guarantee;

     o  a credit derivative; and/or

     o  a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o  interest rate exchange agreements;

     o  interest rate cap agreements;

     o  interest rate floor agreements;

     o  currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.


     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o  the price you paid for your offered certificates,

     o  the pass-through rate on your offered certificates, and

     o  the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o  the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o  the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o  the quality of management of the related real properties;

     o  the servicing of the mortgage loans;

     o  possible changes in tax laws; and

     o  other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o  prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o  to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o  realize its equity in the property,

     o  meet cash flow needs or

     o  make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o  the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o  the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o  scheduled amortization, or

     o  prepayments, including--

        1. voluntary prepayments by borrowers, and

        2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o  to refinance the loan, or

     o  to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o  the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o  forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o  have the same series designation;

     o  were issued under the same Governing Document; and

     o  represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o  have the same class designation; and

     o  have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

        1. faster and, in some cases, substantially faster, or

        2. slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o  the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o  a 360-day year consisting of twelve 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o  any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

   The total outstanding principal balance of any class of offered certificates will be reduced by--

     o  payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.


ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o  by establishing a priority of payments among those classes.

     See "Description of Credit Support."


ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o  property protection expenses,

     o  other servicing expenses, or

     o  any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o  the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o  that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o  a limited-purpose trust company organized under the New York Banking
        Law,

     o  a "banking corporation" within the meaning of the New York Banking Law,

     o  a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                    DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o  in the case of a mortgage loan--

        1. the address of the related real property,

        2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

        3. the remaining term to maturity,

        4. if the mortgage loan is a balloon loan, the remaining amortization term, and

        5. the outstanding principal balance; and

     o  in the case of a mortgage-backed security--

        1. the outstanding principal balance, and

        2. the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o  in the case of a mortgage loan--

        1. the enforceability of the related mortgage note and mortgage,

        2. the existence of title insurance insuring the lien priority of the related mortgage, and

        3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o  ensuring that the related properties are properly insured;

     o  attempting to collect delinquent payments;

     o  supervising foreclosures;

     o  negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o  maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o  mortgage loans as to which there is a material non-monetary default;

     o  mortgage loans as to which the related borrower has--

        1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

        2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o  make the initial determination of appropriate action,

     o  evaluate the success of corrective action,

     o  develop additional initiatives,

     o  institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o  performing property inspections and collecting, and

     o  evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o  continuing to receive payments on the mortgage loan,

     o  making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o  reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o  either--

        1. that party is specifically required to bear the expense of the action, or

        2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

        1. to cure any ambiguity;

        2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

        3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

        4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

        5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

        6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

        7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

        8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.


THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o  the establishment of one or more reserve funds; or

     o  any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o  the nature and amount of coverage under that credit support;

     o  any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o  the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o  the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o  the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o  a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o  the trustor, who is the equivalent of a mortgagor,

     o  the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o  the express provisions of the related instrument,

     o  the law of the state in which the real property is located,

     o  various federal laws, and

     o  in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o  without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o  judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as

        1. a failure to adequately maintain the mortgaged property, or

        2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o  upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o  record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o  to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o  extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o  past due rent,

     o  accelerated rent,

     o  damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o  assume the lease and either retain it or assign it to a third party, or

     o  reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o  second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o  the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy

Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o  banks,

     o  insurance companies, and

     o  foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o  is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271 through 1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A through 860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H through 860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o  those offered certificates will represent--

        1. regular interests in the REMIC, or

        2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o  "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
        Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
        Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o  a single fixed rate,

     o  a "qualified floating rate,"

     o  an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o  a fraction--

        1. the numerator of which is the amount of the payment, and

        2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o  the total amount of the de minimis original issue discount, and

     o  a fraction--

        1. the numerator of which is the amount of the principal payment, and

        2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o  the sum of:

        1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

        2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o  the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o  on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o  the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o  the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The IRS has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o  unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o  excess inclusions,

     o  residual interests without significant value, and

     o  noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o  the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

        1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

        2. amortization of any premium on the mortgage loans held by the REMIC,

        3. bad debt losses with respect to the mortgage loans held by the REMIC, and

        4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o  the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o  through distributions,

     o  through the deduction of any net losses of the REMIC, or

     o  upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o  the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o  regulated investment companies,

     o  common trusts, and

     o  some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o  an individual,

     o  an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o  an individual,

     o  an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o  an individual,

     o  an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o  the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o  entitle the holder to a specified principal amount,

     o  pay interest at a fixed or variable rate, and

     o  are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o  reacquires that same REMIC residual certificate,

     o  acquires any other residual interest in a REMIC, or

     o  acquires any similar interest in a taxable mortgage pool, as defined in
        Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o  the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o  the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o  the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o  the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o  events that have occurred up to the time of the transfer,

     o  the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o  the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o  income,

     o  deductions,

     o  gains,

     o  losses, and

     o  classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o  corporations,

     o  trusts,

     o  securities dealers, and

     o  various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o  two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o  income,

     o  excess inclusions,

     o  investment expenses, and

     o  relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o  otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o  a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o  owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o  foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o  the making of an appropriate election, and

     o  compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o  the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o  cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o  hedges and contracts to acquire hedges,

     o  foreclosure property, and

     o  regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o  REMIC regular interests,

     o  regular interests of other FASITs,

     o  inflation indexed debt instruments,

     o  credit card receivables, and

     o  some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o  debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o  fluctuations in market interest rates;

     o  fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o  a single class of ownership interest, or

     o  one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o  the absence of defaults or delinquencies on permitted assets,

     o  lower than reasonably expected returns on permitted assets,

     o  unanticipated expenses incurred by the FASIT, or

     o  prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o  issues a debt or equity interest that is--

        1. supported by that FASIT regular interest, and

        2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o  the receipt of income from other than permitted assets;

     o  the receipt of compensation for services;

     o  the receipt of any income derived from a loan originated by the FASIT;
        or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

        1. foreclosure, default, or imminent default of a qualified mortgage,

        2. bankruptcy or insolvency of the FASIT,

        3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

        4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs-- Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.


     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

        1. interest paid on the mortgage loans constituting the related grantor trust, minus

        2. the sum of:

           o  normal administration fees, and

           o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
        7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue

Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o  a master servicer,

     o  a special servicer,

     o  any sub-servicer, or

     o  their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o  the treatment of some stripped bonds as market discount bonds, and

     o  de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o  the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o  0.25% of the stated redemption price, and

     o  the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o  the stated redemption price of the mortgage loans, and

     o  their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o  the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o  the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o  the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o  the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o  its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o  its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o  entitle the holder to a specified principal amount,

     o  pay interest at a fixed or variable rate, and

     o  are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.


     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o  a custodian of a person's account,

     o  a nominee, and

     o  a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o  ERISA Plans, and

     o  persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o  investment prudence and diversification, and

     o  compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o  sales, exchanges or leases of property;

     o  loans or other extensions of credit; and

     o  the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

       1. those with discretionary authority or control over the assets of the entity,

       2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

       3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o  deemed to be a fiduciary with respect to the investing Plan, and

     o  subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o  consider your general fiduciary obligations under ERISA, and

     o  consult with your legal counsel as to--

        1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

        2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o  whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section. 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o  if applicable, SMMEA has been overridden in your State.


                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

   1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements by us with institutional investors through dealers; and

   3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o  Sidley Austin Brown & Wood LLP;

     o  Cadwalader, Wickersham & Taft LLP;

     o  Skadden, Arps, Slate, Meagher & Flom LLP; or

     o  Thacher Proffitt & Wood LLP.


                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o  whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o  the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o  the United States,

     o  any State or political subdivision of the United States,

     o  any foreign government,

     o  any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," issued in September 2002.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o  regulated investment company,

     o  real estate investment trust,

     o  trust,

     o  partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.


     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o  a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o  a trust as to which--

        1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

        2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                 (This Page Has Been Left Blank Intentionally)

                 (This Page Has Been Left Blank Intentionally)

                 (This Page Has Been Left Blank Intentionally)

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS04C4.XLS." The spreadsheet file "LBUBS04C4.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

     (1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying Prospectus ..........     S-3
Notice to Residents of the United Kingdom ........................     S-4
Summary of Prospectus Supplement .................................     S-5
Risk Factors .....................................................    S-46
Capitalized Terms Used in this Prospectus Supplement .............    S-62
Forward-Looking Statements .......................................    S-62
Description of the Mortgage Pool .................................    S-63
Servicing of the Underlying Mortgage Loans .......................    S-119
Description of the Offered Certificates ..........................    S-151
Yield and Maturity Considerations ................................    S-173
Use of Proceeds ..................................................    S-177
Federal Income Tax Consequences ..................................    S-177
ERISA Considerations .............................................    S-180
Legal Investment .................................................    S-183
Method of Distribution ...........................................    S-183
Legal Matters ....................................................    S-184
Ratings ..........................................................    S-184
Glossary .........................................................    S-186
ANNEX A-1--Certain Characteristics of Individual Underlying
  Mortgage Loans .................................................     A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ..........     A-2
ANNEX A-3--Certain Characteristics of Loan Group No. 1 ...........     A-3
ANNEX A-4--Certain Characteristics of Loan Group No. 2 ...........     A-4
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .................................................     A-5
ANNEX A-6--Certain Information Regarding Reserves ................     A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties .....................................................      B
ANNEX C-1--Price/Yield Tables ....................................     C-1
ANNEX C-2--Decrement Tables ......................................     C-2
ANNEX D--Form of Payment Date Statement ..........................      D
ANNEX E--Global Clearance and Tax Documentation
  Procedures .....................................................     E-1

                           PROSPECTUS

Important Notice About the Information Presented in this
  Prospectus .....................................................     3
Available Information; Incorporation by Reference ................     3
Summary of Prospectus ............................................     4
Risk Factors .....................................................    13
Capitalized Terms Used in this Prospectus ........................    29
Description of the Trust Assets ..................................    30
Yield and Maturity Considerations ................................    52
Structured Asset Securities Corporation II .......................    57
Description of the Certificates ..................................    57
Description of the Governing Documents ...........................    65
Description of Credit Support ....................................    74
Legal Aspects of Mortgage Loans ..................................    76
Federal Income Tax Consequences ..................................    88
State and Other Tax Consequences .................................   124
ERISA Considerations .............................................   125
Legal Investment .................................................   128
Use of Proceeds ..................................................   130
Method of Distribution ...........................................   130
Legal Matters ....................................................   131
Financial Information ............................................   131
Rating ...........................................................   131
Glossary .........................................................   133

      Until           , 2004, all dealers that effect transactions in the
offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                 $1,116,518,000
                                 (APPROXIMATE)





                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2004-C4


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C4


                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F





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                             PROSPECTUS SUPPLEMENT

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                              UBS INVESTMENT BANK
                                LEHMAN BROTHERS





                                           , 2004

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